As filed with the Securities and Exchange Commission on December 9, 2011

Registration No. 333-176784

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENERAL MOTORS FINANCIAL COMPANY, INC.

(Exact name of registrant as specified in its charter)

(For co-registrants, please see Table of Additional Registrants on the next page.)

Texas	6199	75-2291093
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

(817) 302-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Michael May, Esq.

Executive Vice President and Chief Legal Officer

General Motors Financial Company, Inc.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

(817) 302-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

L. Steven Leshin, Esq.

Gregory J. Schmitt, Esq.

Hunton & Williams LLP

1445 Ross Ave., Suite 3700

Dallas, Texas 75202

(214) 979-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if smaller reporting company)	Smaller Reporting Company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
AmeriCredit Financial Services, Inc.	Delaware	75-2439888

(1)	The address of the guarantor is 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, and the telephone number is (817) 302-7000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED DECEMBER 9, 2011

Offer to Exchange up to $500,000,000 aggregate principal amount of new

6.75% Senior Notes due 2018,

which have been registered under the Securities Act,

for any and all of its outstanding unregistered 6.75% Senior Notes due 2018

Subject to the Terms and Conditions described in this Prospectus

The Exchange Offer will expire at 5:00 p.m. Eastern Time on                     , 2011,

unless extended

The Notes

We are offering to exchange, upon the terms and subject to the conditions of this prospectus and the accompanying letter of transmittal, our new registered 6.75% Senior Notes due 2018 for all of our outstanding old unregistered 6.75% Senior Notes due 2018. We refer to our outstanding 6.75% Senior Notes due 2018 as the “old notes” and to the new 6.75% Senior Notes due 2018 issued in this offer as the “Notes.” The Notes are substantially identical to the old notes that we issued on June 1, 2011, except for certain transfer restrictions and registration rights provisions relating to the old notes.

Material Terms of The Exchange Offer

•	You will receive an equal principal amount of Notes for all old notes that you validly tender and do not validly withdraw.

•	The exchange will not be a taxable exchange for United States federal income tax purposes.

•

There has been no public market for the old notes and we cannot assure you that any public market for the Notes will develop. We do not intend to list the Notes on any securities exchange or to arrange for them to be quoted on any automated quotation system.

•	The terms of the Notes are substantially identical to the old notes, except for transfer restrictions and registration rights relating to the old notes.

•	If you fail to tender your old notes for the Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

Consider carefully the “ Risk Factors” beginning on page 16 of this prospectus.

We are not making this exchange offer in any state where it is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December    , 2011.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to exchange only the Notes offered by this prospectus and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Whenever you read a statement that is not simply a statement of historical fact (such as when we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “will,” “likely,” “should,” “estimate,” “continue,” “future,” or “anticipate” and other comparable expressions), you must remember that our expectations may not be correct, even though we believe they are reasonable. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. We do not guarantee that any future transactions or events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect.

All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. You should read carefully the section of this prospectus under the heading “Risk Factors” beginning on page 16.

We assume no responsibility for updating forward-looking information contained herein or in other reports we file with the Securities and Exchange Commission (“SEC”), and do not update or revise any forward-looking information, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), that registers the Notes that will be offered in exchange for the old notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

In addition, this prospectus contains summaries and other information that we believe are accurate as of the date hereof with respect to specific terms of specific documents, but we refer to the actual documents (copies of which will be made available to holders of old notes upon request to us) for complete information with respect to those documents. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete. Where reference is made to the particular provisions of a contract or other document, the provisions are qualified in all respects by reference to all of the provisions of the contract or other document. Industry and company data are approximate and reflect rounding in certain cases.

We file periodic reports and other information with the SEC. These reports and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. In addition, our filings with the SEC are also available to the public on the SEC’s Internet web site at http://www.sec.gov. You may also find additional information about us, including documents that we file with the SEC, on our website at http://www.americredit.com. The information included or linked to this website in not a part of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read the entire prospectus, including the section describing the risks related to our business and to investing in the Notes entitled “Risk Factors” and our consolidated financial statements, including the accompanying notes, included elsewhere in this prospectus, before deciding to invest in the Notes.

In this prospectus, unless the context indicates otherwise, “Company,” “GM Financial,” “we,” “us,” and “our” refer to General Motors Financial Company, Inc. and its subsidiaries.

The Exchange Offer

We completed on June 1, 2011, the private offering of $500,000,000 of 6.75% Senior Notes due 2018. We entered into a registration rights agreement with the initial purchasers in the private offering of the old notes in which we agreed, among other things, to file a registration statement with the SEC within 150 days of June 1, 2011, to use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 210 days of June 1, 2011 and to use our commercially reasonable efforts to cause this exchange offer to be consummated within 30 business days of when the registration statement is declared effective by the SEC. You are entitled to exchange in this exchange offer old notes that you hold for registered Notes with substantially identical terms. If we fail to timely file the registration statement, the registration statement is not timely declared effective or we fail to timely complete this exchange offer, we must pay liquidated damages to the holders of the old notes until the deadlines are met. You should read the discussion under the headings “Prospectus Summary,” and “Description of the Notes” for further information regarding the Notes.

We believe that the Notes to be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for further information regarding this exchange offer and resale of the Notes.

General Motors Financial Company, Inc.

GM Financial, the captive finance subsidiary of General Motors Company (“General Motors” or “GM”), is a provider of automobile financing solutions with a portfolio of approximately $10 billion in auto receivables and leases as of September 30, 2011. We have been operating in the automobile finance business since September 1992. Our strategic relationship with GM began in September 2009 and includes a subvention program pursuant to which GM provides its customers access to discounted financing on select new GM models by paying us cash in order to offer lower interest rates on the loans we purchase from GM dealerships. GM acquired us for $3.5 billion on October 1, 2010.

We purchase auto finance contracts for new and used vehicles from GM and non-GM franchised and select independent automobile dealerships. As used herein, the term “loans” includes auto finance contracts originated by dealers and purchased by us. We primarily offer auto financing to consumers who typically are unable to obtain financing from traditional sources such as banks and credit unions. We utilize a proprietary credit scoring system to differentiate credit applications and to statistically rank-order credit risk in terms of expected default rates, which enables us to evaluate credit applications for approval and tailor loan pricing and structure. We service our loan portfolio at regional centers using automated loan servicing and collection systems. Funding for our auto finance activities is primarily obtained through the utilization of our credit facilities and through securitization transactions. Since 1994, we have securitized approximately $67.5 billion of automobile loans in 78 transactions through our securitization program.

We have historically maintained a significant share of the subprime auto finance market and have, in the past, participated in the prime sectors of the auto finance industry to a more limited extent. We source our business primarily through our relationships with automobile dealerships, which we maintain through our regional credit centers, marketing representatives (dealer relationship managers) and alliance relationships. We believe our growth and origination efforts are complemented by disciplined credit underwriting standards, risk-based pricing decisions and expense management.

As GM’s captive finance subsidiary, our business strategy includes increasing the amount of GM new automobile origination volume, while at the same time continuing to remain a valuable financing source for loans for non-GM dealers. In addition to our GM-related loan origination efforts, we offer a lease financing product for new GM vehicles leased by consumers with prime credit bureau scores exclusively to GM franchised dealerships in the United States, and recently began offering a lease financing product that covers the entire credit spectrum (prime and subprime). Evidence of our increasing linkage with GM can be seen in our results for the nine months ended September 30, 2011, during which our percentage of loans and leases for new GM vehicles increased to 39% of our total originations volume, up from 13% for the nine months ended September 30, 2010. Through the acquisition of FinanciaLinx Corporation (“FinanciaLinx”), an independent auto lease provider in Canada, in April 2011, we now also offer lease financing for new GM vehicles in Canada.

In the near term, we believe our business should benefit from favorable trends currently existing in the new and used automobile markets as the U.S. automotive industry rebounds, from strong capital markets and from improving general economic conditions and positive credit trends.

Loan Originations

Target Market. Most of our automobile finance programs are designed to serve customers who have limited access to automobile financing through banks and credit unions. The bulk of our typical borrowers have experienced prior credit difficulties or have limited credit histories and generally have credit bureau scores ranging from 500 to 700. Because we generally serve customers who are unable to meet the credit standards imposed by most banks and credit unions, we generally charge higher interest rates than those charged by such sources. Since we provide financing in a relatively high-risk market, we also expect to sustain a higher level of credit losses than these other automobile financing sources.

Marketing. As an indirect lender, we focus our marketing activities on automobile dealerships. We are selective in choosing the dealers with whom we conduct business and primarily pursue GM and non-GM manufacturer franchised dealerships with new and used car operations and select independent dealerships. We generally finance new and later model, low mileage used vehicles from GM and non-GM dealers. Of the contracts purchased by us during the nine months ended September 30, 2011, approximately 94% were originated by manufacturer franchised dealers, and 6% by independent dealers; further, approximately 53% were used vehicles, approximately 28% were new GM vehicles (not including new GM vehicles that we leased during these nine months) and approximately 19% were new non-GM vehicles. We purchased contracts from 11,969 dealers, of which approximately 28% were GM dealers for whom we financed a new GM vehicle, during the nine months ended September 30, 2011. No dealer location accounted for more than 1% of the total volume of contracts purchased by us for that same period.

Origination Network. Our origination platform provides specialized focus on marketing our financing programs and underwriting loans. Responsibilities are segregated so that the sales group markets our programs and products to our dealer customers, while the underwriting group focuses on underwriting, negotiating and closing loans. The underwriters are based in credit centers while the dealer relationship managers are based in credit centers or work remotely. We use a combination of regional credit centers and dealer relationship managers to market our indirect financing programs to our dealers, develop relationships with these dealers and underwrite contracts submitted by the dealerships. We believe that the personal relationships our credit underwriters and dealer relationship managers establish with the dealership staff are an important factor in creating and maintaining productive relationships with our dealer customer base.

Manufacturer Relationships. We have programs with GM and other new vehicle manufacturers, typically known as subvention programs, under which the manufacturers provide us cash payments in order for us to offer lower interest rates on finance contracts we purchase from the manufacturers’ dealership network. The programs serve our goal of increasing new loan originations and the manufacturers’ goal of making credit more available and more affordable to consumers purchasing vehicles sold by the manufacturer.

Origination Data. The following table sets forth information with respect to the number of credit centers, number of dealer relationship managers, dollar volume of contracts purchased and number of producing dealerships for the periods set forth below (dollars in thousands):

	Nine Months Ended September 30, 2011	Period From July 1, 2010 Through December 31, 2010	Fiscal Years Ended June 30,
			2010	2009	2008
Number of credit centers	16	15	14	13	24
Number of dealer relationship managers	153	110	99	55	104
Origination volume (a)	$4,517,675	$1,904,471	$2,137,620	$1,285,091	$6,293,494
Number of producing dealerships (b)	11,969	11,831	10,756	9,401	17,872

(a)	For the nine months ended September 30, 2011, the period from July 1, 2010 through December 31, 2010 and the year ended June 30, 2008, amounts include $672.4 million, $10.7 million and $218.1 million of contracts purchased through our leasing programs, respectively.
(b)	A producing dealership refers to a dealership from which we purchased a contract in the respective period.

Credit Underwriting

We utilize a proprietary credit scoring system to support the credit approval process. The credit scoring system was developed through statistical analysis of our consumer demographic and portfolio databases consisting of data which we have collected over almost 20 years of operating history. Credit scoring is used to differentiate credit applications and to statistically rank-order credit risk in terms of expected default rates, which enables us to evaluate credit applications for approval and tailor loan pricing and structure. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, we would either decline the application, or, if approved, compensate for this higher default risk through the structuring and pricing of the loan. While we employ a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating contracts for purchase or changes in certain macroeconomic factors after purchase could negatively affect the credit performance of our loan portfolio.

The proprietary credit scoring system incorporates data contained in the customer’s credit application, credit bureau report and other third-party data sources as well as the structure of the proposed loan and produces a statistical assessment of these attributes. This assessment is used to rank-order applicant risk profiles and recommends a price we should charge for different risk profiles. Our credit scorecards are monitored through comparison of actual versus projected performance by score. Periodically, we endeavor to refine our proprietary scorecards based on new information including identified correlations between receivables performance and data obtained in the underwriting process.

In addition to our proprietary credit scoring system, we utilize other underwriting guidelines. These underwriting guidelines are comprised of numerous evaluation criteria, including:

•	identification and assessment of the applicant’s willingness and capacity to repay the loan, including consideration of credit history and performance on past and existing obligations;

•	credit bureau data;

•	collateral identification and valuation;

•	payment structure and debt ratios;

•	insurance information;

•	employment, income and residency verifications, as considered appropriate; and

•

in certain cases, the creditworthiness of a co-obligor. These underwriting guidelines, and the minimum credit risk profiles of applicants we will approve as rank-ordered by our credit scorecards, are subject to change from time to time based on economic, competitive and capital market conditions as well as our overall origination strategies.

Loan Servicing

Our loan servicing activities consist of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interest in the financed vehicle, monitoring physical damage insurance coverage of the financed vehicle, and arranging for the repossession of financed vehicles, liquidation of collateral and pursuit of deficiencies when appropriate. Our payment processing and customer service activities are operated centrally in Arlington, Texas. Our collection activities are operated through four regional standardized collection centers in North America (Arlington, Texas, Peterborough, Ontario, Chandler, Arizona and Charlotte, North Carolina).

U.S. and Canadian Leasing

In December 2010, we began offering lease financing for new GM vehicles leased by consumers with prime credit bureau scores from GM-franchised dealerships in the United States. During July 2011, we completed the nationwide rollout of our lease program for GM dealers in the U.S., including product offerings available for prime and subprime consumers. We had previously provided a limited new vehicle leasing product through certain franchised dealerships that we discontinued in 2008.

We market our lease program to GM-franchised dealerships through our existing origination network of regional credit centers and dealer relationship managers. We underwrite customer applications for leases in the credit centers using data contained in the credit applications and credit bureau reports, as well as other underwriting guidelines such as those used in evaluating applications for loans. We utilize a proprietary credit scoring system to support the credit approval process for subprime customer applications. We currently use a third-party servicer to service our U.S. lease portfolio, including the management of end-of-lease processes.

On April 1, 2011, we acquired FinanciaLinx, an independent auto lease provider in Canada. FinanciaLinx provides leasing programs to GM and other manufacturers through manufacturer subvention programs. Through FinanciaLinx, we intend to increase lease origination levels for new GM vehicles sold by GM-franchised dealerships in Canada. FinanciaLinx markets leasing programs to Canadian dealerships through its field personnel, and underwrites and services leases centrally from its principal business location in Toronto.

Financing

We primarily finance our loan and lease origination volume through the use of our credit facilities and, in the case of our loan originations, through securitization transactions.

Credit Facilities. Loans are typically funded initially using credit facilities that are generally administered by agents on behalf of institutionally managed commercial paper conduits. Under these funding agreements, we establish special purpose finance subsidiaries to facilitate our financing under these programs. While these subsidiaries are included in our consolidated financial statements, these subsidiaries are separate legal entities and the finance receivables and other assets held by these subsidiaries are legally owned by them and are not available to our creditors or creditors of our other subsidiaries.

Securitizations. We pursue a financing strategy of securitizing our automobile loans to diversify our funding sources and free up capacity on our credit facilities for the purchase of additional automobile loans. The asset-backed securities market has traditionally allowed us to finance our auto loan portfolio at fixed interest rates over the life of a securitization transaction, thereby locking in the excess spread on our loan portfolio. Proceeds from securitizations are primarily used to fund initial cash credit enhancement requirements in the securitization and to pay down borrowings under our credit facilities, thereby increasing availability thereunder for further contract purchases. Since 1994, we have securitized approximately $67.5 billion of auto loans, including five securitization transactions since January 2011 pursuant to which we issued $4.6 billion of asset-backed securities.

Competitive Strengths

We believe our competitive strengths include the following:

Automobile finance franchise with long-term track record

We have been operating in the auto finance industry since 1992, and currently provide loans on new and used vehicles purchased by consumers from both GM and non-GM franchised and select independent dealerships and, since our acquisition by GM, leases of new GM vehicles. We have historically maintained a significant share of the subprime auto finance market and have also participated to a lesser extent in the prime sectors of the auto finance market. During the nine months ended September 30, 2011, we originated loans through 11,969 producing dealers, of which approximately 28% were GM dealers for whom we financed new GM vehicles. We believe we are well positioned to take advantage of the favorable existing trends in the new and used automobile markets at both GM and non-GM dealerships, although we may not have as long of a relationship with our dealers that some of our competitors may have with them and we may not be able to offer the same financial products to those dealers as our competitors.

Strong relationship with our parent company, GM

As GM’s captive finance subsidiary, we benefit from greater access to GM dealerships, which we believe will drive increased origination volume from GM dealerships. We also believe that our volume will increase due to expanded product offerings, such as our lease program, in both the U.S. and Canada. Additionally, GM provides us with additional financial resources through a $300 million unsecured revolving credit facility and a tax sharing agreement, which effectively defers up to $650 million in taxes that we would otherwise be required to pay to GM over time, however, other captive finance affiliates of other major automobile manufacturers have greater financial resources and lower costs of funds. While we have no commitment, we expect that our revolving credit facility with GM will be extended and increased as necessary to support our liquidity. We believe our GM credit facility and our tax sharing agreement increases our overall financial flexibility and capacity for growth, although our close relationship with GM increases our dependence on the successes of GM.

Opportunity for future growth

Over the past 19 years, we have developed strong origination capabilities across a broad spectrum of the auto finance industry. As of September 30, 2011, we had approximately 13,900 dealerships with active dealer agreements, of which approximately 4,200 were GM dealerships and approximately 9,700 were non-GM dealerships. These dealerships were serviced by 153 relationship managers and 16 credit centers. While we continue to originate loans through non-GM dealers, the volume of our new GM loan originations has increased substantially since we were acquired by GM. We have also expanded our product offerings to better serve our GM dealers. In December 2010, we began offering lease financing in the U.S. for new GM vehicles purchased by consumers with prime credit scores. By July 2011, our lease product offerings to GM dealers in the U.S. were expanded nationwide and cover the entire credit spectrum (prime and subprime). Through the acquisition of FinanciaLinx, an independent auto lease provider in Canada, we additionally offer lease financing for new GM vehicles in Canada. We expect to expand our business to include dealer wholesale and commercial lending in the U.S. and Canada.

Disciplined credit underwriting

We utilize a proprietary credit scoring system, which has been developed through statistical analysis of customer demographics and portfolio databases consisting of data which we have collected over our almost 20 years of operating history. This system rank-orders risk which allows us to effectively price our product offerings based upon our assessment of the applicant’s risk profile. In addition to utilizing our credit scoring system, we maintain other underwriting guidelines comprised of numerous evaluation criteria. Such evaluation criteria include:

•	an applicant’s willingness and ability to repay the loan, including consideration of credit history and performance on past and existing obligations;

•	credit bureau data;

•	collateral identification and valuation;

•	payment structure and debt ratios;

•	insurance information;

•	employment, income and residency verifications, as considered appropriate; and

•	in certain cases, the creditworthiness of a co-obligor.

In response to the unprecedented dislocation in the capital markets which occurred during the financial crisis in 2008 and 2009, we limited our originations to preserve liquidity. The reduction in volume primarily resulted from raising the minimum required custom credit score and tightening other loan characteristics, such as loan to value and payment to income. As a result, we have experienced cumulative loss performance on the 2009 and 2010 loan origination vintages that is trending better than performance on any prior vintages. While recent originations reflect a moderate increase in credit risk appetite, we do not expect the increasing mix of new GM business to substantially impact credit metrics.

Conservative balance sheet and strong liquidity position

As of September 30, 2011, we had total liquidity of $1.5 billion, including our $300 million unsecured revolving credit facility with GM that was undrawn as of September 30, 2011. We had a tangible net worth of $2.7 billion, equivalent to 22% of total assets and 24% of tangible assets at September 30, 2011. In addition to our strong liquidity position, we had a credit facility of $2.0 billion to support our loan origination program, and a $600 million credit facility to support our U.S. lease program as of September 30, 2011. In July 2011, we closed a C$600 million Canadian lease warehouse facility to support our lease program in Canada. We continue to finance the loans we originate through the securitization markets and, since January 2011, we have issued $4.6 billion of asset-backed securities through five securitization transactions.

Experienced management team

Our executive management team (including the CEO, CFO and the Company’s eight other Executive Vice Presidents) have an average tenure at GM Financial of approximately 14 years. All of the executive management team has remained in place subsequent to our being acquired by GM. In addition, we have had strong stability among the senior leaders in our origination, servicing and credit risk management groups. This stability has enabled the management team to gain experience operating our business across several economic cycles.

Business Strategy

Expand our business with GM dealers and preserve our non-GM dealer business

We believe we will be able to capitalize on the favorable trends currently existing in the new and used automobile markets. Current subprime auto finance market activity is at levels equal to approximately 50% of peak 2006-2007 volume levels, and vehicle manufacturers, including our parent, GM, have begun to rebound from recessionary levels of vehicle sales. As GM’s captive finance subsidiary, we intend to provide financing solutions to GM dealers in specific market segments that are at times underserved or that we believe may benefit from additional competition, including U.S. subprime loans, U.S. and Canadian leases and dealer wholesale and commercial lending. We expect that our volume of GM new originations and the percentage of our total originations represented by GM new vehicles will continue to increase. In addition, we will continue to remain a valuable financing source for subprime auto loans to non-GM dealers.

Maintain disciplined underwriting, credit risk management and servicing

We view our proprietary scoring model for credit risk assessment and risk-based pricing as key to properly executing our business strategy. In order to fully align with GM’s sales strategy, we have transitioned to five sales regions consistent with GM’s marketing regions and 16 credit centers located within those regions. These regionally focused credit centers underwrite both loans and leases, and house full sales and underwriting teams. We believe the regional presence provided by our credit centers enables us to be more responsive to dealer concerns and local market conditions. Our servicing activities are performed in four regional servicing centers. We utilize monthly billing statements, predictive dialing systems and behavioral assessment models to efficiently service our loan portfolio. These behavioral models help us develop servicing strategies for the portfolio or for targeted account groups within the portfolio.

Focus on maintaining strength of balance sheet and liquidity

As of September 30, 2011, we had available liquidity of $1.5 billion, including our $300 million line of credit with GM, and had credit facilities totaling $3.2 billion for new and used loan and lease originations in the U.S. and Canada. While we have no commitment, we expect that our revolving credit facility with GM will be extended and increased as necessary to support our liquidity. Furthermore, as of September 30, 2011, our balance sheet reflects tangible net worth of $2.7 billion, equal to 22% of total assets and 24% of tangible assets. As we grow our business, we expect to continue to focus on maintaining adequate levels of liquidity. We have historically financed, and expect to continue to finance, our business operations through a variety of sources including credit facilities, securitization transactions and unsecured term debt. We have a long history of successfully securitizing auto loans and anticipate continuing to use the securitization market as our primary funding source. Since 1994, we have completed 78 securitization transactions totaling over $67.5 billion of auto loans. We also intend to access the unsecured debt markets from time to time depending on prevailing conditions in the capital markets.

Corporate Information

We were incorporated in Texas on May 18, 1988, and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas on August 1, 1986. Our predecessor began operations in March 1987, and the business has been operated continuously since that time. Our principal executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas, 76102 and our telephone number is (817) 302-7000.

Recent Developments

On November 9, 2011, we announced our September 30, 2011 quarterly operating results. Loan originations were $1.4 billion for the quarter ended September 30, 2011, up 1% sequentially compared to $1.3 billion for the quarter ended June 30, 2011 and up 42% compared to $959 million for the quarter ended September 30, 2010. Lease originations were $189 million for the quarter ended September 30, 2011, compared to $173 million for the quarter ended June 30, 2011. Loan and lease financing for new GM vehicles accounted for 39% of total originations volume for the nine months ended September 30, 2011, compared to 13% for the nine months ended September 30, 2010. Finance receivables totaled $9.4 billion and leased vehicles, net, totaled $564 million at September 30, 2011.

Finance receivables 31-to-60 days delinquent were 4.7% of the portfolio at September 30, 2011, compared to 6.2% at September 30, 2010. Accounts more than 60 days delinquent were 1.7% of the portfolio at September 30, 2011, compared to 2.5% a year ago. Annualized net charge-offs were 3.0% of average finance receivables for the quarter ended September 30, 2011, compared to 5.4% for the quarter ended September 30, 2010. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Exchange Offer

The exchange offer relates to the exchange of up to $500,000,000 aggregate principal amount of outstanding old notes for an equal aggregate principal amount of Notes. The form and terms of the Notes are identical in all material respects to the form and terms of the corresponding outstanding old notes, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer.

Securities to be Exchanged	On June 1, 2011, we issued $500,000,000 aggregate principal amount of old notes to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act. The terms of the Notes and the old notes are substantially identical in all material respects, except that the Notes will be freely transferable by the holders except as otherwise provided in this prospectus. See “Description of the Notes.”

The Exchange Offer	$1,000 principal amount of Notes in exchange for each $1,000 principal amount of old notes. As of the date of this prospectus, old notes representing $500,000,000 aggregate principal amount are outstanding. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to certain third parties unrelated to us, we believe that Notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an “affiliate” of the Company or certain subsidiaries of the Company within the meaning of Rule 405 under the Securities Act, or a broker-dealer who purchased old notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement with any person to engage in a distribution of Notes. However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances. Furthermore, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage or participate in, a distribution of Notes. Each broker-dealer that receives Notes for its own account pursuant to the exchange offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of such Notes. Broker-dealers who acquired old notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff’s interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the old notes.

Registration Rights

We sold the old notes on June 1, 2011, in a private placement in reliance on Section 4(2) of the Securities Act. The old notes were immediately resold by the initial purchasers in reliance on Rule 144A under the Securities Act. In connection with the sale, we, together with the guarantor, entered into a registration rights agreement with the initial purchasers requiring us to make the exchange offer. The registration rights agreement further provides that we must (i) file a registration statement with SEC within 150 days of June 1, 2011, (ii) use our commercially reasonable efforts to cause the registration statement with respect to the exchange offer to be declared effective on or prior to 210 days of June 1, 2011, and (iii) use our commercially reasonable efforts to cause the exchange offer to be consummated on or before the 30th business day following the effective date of the registration statement. See “Registration Rights.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2011 or a later date and time if we extend it (the “expiration date”).

Withdrawal	The tender of the old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense promptly after the expiration or termination of the exchange offer.

Interest on the Notes and the Old Notes	Interest on the Notes will accrue from June 1, 2011 or from the date of the last payment of interest on the old notes, whichever is later. No additional interest will be paid on old notes tendered and accepted for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, certain of which may be waived by us. See “The Exchange Offer—Conditions of the Exchange Offer.”

Procedures for Tendering Old Notes	Each holder of the old notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the letter of transmittal, or the copy, together with the old notes and any other required documentation, to the exchange agent at the address set forth herein. Persons holding the old notes through the Depository Trust Company (“DTC”), and wishing to accept the exchange offer must do so pursuant to DTC’s Automated Tender Offer Program, by which each tendering participant will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us that, among other things:

•	the Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such Notes,

•	the holder is not engaging in and does not intend to engage in a distribution of such Notes,

•	the holder does not have an arrangement or understanding with any person to participate in the distribution of such Notes, and

•

the holder is not an “affiliate,” as defined under Rule 405 promulgated under the Securities Act, of the Company or the guarantor. We will accept for exchange any and all old notes which are properly tendered (and not withdrawn) in the exchange offer prior to the expiration date. The Notes will be delivered promptly following the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Exchange Agent	Deutsche Bank Trust Company Americas is serving as exchange agent in connection with the exchange offer.

Federal Income Tax Considerations	We believe the exchange of old notes for Notes pursuant to the exchange offer will not constitute a sale or an exchange for federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Appraisal or Dissenters’ Rights	You will not have appraisal or dissenters’ rights in connection with the exchange offer.

Regulatory Requirements	Following the effectiveness of the registration statement covering the exchange offer, no material federal or state regulatory requirement must be complied with in connection with the exchange offer.

Consequences of Not Exchanging Old Notes

If you do not exchange your old notes for Notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer contained in the legend on the old notes. In general, the old notes may not be offered or sold unless they are registered under the Securities Act. However, you may offer or sell your old notes under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. If you do not exchange your old notes for the Notes in the exchange offer, your old notes will continue to be guaranteed by the guarantor.

Summary of the Terms of the Notes

Issuer	General Motors Financial Company, Inc.

Securities Offered	$500,000,000 aggregate principal amount of 6.75% Senior Notes due 2018.

Maturity Date	The Notes will mature on June 1, 2018.

Interest Payment Dates	June 1 and December 1 of each year, beginning December 1, 2011.

Interest	The Notes will accrue interest at a rate of 6.75% per year from June 1, 2011.

Guarantor	The Notes will be guaranteed by our principal United States operating subsidiary, AmeriCredit Financial Services, Inc., or AFSI, on a senior unsecured basis and, under certain circumstances, certain of our other subsidiaries. See “Description of the Notes—Subsidiary Guarantee” and “—Certain Covenants—Additional Guarantees.”

Ranking	The Notes will be our and the guarantor’s unsecured senior obligations. The Notes will rank equal in right of payment with all of such entities’ existing and future senior indebtedness and will rank senior in right of payment to all of such entities’ existing and future subordinated indebtedness; however, the Notes will be effectively subordinated to all of our and the guarantor’s secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes will also be structurally subordinated to the indebtedness and other obligations of our subsidiaries that do not guarantee the Notes with respect to the assets of such entities. As of September 30, 2011, and after giving effect to the issuance of the Notes and the application of the proceeds, which included the retirement of our 8.50% Senior Notes due 2015, we and the guarantor had $501 million of indebtedness (of which none would have been secured indebtedness). As of September 30, 2011, our subsidiaries that will not guarantee the Notes had $7.6 billion of secured indebtedness and other liabilities and $10.3 billion of assets, and, after giving effect to the issuance of the Notes, 83% of consolidated total assets.

Certain Covenants	The indenture governing the Notes contains a covenant limiting our ability to sell all or substantially all of our assets or merge or consolidate with or into other companies; and a covenant limiting our and our restricted subsidiaries’ ability to incur liens. These covenants are subject to a number of important limitations and exceptions and in many circumstances may not significantly restrict our or our restricted subsidiaries’ ability to take the actions described above. For more details, see “Description of the Notes—Certain Covenants.”

Change of Control	Upon a change of control, we will be required to offer to purchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the Notes—Certain Covenants—Change of Control.”

If at any time the credit rating of the Company is investment grade from at least two out of three specified rating agencies, then this change of control covenant will cease to apply to the Notes. See “Description of the Notes—Certain Covenants—Change of Control.”

Optional Redemption	We may redeem some or all of the Notes at our option at any time before maturity at the “make-whole” price described under “Description of the Notes—Optional Redemption.”

Governing Law	The indenture is, and the Notes will be, governed by the laws of the State of New York.

Risk Factors	Investing in the Notes involves substantial risks. You should carefully consider all the information contained in this prospectus prior to investing in the Notes. In particular, we urge you to carefully consider the information set forth in the section under the heading “Risk Factors” for a description of certain risks you should consider before investing in the Notes.

Summary Historical Financial Data

The table below summarizes selected financial information (dollars in thousands, except per share data). After our acquisition by GM via our merger with an indirect wholly owned subsidiary of GM (the “Merger”), AmeriCredit Corp. (“Predecessor”) was renamed General Motors Financial Company, Inc. (“Successor”) and the “Summary Historical Financial Data” for periods preceding the Merger and for the period succeeding the Merger have been derived from the consolidated financial statements of the Predecessor and the Successor, respectively. The consolidated financial statements of the Predecessor have been prepared on the same basis as the audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2010. The consolidated financial statements of the Successor reflect the application of “purchase accounting”. The following tables also present summary financial data for the nine months ended September 30, 2011 and 2010, which we derived from the unaudited condensed consolidated financial statements. In our opinion, this interim data reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year.

You should read this data in conjunction with, and it is qualified by reference to, the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the notes thereto, and the other financial information contained elsewhere herein.

	Successor	Predecessor						Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Fiscal Years Ended June 30,					Nine Months Ended September 30,
			2010	2009	2008	2007	2006	2011	2010
			(in thousands)
Operating Data:
Revenue
Finance charge income	$264,347	$342,349	$1,431,319	$1,902,684	$2,382,484	$2,142,470	$1,641,125	$907,047	$1,020,772
Other revenue	16,824	30,275	91,498	164,640	160,598	197,453	170,213	108,686	74,630

	281,171	372,624	1,522,817	2,067,324	2,543,082	2,339,923	1,811,338	1,015,733	1,095,402

Costs and expenses
Operating expenses	70,441	68,855	288,791	308,803	397,814	398,434	336,153	249,920	212,374
Leased vehicles expenses	2,106	6,539	34,639	47,880	36,362	1,283		39,446	20,847
Provision for loan losses	26,352	74,618	388,058	972,381	1,130,962	727,653	567,545	134,935	198,527
Interest expense	36,684	89,364	457,222	726,560	858,874	696,600	419,360	139,729	294,678
Restructuring charges, net		(39)	668	11,847	20,116	(339)	3,045		42,651
Acquisition expenses	16,322	42,651							715
Impairment of goodwill					212,595

	151,905	281,988	1,169,378	2,067,471	2,656,723	1,823,631	1,326,103	564,030	769,792

Income (loss) before income taxes	129,266	90,636	353,439	(147)	(113,641)	516,292	485,235	451,703	325,610
Income tax provision (benefit)	54,633	39,336	132,893	10,742	(31,272)	166,329	179,052	169,840	125,554

Net income (loss)	$74,633	$51,300	$220,546	$(10,889)	$(82,369)	$349,963	$306,183	$281,863	$200,056

	Successor	Predecessor						Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Fiscal Years Ended June 30,					Nine Months Ended September 30,
			2010	2009	2008	2007	2006	2011	2010
			(dollars in thousands)
Other Data:
Loan origination volume	$934,812	$959,004	$2,137,620	$1,285,091	$6,075,412	$8,419,669	$6,208,004	$3,845,258	$2,488,956
Lease origination volume	10,655				218,082	34,931		672,417

Total origination volume	$945,467	$959,004	$2,137,620	$1,285,091	$6,293,494	$8,454,600	$6,208,004	$4,517,675	$2,488,956

Portfolio Data:
Finance receivables	$8,223,676	$8,675,575	$8,733,518	$10,927,969	$14,981,412	$15,922,458	$11,775,665	$9,069,292	$8,675,575
Average finance receivables (6)	$8,679,506	$8,718,310	$9,495,125	$13,001,773	$16,059,129	$13,621,386	$9,993,061	$8,958,549	$8,850,833
Average leased vehicles, net	50,144	74,704	125,532	183,622	122,413	16,984		305,442	93,028

Average earning assets	$8,729,650	$8,793,014	$9,620,657	$13,185,395	$16,181,542	$13,638,370	$9,993,061	$9,263,991	$8,943,861

Net charge offs	$120,142	$119,439	$705,388	$1,032,854	$1,000,046	$638,094	$467,386	$209,053	$387,097
Finance receivables greater than 60 days delinquent	211,588	215,583	230,780	383,245	434,524	331,594	235,804	164,357	215,583
Net margin as reflected in the income statements	244,487	283,260	1,065,312	1,292,612	1,684,208	1,591,326	1,317,129	876,004	800,724
Ratios:
Net charge offs as a percentage of average finance receivables	5.5%	5.4%	7.4%	7.9%	6.2%	4.7%	4.7%	3.1%	5.8%
Delinquencies greater than 60 days as a percentage of finance receivables (based on contractual amount due)	2.4%	2.5%	2.7%	3.5%	2.9%	2.1%	2.0%	1.7%	2.5%
Net margin as a percentage of average earning assets	11.1%	12.8%	11.1%	9.8%	10.4%	11.6%	13.2%	12.6%	12.0%
Ratio of earnings to fixed charges (1)	3.0x	2.0x	1.8x	(2)	(3)	1.7 X	2.1 X	3.3X	2.1X
Percentage of total indebtedness to total capitalization (4)	66.6%	75.1%	75.0%	81.9%	87.8%	87.6%	84.4%	67.6%	75.1%
Operating expenses as a percentage of average earning assets	3.2%	3.1%	3.0%	2.3%	2.5%	2.9%	3.0%	3.6%	3.2%
Percentage of senior unsecured debt to total equity (4)	2.0%	20.0%	20.2%	23.0%	42.9%	38.0%	10.0%	13.2%	20.0%

	Successor	Predecessor					Successor	Predecessor
	December 31, 2010	June 30, 2010	June 30, 2009	June 30, 2008	June 30, 2007	June 30, 2006	September 30, 2011	September 30, 2010
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$194,554	$282,273	$193,287	$433,493	$910,304	$513,240	$307,215	$537,529
Finance receivables, net	8,197,324	8,160,208	10,037,329	14,030,299	15,102,370	11,097,008	8,917,970	8,147,086
Total assets	10,918,738	9,881,033	11,958,327	16,508,201	17,762,999	13,067,865	12,306,734	10,107,410
Credit facilities	831,802	598,946	1,630,133	2,928,161	2,541,702	2,106,282	552,871	617,415
Securitization notes payable	6,128,217	6,108,976	7,426,687	10,420,327	11,939,447	8,518,849	6,901,572	6,273,224
Senior notes	70,054	70,620	91,620	200,000	200,000		500,000	70,620
Convertible senior notes	1,446	414,068	392,514	642,599	620,537	200,000	500	419,693
Total liabilities	7,388,630	7,480,609	9,851,019	14,542,939	15,606,407	11,058,979	8,500,719	7,656,789
Shareholders’ equity	3,530,108	2,400,424	2,107,308	1,965,262	2,156,592	2,008,886	3,806,015	2,450,621
Tangible net worth (5)	2,429,697	2,400,424	2,107,308	1,965,262	1,946,406	2,008,886	2,697,321	2,450,621

(1)	Represents the ratio of the sum of income before taxes plus fixed charges for the period to fixed charges. Fixed charges, for the purpose of this computation, represents interest and a portion of rentals representative of an implicit interest factor for such rentals.
(2)	The amount of coverage deficiency for the year ended June 30, 2009 was approximately $0.1 million.
(3)	As a result of the $212.6 million of pre-tax write off of goodwill, the amount of coverage deficiency for the year ended June 30, 2008 was approximately $113.6 million.
(4)	Total capitalization and total equity for the Successor periods include the effect of approximately $1.1 billion of goodwill and other intangible assets recorded as a result of the merger with GM.
(5)	Tangible net worth is calculated as total equity less goodwill and other intangibles and is included here to provide information about our net worth excluding goodwill and intangible assets, as the balance sheet includes a significant amount of goodwill resulting from the acquisition of us by GM. Tangible net worth is not a measure determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to, or more meaningful than, total equity (as determined in accordance with GAAP). The reconciliation of our total equity to tangible net worth is as follows (in thousands):

	Successor	Predecessor					Successor	Predecessor
	December 31, 2010	June 30, 2010	June 30, 2009	June 30, 2008	June 30, 2007	June 30, 2006	September 30, 2011	September 30, 2010
Total Equity	$3,530,108	$2,400,424	$2,107,308	$1,965,262	$2,156,592	$2,008,886	$3,806,015	$2,450,621
Less: Goodwill and other intangible assets	(1,100,411)				(210,186)		(1,108,634)

Tangible Net Worth	$2,429,697	$2,400,424	$2,107,308	$1,965,262	$1,946,406	$2,008,886	$2,697,381	$2,450,621

(6)	Average finance receivables are defined as the average daily receivable balance excluding the carrying value adjustment.

RISK FACTORS

In considering whether to exchange the old notes for Notes, you should carefully consider the risks described below with all of the other information included in this prospectus. If any of the adverse events described below were to actually occur, our business, results of operations, or financial condition would likely suffer. In such an event, the trading price of the Notes could decline and you could lose all or part of your investment. Additionally, this section does not attempt to describe all risks applicable to our industry, our business or an investment in the Notes. Risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Relating to the Exchange Offer

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will be adversely affected.

We will only issue Notes in exchange for old notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes properly, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions. In addition, if you tender your old notes for the purpose of participating in a distribution of the Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Notes. If you are a broker-dealer that receives Notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Notes. After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be less old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of Notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such Notes.

Risks Related to Our Business

The profitability and financial condition of our operations are dependent upon the operations of our parent, General Motors.

A material portion of our business, approximately 39% during the nine months ended September 30, 2011, consists of financing the sale of new GM vehicles. If there were significant changes in GM’s liquidity and capital position and access to the capital markets, the production or sales of GM vehicles to retail customers, the quality or resale value of GM vehicles, or other factors impacting GM or its employees, such changes could significantly affect our profitability and financial condition. In addition, GM sponsors special-rate financing programs available through us. Under these programs, GM makes interest supplements or other support payments to us. These programs increase our financing volume and share of financing the sales of GM vehicles. If GM were to adopt marketing strategies in the future that de-emphasized such programs in favor of other incentives, our financing volume could be reduced.

As of September 30, 2011, we had a $300 million unsecured revolving credit facility with GM. If this facility was no longer available, and we were unable to obtain similar funding elsewhere, our liquidity would be negatively impacted.

Our ability to continue to purchase contracts and to fund our business is dependent on a number of financing sources.

Dependence on Credit Facilities. We depend on various credit facilities to finance our purchase of receivables and leases.

At September 30, 2011, we had a warehouse credit facility to support new loan originations. This facility, which we refer to as our syndicated warehouse facility, provides borrowing capacity of up to $2.0 billion through May 2012. In May 2012, when the revolving period ends and if the facility is not renewed, the outstanding balance will be repaid over time based on the amortization of the receivables pledged until May 2013 when the remaining balance will be due and payable.

Additionally, we have a medium term note facility that reached the end of its revolving period in October 2009 and had $336.8 million outstanding at September 30, 2011. The outstanding balance of this facility will be repaid over time based on the amortization of the receivables pledged until October 2016 when any remaining amount outstanding will be due and payable.

In January 2011, we entered into a $600 million U.S. lease warehouse facility whose revolving period ends on January 29, 2012, at which time the lease payments and other leased assets will be used to pay down debt until 2017 and pricing will also increase if not renewed.

In July 2011, we entered into a C$600 million Canadian lease warehouse facility to support our leasing initiative in Canada. The revolving period ends on July 13, 2012, at which time the lease payments and other leased assets will be used to pay down debt until January 15, 2018 and pricing will also increase if not renewed.

We cannot guarantee that any of these financing sources will continue to be available beyond the current maturity dates on reasonable terms or at all. Additionally, as our volume of loan and lease originations increase, including an expansion of leasing volume in Canada, we will require the expansion of our borrowing capacity on our existing credit facilities or the addition of new credit facilities. The availability of these financing sources depend, in part, on factors outside of our control, including regulatory capital treatment for unfunded bank lines of credit and the availability of bank liquidity in general. If we are unable to extend or replace these facilities or arrange new credit facilities or other types of interim financing, we will have to curtail or suspend loan origination activities, which would have a material adverse effect on our financial position, liquidity, and results of operations.

Our credit facilities, other than the GM revolving credit facility, generally contain a borrowing base or advance formula which requires us to pledge finance contracts in excess of the amounts which we can borrow under the facilities. We may also be required to hold certain funds in restricted cash accounts to provide additional collateral for borrowings under the credit facilities. In addition, the finance contracts pledged as collateral must be less than 31 days delinquent at periodic measurement dates. Accordingly, increases in delinquencies or defaults on pledged collateral resulting from weakened economic conditions, or due to our inability to execute securitization transactions or any other factor, would require us to pledge additional finance contracts to support the same borrowing levels and to replace delinquent or defaulted collateral. The pledge of additional finance contracts to support our credit facilities would adversely impact our financial position, liquidity, and results of operations.

Additionally, our credit facilities, other than the GM revolving credit facility, generally contain various covenants requiring certain minimum financial ratios, asset quality, and portfolio performance ratios (portfolio net loss and delinquency ratios, and pool level cumulative net loss ratios) as well as limits on deferment levels. Failure to meet any of these covenants could result in an event of default under these agreements. If an event of default occurs under these agreements, the lenders could elect to declare all amounts outstanding under these agreements to be immediately due and payable, enforce their interests against collateral pledged under these agreements or restrict our ability to obtain additional borrowings under these facilities.

Dependence on Securitization Program.

General. Since December 1994, we have relied upon our ability to transfer receivables to securitization trusts (“Trusts”) and sell securities in the asset-backed securities market to generate cash proceeds for repayment of credit facilities and to purchase additional receivables. Accordingly, adverse changes in our asset-backed securities program or in the asset-backed securities market for automobile receivables in general have in the past, and could in the future, materially adversely affect our ability to purchase and securitize loans on a timely basis and upon terms acceptable to us. Any adverse change or delay would have a material adverse effect on our financial position, liquidity, and results of operations.

We will continue to require the execution of securitization transactions in order to fund our future liquidity needs. Additionally, we will require the expansion of our securitization program, or the development of other long-term funding solutions, to fund our U.S. and Canadian lease originations. There can be no assurance that funding will be available to us through these sources or, if available, that it will be on terms acceptable to us. If these sources of funding are not available to us on a regular basis for any reason, including the occurrence of events of default, deterioration in loss experience on the collateral, breach of financial covenants or portfolio and pool performance measures, disruption of the asset-backed market or otherwise, we will be required to revise the scale of our business, including the possible discontinuation of origination activities, which would have a material adverse effect on our financial position, liquidity, and results of operations.

There can be no assurance that we will continue to be successful in selling securities in the asset-backed securities market. Since we are highly dependent on the availability of the asset-backed securities market to finance our operations, disruptions in this market or adverse changes or delays in our ability to access this market would have a material adverse effect on our financial position, liquidity, and results of operations. Although we experienced more than sufficient investor demand for the securities we issued in our recent securitizations, reduced investor demand for asset-backed securities could result in our having to hold assets until investor demand improves, but our capacity to hold assets is not unlimited. A reduced demand for our asset-backed securities could require us to reduce our origination levels. A return to adverse market conditions, such as we experienced in 2008 and early 2009, could also result in increased costs and reduced margins in connection with our securitization transactions.

Securitization Structures. Since the second half of 2008, we have primarily utilized senior subordinated securitization structures which involve the sale of subordinated asset-backed securities to provide credit enhancement for the senior, or higher rated, asset-backed securities. In a senior-subordinated securitization of retail installment contracts, we expect that the higher rated, or triple-A, securities to be sold by us will comprise approximately 70% of the total securities issued. The balance of securities we expect to issue, the subordinated notes, will comprise the remaining 30%. Sizes of the classes depend upon rating agency loss assumptions and loss coverage requirements in addition to the level of subordinate bonds. The market environment for subordinated securities is traditionally smaller than for senior securities and, therefore, can be more challenging than the market for triple-A securities.

There can be no assurance that we will be able to sell the subordinated securities in a senior subordinated securitization, or that the pricing and terms demanded by investors for such securities will be acceptable to us. If we were unable for any reason to sell the subordinated securities in a senior subordinated securitization, we would be required to hold such securities which could have a material adverse effect on our financial position, liquidity, and results of operations and could force us to curtail or suspend origination activities.

The amount of the initial credit enhancement on future senior-subordinated securitizations will be dependent upon the amount of subordinated securities sold and the desired ratings on the securities being sold. In the AmeriCredit Auto Receivables Trust (“AMCAR”) 2011-5 securitization, the initial cash deposit and overcollateralization requirement was 7.75% in order to provide credit enhancement for the asset-backed securities sold, including the double-B rated securities which were the lowest rated securities sold. The required initial and targeted credit enhancement levels depend, in part, on the net interest margin expected over the life of a securitization, the collateral characteristics of the pool of receivables securitized, credit performance trends of our finance receivables, the structure of the securitization transaction, our financial condition and the economic environment. In periods of economic weakness and associated deterioration of credit performance trends, required credit enhancement levels generally increase, particularly for securitizations of higher risk finance receivables such as our loan portfolio. Higher levels of credit enhancement, such as may be required in connection with a securitization of lease receivables, require significantly greater use of liquidity to execute a securitization transaction. The level of credit enhancement requirements in the future could adversely impact our ability to execute securitization transactions and may affect the timing of such securitizations given the increased amount of liquidity necessary to fund credit enhancement requirements. This, in turn, may adversely impact our ability to opportunistically access the capital markets when conditions are favorable.

Defaults and prepayments on contracts purchased or originated by us could adversely affect our operations.

Our financial condition, liquidity, and results of operations depend, to a material extent, on the performance of loans in our portfolio. Obligors under contracts acquired or originated by us may default during the term of their loan. Generally, we bear the full risk of losses resulting from defaults. In the event of a default, the collateral value of the financed vehicle usually does not cover the outstanding loan balance and costs of recovery.

We maintain an allowance for loan losses for finance receivables originated since October 1, 2010 (our “post-acquisition finance receivables” portfolio) which reflects management’s estimates of inherent losses for these loans. If the allowance is inadequate, we would recognize the losses in excess of that allowance as an expense and results of operations would be adversely affected. A material adjustment to our allowance for loan losses and the corresponding decrease in earnings could limit our ability to enter into future securitizations and other financings, thus impairing our ability to finance our business.

We also maintain a carrying value adjustment for finance receivables originated prior to October 1, 2010 (our “pre-acquisition finance receivables” portfolio), which includes future credit losses for these loans. Any incremental deterioration on loans in this group will result in an incremental allowance for loan losses being recorded. Improvements or resolutions will not be a direct offset to provisions or charge-offs, but will result in a transfer of the excess from the non-accretable discount to accretable yield, which will be recorded as finance charge income over the remaining life of the finance receivables.

We are required to deposit substantial amounts of the cash flows generated by our interests in securitizations sponsored by us to satisfy targeted credit enhancement requirements. An increase in defaults would reduce the cash flows generated by our interests in securitization transactions lengthening the period required to build targeted credit enhancement levels in the securitization trusts. Distributions of cash from the securitizations to us would be delayed and the ultimate amount of cash distributable to us would be less, which would have an adverse effect on our liquidity. The targeted credit enhancement levels in future securitizations may also be increased, due to an increase in defaults and losses, further impacting our liquidity.

Consumer prepayments affect the amount of finance charge income we receive over the life of the loans. If prepayment levels increase for any reason and we are not able to replace the prepaid receivables with newly originated loans, we will receive less finance charge income and our results of operations may be adversely affected.

The negative performance of auto contracts in our portfolio could adversely affect our cash flow and servicing rights.

Portfolio Performance—Negative Impact on Cash Flows. Generally, the form of agreements we have entered into with our financial guaranty insurance providers in connection with securitization transactions insured by them contain specified limits on portfolio performance ratios (delinquency, cumulative default and cumulative net loss) on the receivables included in each securitization Trust. If, at any measurement date, a portfolio performance ratio with respect to any Trust were to exceed the specified limits, provisions of the credit enhancement agreement would automatically increase the level of credit enhancement requirements for that Trust if a waiver was not obtained. During the period in which the specified portfolio performance ratio was exceeded, excess cash flows, if any, from the Trust would be used to fund additional credit enhancement up to the increased levels instead of being distributed to us, which would have an adverse effect on our cash flows and liquidity.

Our securitization transactions insured by some of our financial guaranty insurance providers are cross-collateralized to a limited extent. In the event of a shortfall in the original targeted credit enhancement requirement for any of these securitization Trusts after a certain period of time, excess cash flows from other transactions insured by the same insurance provider would be used to satisfy the shortfall amount rather than be distributed to us.

Right to Terminate Servicing. The agreements that we have entered into with our financial guaranty insurance providers in connection with securitization transactions insured by them contain additional specified targeted portfolio performance ratios (delinquency, cumulative default and cumulative net loss) that are higher than the limits referred to above. If, at any measurement date, the targeted portfolio performance ratios with respect to any insured Trust were to exceed these additional levels, provisions of the agreements permit the financial guaranty insurance providers to declare the occurrence of an event of default and take steps to terminate our servicing rights to the receivables sold to that Trust. In addition, the servicing agreements on certain insured securitization Trusts are cross-defaulted so that a default declared under one servicing agreement would allow the financial guaranty insurance provider to terminate our servicing rights under all servicing agreements for securitization Trusts in which they issued a financial guaranty insurance policy. Additionally, if these higher targeted portfolio performance levels were exceeded and the financial guaranty insurance providers elected to declare an event of default, the insurance providers may retain all excess cash generated by other securitization transactions insured by them as additional credit enhancement. This, in turn, could result in defaults under our other securitizations and other material indebtedness. Although we have never exceeded these additional targeted portfolio performance ratios, there can be no assurance that we will not exceed these additional targeted portfolio performance ratios in the future. If such targeted portfolio performance ratios are exceeded, or if we have breached our obligations under the servicing agreements, or if the financial guaranty insurance providers are required to make payments under a policy, or if certain bankruptcy or insolvency events were to occur, then there can be no assurance that an event of default will not be declared and our servicing rights will not be terminated. The termination of any or all of our servicing rights would have a material adverse effect on our financial position, liquidity, and results of operations.

Failure to implement our business strategy could adversely affect our operations.

Our financial position, liquidity, and results of operations depend on management’s ability to execute our business strategy. Key factors involved in the execution of our business strategy include achieving desired origination volumes, continued and successful use of proprietary scoring models for credit risk assessment and risk-based pricing, the use of effective credit risk management techniques and servicing strategies, implementation of effective loan servicing and collection practices, continued investment in technology to support operating efficiency, continued expansion of new origination channels, including increased origination levels for new GM vehicles, the effective integration of acquired businesses and continued access to significant funding and liquidity sources. Our failure or inability to execute any element of our business strategy could materially adversely affect our financial position, liquidity, and results of operations.

There is a high degree of risk associated with subprime borrowers.

The majority of our loan purchasing and servicing activities involve subprime automobile receivables. Subprime borrowers are associated with higher-than-average delinquency and default rates. While we believe that we effectively manage these risks with our proprietary credit scoring system, risk-based loan pricing and other underwriting policies, and our servicing and collection methods, no assurance can be given that these criteria or methods will be effective in the future. In the event that we underestimate the default risk or under-price contracts that we purchase, our financial position, liquidity, and results of operations would be adversely affected, possibly to a material degree.

Our profitability is dependent upon consumer demand for automobiles and automobile financing and the ability of consumers to repay loans incurred to purchase automobiles, and our business may be negatively effected during times of low automobile sales, fluctuating wholesale prices and lease residual values, rising interest rates and high unemployment.

General. We are subject to changes in general economic conditions that are beyond our control. During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by increased unemployment rates, decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Additionally, higher gasoline prices, declining stock market values, unstable real estate values, increasing unemployment levels, general availability of consumer credit or other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles as well as weaken collateral values on certain types of automobiles. Because we focus predominantly on subprime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these loans are higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn. In addition, during an economic slowdown or recession, our servicing costs may increase without a corresponding increase in our finance charge income. While we seek to manage the higher risk inherent in loans made to subprime borrowers through the underwriting criteria and collection methods we employ, no assurance can be given that these criteria or methods will afford adequate protection against these risks. Any sustained period of increased delinquencies, defaults, repossessions or losses or increased servicing costs could adversely affect our financial position, liquidity, results of operations and our ability to enter into future securitizations and future credit facilities.

Wholesale Auction Values. We sell repossessed automobiles at wholesale auction markets located throughout the United States and Canada. Auction proceeds from the sale of repossessed vehicles and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged off. We also sell automobiles returned to us at the end of a lease term. Decreased auction proceeds resulting from the depressed prices at which used automobiles may be sold during periods of economic slowdown or slack consumer demand will result in higher credit losses for us. Furthermore, depressed wholesale prices for used automobiles may result from significant liquidations of rental or fleet inventories, financial difficulties of new vehicle manufacturers, discontinuance of vehicle brands and models and from increased volume of trade-ins due to promotional programs offered by new vehicle manufacturers. Additionally, higher gasoline prices may decrease the wholesale auction values of certain types of vehicles.

Leased Vehicle Residual Values and Return Rates. We project expected residual values and return volumes of the vehicles we lease. Actual proceeds realized by us upon the sale of returned leased vehicles at lease termination may be lower than the amount projected, which reduces the profitability of the lease transaction to us. Among the factors that can affect the value of returned lease vehicles are the volume of vehicles returned, economic conditions and the quality or perceived quality, safety or reliability of the vehicles. Actual return volumes may be higher than expected and can be influenced by contractual lease end values relative to auction values, marketing programs for new vehicles, and general economic conditions. All of these, alone or in combination, have the potential to adversely affect the profitability of our lease program and financial results.

Interest Rates. Our profitability may be directly affected by the level of and fluctuations in interest rates, which affects the gross interest rate spread we earn on our receivables. As the level of interest rates change, our gross interest rate spread on new originations either increases or decreases since the rates charged on the contracts purchased from dealers are fixed rate and are limited by market and competitive conditions, restricting our opportunity to pass on increased interest costs to the consumer. We believe that our financial position, liquidity, and results of operations could be adversely affected during any period of higher interest rates, possibly to a material degree. We monitor the interest rate environment and may employ hedging strategies designed to mitigate the impact of increases in interest rates. We can provide no assurance, however, that hedging strategies will mitigate the impact of increases in interest rates.

Labor Market Conditions. Competition to hire and retain personnel possessing the skills and experience required by us could contribute to an increase in our employee turnover rate. High turnover or an inability to attract and retain qualified personnel could have an adverse effect on our delinquency, default and net loss rates, our ability to grow and, ultimately, our financial condition, liquidity, and results of operations.

A breach of information security could adversely affect our business.

If third parties or our employees are able to penetrate our network security or otherwise misappropriate our customers’ personal information or loan or lease information, or if we give third parties or our employees improper access to our customers’ personal information or loan or lease information, we could be subject to liability. This liability could include identity theft or other similar fraud-related claims. This liability could also include claims for other misuses or losses of personal information, including for unauthorized marketing purposes. Other liabilities could include claims alleging misrepresentation of our privacy and data security practices.

We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure online transmission of confidential consumer information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the algorithms that we use to protect sensitive customer transaction data. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Our security measures are designed to protect against security breaches, but our failure to prevent such security breaches could subject us to liability, decrease our profitability, and damage our reputation.

Our business would be adversely affected if we lost our licenses or if in the future more burdensome government regulations were enacted.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations.

In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance companies such as us. These rules and regulations generally provide for licensing as a sales finance company or consumer lender or lessor, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and lessees and protect against discriminatory lending and leasing practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each contract or loan and the lease terms to lessees of personal property. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by us must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency and to respond to consumers who inquire regarding any adverse reporting submitted by us to the consumer reporting agencies. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain the privacy of certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Servicemembers Civil Relief Act, which requires us, in most circumstances, to reduce the interest rate charged to customers who have subsequently joined, enlisted, been inducted or called to active military duty. The dealers who originate automobile finance contracts and leases purchased by us also must comply with both state and federal credit and trade practice statutes and regulations. Failure of the dealers to comply with these statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations. There can be no assurance, however, that we will be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on our business.

Compliance with applicable law is costly and can affect operating results. Compliance also requires forms, processes, procedures, controls and the infrastructure to support these requirements, and may create operational constraints. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply with these laws could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

In the near future, the financial services industry is likely to see increased disclosure obligations, restrictions on pricing and fees and enforcement proceedings.

In July 2010, the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•

creates a liquidation framework under which the Federal Deposit Insurance Corporation (“FDIC”) may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies”, and commonly referred to as “systemically important entities”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of that company’s subsidiaries;

•	creates a new framework for the regulation of over-the-counter derivatives activities;

•	strengthens the regulatory oversight of securities and capital markets activities by the SEC;

•	creates the Bureau of Consumer Financial Protection, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services; and

•

increases the regulation of the securitization markets through, among other things, a mandated risk retention requirement for securitizers and a direction to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

The various requirements of the Dodd-Frank Act, including the many implementing regulations which have yet to be finalized, may substantially impact our origination, servicing and securitization activities. With respect to the new liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to us, although the expectation embedded in the Dodd-Frank Act is that the framework will rarely be invoked. Recent guidance from the FDIC indicates that such new framework will largely be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to us.

The SEC has proposed significant changes to the rules applicable to issuers and sponsors of asset-backed securities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act. With the proposed changes we could potentially see an adverse impact in our access to the asset-backed securities capital markets and lessened effectiveness of our financing programs.

We may be unable to successfully compete in our industry.

The auto finance market is highly fragmented and is served by a variety of financial entities, including the captive finance affiliates of other major automotive manufacturers, banks, thrifts, credit unions and independent finance companies. Many of these competitors have substantially greater financial resources and lower costs of funds than ours. In addition, our competitors often provide financing on terms more favorable to automobile purchasers or dealers than we may offer. Many of these competitors also have long standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing, commercial loans or revolving credit products, which are not currently provided by us. Providers of automobile financing have traditionally competed on the basis of interest rates charged, the quality of credit accepted, the flexibility of loan terms offered and the quality of service provided to dealers and customers. In seeking to establish ourselves as one of the principal financing sources at the dealers we serve, we compete predominantly on the basis of our high level of dealer service, strong dealer relationships and by offering flexible loan terms. There can be no assurance that we will be able to compete successfully in this market or against these competitors.

We are involved in and will likely continue to be party to litigation.

As a consumer finance company, we are subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against us could take the form of class action complaints by consumers. As the assignee of finance contracts originated by dealers, we may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. We believe that we have taken prudent steps to address and mitigate the litigation risks associated with our business activities. However, any adverse resolution of litigation pending or threatened against us could have a material adverse affect on our financial position, liquidity, and results of operations.

We could be jointly and severally liable for certain pension obligations of our affiliate, General Motors LLC.

Although we do not sponsor defined benefit pension plans for our employees, an affiliate of ours, General Motors LLC, sponsors U.S. defined benefit plans covering a portion of its U.S. employees and retirees. The General Motors LLC plans are subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), and they are underfunded. ERISA, along with certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”), requires minimum funding contributions to these pension plans, and the Pension Benefit Guaranty Corporation (“PBGC”) has the authority under certain circumstances to petition a court to terminate an underfunded pension plan. Under ERISA and the Code, we would be jointly and severally liable, together with General Motors LLC, for the amount of the unfunded benefit liabilities resulting from a termination of one of these pension plans by the PBGC. In addition, a failure to make required minimum contributions or such a termination of a pension plan by the PBGC could result in liens imposed on our assets.

Risks Related to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the Notes.

We currently have a substantial amount of outstanding indebtedness. Our ability to make payments of principal or interest on, or to refinance, our indebtedness will depend on our future operating performance, including the performance of receivables transferred to securitization Trusts, and our ability to enter into additional securitization transactions as well as other debt financings, which, to a certain extent, are subject to economic, financial, competitive, regulatory, capital markets and other factors beyond our control.

If we are unable to generate sufficient cash flows in the future to service our debt, we may be required to refinance all or a portion of our existing debt or to obtain additional financing. There can be no assurance that any refinancings will be possible or that any additional financing could be obtained on acceptable terms. The inability to service or refinance our existing debt or to obtain additional financing would have a material adverse effect on our financial position, liquidity, and results of operations.

The degree to which we are leveraged creates risks, including:

•	we may be unable to satisfy our obligations under our outstanding indebtedness;

•	we may find it more difficult to fund future credit enhancement requirements, operating costs, tax payments, capital expenditures, or general corporate expenditures;

•

we may have to dedicate a substantial portion of our cash resources to payments on our outstanding indebtedness, thereby reducing the funds available for operations and future business opportunities; and

•	we may be vulnerable to adverse general economic, capital markets and industry conditions.

Our credit facilities, other than the GM revolving credit facility, typically require us to comply with certain financial ratios and covenants, including minimum asset quality maintenance requirements. These restrictions may interfere with our ability to obtain financing or to engage in other necessary or desirable business activities. If we cannot comply with the requirements in our credit facilities, then the lenders may increase our borrowing costs, remove us as servicer or declare the outstanding debt immediately due and payable. If our debt payments were accelerated, the assets pledged on these facilities might not be sufficient to fully repay the debt. These lenders may foreclose upon their collateral, including the restricted cash in these credit facilities. We may not be able to obtain a waiver of these provisions or refinance our debt, if needed. In such case, our financial condition, liquidity, and results of operations would materially suffer.

Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the Notes will be effectively subordinated to substantially all of our other debt.

The Notes will be our unsecured obligations. The Notes will be effectively junior in right of payment to all of our secured indebtedness, including any existing and future credit enhancement agreements. Holders of any secured indebtedness of ours, our subsidiaries or the Trusts will have claims that are prior to the claims of the holders of any debt securities issued by us with respect to the assets securing our other indebtedness. Notably, substantially all of our receivables have been pledged to secure the repayment of debt issued under our credit facilities or in securitization transactions. Any debt securities issued by us, including the Notes, will effectively rank junior to that secured indebtedness. As of September 30, 2011, the aggregate amount of our and our subsidiaries’ secured indebtedness was approximately $7.5 billion.

If we defaulted under our obligations under any of our secured debt, our secured lenders could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the Notes. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of the Notes will be entitled to receive any payment with respect thereto. As a result, the holders of the Notes may recover proportionally less than holders of secured indebtedness.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors.

Our ability to make payments on or to refinance our indebtedness and to fund our operations depends on our ability to generate cash and our access to the capital markets in the future. These, to a certain extent, are subject to general economic, financial, competitive, legislative, regulatory, capital market conditions and other factors that are beyond our control.

We expect to continue to require substantial amounts of cash. Our primary cash requirements include the funding of:

•	loan purchases pending their securitization;

•	lease purchases;

•	credit enhancement requirements in connection with securitization and credit facilities;

•	interest and principal payments under our credit facilities and other indebtedness;

•	fees and expenses incurred in connection with the securitization and servicing of loans and leases and credit facilities;

•	ongoing operating expenses; and

•	capital expenditures.

We require substantial amounts of cash to fund our origination and securitization activities. Although we must fund certain credit enhancement requirements upon the closing of a securitization, we typically receive the cash representing excess cash flows and return of credit enhancement deposits over the actual life of the receivables securitized. We also incur transaction costs in connection with a securitization transaction. Accordingly, our strategy of securitizing our newly purchased receivables will require significant amounts of cash.

Our primary sources of future liquidity are expected to be:

•	payments on loans and leases not yet securitized;

•	distributions received from securitization Trusts;

•	servicing fees;

•	borrowings under our credit facilities or proceeds from securitization transactions;

•	further issuances of other debt securities; and

•	borrowings on our unsecured line of credit with GM.

Because we expect to continue to require substantial amounts of cash for the foreseeable future, we anticipate that we will require the execution of additional securitization transactions and may choose to enter into other additional debt financings. The type, timing and terms of financing selected by us will be dependent upon our cash needs, the availability of other financing sources and the prevailing conditions in the capital markets. There can be no assurance that funding will be available to us through these sources or, if available, that the funding will be on acceptable terms. If we are unable to execute securitization transactions on a regular basis, we would not have sufficient funds to finance new originations and, in such event, we would be required to revise the scale of our business, which would have a material adverse effect on our ability to achieve our business and financial objectives.

Although the Notes are referred to as “senior notes,” the Notes are effectively subordinated to the rights of our existing and future secured creditors and any liabilities of our non-guarantor subsidiaries.

Holders of our present and future secured indebtedness and the secured indebtedness of our subsidiaries will have claims that are senior to your claims as holders of the Notes, to the extent of the value of the collateral securing such other indebtedness. The Notes will be effectively subordinated to existing secured financings and any other secured indebtedness incurred by us. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those assets that constitute their collateral. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. The Notes will also be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor subsidiaries. Our non-guarantor subsidiaries include our special purpose finance vehicles which hold substantially all of our loan and lease receivables.

We may be unable to repurchase the Notes upon a change of control.

There is no sinking fund with respect to the Notes, and the entire outstanding principal amount of the Notes will become due and payable at maturity. If we experience a change of control prior to the date the Notes are rated investment grade by at least two out of three of the specified rating agencies, you may require us to repurchase all or a portion of your Notes prior to maturity. See “Description of the Notes—Certain Covenants—Change of Control.” We cannot assure you that we will have enough funds to pay our obligations under the notes upon a change of control. Any of our future debt agreements may prohibit our repayment of the Notes in that event. Accordingly, we may be unable to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under any future indebtedness we incur that restricts our ability to repurchase Notes.

We are a holding company. Our only internal source of cash is from distributions from our subsidiaries.

We, as the issuer of the Notes, are a holding company with no operations of our own and conduct all of our business through our subsidiaries. Our only significant asset is the outstanding capital stock of our subsidiaries. We are wholly dependent on the cash flow of our subsidiaries and dividends and distributions to us from our subsidiaries in order to service our current indebtedness, including payment of principal, premium, if any, and interest on any of our indebtedness, and any of our future obligations. Our subsidiaries and special purpose finance vehicles are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to any of our indebtedness or to make any funds available therefor, except for those subsidiaries that have guaranteed our obligations under any outstanding senior or unsecured indebtedness and that will guarantee our obligations under the Notes. The ability of our subsidiaries to pay any dividends and distributions will be subject to, among other things, the terms of any debt instruments of those subsidiaries then in effect and applicable law. There can be no assurance that our subsidiaries will generate cash flow sufficient to pay dividends or distributions to us to enable us to pay interest or principal on our existing indebtedness or the Notes.

Our rights to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subject to the claims of any secured creditor of that subsidiary. As of September 30, 2011, the aggregate amount of debt and other obligations of our subsidiaries (including long-term debt, guarantees of our debt, current liabilities and other liabilities) was approximately $7.6 billion, of which approximately $7.5 billion was debt in connection with our credit facilities and securitization notes payable.

Your right to receive payments on the Notes could be adversely affected if any of our subsidiaries or other special purpose finance vehicles declares bankruptcy, liquidates or reorganizes.

In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

In addition, a substantial portion of our business is conducted through certain wholly-owned subsidiaries which are limited purpose entities and are subject to substantial contractual restrictions. The special purpose finance vehicles are not guarantors with respect to any debt securities issued by us, including the Notes. As of September 30, 2011, all financings by us under our credit facilities and our securitization transactions were secured by a first priority lien on the receivables and related assets held by our special purpose finance vehicles. The automobile receivables owned by the special purpose finance vehicles will not be available to satisfy claims by our creditors, including any claims made under the Notes. Because the special purpose finance vehicles are not guarantors of the Notes, any debt securities issued by us will be structurally subordinated to all indebtedness and other obligations of the special purpose finance vehicles.

Credit enhancement held by certain of our subsidiaries is also subject to certain contingent claims by issuers of our financial guaranty insurance policies issued in connection with our securitizations. We have agreed to reimburse our financial guaranty insurance providers, on a limited recourse basis, for amounts paid by them under these financial guaranty insurance policies. In order to secure those reimbursement obligations, we have granted to our financial guaranty insurance providers liens on some credit enhancement assets. Our financial guaranty insurance providers will have claims that are prior to the claims of the holders of debt securities issued by us, including the Notes, with respect to these assets and the debt securities issued by us, including the Notes, will be effectively subordinated to all of these reimbursement rights. The credit enhancement consists of subordinated interests in our securitizations and is effectively subordinated to the asset-backed securities issued in our securitizations. There can be no assurance that our operations, independent of our subsidiaries, will generate sufficient cash flow to support payment of interest or principal on any debt securities issued by us, including the Notes, or that dividend distributions will be available from our subsidiaries to fund these payments.

Only our principal United States operating subsidiary, AFSI, will guarantee the Notes. Our non-guarantor subsidiaries hold substantially all of our consolidated assets and have incurred substantial indebtedness. Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates, or reorganizes.

Only our principal United States operating subsidiary, AFSI, will guarantee the Notes upon their initial issuance. Under certain circumstances, certain of our other subsidiaries may guarantee the Notes in the future. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

As of September 30, 2011, and after giving effect to the issuance of the Notes and the application of the proceeds, which includes the retirement of our 8.50% Senior Notes due 2015, we and the guarantor had $501 million of indebtedness (of which none would have been secured indebtedness). As of September 30, 2011, our subsidiaries that will not guarantee the Notes had $7.6 billion of secured indebtedness and other liabilities and $10.3 billion of assets and, after giving effect to the issuance of the Notes, 83% of consolidated total assets.

Federal and state statutes allow courts, under specific circumstances, to void the Notes and the guarantee and require noteholders to return payments received from us or the guarantor.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the Notes and the guarantee could be voided, or claims in respect of the Notes or the guarantee could be subordinated to all other debts of ours or AFSI if, among other things, we or AFSI, at the time the indebtedness evidenced by the Notes or the guarantee was incurred:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the indebtedness;

•	were insolvent or rendered insolvent by reason of the incurrence of the indebtedness or the granting of the guarantee;

•	were engaged in a business or transaction for which our or AFSI’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we or AFSI would incur, debts beyond our or AFSI’s ability to pay those debts as they mature.

In addition, any payment by us or AFSI pursuant to the Notes or a guarantee could be voided and required to be returned to us or AFSI, or to a fund for the benefit of our creditors or the creditors of AFSI.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or AFSI would be considered insolvent if:

•	the sum of our or AFSI’s debts, including contingent liabilities, were greater than the fair saleable value of all of our or AFSI’s assets;

•

the present fair saleable value of our or AFSI’s assets were less than the amount that would be required to pay our or AFSI’s probable liability on our or AFSI’s existing debts, including contingent liabilities, as they become absolute and mature; or

•	we or AFSI could not pay our or AFSI’s debts as they become due.

Based upon information currently available to us, we believe that the Notes and the guarantee are being incurred for proper purposes and in good faith and that we and AFSI:

•	are solvent and will continue to be solvent after giving effect to the issuance of the Notes and the guarantee, as the case may be;

•	will have enough capital for carrying on our business and the business of AFSI after the issuance of the Notes and the guarantee, as the case may be; and

•	will be able to pay our and AFSI’s debts, as the case may be.

In the event of a default, we may have insufficient funds to make any payments due on the Notes.

A default under the indenture could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and the Notes.

The covenants in the indenture do not necessarily restrict our ability to take actions that may impair our ability to repay the Notes.

Although the indenture governing the Notes includes covenants that restrict us from taking certain actions, the terms of these covenants include important exceptions which you should review carefully before investing in the Notes. Notwithstanding the covenants in the indenture, we expect that we will continue to be able to incur substantial additional indebtedness and to make significant investments and other restricted payments all of which may adversely affect our ability to perform our obligations under the indenture and could intensify the related risks that we face.

We cannot assure you that an active trading market will develop for the Notes.

Prior to this offering, there has been no trading market for the Notes. We do not intend to apply for a listing of the Notes on any national securities exchange or any automated dealer quotation system. The initial purchasers have advised us that they intend to make a market in the Notes after the offering is completed. However, they are not obligated to do so, and may discontinue market-making with respect to the Notes without notice. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, there can be no assurance that an active trading market will develop for the Notes.

General Motors is not a guarantor of the Notes and may have interests that conflict with those of the noteholders.

We are a wholly-owned subsidiary of GM. As our parent, GM controls our fundamental corporate policies and transactions, including, but not limited to, the approval of significant corporate transactions (including any transactions that would result in a change of control) and our credit policies with respect to acquisition of financing contracts from both GM and third parties. The interests of GM as equity holder and as parent of a captive finance subsidiary may differ from your interests as a holder of the Notes. For example, GM may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investment in us or the value of its other businesses, even though those transactions might involve risks to you as holders of the Notes.

GM is not an obligor or guarantor of the Notes and has no obligation to make additional equity investments in us or, except under the $300 million line of credit and the $650 million tax sharing agreement described under “Related Party Transactions,” fund us or otherwise maintain our financial health or ensure our ability to make payments on the Notes. GM is under no obligation to renew the $300 million credit line when it expires and may amend or terminate the $650 million tax sharing agreement in its sole discretion.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated June 1, 2011, by and among us, the guarantor and the initial purchasers of the old notes. We will not receive any cash proceeds from the issuance of the Notes in the exchange offer. We will receive in exchange for the Notes the old notes in like principal amount. We will retire and cancel all of the old notes tendered in the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

(dollars in thousands)

	Successor	Predecessor								Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,							Nine Months Ended September 30,

			2010	2009		2008		2007	2006	2011	2010
COMPUTATION OF EARNINGS:
Income (loss) before income taxes	$129,266	$90,636	$353,439	$(147)		$(113,641)		$516,292	$485,235	$451,703	$325,610
Fixed charges	64,670	90,293	459,570	686,668		854,844		702,133	425,180	199,812	295,795

	$193,936	$180,929	$813,009	$686,521		$741,203		$1,218,425	$910,415	$651,515	$621,405

COMPUTATION OF FIXED CHARGES:
Fixed charges:
Interest expense	$63,767	$89,364	$455,254	$681,459		$848,681		$696,600	$419,360	$196,823	$292,710
Implicit interest in rent	903	929	4,316	5,209		6,163		5,533	5,820	2,989	3,085

	$64,670	$90,293	$459,570	$686,668		$854,844		$702,133	$425,180	$199,812	$295,795

RATIO OF EARNINGS TO FIXED CHARGES	3.0X	2.0X	1.8X	(a	)	(b	)	1.7x	2.1x	3.3x	2.1x

(a)	The amount of the coverage deficiency for the year ended June 30, 2009, was approximately $0.1 million.
(b)	As a result of the $212.6 million pre-tax write-off of goodwill, the amount of the coverage deficiency for the year ended June 30, 2008, was approximately $113.6 million.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2011. You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, which are contained elsewhere in this prospectus.

Successor
September 30, 2011
(in thousands)
Cash and cash equivalents	$307,215

Debt
Credit facilities	$552,871
Securitization notes payable	6,901,572
Convertible senior notes	500
6.75% Senior Notes due 2018	500,000

Total debt	7,954,943

Total equity	3,806,015

Total capitalization	$11,760,958

SELECTED CONSOLIDATED FINANCIAL DATA

The table below summarizes selected financial information (dollars in thousands, except per share data). After the Merger, AmeriCredit Corp. (“Predecessor”) was renamed General Motors Financial Company, Inc. (“Successor”) and the “Summary Historical Financial Data” for periods preceding the Merger and for the period succeeding the Merger have been derived from the consolidated financial statements of the Predecessor and the Successor, respectively. The consolidated financial statements of the Predecessor have been prepared on the same basis as the audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2010. The consolidated financial statements of the Successor reflect the application of “purchase accounting”. The following tables also present summary financial data for the nine months ended September 30, 2011 and 2010, which we derived from the unaudited condensed consolidated financial statements. In our opinion, this interim data reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year.

You should read this data in conjunction with, and it is qualified by reference to, the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the notes thereto, and the other financial information contained elsewhere herein.

	Successor	Predecessor						Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Fiscal Years Ended June 30,					Nine Months Ended September 30,
			2010	2009	2008	2007	2006	2011	2010
				(dollars in thousands)
Operating Data:
Revenue
Finance charge income	$264,347	$342,349	$1,431,319	$1,902,684	$2,382,484	$2,142,470	$1,641,125	$907,047	$1,020,772
Other revenue	16,824	30,275	91,498	164,640	160,598	197,453	170,213	108,686	74,630

	281,171	372,624	1,522,817	2,067,324	2,543,082	2,339,923	1,811,338	1,015,733	1,095,402

Costs and expenses
Operating expenses	70,441	68,855	288,791	308,803	397,814	398,434	336,153	249,920	212,374
Leased vehicles expenses	2,106	6,539	34,639	47,880	36,362	1,283		39,446	20,847
Provision for loan losses	26,352	74,618	388,058	972,381	1,130,962	727,653	567,545	134,935	198,527
Interest expense	36,684	89,364	457,222	726,560	858,874	696,600	419,360	139,729	294,678
Restructuring charges, net		(39)	668	11,847	20,116	(339)	3,045		715
Acquisition expenses	16,322	42,651							42,651
Impairment of goodwill					212,595

	151,905	281,988	1,169,378	2,067,471	2,656,723	1,823,631	1,326,103	564,030	769,792

Income (loss) before income taxes	129,266	90,636	353,439	(147)	(113,641)	516,292	485,235	451,703	325,610
Income tax provision (benefit)	54,633	39,336	132,893	10,742	(31,272)	166,329	179,052	169,840	125,554

Net income (loss)	$74,633	$51,300	$220,546	$(10,889)	$(82,369)	$349,963	$306,183	$281,863	$200,056

Other Data:
Loan origination volume	$934,812	$959,004	$2,137,620	$1,285,091	$6,075,412	$8,419,669	$6,208,004	$3,845,258	$2,488,956
Lease origination volume	10,655				218,082	34,931		672,417

Total origination volume	$945,467	$959,004	$2,137,620	$1,285,091	$6,293,494	$8,454,600	$6,208,004	$4,517,675	$2,488,956

Portfolio Data:
Finance receivables	$8,223,676	$8,675,575	$8,733,518	$10,927,969	$14,981,412	$15,922,458	$11,775,665	$9,069,292	$8,675,575

Average finance receivables (6)	$8,679,506	$8,718,310	$9,495,125	$13,001,773	$16,059,129	$13,621,386	$9,993,061	$8,958,549	$8,850,833
Average leased vehicles, net	50,144	74,704	125,532	183,622	122,413	16,984		305,442	93,028

Average earning assets	$8,729,650	$8,793,014	$9,620,657	$13,185,395	$16,181,542	$13,638,370	$9,993,061	$9,263,991	$8,943,861

Net charge offs	$120,142	$119,439	$705,388	$1,032,854	$1,000,046	$638,094	$467,386	$209,053	$387,097
Finance receivables greater than 60 days delinquent	211,588	215,583	230,780	383,245	434,524	331,594	235,804	164,357	215,583
Net margin as reflected in the income statements	244,487	283,260	1,065,312	1,292,612	1,684,208	1,591,326	1,317,129	876,004	800,724
Ratios:
Net charge offs as a percentage of average finance receivables	5.5%	5.4%	7.4%	7.9%	6.2%	4.7%	4.7%	3.1%	5.8%
Delinquencies greater than 60 days as a percentage of finance receivables (based on contractual amount due)	2.4%	2.5%	2.7%	3.5%	2.9%	2.1%	2.0%	1.7%	2.5%
Net margin as a percentage of average earning assets	11.1%	12.8%	11.1%	9.8%	10.4%	11.6%	13.2%	12.6%	12.0%
Ratio of earnings to fixed charges (1)	3.0x	2.0x	1.8x	(2)	(3)	1.7 X	2.1 X	3.3X	2.1X
Percentage of total indebtedness to total capitalization (4)	66.6%	75.1%	75.0%	81.9%	87.8%	87.6%	84.4%	67.6%	75.1%
Operating expenses as a percentage of average earning assets	3.2%	3.1%	3.0%	2.3%	2.5%	2.9%	3.0%	3.6%	3.2%
Percentage of senior unsecured debt to total equity (4)	2.0%	20.0%	20.2%	23.0%	42.9%	38.0%	10.0%	13.2%	20.0%

	Successor	Predecessor					Successor	Predecessor
	December 31, 2010	June 30, 2010	June 30, 2009	June 30, 2008	June 30, 2007	June 30, 2006	September 30, 2011	September 30, 2010
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$194,554	$282,273	$193,287	$433,493	$910,304	$513,240	$307,215	$537,529
Finance receivables, net	8,197,324	8,160,208	10,037,329	14,030,299	15,102,370	11,097,008	8,917,970	8,147,086
Total assets	10,918,738	9,881,033	11,958,327	16,508,201	17,762,999	13,067,865	12,306,734	10,107,410
Credit facilities	831,802	598,946	1,630,133	2,928,161	2,541,702	2,106,282	552,871	617,415
Securitization notes payable	6,128,217	6,108,976	7,426,687	10,420,327	11,939,447	8,518,849	6,901,572	6,273,224
Senior notes	70,054	70,620	91,620	200,000	200,000		500,000	70,620
Convertible senior notes	1,446	414,068	392,514	642,599	620,537	200,000	500	419,693
Total liabilities	7,388,630	7,480,609	9,851,019	14,542,939	15,606,407	11,058,979	8,500,719	7,656,789
Shareholders’ equity	3,530,108	2,400,424	2,107,308	1,965,262	2,156,592	2,008,886	3,806,015	2,450,621
Tangible net worth (5)	2,429,697	2,400,424	2,107,308	1,965,262	1,946,406	2,008,886	2,697,381	2,450,621

(1)	Represents the ratio of the sum of income before taxes plus fixed charges for the period to fixed charges. Fixed charges, for the purpose of this computation, represents interest and a portion of rentals representative of an implicit interest factor for such rentals.
(2)	The amount of coverage deficiency for the year ended June 30, 2009 was approximately $0.1 million.
(3)	As a result of the $212.6 million of pre-tax write off of goodwill, the amount of coverage deficiency for the year ended June 30, 2008 was approximately $113.6 million.
(4)	Total capitalization and total equity for the Successor periods include the effect of approximately $1.1 billion of goodwill and other intangible assets recorded as a result of the merger with GM.
(5)	Tangible net worth is calculated as total equity less goodwill and other intangibles and is included here to provide information about our net worth excluding goodwill and intangible assets, as the balance sheet includes a significant amount of goodwill resulting from the acquisition of us by GM. Tangible net worth is not a measure determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to, or more meaningful than, total equity (as determined in accordance with GAAP). The reconciliation of out total equity to tangible net worth is as follows (in thousands):

	Successor	Predecessor					Successor	Predecessor
	December 31, 2010	June 30, 2010	June 30, 2009	June 30, 2008	June 30, 2007	June 30, 2006	September 30, 2011	September 30, 2010
Total Equity	$3,530,108	$2,400,424	$2,107,308	$1,965,262	$2,156,592	$2,008,886	$3,806,015	$2,450,621
Less: Goodwill and other intangible assets	(1,100,411)				(210,186)		(1,108,634)

Tangible Net Worth	$2,429,697	$2,400,424	$2,107,308	$1,965,262	$1,946,406	$2,008,886	$2,697,381	$2,450,621

(6)	Average finance receivables are defined as the average daily receivable balance excluding the carrying value adjustment.

BUSINESS

General

General Motors Financial Company, Inc. (“GM Financial” or the “Company”), the captive finance subsidiary of General Motors Company (“GM”), is a provider of automobile financing solutions with a portfolio of approximately $10 billion in auto receivables and leases as of September 30, 2011. We have been operating in the automobile finance business since September 1992. Our strategic relationship with GM began in September 2009 and includes a subvention program pursuant to which GM provides its customers access to discounted financing on select new GM models by paying us cash in order to offer lower interest rates on the loans we purchase from GM dealerships. GM acquired us for $3.5 billion on October 1, 2010.

We purchase auto finance contracts for new and used vehicles from GM and non-GM franchised and select independent automobile dealerships. We primarily offer auto financing to consumers who typically are unable to obtain financing from traditional sources such as banks and credit unions. We utilize a proprietary credit scoring system to differentiate credit applications and to statistically rank-order credit risk in terms of expected default rates, which enables us to evaluate credit applications for approval and tailor loan pricing and structure. We service our loan portfolio at regional centers using automated loan servicing and collection systems. Funding for our auto finance activities is primarily obtained through the utilization of our credit facilities and through securitization transactions. Since 1994, we have securitized approximately $67.5 billion of automobile loans in 78 transactions through our securitization program.

We have historically maintained a significant share of the subprime auto finance market and have, in the past, participated in the prime sectors of the auto finance industry to a more limited extent. We source our business primarily through our relationships with automobile dealerships, which we maintain through our regional credit centers, marketing representatives (dealer relationship managers) and alliance relationships. We believe our growth and origination efforts are complemented by disciplined credit underwriting standards, risk-based pricing decisions and expense management.

As GM’s captive finance subsidiary, our business strategy includes increasing the amount of GM new automobile origination volume, while at the same time continuing to remain a valuable financing source for loans for non-GM dealers. In addition to our GM-related loan origination efforts, we offer a lease financing product for new GM vehicles leased by consumers with prime credit bureau scores exclusively to GM franchised dealerships in the United States, and recently began offering a lease financing product that covers the entire credit spectrum (prime and subprime). Evidence of our increasing linkage with GM can be seen in our results for the nine months ended September 30, 2011, during which our percentage of loans and leases for new GM vehicles increased to 39% of our total originations volume, up from 13% for the nine months ended September 30, 2010. Through the acquisition of FinanciaLinx, an independent auto lease provider in Canada, in April 2011, we now also offer lease financing for new GM vehicles in Canada.

U.S. and Canadian Leasing

In December 2010, we began offering lease financing for new GM vehicles leased by consumers with prime credit bureau scores from GM-franchised dealerships in the United States. During July 2011, we completed the nationwide rollout of our lease program for GM dealers in the U.S., including product offerings available for prime and subprime consumers. We had previously provided a limited new vehicle leasing product through certain franchised dealerships that we discontinued in 2008.

We market our lease program to GM-franchised dealerships through our existing origination network of regional credit centers and dealer relationship managers. We underwrite customer applications for leases in the credit centers using data contained in the credit applications and credit bureau reports, as well as other underwriting guidelines such as those used in evaluating applications for loans. We use a proprietary credit scoring system to support the credit approval process for subprime customer applications. We currently use a third-party servicer to service our lease portfolio, including the management of end-of-lease processes.

On April 1, 2011, we acquired FinanciaLinx, an independent auto lease provider in Canada. FinanciaLinx provides leasing programs to GM and other manufacturers through manufacturer subvention programs. Through FinanciaLinx, we intend to increase lease origination levels for new GM vehicles sold by GM-franchised dealerships in Canada. FinanciaLinx markets leasing programs to Canadian dealerships through its field personnel, and underwrites and services leases centrally from its principal business location in Toronto.

Loan Originations

Target Market. Most of our automobile finance programs are designed to serve customers who have limited access to automobile financing through banks and credit unions. The bulk of our typical borrowers have experienced prior credit difficulties or have limited credit histories and generally have credit bureau scores ranging from 500 to 700. Because we generally serve customers who are unable to meet the credit standards imposed by most banks and credit unions, we generally charge higher interest rates than those charged by such sources. Since we provide financing in a relatively high-risk market, we also expect to sustain a higher level of credit losses than these other automobile financing sources.

Marketing. As an indirect lender, we focus our marketing activities on automobile dealerships. We are selective in choosing the dealers with whom we conduct business and primarily pursue GM and non-GM manufacturer franchised dealerships with new and used car operations and select independent dealerships. We generally finance new and later model, low mileage used vehicles from GM and non-GM dealers. Of the contracts purchased by us during the nine months ended September 30, 2011, approximately 94% were originated by manufacturer franchised dealers, and 6% by select independent dealers; further, approximately 53% were used vehicles, approximately 28% were new GM vehicles (not including new GM vehicles that we leased during these nine months) and approximately 19% were new non-GM vehicles. We purchased contracts from 11,969 dealers, of which approximately 28% were GM dealers for whom we financed a new GM vehicle, during the nine months ended September 30, 2011. No dealer location accounted for more than 1% of the total volume of contracts purchased by us for that same period.

Prior to entering into a relationship with a dealer, we consider the dealer’s operating history and reputation in the marketplace. We then maintain a non-exclusive relationship with the dealer. This relationship is actively monitored with the objective of maximizing the volume of applications received from the dealer that meet our underwriting standards and profitability objectives. Due to the non-exclusive nature of our relationships with dealerships, the dealerships retain discretion to determine whether to obtain financing from us or from another source for a loan made by the dealership to a customer seeking to make a vehicle purchase. Our representatives regularly contact and visit dealers to solicit new business and to answer any questions dealers may have regarding our financing programs and capabilities and to explain our underwriting philosophy. To increase the effectiveness of these contacts, marketing personnel have access to our management information systems which detail current information regarding the number of applications submitted by a dealership, our response and the reasons why a particular application was rejected.

We purchase finance contracts without recourse to the dealer. Accordingly, the dealer has no liability to us if the consumer defaults on the contract. Although finance contracts are purchased without recourse to the dealer, the dealer typically makes certain representations as to the validity of the contract and compliance with certain laws, and indemnifies us against any claims, defenses and set-offs that may be asserted against us because of assignment of the contract or the condition of the underlying collateral. Recourse based upon those representations and indemnities would be limited in circumstances in which the dealer has insufficient financial resources to perform upon such representations and indemnities. We do not view recourse against the dealer on these representations and indemnities to be of material significance in our decision to purchase finance contracts from a dealer. Depending upon the contract structure and consumer credit attributes, we may charge dealers a non-refundable acquisition fee or pay dealers a participation fee when purchasing finance contracts. These fees are assessed on a contract-by-contract basis.

Origination Network. Our origination platform provides specialized focus on marketing our financing programs and underwriting loans. Responsibilities are segregated so that the sales group markets our programs and products to our dealer customers, while the underwriting group focuses on underwriting, negotiating and closing loans. The underwriters are based in credit centers while the dealer relationship managers are based in credit centers or work remotely. We use a combination of regional credit centers and dealer relationship managers to market our indirect financing programs to our dealers, develop relationships with these dealers and underwrite contracts submitted by the dealerships. We believe that the personal relationships our credit underwriters and dealer relationship managers establish with the dealership staff are an important factor in creating and maintaining productive relationships with our dealer customer base.

We select markets for credit center locations based upon numerous factors, most notably proximity to the geographic markets and dealers we seek to serve and availability of qualified personnel. Credit centers are typically situated in suburban office buildings.

Regional credit managers, credit managers and credit underwriting specialists staff credit center locations. The regional credit managers report to a senior vice president. Credit center personnel are compensated with base salaries and incentives based on overall credit center performance, including factors such as loan credit quality, loan pricing adequacy and loan volume objectives.

The regional credit managers and senior vice presidents monitor credit center compliance with our underwriting guidelines. Our management information systems provide these managers with access to credit center information enabling them to consult with credit center teams on credit decisions and assess adherence to our credit and pricing policies. The senior vice presidents also make periodic visits to the credit centers to conduct operational reviews.

Dealer relationship managers are either based in a regional credit center or work from a home office. Dealer relationship managers solicit dealers for applications and maintain our relationships with the dealers in their geographic vicinity, but do not have responsibility for credit approvals. We believe the local presence provided by our dealer relationship managers enables us to be more responsive to dealer concerns and local market conditions. Applications solicited by the dealer relationship managers are underwritten at our regional credit centers. The dealer relationship managers are compensated with base salaries and incentives based on loan volume objectives and profitability. The dealer relationship managers report to regional sales managers.

Manufacturer Relationships. We have programs with GM and other new vehicle manufacturers, typically known as subvention programs, under which the manufacturers provide us cash payments in order for us to offer lower interest rates on finance contracts we purchase from the manufacturers’ dealership network. The programs serve our goal of increasing new loan originations and the manufacturers’ goal of making credit more available and more affordable to consumers purchasing vehicles sold by the manufacturer.

Origination Data. The following table sets forth information with respect to the number of credit centers, number of dealer relationship managers, dollar volume of contracts purchased and number of producing dealerships for the periods set forth below (dollars in thousands)

	Nine Months Ended September 30, 2011	Period From July 1, 2010 Through December 31, 2010	Fiscal Years Ended June 30,
			2010	2009	2008
Number of credit centers	16	15	14	13	24
Number of dealer relationship managers	153	110	99	55	104
Origination volume (a)	$4,517,675	$1,904,471	$2,137,620	$1,285,091	$6,293,494
Number of producing dealerships (b)	11,969	11,831	10,756	9,401	17,872

(a)	For the nine months ended September 30, 2011, the period from July 1, 2010 through December 31, 2010 and the year ended June 30, 2008, amounts include $672.4 million, $10.7 million and $218.1 million of contracts purchased through our leasing programs, respectively.
(b)	A producing dealership refers to a dealership from which we purchased a contract in the respective period.

Credit Underwriting

We utilize a proprietary credit scoring system to support the credit approval process. The credit scoring system was developed through statistical analysis of our consumer demographic and portfolio databases consisting of data which we have collected over almost 20 years of operating history. Credit scoring is used to differentiate credit applications and to statistically rank-order credit risk in terms of expected default rates, which enables us to evaluate credit applications for approval and tailor loan pricing and structure. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, we would either decline the application, or, if approved, compensate for this higher default risk through the structuring and pricing of the loan. While we employ a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating contracts for purchase or changes in certain macroeconomic factors after purchase could negatively affect the credit performance of our loan portfolio.

The proprietary credit scoring system incorporates data contained in the customer’s credit application, credit bureau report, and other third-party data sources as well as the structure of the proposed loan and produces a statistical assessment of these attributes. This assessment is used to rank-order applicant risk profiles and recommends a price we should charge for different risk profiles. GM sponsors special-rate financing programs available through us to consumers purchasing new GM vehicles. Under these programs, after we determine the appropriate price to charge for an applicant’s risk profile, GM may provide us with an interest supplement or other support payment in return for reducing the rate of interest actually charged to the consumer on the financing contract, thereby making the credit terms more attractive and affordable to the consumer and supporting the new vehicle sales transaction. Generally, the amount of the interest supplement or support payment from GM offsets the lower interest charges to be received by the Company over the life of the loan. Our credit scorecards are monitored through comparison of actual versus projected performance by score. Periodically, we endeavor to refine our proprietary scorecards based on new information, including identified correlations between receivables performance and data obtained in the underwriting process.

In addition to our proprietary credit scoring system, we utilize other underwriting guidelines. These underwriting guidelines are comprised of numerous evaluation criteria, including (i) identification and assessment of the applicant’s willingness and capacity to repay the loan, including consideration of credit history and performance on past and existing obligations; (ii) credit bureau data; (iii) collateral identification and valuation; (iv) payment structure and debt ratios; (v) insurance information; (vi) employment, income and residency verifications, as considered appropriate; and (vii) in certain cases, the creditworthiness of a co-obligor. These underwriting guidelines, and the minimum credit risk profiles of applicants we will approve as rank-ordered by our credit scorecards, are subject to change from time to time based on economic, competitive and capital market conditions as well as our overall origination strategies.

We purchase individual contracts through our underwriting specialists in regional credit centers using a credit approval process tailored to local market conditions. Underwriting personnel have a specific credit authority based upon their experience and historical loan portfolio results as well as established credit scoring parameters. More experienced specialists are assigned higher approval levels. If the suggested loan application attributes and characteristics exceed an underwriting specialist’s credit authority, each specialist has the ability to escalate the loan application to a more senior underwriter with a higher level of approval authority. Authorized senior underwriting officers may approve any automobile loan contract application notwithstanding the underwriting guidelines as part of the overall underwriting process. Although the credit approval process is decentralized, our application processing system includes controls designed to ensure that credit decisions comply with the credit scoring strategies and underwriting policies and procedures we have in place at the time.

Finance contract application packages completed by prospective obligors are received electronically through web-based platforms that automate and accelerate the financing process. Upon receipt or entry of application data into our application processing system, a credit bureau report and other third-party data sources are automatically accessed and a proprietary credit score is computed. A substantial percentage of the applications received by us fail to meet our minimum credit score requirement and are automatically declined. For applications that are not automatically declined, our underwriting personnel continue to review the application package and judgmentally determine whether to approve the application, approve the application subject to conditions that must be met, or deny the application. We estimate that approximately 25-35% of applicants will be approved for credit by us. Dealers are contacted regarding credit decisions electronically or by facsimile. Declined applicants are also provided with appropriate notification of the decision.

Completed contract packages are sent to us by dealers. Loan documentation is scanned to create electronic images and electronically forwarded to our centralized loan processing department. A loan processing representative verifies certain applicant employment, income and residency information. Loan terms, insurance coverage and other information may be verified or confirmed with the customer. The original documents are subsequently sent to our centralized account services department and critical documents are stored in a fire resistant vault.

Once cleared for funding, the funds are electronically transferred to the dealer or a check is issued. Upon funding of the contract, we acquire a perfected security interest in the automobile that was financed. Daily loan reports are generated for review by senior operations management. All of our contracts are fully amortizing with substantially equal monthly installments. Key variables, such as loan applicant data, credit bureau and credit score information, loan structures and terms and payment histories are tracked. Our credit risk management department also regularly reviews the performance of our credit scoring system and is responsible for the development and enhancement of our credit scorecards.

Credit performance reports track portfolio performance at various levels of detail, including total company, credit center and dealer. Various daily reports and analytical data are also generated to monitor credit quality as well as to refine the structure and mix of new loan originations. We review profitability metrics on a consolidated basis, as well as at the credit center, origination channel, dealer and contract levels.

Loan Servicing

Our loan servicing activities consist of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interest in the financed vehicle, monitoring physical damage insurance coverage of the financed vehicle, and arranging for the repossession of financed vehicles, liquidation of collateral and pursuit of deficiencies when appropriate. Our payment processing and customer service activities are operated centrally in Arlington, Texas. Our collection activities are operated through four regional standardized collection centers in North America (Arlington, Texas, Ontario, Canada, Chandler, Arizona and Charlotte, North Carolina).

We use monthly billing statements to serve as a reminder to customers as well as an early warning mechanism in the event a customer has failed to notify us of an address change. Approximately 15 days before a customer’s first payment due date and each month thereafter, we mail the customer a billing statement directing the customer to mail payments to a lockbox bank for deposit in a lockbox account. Payment receipt data is electronically transferred from our lockbox bank to us for posting to the loan accounting system. Payments may also be received from third party payment processors, such as Western Union, directly by us from customers or via electronic transmission of funds. Payment processing and customer account maintenance is performed centrally at our operations center in Arlington, Texas.

A predictive dialing system is utilized to make phone calls to customers whose payments are past due. The predictive dialer is a computer-controlled telephone dialing system that simultaneously dials phone numbers of multiple customers from a file of records extracted from our database. Once a connection is made to the automated dialer’s call, the system automatically transfers the call to a collector and the relevant account information to the collector’s computer screen. Accounts that the system has been unable to reach within a specified number of days are flagged, thereby promptly identifying for management all customers who cannot be reached by telephone. By eliminating the time spent on attempting to reach customers, the system gives a single collector the ability to contact a larger number of customers daily.

Once an account reaches a certain level of delinquency, the account moves to one of our advanced collection units. The objective of these collectors is to resolve the delinquent account. We may repossess a financed vehicle if an account is deemed uncollectible, the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden, the customer deals in bad faith or the customer voluntarily surrenders the financed vehicle.

Statistically-based behavioral assessment models are used in our servicing activities to project the relative probability that an individual account will default. The behavioral assessment models are used to help develop servicing strategies for the portfolio or for targeted account groups within the portfolio.

At times, we offer payment deferrals to customers who have encountered financial difficulty, hindering their ability to pay as contracted. A deferral allows the customer to move delinquent payments to the end of the loan, usually by paying a fee that is calculated in a manner specified by applicable law. The collector reviews the customer’s past payment history and behavioral score and assesses the customer’s desire and capacity to make future payments. Before agreeing to a deferral, the collector also considers whether the deferment transaction complies with our policies and guidelines. Exceptions to our policies and guidelines for deferrals must be approved in accordance with these policies and guidelines. While payment deferrals are initiated and approved in the collections department, a separate department processes authorized deferment transactions. Exceptions are also monitored by our centralized credit risk management function.

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more customer notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the customer. Some jurisdictions provide the customer with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict our ability to dispose of the repossessed vehicle. Independent repossession firms engaged by us handle repossessions. All repossessions, other than bankruptcy or previously charged off accounts, must be approved by a collections officer. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. We do not sell any vehicles on a retail basis. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the contract. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged off. We pursue collection of deficiencies when we deem such action to be appropriate.

Our policy is to charge off an account in the month in which the account becomes 120 days contractually delinquent if we have not repossessed the related vehicle. We charge off accounts in repossession when the automobile is repossessed and legally available for disposition. A charge-off represents the difference between the estimated net sales proceeds and the amount of the delinquent contract, including accrued interest. Accounts in repossession that have been charged off are removed from finance receivables and the related repossessed automobiles are included in other assets at net realizable value on the consolidated balance sheet pending disposal.

The value of the collateral underlying our receivables portfolio is updated periodically with a loan-by-loan link to national wholesale auction values. This data, along with our own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities.

Financing

We primarily finance our loan and lease origination volume through the use of our credit facilities and, in the case of our loan originations, through securitization transactions.

Credit Facilities. Loans are typically funded initially using credit facilities that are generally administered by agents on behalf of institutionally managed commercial paper conduits . Under these funding agreements, we transfer finance receivables to special purpose finance subsidiaries. These subsidiaries, in turn, issue notes to the agents, collateralized by such finance receivables and cash. The agents provide funding under the notes to the subsidiaries pursuant to an advance formula, and the subsidiaries forward the funds to us in consideration for the transfer of finance receivables. While these subsidiaries are included in our consolidated financial statements, these subsidiaries are separate legal entities and the finance receivables and other assets held by these subsidiaries are legally owned by them and are not available to our creditors or creditors of our other subsidiaries. Advances under our funding agreements bear interest at commercial paper, London Interbank Offered Rates (“LIBOR”) or prime rates plus a credit spread and specified fees depending upon the source of funds provided by the agents.

Securitizations. We pursue a financing strategy of securitizing our automobile loans to diversify our funding sources and free up capacity on our credit facilities for the purchase of additional automobile loans. The asset-backed securities market has traditionally allowed us to finance our auto loan portfolio at fixed interest rates over the life of a securitization transaction, thereby locking in the excess spread on our loan portfolio.

Proceeds from securitizations are primarily used to fund initial cash credit enhancement requirements in the securitization and to pay down borrowings under our credit facilities, thereby increasing availability thereunder for further contract purchases. Since 1994, we have securitized approximately $67.5 billion of auto loans, including five securitization transactions since January 2011 pursuant to which we issued $4.6 billion of asset-backed securities.

In our securitizations, we, through wholly-owned subsidiaries, transfer auto loans to newly-formed securitization trusts (“Trusts”), which issue one or more classes of asset-backed securities. The asset-backed securities are in turn sold to investors. When we transfer loans to a securitization Trust, we make certain representations and warranties regarding the loans. These representations and warranties pertain to specific aspects of the loans, including the origination of the loans, the obligors of the loans, the accuracy and legality of the records, computer tapes and schedules containing information regarding the loans, the financed vehicles securing the loans, the security interests in the loans, specific characteristics of the loans, and certain matters regarding our servicing of the loans, but do not pertain to the underlying performance of the loans. Upon the breach of one of these representations or warranties (subject to any applicable cure period) that materially and adversely affects the noteholders’ interest in any loan, we will be obligated to repurchase the loan from the securitization Trust. Historically, repurchases of loans due to a breach of a representation or warranty have been immaterial.

Since the second half of 2008, we have primarily utilized senior subordinated securitization structures which involve the sale of subordinated asset-backed securities to provide credit enhancement for the senior, or higher rated, asset-backed securities. On November 2, 2011, we closed a $0.9 billion senior subordinated securitization transaction, AMCAR 2011-5, that has initial cash deposit and overcollateralization requirements of 7.75% in order to provide credit enhancement for the asset-backed securities sold, including the double-B rated securities which were the lowest rated securities sold. The level of credit enhancement in future senior subordinated securitizations will depend, in part, on the net interest margin, collateral characteristics and credit performance trends of the auto loans transferred, our portfolio and overall auto finance industry credit trends, as well as our financial condition, the economic environment and our ability to sell lower rated subordinated bonds at rates we consider acceptable.

The second type of securitization structure we have utilized involves the purchase of a financial guaranty insurance policy issued by an insurer. The financial guaranty insurance policies insure the timely payment of interest and the ultimate payment of principal due on the asset-backed securities. We have limited reimbursement obligations to the insurers; however, credit enhancement requirements, including the insurers’ encumbrance of certain restricted cash accounts and subordinated interests in Trusts, provide a source of funds to cover shortfalls in collections and to reimburse the insurers for any claims which may be made under the policies issued with respect to our securitizations. Since our securitization program’s inception, there have been no claims under any insurance policies.

The credit enhancement requirements in our securitization transactions include restricted cash accounts that are generally established with an initial deposit and may subsequently be funded through excess cash flows from securitized receivables. An additional form of credit enhancement is provided in the form of overcollateralization whereby more receivables are transferred to the Trusts than the amount of asset-backed securities issued by the Trusts. In securitizations involving a financial guaranty insurance policy, agreements with the insurers provide that if portfolio performance ratios (delinquency, cumulative default or cumulative net loss triggers) in a Trust’s pool of receivables exceed certain targets, the restricted cash account would be increased. Cash would be retained in the restricted cash account and not released to us until the increased target levels have been reached and maintained. We are entitled to receive amounts from the restricted cash accounts to the extent the amounts deposited exceed the required target enhancement levels. The credit enhancement requirements related to senior subordinated transactions typically do not contain portfolio performance ratios which could increase the minimum required credit enhancement levels.

The following Chart provides a simplified overview of the relationship between us and other key parties to a credit facility or securitization transaction:

Trade Names

We have obtained federal trademark protection for the “AmeriCredit” name and logo that incorporates the “AmeriCredit” name. Certain other names, logos and phrases used by us in our business operations have also been trademarked.

Regulation

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations.

In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance companies such as us. These rules and regulations generally provide for licensing as a sales finance company or consumer lender or lessor, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and lessees and protect against discriminatory lending and leasing practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each contract or loan and the lease terms to lessees of personal property. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by us must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency and to respond to consumers who inquire regarding any adverse reporting submitted by us to the consumer reporting agencies. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain the privacy of certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Servicemembers Civil Relief Act, which requires us, in most circumstances, to reduce the interest rate charged to customers who have subsequently joined, enlisted, been inducted or called to active military duty. The dealers who originate automobile finance contracts and leases purchased by us also must comply with both state and federal credit and trade practice statutes and regulations. Failure of the dealers to comply with these statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations. There can be no assurance, however, that we will be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on our business.

Compliance with applicable law is costly and can affect operating results. Compliance also requires forms, processes, procedures, controls and the infrastructure to support these requirements, and may create operational constraints. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply with these laws could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

In the near future, the financial services industry is likely to see increased disclosure obligations, restrictions on pricing and fees and enforcement proceedings.

In July 2010, the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•

creates a liquidation framework under which the Federal Deposit Insurance Corporation (“FDIC”) may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies”, and commonly referred to as “systemically important entities”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of that company’s subsidiaries;

•	creates a new framework for the regulation of over-the-counter derivatives activities;

•	strengthens the regulatory oversight of securities and capital markets activities by the SEC;

•	creates the Bureau of Consumer Financial Protection, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services; and

•

increases the regulation of the securitization markets through, among other things, a mandated risk retention requirement for securitizers and a direction to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

The various requirements of the Dodd-Frank Act, including the many implementing regulations which have yet to be finalized, may substantially impact our origination, servicing and securitization activities. With respect to the new liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to us, although the expectation embedded in the Dodd-Frank Act is that the framework will rarely be invoked. Recent guidance from the FDIC indicates that such new framework will largely be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to us.

The SEC has proposed significant changes to the rules applicable to issuers and sponsors of asset-backed securities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act. With the proposed changes we could potentially see an adverse impact in our access to the asset-backed securities capital markets and lessened effectiveness of our financing programs.

Competition

The auto finance market is highly fragmented and is served by a variety of financial entities, including the captive finance affiliates of other major automotive manufacturers, banks, thrifts, credit unions and independent finance companies. Many of these competitors have substantially greater financial resources and lower costs of funds than ours. In addition, our competitors often provide financing on terms more favorable to automobile purchasers or dealers than we may offer. Many of these competitors also have long standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing, commercial loans or revolving credit products, which are not currently provided by us. Providers of automobile financing have traditionally competed on the basis of interest rates charged, the quality of credit accepted, the flexibility of loan terms offered and the quality of service provided to dealers and customers. In seeking to establish ourselves as one of the principal financing sources at the dealers we serve, we compete predominantly on the basis of our high level of dealer service, strong dealer relationships and by offering flexible loan terms. There can be no assurance that we will be able to compete successfully in this market or against these competitors.

Employees

At September 30, 2011, we employed approximately 3,400 persons in the United States and Canada. None of our employees are a part of a collective bargaining agreement, and our relationships with employees are satisfactory.

Properties

Our executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas, in an 86,000 square foot office space under a ten-year lease that expires in May 2019.

We also lease 46,000 square feet of office space in Charlotte, North Carolina under a lease expiring in June 2021, 89,000 square feet of office space in Peterborough, Ontario under a lease expiring in July 2019, 62,000 square feet of office space in Chandler, Arizona, under a lease expiring in August 2018 and 250,000 square feet of office space in Arlington, Texas, under a lease expiring August 2017. We also own a 250,000 square foot servicing facility in Arlington, Texas. Our Canadian auto leasing operations are housed in a 37,000 square foot facility in Toronto, Ontario under a lease expiring August 2014. Our regional credit centers are generally leased under agreements with original terms of three to seven years. Such facilities are typically located in a suburban office building and consist of between 3,000 and 15,000 square feet of space.

Legal Proceedings

As a consumer finance company, we are subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against us could take the form of class action complaints by consumers and/or former shareholders. As the assignee of finance contracts originated by dealers, we may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. We believe that we have taken prudent steps to address and mitigate the litigation risks associated with our business activities. However, any adverse resolution of litigation pending or threatened against us could have a material adverse affect on our financial condition, results of operations and cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We are an auto finance company specializing in purchasing retail automobile installment sales contracts originated by franchised and select independent dealers in connection with the sale of used and new automobiles. Additionally, in December 2010, we began offering a lease product through General Motors Company (“GM”) franchised dealerships. We generate revenue and cash flows primarily through the purchase, retention, subsequent securitization and servicing of finance receivables. As used herein, “loans” include auto finance receivables originated by dealers and purchased by us. To fund the acquisition of receivables prior to securitization, we use available cash and borrowings under our credit facilities. We earn finance charge income on the finance receivables and pay interest expense on borrowings under our credit facilities.

Through wholly-owned subsidiaries, we periodically transfer receivables to securitization trusts (“Trusts”) that issue asset-backed securities to investors. We retain an interest in these securitization transactions in the form of restricted cash accounts and overcollateralization, whereby more receivables are transferred to the Trusts than the amount of asset-backed securities issued by the Trusts, as well as the estimated future excess cash flows expected to be received by us over the life of the securitization. Excess cash flows result from the difference between the finance charges received from the obligors on the receivables and the interest paid to investors in the asset-backed securities, net of credit losses and expenses.

Excess cash flows from the Trusts are initially utilized to fund credit enhancement requirements in order to attain specific credit ratings for the asset-backed securities issued by the Trusts. Once targeted credit enhancement requirements are reached and maintained, excess cash flows are distributed to us or, in a securitization utilizing a senior subordinated structure, may be used to accelerate the repayment of certain subordinated securities. In addition to excess cash flows, we receive monthly base servicing fees and we collect other fees, such as late charges, as servicer for the Trusts. For securitization transactions that involve the purchase of a financial guaranty insurance policy, credit enhancement requirements will increase if specified portfolio performance ratios are exceeded. Excess cash flows otherwise distributable to us from the Trusts in which the portfolio performance ratios were exceeded and from other Trusts which may be subject to limited cross-collateralization provisions are accumulated in the Trusts until such higher levels of credit enhancement are reached and maintained. Senior subordinated securitizations typically do not utilize portfolio performance ratios.

Our securitization transactions utilize special purpose entities which are also variable interest entities (“VIE’s”) that meet the requirements to be consolidated in our financial statements. Following a securitization, the finance receivables and the related securitization notes payable remain on the consolidated balance sheets. We recognize finance charge and fee income on the receivables and interest expense on the securities issued in the securitization transaction and record a provision for loan losses to cover probable loan losses on the receivables.

Presentation and Analysis of Results

Merger

On October 1, 2010, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 21, 2010, with General Motors Holdings LLC (“GM Holdings”), a wholly owned subsidiary of GM, and Goalie Texas Holdco Inc., a direct wholly owned subsidiary of GM Holdings (“Merger Sub”), GM Holdings completed its acquisition of AmeriCredit Corp. via the merger of Merger Sub with and into AmeriCredit Corp. (the “Merger”), with AmeriCredit Corp. continuing as the surviving company in the Merger and becoming a wholly-owned subsidiary of GM Holdings. After the Merger, AmeriCredit Corp. was renamed General Motors Financial Company, Inc. (“GM Financial”).

On December 9, 2010, we changed our fiscal year end to December 31 from June 30. We made this change to align our financial reporting period, as well as our annual planning and budgeting process, with the GM business cycle.

The accompanying condensed consolidated statements of consolidated income and comprehensive income and cash flows are presented for four periods: three months and nine months ended September 30, 2011 (“Successor”) and three months and nine months ended September 30, 2010 (“Predecessor”), which relate to periods after and before the Merger with GM, respectively. Due to the change in basis resulting from the application of purchase accounting, the results of operations of the Predecessor and Successor are not comparable.

Results of Operations

Three Months Ended September 30, 2011 (Successor)

Finance Receivables:

A summary of our finance receivables is as follows (in thousands):

Successor
Three Months Ended September 30, 2011
Pre-acquisition finance receivables, outstanding balance beginning of period	$5,471,957
Post-acquisition finance receivables, beginning of period	3,222,584

8,694,541
Loans purchased	1,358,115
Charge-offs	(153,330)
Principal collections and other	(875,993)
Change in carrying value adjustment on the pre-acquisition finance receivables	45,959

Balance at end of period	$9,069,292

Average finance receivables (1)	$9,276,098

(1)	Average finance receivables are defined as the average daily receivable balance excluding the carrying value adjustment.

The average new loan size was $21,313 for the three months ended September 30, 2011. The average annual percentage rate for finance receivables purchased during the three months ended September 30, 2011 was 14.4%.

Leased Vehicles:

Leased vehicles were as follows (in thousands):

Successor
Three Months Ended September 30, 2011
Balance at beginning of period	$468,540
Leased vehicles purchased	188,706
Leased vehicles returned—end of term	(8,928)
Leased vehicles returned—default	(196)
Manufacturer incentives	(19,303)
Foreign currency translation adjustment	(15,451)

Balance at end of period	$613,368

Average leased vehicles, net	$501,767

Average Earning Assets:

Average earning assets were as follows (in thousands):

Successor
Three Months Ended September 30, 2011
Average finance receivables (1)	$9,276,098
Average leased vehicles, net	501,767

Average earning assets	$9,777,865

(1)	Average finance receivables are defined as the average daily receivable balance excluding the carrying value adjustment.

Net Margin:

Net margin is the difference between finance charge and other income earned on our receivables and leased vehicles and the cost to fund the assets as well as the cost of debt incurred for general corporate purposes.

Our net margin as reflected on the consolidated statements of income and comprehensive income is as follows (in thousands):

Successor
Three Months Ended September 30, 2011
Finance charge income	$348,285
Other income	42,396
Interest expense	(56,295)

Net margin	$334,386

Net margin as a percentage of average earning assets is as follows:

Successor
Three Months Ended September 30, 2011
Finance charge income and other income	15.9%
Interest expense	(2.3)

Net margin as a percentage of average earning assets	13.6%

Revenue:

Finance charge income was $348.3 million for the three months ended September 30, 2011. The effective yield on our finance receivables was 14.9% for the three months ended September 30, 2011. The effective yield represents finance charges and fees recorded in earnings during the period as a percentage of average finance receivables.

Other income consists of the following (in thousands):

Successor
Three Months Ended September 30, 2011
Leasing income	$27,096
Investment income	327
Late fees and other income	14,973

$42,396

Costs and Expenses:

Operating Expenses

Operating expenses were $88.1 million for the three months ended September 30, 2011. Our operating expenses are predominately related to personnel costs that include base salary and wages, performance incentives and benefits as well as related employment taxes. Personnel costs represented 74.4% of total operating expenses for the three months ended September 30, 2011.

Operating expenses as an annualized percentage of average earning assets were 3.6% for the three months ended September 30, 2011.

Lease Vehicle Expenses

Lease vehicle expenses were $17.9 million for the three months ended September 30, 2011. Our lease vehicle expenses are predominately related to depreciation of leased assets as well as the gain or loss on the disposition of the leased assets.

Provision for Loan losses

Provisions for loan losses are charged to operations to bring our allowance for loan losses to a level which management considers adequate to absorb probable credit losses inherent in the portfolio of post-acquisition finance receivables. The provision for loan losses recorded for the three months ended September 30, 2011 reflects inherent losses on receivables originated during the quarter and changes in the amount of inherent losses on post-acquisition receivables originated in prior periods. The provision for loan losses was $50.9 million for the three months ended September 30, 2011. As an annualized percentage of average post-acquisition finance receivables, the provision for loan losses was 2.2% for the three months ended September 30, 2011.

Interest Expense

Interest expense was $56.3 million for the three months ended September 30, 2011. Interest expense was reduced by $12.9 million of amortization of the purchase accounting premium. Average debt outstanding was $7.7 billion for the three months ended September 30, 2011. Our effective rate of interest on our debt was 2.9% for the three months ended September 30, 2011.

Taxes

Our effective income tax rate was 38.7% for the three months ended September 30, 2011.

Other Comprehensive Loss:

Other comprehensive loss consists of the following (in thousands):

Successor
Three Months Ended September 30, 2011
Unrealized losses on cash flow hedges	$(185)
Foreign currency translation adjustment	(16,701)
Income tax benefit	68

$(16,818)

Cash Flow Hedges

Unrealized losses on cash flow hedges consist of the following (in thousands):

Successor
Three Months Ended September 30, 2011
Unrealized losses related to changes in fair value	$(1,078)
Reclassification of net unrealized losses into earnings	893

$(185)

Unrealized losses related to changes in fair value for the three months ended September 30, 2011 were due to changes in the fair value of interest rate swap agreements that were designated as cash flow hedges for accounting purposes. The fair value of the interest rate swap agreements fluctuate based upon changes in forward interest rate expectations.

Unrealized losses on cash flow hedges of our floating rate debt are reclassified into earnings when interest rate fluctuations on securitization notes payable or other hedged items affect earnings.

Foreign Currency Translation Adjustment

Foreign currency translation adjustment losses of $16.7 million for the three months ended September 30, 2011 were included in other comprehensive income. The translation adjustment is due to the change in the value of our Canadian dollar denominated assets related to the change in the U.S. dollar to Canadian dollar conversion rates during the three months ended September 30, 2011.

Three Months Ended September 30, 2010 (Predecessor)

Finance Receivables:

A summary of our finance receivables is as follows (in thousands):

Predecessor
Three Months Ended September 30, 2010
Balance at beginning of period	$8,733,518
Loans purchased	959,004
Charge-offs	(217,520)
Principal collections and other	(799,427)

Balance at end of period	$8,675,575

Average finance receivables	$8,718,310

The average new loan size was $19,065 for the three months ended September 30, 2010. The average annual percentage rate for finance receivables purchased during the three months ended September 30, 2010 was 15.8%.

Average Earning Assets:

Average earning assets were as follows (in thousands):

Predecessor
Three Months Ended September 30, 2010
Average finance receivables	$8,718,310
Average leased vehicles, net	74,704

Average earning assets	$8,793,014

Net Margin:

Net margin is the difference between finance charge and other income earned on our receivables and leased vehicles and the cost to fund the assets as well as the cost of debt incurred for general corporate purposes.

Our net margin as reflected on the consolidated statements of income and comprehensive income is as follows (in thousands):

Predecessor
Three Months Ended September 30, 2010
Finance charge income	$342,349
Other income	30,275
Interest expense	(89,364)

Net margin	$283,260

Net margin as a percentage of average earning assets is as follows:

Predecessor
Three Months Ended September 30, 2010
Finance charge income and other income	16.8%
Interest expense	(4.0)

Net margin as a percentage of average earning assets	12.8%

Revenue:

Finance charge income was $342.3 million for the three months ended September 30, 2010. The effective yield on our finance receivables was 15.6% for the three months ended September 30, 2010. The effective yield represents finance charges and fees recorded in earnings during the period as a percentage of average finance receivables.

Other income consists of the following (in thousands):

Predecessor
Three Months Ended September 30, 2010
Leasing income	$15,888
Investment income	700
Late fees and other income	13,687

$30,275

Costs and Expenses:

Operating Expenses

Operating expenses were $68.9 million for the three months ended September 30, 2010. Our operating expenses are predominately related to personnel costs that include base salary and wages, performance incentives and benefits as well as related employment taxes. Personnel costs represented 75.5% of total operating expenses for the three months ended September 30, 2010.

Operating expenses as an annualized percentage of average earning assets were 3.1% for the three months ended September 30, 2010.

Lease Vehicle Expenses

Lease vehicle expenses were $6.5 million for the three months ended September 30, 2010. Our lease vehicle expenses are predominately related to depreciation of leased assets as well as the gain or loss on the disposition of the leased assets.

Provision for Loan losses

Provisions for loan losses are charged to operations to bring our allowance for loan losses to a level which management considers adequate to absorb probable credit losses inherent in the portfolio of finance receivables. The provision for loan losses recorded for the three months ended September 30, 2010 reflects inherent losses on receivables originated during the quarter and changes in the amount of inherent losses on receivables originated in prior periods. The provision for loan losses was $74.6 million for the three months ended September 30, 2010. As an annualized percentage of average finance receivables, the provision for loan losses was 3.4% for the three months ended September 30, 2010.

Interest Expense

Interest expense was $89.4 million for the three months ended September 30, 2010. Average debt outstanding was $7.0 billion for the three months ended September 30, 2010. Our effective rate of interest on our debt was 5.1% for the three months ended September 30, 2010.

Taxes

Our effective income tax rate was 43.4% for the three months ended September 30, 2010.

Other Comprehensive Income:

Other comprehensive income consists of the following (in thousands):

Predecessor
Three Months Ended September 30, 2010
Unrealized gains on cash flow hedges	$6,255
Foreign currency translation adjustment	2,055
Income tax provision	(3,027)

$5,283

Cash Flow Hedges

Unrealized gains on cash flow hedges consist of the following (in thousands):

Predecessor
Three Months Ended September 30, 2010
Unrealized losses related to changes in fair value	$(8,218)
Reclassification of net unrealized losses into earnings	14,473

$6,255

Unrealized losses related to changes in fair value for the three months ended September 30, 2010, were due to changes in the fair value of interest rate swap agreements that were designated as cash flow hedges for accounting purposes. The fair value of the interest rate swap agreements fluctuate based upon changes in forward interest rate expectations.

Unrealized gains on cash flow hedges of our floating rate debt are reclassified into earnings when interest rate fluctuations on securitization notes payable or other hedged items affect earnings.

Foreign Currency Translation Adjustment

Foreign currency translation adjustment gains of $2.1 million for the three months ended September 30, 2010 were included in other comprehensive income. The translation adjustment is due to the change in the value of our Canadian dollar denominated assets related to the change in the U.S. dollar to Canadian dollar conversion rates during the three months ended September 30, 2010.

Nine Months Ended September 30, 2011 (Successor)

Finance Receivables:

A summary of our finance receivables is as follows (in thousands):

Successor
Nine Months Ended September 30, 2011
Pre-acquisition finance receivables, outstanding balance beginning of period	$7,299,963
Post-acquisition finance receivables, beginning of period	923,713

8,223,676
Loans purchased	3,845,258
Charge-offs	(466,777)
Principal collections and other	(2,588,178)
Change in carrying value adjustment on pre-acquisition finance receivables	55,313

Balance at end of period	$9,069,292

Average finance receivables (1)	$8,958,549

(1)	Average finance receivables are defined as the average daily receivable balance excluding the carrying value adjustment.

The average new loan size was $20,493 for the nine months ended September 30, 2011. The average annual percentage rate for finance receivables purchased during the nine months ended September 30, 2011 was 14.7%.

Leased Vehicles:

Leased vehicles were as follows (in thousands):

Successor
Nine Months Ended September 30, 2011
Balance at beginning of period	$51,515
Leased vehicles purchased	688,137
Leased vehicles returned—end of term	(22,575)
Leased vehicles returned—default	(578)
Manufacturer incentives	(87,680)
Foreign currency translation adjustment	(15,451)

Balance at end of period	$613,368

Average leased vehicles, net	$305,442

Average Earning Assets:

Average earning assets were as follows (in thousands):

Successor
Nine Months Ended September 30, 2011
Average finance receivables (1)	$8,958,549
Average leased vehicles, net	305,442

Average earning assets	$9,263,991

(1)	Average finance receivables are defined as the average daily receivable balance excluding the carrying value adjustment.

Net Margin:

Net margin is the difference between finance charge and other income earned on our receivables and leased vehicles and the cost to fund the assets as well as the cost of debt incurred for general corporate purposes.

Our net margin as reflected on the consolidated statements of income and comprehensive income is as follows (in thousands):

Successor
Nine Months Ended September 30, 2011
Finance charge income	$907,047
Other income	108,686
Interest expense	(139,729)

Net margin	$876,004

Net margin as a percentage of average earning assets is as follows:

Successor
Nine Months Ended September 30, 2011
Finance charge income and other income	14.6%
Interest expense	(2.0)

Net margin as a percentage of average earning assets	12.6%

Revenue:

Finance charge income was $907.0 million for the nine months ended September 30, 2011. The effective yield on our finance receivables was 13.5% for the nine months ended September 30, 2011. The effective yield represents finance charges and fees recorded in earnings during the period as a percentage of average finance receivables.

Other income consists of the following (in thousands):

Successor
Nine Months Ended September 30, 2011
Leasing income	$60,831
Investment income	1,191
Late fees and other income	46,664

$108,686

Costs and Expenses:

Operating Expenses

Operating expenses were $249.9 million for the nine months ended September 30, 2011. Our operating expenses are predominately related to personnel costs that include base salary and wages, performance incentives and benefits as well as related employment taxes. Personnel costs represented 74.6% of total operating expenses for the nine months ended September 30, 2011.

Operating expenses as an annualized percentage of average earning assets were 3.6% for the nine months ended September 30, 2011.

Lease Vehicle Expenses

Lease vehicle expenses were $39.4 million for the nine months ended September 30, 2011. Our lease vehicle expenses are predominately related to depreciation of leased assets as well as the gain or loss on the disposition of the leased assets.

Provision for Loan losses

Provisions for loan losses are charged to operations to bring our allowance for loan losses to a level which management considers adequate to absorb probable credit losses inherent in the portfolio of post-acquisition finance receivables. The provision for loan losses recorded for the nine months ended September 30, 2011 reflects inherent losses on receivables originated during the period and changes in the amount of inherent losses on post-acquisition receivables originated in prior periods. The provision for loan losses was $134.9 million for the nine months ended September 30, 2011. As an annualized percentage of average post-acquisition finance receivables, the provision for loan losses was 2.0% for the nine months ended September 30, 2011.

Interest Expense

Interest expense was $139.7 million for the nine months ended September 30, 2011. Interest expense was reduced by $57.1 million of amortization of the purchase accounting premium. Average debt outstanding was $7.5 billion for the nine months ended September 30, 2011. Our effective rate of interest on our debt was 2.5% for the nine months ended September 30, 2011.

Taxes

Our effective income tax rate was 37.6% for the nine months ended September 30, 2011.

Other Comprehensive Loss:

Other comprehensive loss consists of the following (in thousands):

Successor
Nine Months Ended September 30, 2011
Unrealized losses on cash flow hedges	$(38)
Foreign currency translation adjustment	(15,517)
Income tax benefit	14

$(15,541)

Cash Flow Hedges

Unrealized losses on cash flow hedges consist of the following (in thousands):

Successor
Nine Months Ended September 30, 2011
Unrealized losses related to changes in fair value	$(1,930)
Reclassification of net unrealized losses into earnings	1,892

$(38)

Unrealized losses related to changes in fair value for the nine months ended September 30, 2011 were due to changes in the fair value of interest rate swap agreements that were designated as cash flow hedges for accounting purposes. The fair value of the interest rate swap agreements fluctuate based upon changes in forward interest rate expectations.

Unrealized losses on cash flow hedges of our floating rate debt are reclassified into earnings when interest rate fluctuations on securitization notes payable or other hedged items affect earnings.

Foreign Currency Translation Adjustment

Foreign currency translation adjustment losses of $15.5 million for the nine months ended September 30, 2011 were included in other comprehensive income. The translation adjustment is due to the change in the value of our Canadian dollar denominated assets related to the change in the U.S. dollar to Canadian dollar conversion rates during the nine months ended September 30, 2011.

Nine Months Ended September 30, 2010 (Predecessor)

Finance Receivables:

A summary of our finance receivables is as follows (in thousands):

Predecessor
Nine Months Ended September 30, 2010
Balance at beginning of period	$9,304,976
Loans purchased	2,488,956
Charge-offs	(730,241)
Principal collections and other	(2,388,116)

Balance at end of period	$8,675,575

Average finance receivables	$8,850,833

The average new loan size was $18,690 for the nine months ended September 30, 2010. The average annual percentage rate for finance receivables purchased during the nine months ended September 30, 2010 was 16.2%.

Average Earning Assets:

Average earning assets were as follows (in thousands):

Predecessor
Nine Months Ended September 30, 2010
Average finance receivables	$8,850,833
Average leased vehicles, net	93,028

Average earning assets	$8,943,861

Net Margin:

Net margin is the difference between finance charge and other income earned on our receivables and leased vehicles and the cost to fund the assets as well as the cost of debt incurred for general corporate purposes.

Our net margin as reflected on the consolidated statements of income and comprehensive income is as follows (in thousands):

Predecessor
Nine Months Ended September 30, 2010
Finance charge income	$1,020,772
Other income	74,630
Interest expense	(294,678)

Net margin	$800,724

Net margin as a percentage of average earning assets is as follows:

Predecessor
Nine Months Ended September 30, 2010
Finance charge income and other income	16.4%
Interest expense	(4.4)

Net margin as a percentage of average earning assets	12.0%

Revenue:

Finance charge income was $1,020.8 million for the nine months ended September 30, 2010. The effective yield on our finance receivables was 15.4% for the nine months ended September 30, 2010. The effective yield represents finance charges and fees recorded in earnings during the period as a percentage of average finance receivables.

Other income consists of the following (in thousands):

Predecessor
Nine Months Ended September 30, 2010
Leasing income	$37,433
Investment income	2,063
Late fees and other income	35,134

$74,630

Costs and Expenses:

Operating Expenses

Operating expenses were $212.4 million for the nine months ended September 30, 2010. Our operating expenses are predominately related to personnel costs that include base salary and wages, performance incentives and benefits as well as related employment taxes. Personnel costs represented 76.5% of total operating expenses for the nine months ended September 30, 2010.

Operating expenses as an annualized percentage of average earning assets were 3.2% for the nine months ended September 30, 2010.

Lease Vehicle Expenses

Lease vehicle expenses were $20.8 million for the nine months ended September 30, 2010. Our lease vehicle expenses are predominately related to depreciation of leased assets as well as the gain or loss on the disposition of the leased assets.

Provision for Loan losses

Provisions for loan losses are charged to operations to bring our allowance for loan losses to a level which management considers adequate to absorb probable credit losses inherent in the portfolio of finance receivables. The provision for loan losses recorded for the nine months ended September 30, 2010 reflects inherent losses on receivables originated during the period and changes in the amount of inherent losses on receivables originated in prior periods. The provision for loan losses was $198.5 million for the nine months ended September 30, 2010. As an annualized percentage of average finance receivables, the provision for loan losses was 3.0% for the nine months ended September 30, 2010.

Interest Expense

Interest expense was $294.7 million for the nine months ended September 30, 2010. Average debt outstanding was $7.3 billion for the nine months ended September 30, 2010. Our effective rate of interest on our debt was 5.4% for the nine months ended September 30, 2010.

Taxes

Our effective income tax rate was 38.6% for the nine months ended September 30, 2010.

Other Comprehensive Income:

Other comprehensive income consists of the following (in thousands):

Predecessor
Nine Months Ended September 30, 2010
Unrealized gains on cash flow hedges	$25,063
Foreign currency translation adjustment	2,017
Income tax provision	(9,717)

$17,363

Cash Flow Hedges

Unrealized gains on cash flow hedges consist of the following (in thousands):

Predecessor
Nine Months Ended September 30, 2010
Unrealized losses related to changes in fair value	$(24,843)
Reclassification of net unrealized losses into earnings	49,906

$25,063

Unrealized losses related to changes in fair value for the nine months ended September 30, 2010, were due to changes in the fair value of interest rate swap agreements that were designated as cash flow hedges for accounting purposes. The fair value of the interest rate swap agreements fluctuate based upon changes in forward interest rate expectations.

Unrealized gains on cash flow hedges of our floating rate debt are reclassified into earnings when interest rate fluctuations on securitization notes payable or other hedged items affect earnings.

Foreign Currency Translation Adjustment

Foreign currency translation adjustment gains of $2.0 million for the nine months ended September 30, 2010 were included in other comprehensive income. The translation adjustment is due to the change in the value of our Canadian dollar denominated assets related to the change in the U.S. dollar to Canadian dollar conversion rates during the nine months ended September 30, 2010.

Credit Quality

Finance Receivables

We primarily provide financing in relatively high-risk markets, and, therefore, anticipate a corresponding high level of delinquencies and charge-offs.

The following tables present certain data related to the receivables portfolio (dollars in thousands):

	Successor
	September 30, 2011	December 31, 2010
Pre-acquisition finance receivables	$5,076,311	$7,724,188
Pre-acquisition carrying value adjustment	(368,912)	(424,225)
Post-acquisition finance receivables	4,361,893	923,713
Allowance for loan losses	(151,322)	(26,352)

Receivables, net	$8,917,970	$8,197,324

Number of outstanding contracts	729,147	757,148

Average carrying amount of outstanding contract (in dollars)	$12,944	$11,422

Allowance for loan losses as a percentage of post-acquisition receivables	3.5%	2.9%

Delinquency

The following is a summary of finance receivables (based upon contractual amount due) that are (a) more than 30 days delinquent, but not yet in repossession, and (b) in repossession, but not yet charged off (dollars in thousands):

	Successor		Predecessor
	September 30, 2011		September 30, 2010
	Amount	Percent of Contractual Amount Due	Amount	Percent of Contractual Amount Due
Delinquent contracts:
31 to 60 days	$441,069	4.7%	$535,827	6.2%
Greater-than-60 days	164,357	1.7	215,583	2.5

	605,426	6.4	751,410	8.7
In repossession	34,230	0.4	43,519	0.5

	$639,656	6.8%	$794,929	9.2%

The following is a summary of the recorded investment in finance receivables that are (i) more than 30 days delinquent, but not yet in repossession, and (ii) in repossession, but not yet charged off (dollars in thousands):

	Successor
	September 30, 2011
	Amount	Percent of Recorded Investment
Delinquent contracts:
31 to 60 days	$414,797	4.6%
Greater-than-60-days	153,767	1.7%

	568,564	6.3%
In repossession	34,230	0.4%

	$602,794	6.7%

An account is considered delinquent if a substantial portion of a scheduled payment has not been received by the date such payment was contractually due. Delinquencies in our receivables portfolio may vary from period to period based upon the average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Due to our target customer base, a relatively high percentage of accounts become delinquent at some point in the life of a loan and there is a high rate of account movement between current and delinquent status in the portfolio.

Delinquencies in finance receivables have generally trended downward since early calendar year 2009 as a result of the favorable credit performance of loans originated since early calendar year 2008 and stabilization of economic conditions.

Deferrals

In accordance with our policies and guidelines, we, at times, offer payment deferrals to consumers whereby the consumer is allowed to move up to two delinquent payments to the end of the loan generally by paying a fee (approximately the interest portion of the payment deferred, except where state law provides for a lesser amount). Our policies and guidelines limit the number and frequency of deferments that may be granted. Additionally, we generally limit the granting of deferments on new accounts until a requisite number of payments have been received. Due to the nature of our customer base and policies and guidelines of the deferral program, approximately 50% to 60% of accounts historically comprising the portfolio receive a deferral at some point in the life of the account.

An account for which all delinquent payments are deferred is classified as current at the time the deferment is granted and therefore is not included as a delinquent account. Thereafter, such account is aged based on the timely payment of future installments in the same manner as any other account.

The reporting related to contracts receiving a deferral has not been impacted by the application of purchase accounting. Contracts receiving a payment deferral as an average quarterly percentage of average finance receivables outstanding were 5.4% and 6.1% for the three months ended September 30, 2011 and 2010, and 5.2% and 6.3% for the nine months ended September 30, 2011 and 2010, respectively. Deferment levels have generally trended down since early calendar year 2009 as a result of the stabilization of economic conditions.

The following is a summary of deferrals as a percentage of receivables (based on contractual amount due) outstanding:

	Successor
	September 30, 2011	December 31, 2010
Never deferred	77.7%	71.9%
Deferred:
1-2 times	14.9	18.5
3-4 times	7.3	9.5
Greater than 4 times	0.1	0.1

Total deferred	22.3	28.1

Total	100.0%	100.0%

We evaluate the results of our deferment strategies based upon the amount of cash installments that are collected on accounts after they have been deferred versus the extent to which the collateral underlying the deferred accounts has depreciated over the same period of time. Based on this evaluation, we believe that payment deferrals granted according to our policies and guidelines are an effective portfolio management technique and result in higher ultimate cash collections from the portfolio.

Changes in deferment levels do not have a direct impact on the ultimate amount of finance receivables charged off by us. However, the timing of a charge-off may be affected if the previously deferred account ultimately results in a charge-off. To the extent that deferrals impact the ultimate timing of when an account is charged off, historical charge-off ratios and loss confirmation periods used in the determination of the adequacy of our allowance for loan losses are also impacted. Increased use of deferrals may result in a lengthening of the loss confirmation period, which would increase expectations of credit losses inherent in the loan portfolio and therefore increase the allowance for loan losses and related provision for loan losses. Changes in these ratios and periods are considered in determining the appropriate level of allowance for loan losses and related provision for loan losses.

In April 2011, the Financial Accounting Standards Board (“FASB”) issued ASU (“2011-02”), A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring, which became effective for us during the period ended September 30, 2011. 2011-02 provides evaluation criteria for whether a restructuring constitutes a troubled debt restructuring. 2011-02 is intended to assist creditors in determining whether a modification of the terms of a loan meets the criteria to be considered a troubled debt restructuring, both for purposes of recording an impairment loss and for disclosure of troubled debt restructurings. In evaluating whether a restructuring constitutes a troubled debt restructuring, a creditor must separately conclude that both of the following exist: (a) the restructuring constitutes a concession; and (b) the debtor is experiencing financial difficulties. In accordance with our policies and guidelines, we, at times, offer payment deferrals to consumers. Each deferral allows the consumer to move up to two delinquent monthly payments to the end of the loan generally by paying a fee (approximately the interest portion of the payment deferred, except where state law provides for a lesser amount). We have concluded a loan that is deferred two or more times would be considered significantly delayed and therefore meet the definition of a concession. We have concluded that a loan currently in payment default as the result of being delinquent would also represent a debtor experiencing financial difficulties and therefore the deferments would be considered troubled debt restructurings and the loan impaired under the guidance of 2011-02. Accounts in Chapter 13 bankruptcy could also be considered troubled debt restructurings. As a result of adopting 2011-02, we assessed all restructurings that occurred on or after October 1, 2010, in the post-acquisition portfolio to identify any that qualified as troubled debt restructurings. The pre-acquisition portfolio is excluded from the provisions of 2011-02 since expected future credit losses were recognized on that portfolio at the date of purchase. As of September 30, 2011, there are no loans in the post-acquisition portfolio that have been deferred two or more times and therefore no loans meet the definition of a troubled debt restructuring. The adoption of 2011-02 has not had a material impact on our consolidated financial position, results of operations and cash flows.

Charge-offs

The following table presents charge-off data with respect to our finance receivables portfolio (dollars in thousands):

	Successor		Predecessor
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2011		September 30, 2010
Repossession charge-offs	$150,723	$475,944	$211,426	$740,111
Less: Recoveries	(83,373)	(257,724)	(98,081)	(343,144)
Mandatory charge-offs (a)	2,607	(9,167)	6,094	(9,870)

Net charge-offs	$69,957	$209,053	$119,439	$387,097

Net charge-offs as an annualized percentage of average finance receivables: (b)	3.0%	3.1%	5.4%	5.8%

Recoveries as a percentage of gross repossession charge-offs:	55.3%	54.2%	46.4%	46.4%

(a)	Mandatory charge-offs represent accounts 120 days delinquent that are charged off in full with no recovery amounts realized at time of charge-off net of any subsequent recoveries and the net write-down of finance receivables in repossession to the net realizable value of the repossessed vehicle when the repossessed vehicle is legally available for sale.
(b)	Average finance receivables are defined as the average daily receivable balance excluding the carrying value adjustment.

The reporting related to net charge-offs have not been impacted by the application of purchase accounting. The dollar amount and percentage of net charge-offs is comparable between the pre-acquisition and the post-acquisition portfolios. Net charge-offs as an annualized percentage of average finance receivables outstanding may vary from period to period based upon the average age or seasoning of the portfolio and economic factors. Net charge-offs for us and our Predecessor have generally trended down since early calendar year 2009 as a result of the favorable credit performance of loans originated since early calendar year 2008, stabilization of economic conditions and improved recovery rates on repossessed collateral.

Leased Vehicles

We primarily provide funding for leased vehicles to prime quality customers, and, therefore, anticipate a corresponding low level of delinquencies and charge-offs.

At September 30, 2011, 99.6% of our leases were current with respect to payment status.

Three Months Ended December 31, 2010—Successor

Finance Receivables

A summary of our finance receivables is as follows (in thousands):

Three Months Ended December 31,	2010
Pre-acquisition finance receivables, outstanding balance beginning of period	$8,230,743
Loans purchased	934,812
Charge-offs	(221,046)
Principal collections and other	(763,883)
Change in carrying value adjustment on the pre-acquisition finance receivables	43,050

Balance at the end of the period	$8,223,676

Average finance receivables	$8,679,506

The average new loan size was $19,550 for the three months ended December 31, 2010. The average annual percentage rate for finance receivables purchased during the three months ended December 31, 2010 was 15.2%.

Net Margin

Net margin is the difference between finance charge and other income earned on our receivables and the cost to fund the receivables as well as the cost of debt incurred for general corporate purposes.

Our net margin as derived from the consolidated statements of operations and comprehensive operations is as follows (in thousands):

Three Months Ended December 31,	2010
Finance charge income	$264,347
Other income	16,824
Interest expense	(36,684)

Net margin	$244,487

Net margin as a percentage of average finance receivables is as follows:

Three Months Ended December 31,	2010
Finance charge income	12.1%
Other income	0.8
Interest expense	(1.7)

Net margin as a percentage of average finance receivables	11.2%

Revenue

Finance charge income was $264.3 million for the three months ended December 31, 2010. The effective yield on our finance receivables was 12.1% for the three months ended December 31, 2010. The effective yield represents finance charges and fees taken into earnings during the period as well as accretion of accretable yield on pre-acquisition finance receivables. The effective yield, as a percentage of average finance receivables, is lower than the contractual rates of our auto finance contracts due to finance receivables in nonaccrual status and because the accretable yield is lower than the contractual rate.

Other income consists of the following (in thousands):

Three Months Ended December 31,	2010
Leasing income	$4,418
Investment income	608
Late fees and other income	11,798

$16,824

Costs and Expenses

Operating Expenses

Operating expenses were $70.4 million for the three months ended December 31, 2010. Our operating expenses are predominately related to personnel costs that include base salary and wages, performance incentives and benefits as well as related employment taxes. Personnel costs represented 71.7% of total operating expenses for the three months ended December 31, 2010.

Operating expenses as a percentage of average finance receivables were 3.2% for the three months ended December 31, 2010.

Provision for Loan Losses

Provisions for loan losses are charged to income to bring our allowance for loan losses to a level which management considers adequate to absorb probable credit losses inherent in the portfolio of post-acquisition finance receivables. The provision for loan losses recorded for the three months ended December 31, 2010 reflects inherent losses on post-acquisition receivables. The provision for loan losses was $26.4 million for the three months ended December 31, 2010. As a percentage of average post-acquisition finance receivables, the provision for loan losses was 1.2% for the three months ended December 31, 2010.

Interest Expense

Interest expense was $36.7 million for the three months ended December 31, 2010. As a result of the Merger, items that were being amortized to interest expense such as the discount associated with the accounting for convertible debt instruments and fees associated with our securitization notes payable and credit facilities were eliminated as part of purchase accounting entries. Interest expense was also affected by $27.1 million in amortization relating to the purchase accounting premium. Average debt outstanding was $7.3 billion for the three months ended December 31, 2010. Our effective rate of interest expense on our debt was 2.0% for the three months ended December 31, 2010.

Acquisition expenses for the three months ended December 31, 2010, primarily represent advisory, legal and professional fees and other costs related to the Merger with GM.

Taxes

Our effective income tax rate was 42.3% for the three months ended December 31, 2010.

Other Comprehensive Income

Other comprehensive income consisted of the following (in thousands):

Three Months Ended December 31,	2010
Unrealized losses on cash flow hedges	$(412)
Foreign currency translation adjustment	1,819
Income tax benefit	151

$1,558

Cash Flow Hedges

Unrealized losses on cash flow hedges consisted of the following (in thousands):

Three Months Ended December 31,	2010
Unrealized losses related to changes in fair value	$(464)
Reclassification of unrealized losses into earnings	52

$(412)

Unrealized losses related to changes in fair value for the three months ended December 31, 2010 were due to changes in the fair value of interest rate swap agreements that were designated as cash flow hedges for accounting purposes. The fair value of the interest rate swap agreements fluctuate based upon changes in forward interest rate expectations.

Unrealized losses on cash flow hedges of our floating rate debt are reclassified into earnings when interest rate fluctuations on securitization notes payable or other hedged items affect earnings.

Canadian Currency Translation Adjustment

Canadian currency translation adjustment gains of $1.8 million for the three months ended December 31, 2010 were included in other comprehensive income. The translation adjustment gains are due to the increase in the value of our Canadian dollar denominated assets related to the decline in the U.S. dollar to Canadian dollar conversion rates.

Three Months Ended September 30, 2010 as compared to Three Months Ended September 30, 2009—Predecessor

Changes in Finance Receivables

A summary of changes in our finance receivables is as follows (in thousands):

Three Months Ended September 30,	2010	2009
Balance at beginning of period	$8,733,518	$10,927,969
Loans purchased	959,004	229,073
Charge-offs	(217,520)	(379,562)
Principal collections and other	(799,427)	(756,447)

Balance at end of period	$8,675,575	$10,021,033

Average finance receivables	$8,718,310	$10,482,453

The increase in loans purchased during the three months ended September 30, 2010, as compared to the three months ended September 30, 2009, was primarily due to our establishing higher loan origination goals as a result of improved access to the securitization markets, improving portfolio credit trends and a stable economic environment. The decrease in liquidations and other resulted primarily from reduced average finance receivables.

The average new loan size increased to $19,065 for the three months ended September 30, 2010, from $16,331 for the three months ended September 30, 2009 resulting from an increase in new car loans financed under the GM subvention program initiated in September 2009. The average annual percentage rate for finance receivables purchased during the three months ended September 30, 2010, decreased to 15.8% from 19.1% during the three months ended September 30, 2009 as a result of lower costs of funds passed through in the form of lower rates as well as lower rates on loans originated under the GM subvention program.

Net Margin

Net margin is the difference between finance charge and other income earned on our receivables and the cost to fund the receivables as well as the cost of debt incurred for general corporate purposes.

Our net margin as reflected on the consolidated statements of income is as follows (in thousands):

Three Months Ended September 30,	2010	2009
Finance charge income	$342,349	$389,796
Other income	30,275	23,488
Interest expense	(89,364)	(130,148)

Net margin	$283,260	$283,136

Net margin as a percentage of average finance receivables is as follows:

Three Months Ended September 30,	2010	2009
Finance charge income	15.6%	14.7%
Other income	1.4	0.9
Interest expense	(4.1)	(4.9)

Net margin as a percentage of average finance receivables	12.9%	10.7%

The increase in net margin as a percentage of average finance receivables for the three months ended September 30, 2010, as compared to the three months ended September 30, 2009, was mainly due to higher annual percentage rates for finance receivables purchased in calendar year 2008 and 2009, reduced interest costs as a result of declining leverage and lower interest rates on securitizations completed in fiscal 2010 and the three months ended September 30, 2010.

Revenue

Finance charge income decreased by 12.2% to $342.3 million for the three months ended September 30, 2010, from $389.8 million for the three months ended September 30, 2009, primarily due to the 16.8% decrease in average finance receivables. The effective yield on our finance receivables increased to 15.6% for the three months ended September 30, 2010, from 14.7% for the three months ended September 30, 2009. The effective yield represents finance charges and fees taken into earnings during the period as a percentage of average finance receivables.

Other income consists of the following (in thousands):

Three Months Ended September 30,	2010	2009
Leasing income	$15,888	$11,458
Investment income	700	984
Late fees and other income	13,687	11,046

	$30,275	$23,488

For the three months ended September 30, 2010 leasing income increased, despite a decline in outstanding leases, as a result of a gain of $8.3 million on the disposition of leased vehicles upon lease termination.

Costs and Expenses

Operating Expenses

Operating expenses were $68.9 million for the three months ended September 30, 2010 and 2009. Our operating expenses are predominately related to personnel costs that include base salary and wages, performance incentives and benefits as well as related employment taxes. Personnel costs represented 75.5% and 70.1% of total operating expenses for the three months ended September 30, 2010 and 2009, respectively.

Operating expenses as an annualized percentage of average finance receivables were 3.1% for the three months ended September 30, 2010 as compared to 2.6% for the three months ended September 30, 2009. The increase in operating expenses as an annualized percentage of average finance receivables primarily resulted from the impact of a decreasing portfolio on our fixed cost base and higher loan origination staffing to support increased origination levels.

Provision for Loan Losses

Provisions for loan losses are charged to income to bring our allowance for loan losses to a level which management considers adequate to absorb probable credit losses inherent in the portfolio of finance receivables. The provision for loan losses recorded for the three months ended September 30, 2010 and 2009 reflects inherent losses on receivables originated during those quarters and changes in the amount of inherent losses on receivables originated in prior periods. The provision for loan losses decreased to $74.6 million for the three months ended September 30, 2010, from $158.0 million for the three months ended September 30, 2009, as a result of favorable credit performance of loans originated since early calendar 2008, stabilization of economic conditions and improved recovery rates on repossessed collateral. As an annualized percentage of average finance receivables, the provision for loan losses was 3.4% and 6.0% for the three months ended September 30, 2010 and 2009, respectively.

Interest Expense

Interest expense decreased to $89.4 million for the three months ended September 30, 2010, from $130.1 million for the three months ended September 30, 2009. Average debt outstanding was $7.0 billion and $9.2 billion for the three months ended September 30, 2010 and 2009, respectively. Our effective rate of interest on our debt decreased to 5.1% for the three months ended September 30, 2010, compared to 5.6% for the three months ended September 30, 2009, due to lower interest rates on securitizations completed in fiscal 2010 and the three months ended September 30, 2010.

Acquisition expenses for the three months ended September 30, 2010, primarily represent change of control payments to our executive officers, advisory, legal and professional fees and other costs related to the Merger with GM.

Taxes

Our effective income tax rate was 43.4% and 44.3% for the three months ended September 30, 2010 and 2009, respectively. The September 30, 2010 effective tax rate was negatively impacted primarily by the nondeductibility of certain payments to our executive officers related to the Merger with GM. The September 30, 2009 effective tax rate was negatively impacted primarily by state income tax rates and adjustments to state deferred tax assets and liabilities.

Other Comprehensive Income

Other comprehensive income consisted of the following (in thousands):

Three Months Ended September 30,	2010	2009
Unrealized gains on cash flow hedges	$6,255	$7,411
Canadian currency translation adjustment	2,055	6,924
Income tax provision	(3,027)	(5,176)

	$5,283	$9,159

Cash Flow Hedges

Unrealized gains on cash flow hedges consisted of the following (in thousands):

Three Months Ended September 30,	2010	2009
Unrealized losses related to changes in fair value	$(8,218)	$(15,833)
Reclassification of net unrealized losses into earnings	14,473	23,244

	$6,255	$7,411

Unrealized losses related to changes in fair value for the three months ended September 30, 2010 and 2009, were due to changes in the fair value of interest rate swap agreements that were designated as cash flow hedges for accounting purposes. The fair value of the interest rate swap agreements fluctuate based upon changes in forward interest rate expectations.

Unrealized gains on cash flow hedges of our floating rate debt are reclassified into earnings when interest rate fluctuations on securitization notes payable or other hedged items affect earnings.

Canadian Currency Translation Adjustment

Canadian currency translation adjustment gains of $2.1 million and $6.9 million for the three months ended September 30, 2010 and 2009, respectively, were included in other comprehensive income. The translation adjustment is due to the change in the value of our Canadian dollar denominated assets related to the change in the U.S. dollar to Canadian dollar conversion rates during the three months ended September 30, 2010 and 2009.

Year Ended June 30, 2010 as compared to Year Ended June 30, 2009—Predecessor

Changes in Finance Receivables

A summary of changes in our finance receivables is as follows (in thousands):

Years Ended June 30,	2010	2009
Balance at beginning of period	$10,927,969	$14,981,412
Loans purchased	2,137,620	1,285,091
Charge-offs	(1,249,298)	(1,659,099)
Principal collections and other	(3,082,773)	(3,679,435)

Balance at end of period	$8,733,518	$10,927,969

Average finance receivables	$9,495,125	$13,001,773

The increase in loans purchased during fiscal 2010 as compared to fiscal 2009 was primarily due to our establishing higher loan origination goals as a result of improved access to the securitization markets. Loan production targets were constrained during fiscal 2009 in order to preserve capital and liquidity. The decrease in liquidations and other resulted primarily from reduced average finance receivables.

The average new loan size increased to $18,209 for fiscal 2010 from $17,507 for fiscal 2009. The average annual percentage rate for finance receivables purchased during fiscal 2010 was 17.0% for both fiscal 2010 and fiscal 2009.

Net Margin

Net margin is the difference between finance charge and other income earned on our receivables and the cost to fund the receivables as well as the cost of debt incurred for general corporate purposes.

Our net margin as derived from the consolidated statements of operations and comprehensive operations is as follows (in thousands):

Years Ended June 30,	2010	2009
Finance charge income	$1,431,319	$1,902,684
Other income	91,215	116,488
Interest expense	(457,222)	(726,560)

Net margin	$1,065,312	$1,292,612

Net margin as a percentage of average finance receivables is as follows:

Years Ended June 30,	2010	2009
Finance charge income	15.1%	14.6%
Other income	0.9	0.9
Interest expense	(4.8)	(5.6)

Net margin as a percentage of average finance receivables	11.2%	9.9%

The increase in net margin as a percentage of average finance receivables for fiscal 2010, as compared to fiscal 2009, was mainly due to higher annual percentage rates for finance receivables purchased since mid calendar year 2008, reduced interest costs as a result of declining leverage and lower interest rates on securitizations completed in fiscal 2010. Interest expense in fiscal 2009 was also adversely impacted by warrant costs and commitment fees associated with a forward purchase agreement that terminated in fiscal 2009.

Revenue

Finance charge income decreased by 24.8% to $1,431.3 million for fiscal 2010 from $1,902.7 million for fiscal 2009, primarily due to the decrease in average finance receivables. The effective yield on our finance receivables increased to 15.1% for fiscal 2010 from 14.6% for fiscal 2009. The effective yield represents finance charges and fees taken into earnings during the period as a percentage of average finance receivables and is lower than the contractual rates of our auto finance contracts due to finance receivables in nonaccrual status.

Other income consists of the following (in thousands):

Years Ended June 30,	2010	2009
Leasing income	$44,316	$47,073
Investment income	2,989	16,295
Late fees and other income	43,910	53,120

	$91,215	$116,488

Investment income decreased as a result of lower invested cash balances combined with lower market interest rates. Late fees and other income decreased as a result of the reduction in average finance receivables.

During fiscal 2010, we repurchased on the open market $21.0 million of senior notes due in 2015 at an average price of 97.3% of the principal amount of the notes repurchased, which resulted in a gain on retirement of debt of $0.3 million. Gain on retirement of debt for fiscal 2009 was $48.2 million. In fiscal 2009, we repurchased on the open market $60.0 million par value of our convertible senior notes due in 2013 at an average price of 44.1% of the principal amount, $200.0 million par value of our convertible senior notes due in 2023 at an average price of 99.5% of the principal amount, and $28.0 million par value of our convertible senior notes due in 2011 at an average price of 44.2% of the principal amount. In connection with these repurchases, we recorded a gain on retirement of debt of $33.5 million. We also issued 15,122,670 shares of our common stock to Fairholme Funds Inc. (“Fairholme”), in a non-cash transaction, in exchange for $108.4 million of our senior notes due 2015, held by Fairholme, at a price of $840 per $1,000 principal amount of the notes. We recognized a gain of $14.7 million, net of transaction costs, on retirement of debt in the exchange. Fairholme and its affiliates held approximately 19.8% of our outstanding common stock prior to the issuance of the shares described above.

Costs and Expenses

Operating Expenses

Operating expenses decreased to $288.8 million for fiscal 2010 from $308.8 million for fiscal 2009. Our operating expenses are predominately related to personnel costs that include base salary and wages, performance incentives and benefits as well as related employment taxes. Personnel costs represented 74.2% and 72.8% of total operating expenses for fiscal 2010 and 2009, respectively.

Operating expenses as a percentage of average finance receivables increased to 3.0% for fiscal 2010, as compared to 2.4% for fiscal 2009. The increase in operating expenses as a percentage of average finance receivables primarily resulted from the impact of a decreasing portfolio on our fixed cost base and higher loan origination staffing to support increased origination levels.

Provision for Loan Losses

Provisions for loan losses are charged to income to bring our allowance for loan losses to a level which management considers adequate to absorb probable credit losses inherent in the portfolio of finance receivables. The provision for loan losses recorded for fiscal 2010 and 2009 reflects inherent losses on receivables originated during those periods and changes in the amount of inherent losses on receivables originated in prior periods. The provision for loan losses decreased to $388.1 million for fiscal 2010 from $972.4 million for fiscal 2009 as a result of favorable credit performance of loans originated since early calendar year 2008, stabilization of economic conditions and improved recovery values on repossessed collateral. As a percentage of average finance receivables, the provision for loan losses was 4.1% and 7.5% for fiscal 2010 and 2009, respectively.

Interest Expense

Interest expense decreased to $457.2 million for fiscal 2010 from $726.6 million for fiscal 2009. Average debt outstanding was $8.0 billion and $11.8 billion for fiscal 2010 and 2009, respectively. Our effective rate of interest paid on our debt decreased to 5.7% for fiscal 2010 compared to 6.2% for fiscal 2009, due to lower interest on securitizations completed in fiscal 2010. Interest expense in fiscal 2009 was also adversely impacted by warrant costs and commitment fees associated with a forward purchase agreement that terminated in fiscal 2009.

Taxes

Our effective income tax rate was 37.6% for fiscal 2010. The fiscal 2009 effective tax rate was not meaningful due to the low absolute level of the loss before income taxes.

Other Comprehensive Income (Loss)

Other comprehensive income (loss) consisted of the following (in thousands):

Years Ended June 30,	2010	2009
Unrealized gains (losses) on cash flow hedges	$43,306	$(26,871)
Foreign currency translation adjustment	8,230	750
Income tax (provision) benefit	(18,567)	11,426

	$32,969	$(14,695)

Cash Flow Hedges

Unrealized gains (losses) on cash flow hedges consisted of the following (in thousands):

Years Ended June 30,	2010	2009
Unrealized losses related to changes in fair value	$(36,761)	$(109,115)
Reclassification of unrealized losses into earnings	80,067	82,244

	$43,306	$(26,871)

Unrealized losses related to changes in fair value for fiscal 2010 and 2009, were due to changes in the fair value of interest rate swap agreements that were designated as cash flow hedges for accounting purposes. The fair value of the interest rate swap agreements changed in fiscal 2010 and 2009 because of significant declines in forward interest rates.

Unrealized gains (losses) on cash flow hedges of our floating rate debt are reclassified into earnings when interest rate fluctuations on securitization notes payable or other hedged items affect earnings.

Canadian Currency Translation Adjustment

Canadian currency translation adjustment gains of $8.2 million and $0.7 million for fiscal 2010 and 2009, respectively, were included in other comprehensive loss. The translation adjustment gains are due to the increase in the value of our Canadian dollar denominated assets related to the decline in the U.S. dollar to Canadian dollar conversion rates.

Year Ended June 30, 2009 as compared to Year Ended June 30, 2008—Predecessor

Changes in Finance Receivables

A summary of changes in our finance receivables is as follows (in thousands):

Years Ended June 30,	2009	2008
Balance at beginning of period	$14,981,412	$15,922,458
Loans purchased	1,285,091	6,075,412
Loans repurchased from gain on sale Trusts		18,401
Charge-offs	(1,659,099)	(1,670,353)
Principal collections and other	(3,679,435)	(5,364,506)

Balance at end of period	$10,927,969	$14,981,412

Average finance receivables	$13,001,773	$16,059,129

The decrease in loans purchased during fiscal 2009 as compared to fiscal 2008 was primarily due to significantly reduced loan origination targets in order to preserve capital and liquidity in fiscal 2009. The decrease in liquidations and other resulted primarily from reduced average finance receivables.

The average new loan size decreased to $17,507 for fiscal 2009 from $19,093 for fiscal 2008 primarily as a result of limiting loan-to-value ratios on new loan originations. The average annual percentage rate for finance receivables purchased during fiscal 2009 increased to 17.0 % from 15.4% during fiscal 2008 due to increased pricing on new loan originations necessitated by higher funding costs.

Net Margin

Net margin is the difference between finance charge and other income earned on our receivables and the cost to fund the receivables as well as the cost of debt incurred for general corporate purposes.

Our net margin as derived from the consolidated statements of operations and comprehensive operations is as follows (in thousands):

Years Ended June 30,	2009	2008
Finance charge income	$1,902,684	$2,382,484
Other income	116,488	160,598
Interest expense	(726,560)	(858,874)

Net margin	$1,292,612	$1,684,208

Net margin as a percentage of average finance receivables is as follows:

Years Ended June 30,	2009	2008
Finance charge income	14.6%	14.8%
Other income	0.9	1.0
Interest expense	(5.6)	(5.3)

Net margin as a percentage of average finance receivables	9.9%	10.5%

The decrease in net margin for fiscal 2009, as compared to fiscal 2008, was the result of a lower effective yield on the portfolio due to higher delinquency levels in fiscal 2009 and an increase in funding costs primarily from the warrant costs and commitment fees related to a forward purchase agreement terminated in fiscal 2009.

Revenue

Finance charge income decreased by 20.1% to $1,902.7 million for fiscal 2009 from $2,382.5 million for fiscal 2008, primarily due to the decrease in average finance receivables. The effective yield on our finance receivables decreased to 14.6% for fiscal 2009 from 14.8% for fiscal 2008. The effective yield represents finance charges and fees taken into earnings during the period as a percentage of average finance receivables and is lower than the contractual rates of our auto finance contracts due to finance receivables in nonaccrual status.

Other income consists of the following (in thousands):

Years Ended June 30,	2009	2008
Investment income	$16,295	$56,769
Leasing income	47,073	40,679
Late fees and other income	53,120	63,150

	$116,488	$160,598

Investment income decreased as a result of lower invested cash balances combined with lower market interest rates. Late fees and other income decreased as a result of the reduction in average finance receivables.

Gain on retirement of debt for fiscal 2009 was $48.2 million. We repurchased on the open market, $60.0 million par value of our convertible senior notes due in 2013 at an average price of 44.1% of the principal amount, $200.0 million par value of our convertible senior notes due in 2023 at an average price of 99.5% of the principal amount, and $28.0 million par value of our convertible senior notes due in 2011 at an average price of 44.2% of the principal amount. In connection with these repurchases, we recorded a gain on retirement of debt of $33.5 million. We also issued 15,122,670 shares of our common stock to Fairholme in a non-cash transaction, in exchange for $108.4 million of our senior notes due 2015, held by Fairholme, at a price of $840 per $1,000 principal amount of the notes. We recognized a gain of $14.7 million, net of transaction costs, on retirement of debt in the exchange. Fairholme and its affiliates held approximately 19.8% of our outstanding common stock prior to the issuance of the shares described above.

Costs and Expenses

Operating Expenses

Operating expenses decreased to $308.8 million for fiscal 2009 from $397.8 million for fiscal 2008, as a result of cost savings from implementation of plans to reduce loan origination levels and related staffing and administrative support. Our operating expenses are predominately related to personnel costs that include base salary and wages, performance incentives and benefits as well as related employment taxes. Personnel costs represented 72.8% and 79.4% of total operating expenses for fiscal 2009 and 2008, respectively.

Operating expenses as a percentage of average finance receivables were 2.4% for fiscal 2009, as compared to 2.5% for fiscal 2008.

Provision for Loan Losses

Provisions for loan losses are charged to income to bring our allowance for loan losses to a level which management considers adequate to absorb probable credit losses inherent in the portfolio of finance receivables. The provision for loan losses recorded for fiscal 2009 and 2008 reflects inherent losses on receivables originated during those periods and changes in the amount of inherent losses on receivables originated in prior periods. The provision for loan losses decreased to $972.4 million for fiscal 2009 from $1,131.0 million for fiscal 2008 as a result of a lower level of receivables originated during fiscal 2009 and the improved credit profile of loans originated since early calendar year 2008, partially offset by higher expected future losses due to weaker economic conditions. As a percentage of average finance receivables, the provision for loan losses was 7.5% and 7.0% for fiscal 2009 and 2008, respectively.

Interest Expense

Interest expense decreased to $726.6 million for fiscal 2009 from $858.9 million for fiscal 2008. Average debt outstanding was $11.8 billion and $15.1 billion for fiscal 2009 and 2008, respectively. Our effective rate of interest paid on our debt increased to 6.2% for fiscal 2009 compared to 5.7% for fiscal 2008, due to warrant costs and commitment fees associated with a forward purchase agreement that was terminated in fiscal 2009.

Taxes

The fiscal 2009 effective tax rate was not meaningful due to the low absolute level of the loss before income taxes. The fiscal 2008 effective tax rate was impacted by the effect of no longer being permanently reinvested with respect to our Canadian subsidiaries, an impairment of non-deductible goodwill, adjustment of uncertain tax positions, and revision of deferred tax assets and liabilities.

Other Comprehensive Loss

Other comprehensive loss consisted of the following (in thousands):

Years Ended June 30,	2009	2008
Unrealized losses on cash flow hedges	$(26,871)	$(84,404)
Foreign currency translation adjustment	750	5,855
Unrealized losses on credit enhancement assets		(232)
Income tax benefit	11,426	26,683

	$(14,695)	$(52,098)

Cash Flow Hedges

Unrealized losses on cash flow hedges consisted of the following (in thousands):

Years Ended June 30,	2009	2008
Unrealized losses related to changes in fair value	$(109,115)	$(109,039)
Reclassification of unrealized losses into earnings	82,244	24,635

	$(26,871)	$(84,404)

Unrealized losses related to changes in fair value for fiscal 2009 and 2008, were due to changes in the fair value of interest rate swap agreements that were designated as cash flow hedges for accounting purposes. The fair value of the interest rate swap agreements changed in fiscal 2009 and 2008 because of significant declines in forward interest rates.

Unrealized losses on cash flow hedges of our floating rate debt are reclassified into earnings when interest rate fluctuations on securitization notes payable or other hedged items affect earnings.

Canadian Currency Translation Adjustment

Canadian currency translation adjustment gains of $0.7 million and $5.9 million for fiscal 2009 and 2008, respectively, were included in other comprehensive loss. The translation adjustment gains are due to the increase in the value of our Canadian dollar denominated assets related to the decline in the U.S. dollar to Canadian dollar conversion rates.

Liquidity and Capital Resources

General

Our primary sources of cash are finance charge income, servicing fees, distributions from the Trusts, borrowings under credit facilities, transfers of finance receivables to the Trusts in securitization transactions, collections and recoveries on finance receivables and issuance of senior notes and other debt securities. Our primary uses of cash are purchases of finance receivables and leased vehicles, repayment of credit facilities and securitization notes payable, funding credit enhancement requirements for securitization transactions and credit facilities and operating expenses.

We used cash of $3.8 billion and $2.4 billion for the purchase of finance receivables during the nine months ended September 30, 2011 and 2010, respectively. We used cash of $0.6 billion for the purchase of leased vehicles during the nine months ended September 30, 2011. These purchases were funded initially utilizing cash and borrowings on our credit facilities and our strategy is to subsequently obtain long-term financing for finance receivables and leased vehicles through securitization transactions.

Liquidity

Our available liquidity consists of the following (in thousands):

	Successor
	September 30, 2011	December 31, 2010
Cash and cash equivalents	$307,215	$194,554
Borrowing capacity on unpledged eligible assets	859,783	272,257
Borrowing capacity on GM revolving credit facility	300,000	300,000

Total	$1,466,998	$766,811

The increase in our available liquidity at September 30, 2011 is mainly a result of the proceeds from the issuance of $500 million of senior notes in June 2011.

Credit Facilities

In the normal course of business, in addition to using our available cash, we pledge assets and borrow under our credit facilities to fund our operations and repay these borrowings as appropriate under our cash management strategy.

As of September 30, 2011, credit facilities consist of the following (in thousands):

Facility Type	Facility Amount	Advances Outstanding
Syndicated warehouse facility(a)	$2,000,000	$117,436
Lease warehouse facility—U.S.(b)	600,000
Lease warehouse facility—Canada(c)	575,788	72,539
GM revolving credit facility(d)	300,000
Medium term note facility(e)		336,796
Wachovia funding facility(f)		26,100

		$552,871

(a)	In May 2012 when the revolving period ends, and if the facility is not renewed, the outstanding balance will be repaid over time based on the amortization of the receivables pledged until May 2013 when the remaining balance will be due and payable.
(b)	In January 2012 when the revolving period ends, and if the facility is not renewed, the outstanding balance will be repaid over time based on the amortization of the leasing related assets pledged until July 2017 when any remaining amount outstanding will be due and payable.
(c)	In July 2012 when the revolving period ends, and if the facility is not renewed, the outstanding balance will be repaid over time based on the amortization of the leasing related assets pledged until January 2018 when any remaining amount outstanding will be due and payable. This facility amount represents C$600.0 million and the advances outstanding amount represents C$75.6 million at September 30, 2011.
(d)	On September 30, 2011, we renewed the unsecured revolving credit facility with GM Holdings, with a maturity date of September 30, 2012.
(e)	The revolving period under this facility ended in October 2009, and the outstanding debt balance will be repaid over time based on the amortization of the receivables pledged until October 2016 when any remaining amount outstanding will be due and payable.
(f)	Advances under the Wachovia funding facility are currently secured by $27.4 million of asset-backed securities issued in the AmeriCredit Automobile Receivables Trust (“AMCAR”) 2008-1 securitization transaction. This facility is amortizing in accordance with the underlying securitization transaction.

The following table presents the average amount outstanding, the weighted average interest rate and maximum amount outstanding on the syndicated warehouse and Canadian lease warehouse facilities during the three months ended September 30, 2011 (dollars in thousands):

Facility Type	Weighted Average Interest Rate	Average Amount Outstanding	Maximum Amount Outstanding
Syndicated warehouse facility	1.41%	$346,485	$817,845
Lease warehouse facility—Canada(a)	2.99%	17,346	72,539

(a)	Average amount outstanding and maximum amount outstanding represents C$18.1 million and C$75.6 million, respectively.

The following table presents the average amount outstanding, the weighted average interest rate and maximum amount outstanding on the syndicated warehouse and lease warehouse facilities during the nine months ended September 30, 2011 (dollars in thousands):

Facility Type	Weighted Average Interest Rate	Average Amount Outstanding	Maximum Amount Outstanding
Syndicated warehouse facility	1.58%	$350,450	$826,859
Lease warehouse facility—U.S.	1.60%	32,125	182,749
Lease warehouse facility—Canada(a)	2.99%	5,846	72,539

(a)	Average amount outstanding and maximum amount outstanding represents C$6.1 million and C$75.6 million, respectively.

We are required to hold certain funds in restricted cash accounts to provide additional collateral for borrowings under certain of our facilities. Additionally, our credit facilities, other than the GM revolving credit facility, contain various covenants requiring minimum financial ratios, asset quality and portfolio performance ratios (portfolio net loss and delinquency ratios, and pool level cumulative net loss ratios) as well as limits on deferment levels. Failure to meet any of these covenants could result in an event of default under these agreements. If an event of default occurs under these agreements, the lenders could elect to declare all amounts outstanding under these agreements to be immediately due and payable, enforce their interests against collateral pledged under these agreements, restrict our ability to obtain additional borrowings under these agreements and/or remove us as servicer. As of September 30, 2011, we were in compliance with all covenants in our credit facilities.

Securitizations

We have completed 77 securitization transactions through September 30, 2011, excluding Trusts entered into by Bay View Acceptance Corporation (“BVAC”) and Long Beach Acceptance Corporation (“LBAC”) prior to their acquisition by us. The proceeds from the transactions were primarily used to repay borrowings outstanding under our credit facilities.

A summary of the active transactions is as follows (in millions):

Transaction	Date	Original Note Amount	Note Balance at September 30, 2011
2006-R-M	May 2006	$1,200.0	$84.9
2007-A-X	January 2007	1,200.0	117.1
2007-B-F	April 2007	1,500.0	178.9
2007-1 (APART)	May 2007	1,000.0	107.8
2007-C-M	July 2007	1,500.0	227.9
2007-D-F	September 2007	1,000.0	169.6
2007-2-M (APART)	October 2007	1,000.0	166.3
2008-A-F	May 2008	750.0	172.5
2008-1(a)	October 2008	500.0	13.3
2008-2	November 2008	500.0	42.9
2009-1	July 2009	725.0	254.5
2009-1 (APART)	October 2009	227.5	86.3
2010-1	February 2010	600.0	298.1
2010-A	March 2010	200.0	111.0
2010-2	May 2010	600.0	337.1
2010-B	August 2010	200.0	131.1
2010-3	September 2010	850.0	597.9
2010-4	November 2010	700.0	472.5
2011-1	January 2011	800.0	630.1
2011-2	April 2011	950.0	790.1
2011-3	June 2011	1,000.0	910.6
2011-4	September 2011	900.0	900.0
BV2005-3	December 2005	220.1	6.5
LB2007-A	March 2007	486.0	42.5

Total active securitizations		$18,608.6	$6,849.5

Purchase accounting premium			52.1

			$6,901.6

(a)	Note balance does not include $27.4 million of asset-backed securities pledged to the Wachovia funding facility.

Our securitizations utilize special purpose entities which are also VIE’s that meet the requirements to be consolidated in our financial statements. Accordingly, following a securitization, the finance receivables and the related securitization notes payable remain on the consolidated balance sheets. Finance receivables are transferred to a Trust, which is one of our special purpose finance subsidiaries, and the Trusts issue one or more series of asset-backed securities (securitization notes payable). While these Trusts are included in our consolidated financial statements, these Trusts are separate legal entities; thus the finance receivables and other assets held by these Trusts are legally owned by these Trusts, are available to satisfy the related securitization notes payable and are not available to our creditors or our other subsidiaries.

At the time of securitization of finance receivables, we are required to pledge assets equal to a specified percentage of the securitization pool to provide credit enhancement required for specific credit ratings for the asset-backed securities issued by the Trusts. Typically, the assets pledged consist of cash deposited to a restricted account and additional receivables delivered to the Trust, which create overcollateralization. The securitization transactions require the percentage of assets pledged to support the transaction to increase until a specified level is attained. Excess cash flows generated by the Trusts are added to the restricted cash account or used to pay down outstanding debt in the Trusts, creating overcollateralization until the targeted percentage level of assets has been reached. Once the targeted percentage level of assets is reached and maintained, excess cash flows generated by the Trusts are distributed to us. Additionally, as the balance of the securitization pool declines, the amount of pledged assets needed to maintain the required percentage level is reduced. Assets in excess of the required percentage are also distributed to us.

Since the second half of 2008, we and our Predecessor have primarily utilized senior subordinated securitization structures which involve the sale of subordinated asset-backed securities to provide credit enhancement for the senior, or highest rated, asset-backed securities. In November 2011, we closed a $900 million senior subordinated securitization transaction, AMCAR 2011-5, that has initial cash deposit and overcollateralization requirements of 7.75% in order to provide credit enhancement for the asset-backed securities sold, including the double-B rated securities which were the lowest rated securities sold. The level of credit enhancement in future senior subordinated securitizations will depend, in part, on the net interest margin, collateral characteristics, and credit performance trends of the receivables transferred, as well as our financial condition, the economic environment and our ability to sell subordinated bonds at rates we consider acceptable.

The second type of securitization structure we have utilized involves the purchase of a financial guaranty insurance policy issued by an insurer. The financial guaranty insurance policies insure the timely payment of interest and the ultimate payment of principal due on the asset-backed securities. We have limited reimbursement obligations to the insurers; however, credit enhancement requirements, including the insurers’ encumbrance of certain restricted cash accounts and subordinated interests in Trusts, provide a source of funds to cover shortfalls in collections and to reimburse the insurers for any claims which may be made under the policies issued with respect to our securitizations. Since our securitization program’s inception, there have been no claims under any insurance policies. We do not anticipate utilizing this structure for the foreseeable future.

Certain cash flows related to securitization transactions were as follows (in thousands):

	Successor	Predecessor
	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
Initial credit enhancement deposits:
Restricted cash	$77,454	$54,640
Overcollateralization	222,703	282,029
Net distributions from Trusts	636,903	405,456

The agreements with the insurers of our securitization transactions covered by a financial guaranty insurance policy provide that if portfolio performance ratios (delinquency, cumulative default or cumulative net loss) in a Trust’s pool of receivables exceed certain targets, the specified credit enhancement levels would be increased. We have exceeded certain of these ratios in several AMCAR and LBAC securitizations. Excess cash flows from these Trusts have been or are being used to build higher credit enhancement in each respective Trust instead of being distributed to us. We do not expect the trapping of excess cash flows from these Trusts to have a material adverse impact on our liquidity.

The agreements that we have entered into with our financial guaranty insurance providers in connection with securitization transactions insured by them contain additional specified targeted portfolio performance ratios (delinquency, cumulative default and cumulative net loss) that are higher than the limits referred to above. If, at any measurement date, the targeted portfolio performance ratios with respect to any insured Trust were to exceed these additional levels, provisions of the agreements permit the financial guaranty insurance providers to declare the occurrence of an event of default and take steps to terminate our servicing rights to the receivables sold to that Trust. In addition, the servicing agreements on certain insured Trusts are cross-defaulted so that a default declared under one servicing agreement would allow the financial guaranty insurance provider to terminate our servicing rights under all servicing agreements for Trusts in which they issued a financial guaranty insurance policy. Additionally, if these higher targeted portfolio performance levels were exceeded and the financial guaranty insurance providers elect to declare an event of default, the insurance providers may retain all excess cash generated by other securitization transactions insured by them as additional credit enhancement. This, in turn, could result in defaults under our other securitizations and other material indebtedness, including under our senior note and convertible note indentures. As of September 30, 2011, no such servicing right termination events have occurred with respect to any of the Trusts formed by us.

Recent Accounting Pronouncements

In May 2011, ASU (“2011-04”), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, was issued effective for interim and annual periods beginning on or after December 15, 2011. The adoption of 2011-04 gives fair value the same meaning between GAAP and International Financial Reporting Standards (“IFRSs”), and improves consistency of disclosures relating to fair value. We are currently evaluating the impact that 2011-04 will have on our consolidated financial position, results of operations and cash flows.

In June 2011,ASU (“2011-05”), Comprehensive Income: Presentation of Comprehensive Income, was issued effective for interim and annual periods beginning after December 15, 2011, with early adoption permitted. 2011-05 amends current guidance on reporting comprehensive income and eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. The adoption of 2011-05 will not have an impact on our consolidated financial position, results of operations and cash flows.

In September 2011, ASU (“2011-08”), Testing Goodwill for Impairment, was issued effective for interim and annual periods beginning after December 15, 2011, with early adoption permitted. Under the revised guidance, entities testing for goodwill impairment have an option of performing a qualitative assessment before calculating the fair value for the reporting unit, i.e., Step 1 of the goodwill impairment test. If an entity determines, on a basis of qualitative factors, that the fair value of the reporting unit is more likely than not less than the carrying amount, the two-step impairment test would be required. If it is not more likely than not that the fair value of the reporting unit is less than the carrying value, then goodwill is not considered to be impaired. 2011-08 does not change how goodwill is calculated or assigned to reporting units, nor does it revise the requirement to test goodwill annually for impairment. We will adopt ASU 2011-08 effective October 1, 2011. We are currently evaluating the impact that 2011-08 will have on our consolidated financial position, results of operations and cash flows.

Interest Rate Risk

Fluctuations in market interest rates impact our credit facilities and securitization transactions. Our gross interest rate spread, which is the difference between interest earned on our finance receivables and interest paid, is affected by changes in interest rates as a result of our dependence upon the issuance of variable rate securities and the incurrence of variable rate debt to fund our purchases of finance receivables.

Credit Facilities

Finance receivables and leased assets purchased by us and pledged to secure borrowings under our credit facilities bear fixed interest rates or money factors. Amounts borrowed under our credit facilities bear interest at variable rates that are subject to frequent adjustments to reflect prevailing market interest rates. To protect the interest rate spread within each credit facility, our special purpose finance subsidiaries are contractually required to purchase interest rate cap agreements in connection with borrowings under our credit facilities. The purchaser of the interest rate cap agreement pays a premium in return for the right to receive the difference in the interest cost at any time a specified index of market interest rates rises above the stipulated “cap” or “strike” rate. The purchaser of the interest rate cap agreement bears no obligation or liability if interest rates fall below the “cap” or “strike” rate. As part of our interest rate risk management strategy and when economically feasible, we may simultaneously sell a corresponding interest rate cap agreement in order to offset the premium paid by our special purpose finance subsidiary to purchase the interest rate cap agreement and thus retain the interest rate risk. The fair value of the interest rate cap agreement purchased by the special purpose finance subsidiary is included in other assets and the fair value of the interest rate cap agreement sold by us is included in other liabilities on our consolidated balance sheets.

Securitizations

The interest rate demanded by investors in our securitization transactions depends on prevailing market interest rates for comparable transactions and the general interest rate environment. We utilize several strategies to minimize the impact of interest rate fluctuations on our gross interest rate margin, including the use of derivative financial instruments and the regular sale or pledging of finance receivables to Trusts.

In our securitization transactions, we transfer fixed rate finance receivables to Trusts that, in turn, sell either fixed rate or floating rate securities to investors. The fixed rates on securities issued by the Trusts are indexed to market interest rate swap spreads for transactions of similar duration or various London Interbank Offered Rates (“LIBOR”) and do not fluctuate during the term of the securitization. The floating rates on securities issued by the Trusts are indexed to LIBOR and fluctuate periodically based on movements in LIBOR. Derivative financial instruments, such as interest rate swap and cap agreements, are used to manage the gross interest rate spread on these transactions. We use interest rate swap agreements to convert the variable rate exposures on securities issued by our Trusts to a fixed rate (“pay rate”) and receive a floating or variable rate (“receive rate”), thereby locking in the gross interest rate spread to be earned by us over the life of a securitization. Interest rate swap agreements purchased by us do not impact the amount of cash flows to be received by holders of the asset-backed securities issued by the Trusts. The interest rate swap agreements serve to offset the impact of increased or decreased interest paid by the Trusts on floating rate asset-backed securities on the cash flows to be received by us from the Trusts. We utilize such arrangements to modify our net interest sensitivity to levels deemed appropriate based on our risk tolerance. In circumstances where the interest rate risk is deemed to be tolerable, usually if the risk is less than one year in term at inception, we may choose not to hedge potential fluctuations in cash flows due to changes in interest rates. Our special purpose finance subsidiaries are contractually required to purchase a derivative financial instrument to protect the net spread in connection with the issuance of floating rate securities even if we choose not to hedge our future cash flows. Although the interest rate cap agreements are purchased by the Trusts, cash outflows from the Trusts ultimately impact our retained interests in the securitization transactions as cash expended by the Trusts will decrease the ultimate amount of cash to be received by us. Therefore, when economically feasible, we may simultaneously sell a corresponding interest rate cap agreement to offset the premium paid by the Trust to purchase the interest rate cap agreement. The fair value of the interest rate cap agreements purchased by the special purpose finance subsidiaries in connection with securitization transactions are included in other assets and the fair value of the interest rate cap agreements sold by us are included in other liabilities on our consolidated balance sheets. Changes in the fair value of the interest rate cap agreements are reflected in interest expense on our consolidated statements of income and comprehensive income.

We have entered into interest rate swap agreements to hedge the variability in interest payments on seven of our active securitization transactions. Portions of these interest rate swap agreements are designated and qualify as cash flow hedges. The fair value of interest rate swap agreements designated as hedges is included in liabilities on the consolidated balance sheets. Interest rate swap agreements that are not designated as hedges are included in other assets on the consolidated balance sheets.

Management monitors our hedging activities to ensure that the value of derivative financial instruments, their correlation to the contracts being hedged and the amounts being hedged continue to provide effective protection against interest rate risk. However, there can be no assurance that our strategies will be effective in minimizing interest rate risk or that increases in interest rates will not have an adverse effect on our profitability. All transactions are entered into for purposes other than trading.

Quantitative and Qualitative Disclosures About Market Risk

Fluctuations in market interest rates impact our credit facilities and securitization transactions. Our gross interest rate spread, which is the difference between interest earned on our finance receivables and interest paid, is affected by changes in interest rates as a result of our dependence upon the issuance of variable rate securities and the incurrence of variable rate debt to fund our purchases of finance receivables. There have been no material changes to the quantitative and qualitative disclosures about market risk or our disclosures about interest rate-sensitive financial instruments described in our Transition Report on Form 10-KT for the six month period ended December 31, 2010.

Credit Facilities

Finance receivables purchased by us and pledged to secure borrowings under our credit facilities bear fixed interest rates. Amounts borrowed under our credit facilities bear interest at variable rates that are subject to frequent adjustments to reflect prevailing market interest rates. To protect the interest rate spread within each credit facility, our special purpose finance subsidiaries are contractually required to purchase interest rate cap agreements in connection with borrowings under our credit facilities. The purchaser of the interest rate cap agreement pays a premium in return for the right to receive the difference in the interest cost at any time a specified index of market interest rates rises above the stipulated “cap” or “strike” rate. The purchaser of the interest rate cap agreement bears no obligation or liability if interest rates fall below the “cap” or “strike” rate. As part of our interest rate risk management strategy and when economically feasible, we may simultaneously sell a corresponding interest rate cap agreement in order to offset the premium paid by our special purpose finance subsidiary to purchase the interest rate cap agreement and thus retain the interest rate risk. The fair value of the interest rate cap agreement purchased by the special purpose finance subsidiary is included in other assets and the fair value of the interest rate cap agreement sold by us is included in other liabilities on our consolidated balance sheets.

Securitizations

The interest rate demanded by investors in our securitization transactions depends on prevailing market interest rates for comparable transactions and the general interest rate environment. We utilize several strategies to minimize the impact of interest rate fluctuations on our gross interest rate margin, including the use of derivative financial instruments and the regular sale or pledging of auto receivables to securitization Trusts.

In our securitization transactions, we transfer fixed rate finance receivables to Trusts that, in turn, sell either fixed rate or floating rate securities to investors. The fixed rates on securities issued by the Trusts are indexed to market interest rate swap spreads for transactions of similar duration or various LIBOR and do not fluctuate during the term of the securitization. The floating rates on securities issued by the Trusts are indexed to LIBOR and fluctuate periodically based on movements in LIBOR. Derivative financial instruments, such as interest rate swap and cap agreements, are used to manage the gross interest rate spread on these transactions. We use interest rate swap agreements to convert the variable rate exposures on securities issued by our securitization Trusts to a fixed rate (“pay rate”) and receive a floating or variable rate (“receive rate”), thereby locking in the gross interest rate spread to be earned by us over the life of a securitization. Interest rate swap agreements purchased by us do not impact the amount of cash flows to be received by holders of the asset-backed securities issued by the Trusts. The interest rate swap agreements serve to offset the impact of increased or decreased interest paid by the Trusts on floating rate asset-backed securities on the cash flows to be received by us from the Trusts. We utilize such arrangements to modify our net interest sensitivity to levels deemed appropriate based on our risk tolerance. In circumstances where the interest rate risk is deemed to be tolerable, usually if the risk is less than one year in term at inception, we may choose not to hedge potential fluctuations in cash flows due to changes in interest rates. Our special purpose finance subsidiaries are contractually required to purchase a derivative financial instrument to protect the net spread in connection with the issuance of floating rate securities even if we choose not to hedge our future cash flows. Although the interest rate cap agreements are purchased by the Trusts, cash outflows from the Trusts ultimately impact our retained interests in the securitization transactions as cash expended by the securitization Trusts will decrease the ultimate amount of cash to be received by us. Therefore, when economically feasible, we may simultaneously sell a corresponding interest rate cap agreement to offset the premium paid by the Trust to purchase the interest rate cap agreement. The fair value of the interest rate cap agreements purchased by the special purpose finance subsidiaries in connection with securitization transactions are included in other assets and the fair value of the interest rate cap agreements sold by us are included in other liabilities on our consolidated balance sheets. Changes in the fair value of the interest rate cap agreements are reflected in interest expense on our consolidated statements of operations and comprehensive operations.

We have entered into interest rate swap agreements to hedge the variability in interest payments on eight of our active securitization transactions. Portions of these interest rate swap agreements are designated and qualify as cash flow hedges. The fair value of interest rate swap agreements designated as hedges is included in liabilities on the consolidated balance sheets. Interest rate swap agreements that are not designated as hedges are included in other assets on the consolidated balance sheets.

The following table provides information about our interest rate-sensitive financial instruments by expected maturity date as of December 31, 2010 (dollars in thousands):

	Years Ending December 31,
	2011	2012	2013	2014	2015	Thereafter	Fair Value
Assets:
Finance receivables
Principal amounts	$3,754,987	$2,434,183	$1,286,764	$677,919	$372,241	$161,272	$8,185,854
Weighted average annual percentage rate	15.74%	15.66%	15.57%	15.36%	15.21%	15.37%
Interest rate swaps
Notional amounts	$753,848	$460,059	$13,398				$23,058
Average pay rate	5.32%	3.53%	0.97%
Average receive rate	1.03%	1.16%	0.43%
Interest rate caps purchased
Notional amounts	$176,626	$164,299	$143,892	$169,216	$79,002	$213,318	$7,899
Average strike rate	4.81%	4.73%	4.71%	4.53%	4.18%	3.47%

Liabilities:
Credit facilities
Principal amounts	$533,214	$296,233					$832,054
Weighted average effective interest rate	3.19%	2.28%
Securitization notes payable
Principal amounts	$2,961,378	$1,702,492	$659,356	$423,453	$274,505		$6,106,963
Weighted average effective interest rate	3.44%	4.03%	4.44%	4.38%	4.88%
Senior notes
Principal amounts					$68,394		$71,472
Weighted average effective interest rate					8.50%
Convertible senior notes
Principal amounts	$947		$500				$1,447
Weighted average effective coupon interest rate	0.75%		2.125%
Interest rate swaps
Notional amounts	$753,848	$460,059	$13,398				$46,797
Average pay rate	5.32%	3.53%	0.97%
Average receive rate	1.03%	1.16%	0.43%
Interest rate caps sold
Notional amounts	$104,058	$122,362	$143,892	$169,216	$79,002	$213,318	$8,094
Average strike rate	4.94%	4.85%	4.71%	4.53%	4.18%	3.47%

The following table provides information about our interest rate-sensitive financial instruments by expected maturity date as of June 30, 2010 (dollars in thousands):

	Years Ending June 30,
	2011	2012	2013	2014	2015	Thereafter	Fair Value
Assets:
Finance receivables
Principal amounts	$3,820,633	$2,553,069	$1,385,146	$612,810	$262,155	$99,705	$8,110,223
Weighted average annual percentage rate	15.89%	15.90%	15.94%	16.02%	15.90%	15.77%
Interest rate swaps
Notional amounts	$943,818	$669,225	$69,139				$26,194
Average pay rate	5.34%	4.54%	2.81%
Average receive rate	1.31%	1.46%	2.05%
Interest rate caps purchased
Notional amounts	$138,028	$84,780	$100,025	$118,011	$139,230	$194,382	$3,188
Average strike rate	5.75%	5.66%	5.52%	5.40%	5.29%	5.15%

Liabilities:
Credit facilities
Principal amounts	$212,542	$165,604	$124,646	$74,570	$21,201	$383	$598,946
Weighted average effective interest rate	2.10%	2.61%	3.48%	4.32%	4.97%	5.43%
Securitization notes payable
Principal amounts	$3,075,510	$1,961,636	$625,210	$280,471	$131,842	$37,722	$6,230,902
Weighted average effective interest rate	4.07%	4.75%	6.28%	6.47%	6.59%	8.17%
Senior notes
Principal amounts					$70,620		$70,620
Weighted average effective interest rate					8.50%
Convertible senior notes
Principal amounts		$247,000		$215,017			$414,007
Weighted average effective coupon interest rate		0.75%		2.125%
Interest rate swaps
Notional amounts	$943,818	$669,225	$69,139				$70,421
Average pay rate	5.34%	4.54%	2.81%
Average receive rate	1.31%	1.46%	2.05%
Interest rate caps sold
Notional amounts	$71,859	$84,780	$100,025	$118,011	$139,230	$194,382	$3,320
Average strike rate	5.76%	5.66%	5.52%	5.40%	5.29%	5.15%

The following table provides information about our interest rate-sensitive financial instruments by expected maturity date as of June 30, 2009 (dollars in thousands):

	Years Ending June 30,
	2010	2011	2012	2013	2014	Thereafter	Fair Value
Assets:
Finance receivables
Principal amounts	$4,377,885	$3,049,845	$1,973,972	$1,083,894	$384,822	$57,551	$9,717,655
Weighted average annual percentage rate	15.56%	15.61%	15.65%	15.65%	15.63%	15.42%
Interest rate swaps
Notional amounts	$864,354	$911,639	$744,329	$72,226			$24,267
Average pay rate	4.24%	4.20%	3.16%	1.72%
Average receive rate	0.67%	1.75%	2.07%	1.47%
Interest rate caps purchased
Notional amounts	$415,190	$427,643	$308,301	$294,311	$191,645	$277,796	$15,858
Average strike rate	4.33%	4.49%	4.60%	4.60%	4.68%	3.80%

Liabilities:
Credit facilities
Principal amounts	$955,012	$286,281	$168,629	$121,533	$79,995	$18,683	$1,630,133
Weighted average effective interest rate	3.95%	3.30%	4.83%	5.63%	6.05%	6.31%
Securitization notes payable
Principal amounts	$3,221,439	$2,280,382	$1,698,314	$233,825			$6,879,245
Weighted average effective interest rate	4.15%	4.75%	5.48%	7.04%
Senior notes
Principal amounts						$91,620	$85,207
Weighted average effective interest rate						8.50%
Convertible senior notes
Principal amounts			$247,000		$215,017		$328,396
Weighted average effective coupon interest rate			0.75%		2.125%
Interest rate swaps
Notional amounts	$864,354	$911,639	$744,329	$72,226			$131,885
Average pay rate	4.24%	4.20%	3.16%	1.72%
Average receive rate	0.67%	1.75%	2.07%	1.47%
Interest rate caps sold
Notional amounts	$298,675	$353,224	$306,219	$293,491	$191,639	$277,796	$16,644
Average strike rate	4.64%	4.60%	4.60%	4.60%	4.68%	3.80%

Finance receivables are estimated to be realized by us in future periods using discount rate, prepayment and credit loss assumptions similar to our historical experience. Notional amounts on interest rate swap and cap agreements are based on contractual terms. Credit facilities and securitization notes payable amounts have been classified based on expected payoff. Senior notes and convertible senior notes principal amounts have been classified based on maturity.

The notional amounts of interest rate swap and cap agreements, which are used to calculate the contractual payments to be exchanged under the contracts, represent average amounts that will be outstanding for each of the years included in the table. Notional amounts do not represent amounts exchanged by parties and, thus, are not a measure of our exposure to loss through our use of these agreements.

Management monitors our hedging activities to ensure that the value of derivative financial instruments, their correlation to the contracts being hedged and the amounts being hedged continue to provide effective protection against interest rate risk. However, there can be no assurance that our strategies will be effective in minimizing interest rate risk or that increases in interest rates will not have an adverse effect on our profitability. All transactions are entered into for purposes other than trading.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The sole purpose of the exchange offer is to fulfill our obligations with respect to the registration of the old notes. We originally issued and sold the old notes on June 1, 2011. We did not register those sales under the Securities Act, in reliance upon the exemption provided in section 4(2) of the Securities Act and Rule 144A and Regulation S promulgated under the Securities Act. In connection with the sale of the old notes, we agreed to file with the SEC an exchange offer registration statement relating to the exchange offer. Under the exchange offer registration statement, we will offer the Notes, in exchange for the old notes.

Eligibility to Participate in the Exchange Offer

We hereby offer to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal accompanying it, $1,000 in principal amount of Notes for each $1,000 in principal amount of the old notes that you hold. The terms of the Notes are substantially identical to the terms of the old notes that you may exchange pursuant to this exchange offer, except that, generally, you may freely transfer the Notes, and you will not be entitled to certain registration rights and certain other provisions which are applicable to the old notes under the registration rights agreement. The Notes will be entitled to the benefits of the indenture. See “Description of the Notes.”

We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

We are not making the exchange offer conditional upon the holders tendering, or us accepting, any minimum aggregate principal amount of old notes.

Under existing SEC interpretations, the Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

•	you must not be a broker-dealer that acquired the old notes from us or in market-making transactions;

•	you must acquire the Notes in the ordinary course of your business;

•	you must have no arrangements or understandings with any person to participate in the distribution of the Notes within the meaning of the Securities Act; and

•	you must not be an affiliate of ours, as defined in Rule 405 under the Securities Act.

If you wish to exchange old notes for Notes in the exchange offer you must represent to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.

The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.

A broker-dealer that has bought old notes for market-making or other trading activities must deliver a prospectus in order to resell any Notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the Notes by delivering the prospectus contained in the registration statement for the exchange offer. Each broker-dealer that receives Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days (beginning 30 business days, or longer, if required by the federal securities laws, after the date the exchange offer registration statement is declared effective by the SEC) we will provide copies of this prospectus to broker-dealers for use in connection with any such resale.

By tendering old notes for exchange, you will exchange, assign and transfer the old notes to us and irrevocably appoint the exchange agent as your agent and attorney-in-fact to assign, transfer and exchange the old notes. You will also represent and warrant that you have full power and authority to tender, exchange, assign and transfer the old notes and to acquire Notes issuable upon the exchange of such tendered old notes. The letter of transmittal requires you to agree that, when we accept your old notes for exchange, we will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges and encumbrances and that they are not subject to any adverse claim.

You will also warrant that you will, upon our request, execute and deliver any additional documents that we believe are necessary or desirable to complete the exchange, assignment and transfer of your tendered old notes. You must further agree that our acceptance of any tendered old notes and the issuance of Notes in exchange for them will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under that agreement, except in certain limited circumstances. All authority conferred by you will survive your death, incapacity, liquidation, dissolution, winding up or any other event relating to you, and every obligation of you shall be binding upon your heirs, personal representatives, successors, assigns, executors and administrators.

If you are tendering old notes, we will not require you to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the old notes pursuant to the exchange offer. Each of the Notes will bear interest from the most recent date through which interest has been paid on the old notes for which they were exchanged. If we accept your old notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the old notes from the most recent interest payment date to the date of the issuance of the Notes. Interest on the Notes is payable December 1 and June 1 of each year.

Expiration Date and Exchange Date

The exchange offer expires on the expiration date, which is 5:00 p.m., Eastern Time, on                     , 2011 unless we, in our sole discretion, extend the period during which the exchange offer is open. If we extend the expiration date for the exchange offer, the term “expiration date” means the latest time and date on which the exchange offer, as so extended, expires. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to Deutsche Bank Trust Company Americas, which is the exchange agent, and by timely public announcement communicated by no later than 5:00 p.m. Eastern Time on the next business day following the expiration date, unless applicable law or regulation requires otherwise. During any extension of the exchange offer, all old notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.

The initial exchange date will be the first business day following the expiration date. We expressly reserve the right to terminate the exchange offer and not accept for exchange any old notes for any reason, including if any of the events set forth below under “Modification or Termination of Exchange Offer” have occurred and we have not waived them. We also reserve the right to amend the terms of the exchange offer in any manner, whether before or after any tender of the old notes. If we terminate or amend the exchange offer, we will notify the exchange agent in writing and will either issue a press release or give written notice to you as a holder of the old notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 p.m., Eastern Time, on the expiration date, we will exchange the Notes for old notes on the exchange date.

We will mail this prospectus and the related letter of transmittal and other relevant materials to you as a record holder of old notes and we will furnish these items to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of old notes.

Procedures for Tendering Old Notes

Valid Tender

If you tender to us any of your old notes pursuant to one of the procedures set forth below, that tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions that we describe below and in the letter of transmittal for the exchange offer.

You may tender old notes by properly completing and signing the letter of transmittal or a facsimile of it. All references in this prospectus to the “letter of transmittal” include a facsimile of the letter. You must deliver it, together with the certificate or certificates representing the old notes that you are tendering and any required signature guarantees, or a timely confirmation of a book-entry transfer pursuant to the procedure that we describe below, to the exchange agent at its address set forth on the back cover of this prospectus on or prior to the expiration date. You may also tender old notes by complying with the guaranteed delivery procedures that we describe below.

Signature Guarantees

Your signature does not need to be guaranteed if you registered your old notes in your name, you will register the Notes in your name and you sign the letter of transmittal. In any other case, the registered holder of your notes must endorse them or send them with duly executed written instruments of transfer in the form satisfactory to us. Also, an “eligible institution,” such as a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act must guarantee the signature on the endorsement or instrument of transfer. If you want us to deliver the Notes or non-exchanged old notes to an address other than that of the registered holder appearing on the note register for the old notes, an “eligible institution” must guarantee the signature on the letter of transmittal.

If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old notes, you should contact the registered holder promptly and instruct the holder to tender old notes on your behalf. If you wish to tender your old notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or follow the procedures described in the immediately preceding paragraph. Transferring record ownership from someone else’s name to your name may take considerable time.

Book-Entry Transfers

Any financial institution that is a participant in DTC’s systems may make book-entry delivery of your old notes by causing DTC to transfer your old notes into the exchange agent’s account at DTC in accordance with

DTC’s procedures for transfer. Although you may deliver your old notes through book-entry transfer at DTC, you still must send the letter of transmittal, with any required signature guarantees and any other required documents, to the exchange agent at the address specified on the back cover of this prospectus on or prior to the expiration date and the exchange agent must receive these documents on time. If you will not be able to send all the documents on time, you can still tender your old notes by using the guaranteed delivery procedures described below.

You assume the risk of choosing the method of delivery of old notes and all other documents. If you send your old notes and your documents by mail, we recommend that you use registered mail, return receipt requested, you obtain proper insurance, and you mail these items sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

If you do not provide your taxpayer identification number, which is your social security number or employer identification number, as applicable, and certify that such number is correct, the exchange agent will withhold 28% of the gross proceeds otherwise payable to you pursuant to the exchange offer, unless an exemption applies under the applicable law and regulations concerning “backup withholding” of federal income tax. You should complete and sign the main signature form and the Substitute Form W-9 included as part of the letter of transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and you prove it in a manner satisfactory to us and the exchange agent.

Guaranteed Delivery Procedures

If you desire to accept the exchange offer, and time will not permit a letter of transmittal or old notes to reach the exchange agent before the expiration date, you may tender your old notes if the exchange agent has received at its office listed on the letter of transmittal on or prior to the expiration date a letter, telegram or facsimile transmission from an eligible institution setting forth your name and address, the principal amount of the old notes that you are tendering, the names in which you registered the old notes and, if possible, the certificate numbers of the old notes that you are tendering.

The eligible institution’s correspondence to the exchange agent must state that the correspondence constitutes the tender and guarantee that within three New York Stock Exchange trading days after the date that the eligible institution executes such correspondence, the eligible institution will deliver the old notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal and any other required documents. We may, at our option, reject the tender if you do not tender your old notes and accompanying documents by either the above-described method or by a timely book-entry confirmation, and if you do not deposit your old notes and tender documents with the exchange agent within the time period set forth above. Copies of a notice of guaranteed delivery that eligible institutions may use for the purposes described in this paragraph are available from the exchange agent.

Valid receipt of your tender will occur as of the date when the exchange agent receives your properly completed letter of transmittal, accompanied by either the old notes or a timely book-entry confirmation. We will issue Notes in exchange for old notes that you tendered pursuant to a notice of guaranteed delivery or correspondence to similar effect as described above by an eligible institution only against deposit of the letter of transmittal, any other required documents and either the tendered old notes or a timely book-entry confirmation.

Determination of Validity

We will be the sole judge of all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of your tender of old notes and our judgment will be final and binding. We reserve the absolute right to reject any or all of your tenders that are not in proper form or the acceptances for exchange of which may, in our opinion or in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in your case. Neither we, the exchange agent nor any other person will be under any duty to give you notification of any defects or irregularities in tenders nor shall any of us incur any liability for failure to give you any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

Withdrawal Rights

For your withdrawal of tenders of old notes to be effective, the exchange agent must timely receive your written or fax notice of withdrawal prior to the expiration date at the exchange agent’s address set forth on the back cover page of this prospectus. Your notice of withdrawal must specify the following information:

•	the person named in the letter of transmittal as tendering old notes you are withdrawing;

•	the certificate numbers of old notes you are withdrawing;

•	the principal amount of old notes you are withdrawing;

•	a statement that you are withdrawing your election to have us exchange such old notes; and

•	the name of the registered holder of such old notes, which may be a person or entity other than you, such as your broker-dealer.

The person or persons who signed your letter of transmittal, including any eligible institutions that guaranteed signatures on your letter of transmittal, must sign the notice of withdrawal in the same manner as their original signatures on the letter of transmittal, including any required signature guarantees. If such persons and eligible institutions cannot sign your notice of withdrawal, you must send it with evidence satisfactory to us that you now hold beneficial ownership of the old notes that you are withdrawing. The exchange agent will return the properly withdrawn old notes promptly following receipt of notice of withdrawal. We will determine all questions as to the validity of notices of withdrawals, including time of receipt, and our determination will be final and binding on all parties.

Exchange of Old Notes for Notes or Return of Old Notes

On the exchange date, we will determine which old notes the holders validly tendered, and we will issue Notes in exchange for the validly tendered old notes. The exchange agent will act as your agent for the purpose of receiving Notes from us and sending the Notes to you in exchange for old notes promptly after acceptance of the tendered old notes. If we do not accept your old notes for exchange, we will return them without expense to you. If you tender your old notes by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above and we do not accept your old notes for exchange, DTC will credit your non-exchanged old notes to an account maintained with DTC. In either case, we will return your non-exchanged old notes to you promptly following the expiration of the exchange offer.

Modification or Termination of Exchange Offer

We are not required to issue Notes in respect of any properly tendered old notes that we have not previously accepted and we may terminate the exchange offer or, at our option, we may modify or otherwise amend the exchange offer. In the event that we modify or otherwise amend the exchange offer in a material manner, including the waiver of a material condition, we will extend the expiration date of the exchange offer, if necessary, so that at least five business days remain in the offer period following notice of such material modification or amendment. If we terminate the exchange offer, it will be by oral or written notice to the exchange agent and by timely public announcement communicated no later than 5:00 p.m. on the next business day following the expiration date, unless applicable law or regulation requires us to terminate the exchange offer in the following circumstances:

•

any court or governmental agency brings a legal action seeking to prohibit the exchange offer or assessing or seeking any damages as a result of the exchange offer, or resulting in a material delay in our ability to accept any of the old notes for exchange; or

•

any government or governmental authority, domestic or foreign, brings or threatens any law or legal action that in our sole judgment, might directly or indirectly result in any of the consequences referred to above; or, if in our sole judgment, such activity might result in the holders of Notes having obligations with respect to resales and transfers of Notes that are greater than those we described above in the interpretations of the staff of the SEC or would otherwise make it inadvisable to proceed with the exchange offer; or

•	a material adverse change has occurred in our business, condition (financial or otherwise), operations or prospects.

The foregoing conditions are for our sole benefit and we may assert them with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to such condition. We also reserve the right to waive these conditions in whole or in part at any time or from time to time in our discretion. All conditions to the exchange offer, except those related to the receipt of government regulatory approvals necessary to consummate the exchange offer, must be satisfied or waived at or before the expiration date. Our failure at any time to exercise any of the foregoing rights will not be a waiver of any such right, and each right will be an ongoing right that we may assert at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any tendered old notes, and we will not issue Notes in exchange for any such old notes, if at that time there is, or the SEC has threatened, any stop order with respect to the registration statement that this prospectus is a part of, or if qualification of the indenture is required under the Trust Indenture Act of 1939.

Exchange Agent

We have appointed Deutsche Bank Trust Company Americas as the exchange agent for the exchange offer. You must send your letter of transmittal to the exchange agent at:

By Regular Mail or Overnight Courier:	By Facsimile (for Eligible Institutions only):

DEUTSCHE BANK TRUST COMPANY AMERICAS c/o DB Services Americas, Inc. MS JCK01-0218 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256	(615) 866-3889

By Registered & Certified Mail: DEUTSCHE BANK TRUST COMPANY AMERICAS c/o DB Services Americas, Inc. MS JCK01-0218 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256	In Person by Hand Only: DEUTSCHE BANK TRUST COMPANY AMERICAS c/o DB Services Americas, Inc. MS JCK01-0218 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256	For Information or Confirmation by Telephone: (800) 735-7777 (Option 1)

If you send your documents to any other address or fax number, you will have not validly delivered them and you will not receive Notes in exchange for your old notes. We will return your old notes to you.

Fees and Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses that they incur in forwarding tenders for their customers. We will pay the expenses incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting, investment banking and legal fees.

No person has been authorized to give you any information or to make any representations to you in connection with the exchange offer other than those that this prospectus contains.

If anyone else gives you information or representations about the exchange offer, you should not rely upon that information or representation or assume that we have authorized it. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which this prospectus gives information. We are not making the exchange offer to, nor will we accept tenders from or on behalf of, holders of old notes in any jurisdiction in which it is unlawful to make the exchange offer or to accept it. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of old notes in such jurisdiction. In any jurisdiction where the securities laws or blue sky laws require a licensed broker or dealer to make the exchange offer one or more registered brokers or dealers that are licensed under the laws of that jurisdiction is making the exchange offer on our behalf.

No Dissenters’ or Appraisal Rights

Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Federal Income Tax Consequences to You

Your exchange of old notes for Notes will not be a taxable exchange for federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of the exchange. See “Summary of Certain United States Federal Income Tax Considerations” below.

Sole Exchange Offer

Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept the terms and conditions of it. You are urged to consult your financial and tax advisors in making your own decisions on what action to take with respect to the exchange offer. If you do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes under the indenture. All non-exchanged old notes will continue to be subject to the restriction on transfer set forth in the indenture. If we exchange old notes in the exchange offer, the trading market, if any, for any remaining old notes could be much less liquid.

We may in the future seek to acquire non-exchanged old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not exchanged in the exchange offer.

MANAGEMENT

The following sets forth certain data concerning our executive officers and directors:

Name	Age	Position
Daniel E. Berce	58	President and Chief Executive Officer, Director
Kyle R. Birch	51	Executive Vice President, Dealer Services
Steven P. Bowman	44	Executive Vice President, Chief Credit and Risk Officer
Chris A. Choate	48	Executive Vice President, Chief Financial Officer and Treasurer
James M. Fehleison	52	Executive Vice President, Corporate Controller
Jonas B. Hollandsworth	40	Executive Vice President, U.S. Sales and Credit Operations
J. Michael May	67	Executive Vice President, Chief Legal Officer and Secretary
Brian S. Mock	46	Executive Vice President, Consumer Services
Susan B. Sheffield	45	Executive Vice President, Structured Finance
James R. Vance	39	Executive Vice President, Pricing Analytics and Product Development
Daniel Ammann	39	Director
Stephen J. Girsky	49	Director

DANIEL E. BERCE has been President since April 2003 and Chief Executive Officer since August 2005. Mr. Berce was Vice Chairman and Chief Financial Officer from November 1996 until April 2003. Mr. Berce joined us in 1990.

KYLE R. BIRCH has been Executive Vice President, Dealer Services since May 2003. Prior to that, he was Senior Vice President of Dealer Services from July 1999 to April 2003. Mr. Birch joined us in 1997.

STEVEN P. BOWMAN has been Executive Vice President, Chief Credit and Risk Officer since January 2005. Prior to that, he was Executive Vice President, Chief Credit Officer from March 2000 to January 2005. Mr. Bowman joined us in 1996.

CHRIS A. CHOATE has been Executive Vice President, Chief Financial Officer and Treasurer since January 2005. Prior to that, he was Executive Vice President, Chief Legal Officer and Secretary from November 1999 to January 2005. Mr. Choate joined us in 1991.

JAMES M. FEHLEISON has been Executive Vice President, Corporate Controller since October 2004. Prior to that, he was Senior Vice President, Corporate Controller from November 2000 to October 2004. Mr. Fehleison joined us in 2000.

JONAS B. HOLLANDSWORTH has been Executive Vice President, U.S. Sales and Credit Operations since April 2011. Prior to that, he was Senior Vice President, Dealer Services from June 2008 to April 2011. Prior to that he was Vice President, Branch Originations from October 2005 until June 2008. Mr. Hollandsworth joined us in 1999.

J. MICHAEL MAY has been Executive Vice President, Chief Legal Officer and Secretary since July 2006. Prior to that, he was Senior Vice President, Associate Counsel from June 2001 to July 2006. Mr. May joined us in 1999.

BRIAN S. MOCK has been Executive Vice President, Consumer Services since September 2002. Prior to that, he was Senior Vice President of Operational Services from April 2001 to August 2002. Mr. Mock joined us in 2001.

SUSAN B. SHEFFIELD has been Executive Vice President, Structured Finance since July 2008. Prior to that, she was Senior Vice President, Structured Finance from February 2004 to July 2008 and Vice President, Structured Finance from February 2003 to February 2004. Ms. Sheffield joined us in 2001.

JAMES R. VANCE has been Executive Vice President, Pricing Analytics and Product Development since April 2011. Prior to that, he was Senior Vice President, Pricing Analytics and Product Development from August 2010 to April 2011 and Senior Vice President, Operations Controller—Financial Planning and Analysis from September 2006 to August 2010. Mr. Vance joined us in 1998.

DANIEL AMMANN has been a director since the closing of the Merger on October 1, 2010. He was appointed Senior Vice President and Chief Financial Officer of GM effective April 1, 2011. Prior to that, Mr. Ammann served as Vice President, Finance and Treasurer at GM from May 1, 2010 to April 1, 2011. Prior to joining GM, Mr. Ammann was Managing Director and Head of Industrial Investment Banking for Morgan Stanley, a position he held since 2004.

STEPHEN J. GIRSKY has been a director since the closing of the Merger on October 1, 2010. He was named Vice Chairman, Corporate Strategy and Business Development of GM on March 1, 2010. On February 1, 2011, he also assumed responsibility for the GM Global Product Planning and Global Purchasing and Supply Chain organizations. He has been on the board of directors of GM since July 10, 2009. He served as Senior Advisor to the Office of the Chairman at GM from December 2009 to February 2010. He was President of S. J. Girsky & Company, an advisory firm, from January 2009 to March 1, 2010. He served as President of Centerbridge Industrial Partners, LLC (“Centerbridge”), an affiliate of Centerbridge Partners, L.P., a private investment firm from 2008 to 2009. From November 2008 to June 2009, Mr. Girsky provided advisory services to the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America. Prior to joining Centerbridge, Mr. Girsky was a special advisor to the Chief Executive Officer and the Chief Financial Officer of General Motors Corporation from August 2005 to June 2006. From 1995 to 2005, he served as Managing Director at Morgan Stanley and a Senior Analyst of the Morgan Stanley Global Automotive and Auto Parts Research Team. Mr. Girsky also served as lead director of Dana Holding Corporation (2008-2009). He has been a member of the Supervisory Board of Adam Opel A.G., a GM subsidiary, since January 2010.

DESCRIPTION OF THE NOTES

General

The old notes were, and the Notes will be, issued pursuant to an Indenture (the “Indenture”) between the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

The Notes will be issued solely in exchange for an equal principal amount of old notes in the exchange offer. The form and terms of the Notes are substantially identical to the form and terms of the old notes, except that the Notes:

•	will be registered under the Securities Act; and

•	will not bear any legends restricting transfer.

In the following description:

•	“Notes” refers to the registered notes being offered by this prospectus; and

•	“old notes” refers to your old notes that may be exchanged for Notes in the exchange offer.

The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this summary, the term “Company” refers only to General Motors Financial Company, Inc. and not to any of its Subsidiaries or affiliates.

Ranking

The Notes will be general unsecured obligations of the Company and will rank:

•	senior in right of payment to all our existing and future indebtedness that is expressly subordinated in right of payment to the Notes;

•	pari passu in right of payment with all existing and future indebtedness of the Company that is not so subordinated, including, without limitation, the 2011 Notes and the 2013 Notes;

•	effectively junior to any of our secured indebtedness to the extent of the assets securing such indebtedness; and

•	effectively junior to any liabilities of our non-guarantor subsidiaries.

The Notes will be guaranteed on a senior unsecured basis (the “Subsidiary Guarantee”) by AmeriCredit Financial Services, Inc. and any future Guarantor. See “—Subsidiary Guarantee.” Each Subsidiary Guarantee will rank:

•	senior in right of payment to all existing and future indebtedness of such Guarantor that is expressly subordinated in right of payment to the Subsidiary Guarantee;

•	pari passu in right of payment with all existing and future indebtedness of such Guarantor that is not so subordinated, including, without limitation, the 2011 Guarantee and the 2013 Guarantee; and

•	effectively junior to any secured indebtedness of such Guarantor to the extent of the assets securing such indebtedness.

AmeriCredit Financial Services, Inc. has also guaranteed on a senior unsecured basis our outstanding 2011 Notes and 2013 Notes.

The Notes will be effectively subordinated to secured indebtedness of the Company, the indebtedness of Credit Facility Entities, the indebtedness of Securitization Entities, the indebtedness of Residual Funding Facilities, the liabilities of any other Subsidiary not providing a Guarantee and certain obligations under Credit Enhancement Agreements. In the event of the Company’s bankruptcy, liquidation, reorganization or other winding up, the Company’s assets that secure such secured indebtedness of the Company and its Subsidiaries will be available to pay obligations on the Notes only after all indebtedness under such secured indebtedness has been repaid in full from such assets. As of September 30, 2011, the Company and its Subsidiaries had aggregate liabilities of approximately $8.5 billion. The Notes will be effectively subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor Subsidiaries in the amount of approximately $7.6 billion as of September 30, 2011. See “—Subsidiary Guarantee” and “Risk Factors—Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the Notes will be effectively subordinated to substantially all of our other debt.” The Company advises you that there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. As of the date of the Indenture, all of the Company’s Subsidiaries, other than Subsidiaries that are Securitization Entities, Credit Facility Entities, or Non-Domestic Entities, will be Restricted Subsidiaries. See “Risk Factors—Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the Notes will be effectively subordinated to substantially all of our other debt.”

Principal, Maturity and Interest

The Company previously issued an aggregate principal amount of $500 million of old notes and will issue the Notes solely in exchange for an equal principal amount of old notes in the exchange offer. The Notes will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Notes will mature on June 1, 2018. Interest on the Notes will accrue at the rate of 6.75% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2011 to Holders of record on the immediately preceding May 15 and November 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions that are received by the paying agent no later than 10 business days prior to the payment date will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

Subsidiary Guarantee

The Company’s payment obligations under the Notes will be guaranteed on a senior unsecured basis by AmeriCredit Financial Services, Inc. and any future Guarantor. The Subsidiary Guarantee will rank pari passu with the 2011 Guarantee and the 2013 Guarantee. The obligations of each Guarantor under the Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however,

“Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void the Notes and the guarantee and require noteholders to return payments received from us or the guarantor.”

The Indenture provides that the Subsidiary Guarantee of a Guarantor shall be released:

(i) in the event of a sale or other disposition of all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of such Guarantor, in each case following which such Guarantor is no longer a Restricted Subsidiary;

(ii) in the case of any Restricted Subsidiary that becomes a Guarantor following the date of the Indenture, upon the discharge of all obligations of such Subsidiary with respect to all Triggering Indebtedness; and

(iii) upon any Legal Defeasance or Covenant Defeasance.

The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not the Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with the Guarantor unless either:

(i)(a) subject to the provisions of clause (ii) below, the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture, under the Notes and the Indenture; and (b) immediately after giving effect to such transaction, no Default or Event of Default exists; or

(ii) the Subsidiary Guarantee of such Guarantor is to be released in accordance with the preceding paragraph in connection with such consolidation or merger.

Optional Redemption

The Notes will be redeemable, in whole or in part from time to time, at our option, at a redemption price (the “make-whole redemption price”) equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued and unpaid as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 50 basis points plus, in each case, accrued and unpaid interest thereon to the date of redemption. However, if the redemption date is after a record date and on or prior to a corresponding interest payment date, the interest will be paid on the redemption date to the holder of record on the record date.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each registered holder of Notes to be redeemed. Once notice of redemption is mailed, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portion thereof called for redemption.

If money sufficient to pay the redemption price of all of the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption.

“Comparable Treasury Issue” means that United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate Notes of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means a Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC and a Primary Treasury Dealer (as defined herein) selected by the Company or any of their respective affiliates that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), and their respective successors, provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If we elect to redeem less than all of the Notes, and such Notes are at the time represented by a global note, then the depositary will select by lot the particular interests to be redeemed. If we elect to redeem less than all of the Notes, and any of such Notes are not represented by a global note, then the Trustee will select the particular Notes to be redeemed in a manner it deems appropriate and fair (and the depositary will select by lot the particular interests in any global note to be redeemed).

We may at any time, and from time to time, purchase the Notes at any price or prices in the open market or otherwise.

Mandatory Redemption

Except as set forth below under “Certain Covenants—Change of Control”, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Certain Covenants

Change of Control

Upon the occurrence of a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will be required to mail a notice to each Holder stating:

(1)	that the Change of Control Offer is being made pursuant to the covenant entitled “Change of Control”;

(2)	the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

(4)	that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)	that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Change of Control Payment Date;

(6)	that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(7)	that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(8)	any other information the Company determines would be material to such Holder’s decision to tender Notes.

On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The paying agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Notwithstanding the foregoing, the provisions of this covenant shall permanently terminate upon the occurrence of an Investment Grade Event and the occurrence of a Change of Control following an Investment Grade Event shall not result in a requirement for the Company to make a Change of Control Offer.

The Company’s other senior indebtedness contains prohibitions of certain events that would constitute a Change of Control. In addition, the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such senior indebtedness, even if the Change of Control itself does not. Finally, the Company’s ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors—We may be unable to repurchase the Notes upon a change of control.”

The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control.

As used in this section, the terms set forth below have the meanings indicated below:

“Change of Control” means the occurrence of any one of the following:

(1)	General Motors Company shall at any time cease to directly or indirectly control a majority of the Voting Stock of the Company; or

(2)	the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than General Motors Company or any of its direct or indirect Subsidiaries becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares.

“Fitch” means Fitch Ratings, Inc., and its successors.

“Investment Grade Event” means the first date following the date of the Indenture on which the Company has a rating by at least two of the Rating Agencies, as follows: Baa3 or better by Moody’s, BBB- or better by S&P and BBB- or better by Fitch (or, if a replacement Rating Agency has been selected for S&P, Moody’s or Fitch in accordance with the definition of Rating Agency, an equivalent rating from such Rating Agency).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency of recognized national standing.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means equity interests of the Company entitling the holders thereof to vote generally in the election of members of the Board of Directors of the Company.

Liens

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Merger, Consolidation, or Sale of Assets

The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the

United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture; and (iii) immediately after such transaction no Default or Event of Default exists.

Reports

The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the “Commission”), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file or cause to be filed a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantor have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. To the extent any such information, reports or other documents are filed electronically on the Commission’s Electronic Data Gathering and Retrieval System (or any successor system), such filing shall be deemed to be delivered to the Holders of Notes and the Trustee.

Additional Guarantees

The Indenture requires each Restricted Subsidiary of the Company (other than a Non-Domestic Entity) that issues or guarantees any Triggering Indebtedness to provide a Subsidiary Guarantee; provided, that the Subsidiary Guarantee of any Restricted Subsidiary that becomes a Guarantor under this covenant shall be automatically discharged and released upon the satisfaction, discharge or other release of its obligations with respect to the Triggering Indebtedness.

Events of Default and Remedies

The Indenture provides that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in the payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company for 90 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (with a copy to the Trustee) then outstanding to comply with any of the other covenants or agreements in the Indenture; (iv) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or the Guarantor, or any Person acting in behalf of the Guarantor, shall, in writing, deny or disaffirm its obligations under the Subsidiary Guarantee; and (v) certain events of bankruptcy or insolvency with respect to the Company or the Guarantor.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (with a copy to the Trustee) may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within 30 days of becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes (“Legal Defeasance”) except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (vii) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, or (vii) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to: (i) cure any ambiguity, defect or inconsistency provided that such actions do not materially adversely affect the interests of the Holders of the Notes, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation, (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, (v) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes, or (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to General Motors Financial Company, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $1,000. Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Notes initially will be represented by one or more Notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary; or

(2) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Notice to Investors.”

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2011 Guarantee” means the Guarantee of the 2011 Notes by AmeriCredit Financial Services, Inc. pursuant to the 2011 Indenture.

“2011 Indenture” means the indenture, dated as of September 18, 2006, among the Company, HSBC Bank USA, National Association, as trustee, and the other parties signatory thereto, with respect to the 2011 Notes and the 2011 Guarantee.

“2011 Notes” means the Company’s 0.75% Convertible Senior Notes due 2011, issued pursuant to the 2011 Indenture on September 18, 2006.

“2013 Guarantee” means the Guarantee of the 2013 Notes by AmeriCredit Financial Services, Inc. pursuant to the 2013 Indenture.

“2013 Indenture” means the indenture, dated as of September 18, 2006, among the Company, HSBC Bank USA, National Association, as trustee, and the other parties signatory thereto, with respect to the 2013 Notes and the 2013 Guarantee.

“2013 Notes” means the Company’s 2.125% Convertible Senior Notes due 2013, issued pursuant to the 2013 Indenture on September 18, 2006.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such Person in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

“Bank Lines” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities with banks or other institutional lenders providing for revolving credit loans; provided that in no event will any such facility that constitutes a Credit Facility or a Residual Funding Facility be deemed to qualify as a Bank Line.

“Board of Directors” means the Board of Directors or other governing body charged with the ultimate management of any Person, or any duly authorized committee thereof.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries, or any of the Securitization Entities for the purpose of providing credit support for the Securitization Entities or any of their respective indebtedness or asset-backed securities.

“Credit Facilities” means any funding arrangement, other than a Bank Line, a Securitization or a Residual Funding Facility, with a financial institution, other lender, assignee or purchaser under which advances are made to a Credit Facility Entity to the extent (and only to the extent) funding thereunder is used exclusively by the Credit Facility Entity to purchase, take a pledge of or take assignment of Receivables or securities backed by Receivables from the Company or a Subsidiary and to pay the related expenses with respect to the Credit Facility Entity.

“Credit Facility Debt” means indebtedness of a Credit Facility Entity outstanding under one or more Credit Facilities.

“Credit Facility Entity” means any Person (whether or not a Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with a Credit Facility, regardless of whether such Person is an issuer of the notes or other securities, which notes and securities are backed by specified Receivables or securities backed by specified Receivables.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness.

“Guarantor” means AmeriCredit Financial Services, Inc., a Delaware corporation, and each other Restricted Subsidiary that becomes a Guarantor in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Liquidated Damages” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Non-Domestic Entity” means a Person not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Non-Recourse Debt” means indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Subsidiary that is not a Restricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Permitted Liens” means (i) Liens existing on the date of the Indenture; (ii) Liens to secure Credit Facility Debt or Guarantees thereof; (iii) Liens to secure borrowings under a Residual Funding Facility or Guarantees thereof; (iv) Liens to secure revolving credit borrowings under Bank Lines or Guarantees thereof; (v) Liens to secure Securitization Debt or Guarantees thereof; (vi) Liens on spread accounts, reserve accounts and other credit enhancement assets, Liens on the stock of Subsidiaries of the Company substantially all of the assets of which are spread accounts, reserve accounts and/or other credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements; (vii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (viii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (ix) Liens securing indebtedness incurred to finance the construction or purchase of property of the Company or any of its Subsidiaries (but excluding Capital Stock of another Person); provided that any such Lien may not extend to any other property owned by the Company or any of its Subsidiaries at the time the Lien is incurred, and the indebtedness secured by the Lien may not be incurred more than 180 days after the latter of the acquisition or completion of construction of the property subject to the Lien; (x) Liens securing Hedging Obligations; (xi) Liens to secure any Refinancing Indebtedness incurred to refinance any indebtedness secured by any Lien referred to in the foregoing clause (i), provided that such new Lien shall be limited to all or part of the same property that secured the original Lien and the indebtedness secured by such Lien at such time is not increased to any amount greater than the outstanding principal amount or, if greater, committed amount of the indebtedness described under clause (i) at the time the original Lien became a permitted Lien; (xii) Liens in favor of the Company or any of its Restricted Subsidiaries; (xiii) Liens of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5 million in the aggregate at any time outstanding; (xiv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (xv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xvi) Liens imposed by law or regulation, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ and similar Liens, in each case for sums not yet overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore; (xvii) Liens related to minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (xviii) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business; (xix) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business (xx) purported Liens evidenced by filings of precautionary UCC financing statements relating solely to operating leases of personal property; and (xxi) Liens on assets of Subsidiaries that are not Restricted Subsidiaries that secure Non-Recourse Debt of Subsidiaries that are not Restricted Subsidiaries.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, or a governmental agency or political subdivision thereof.

“Receivables” means (i) installment sale contracts and loans evidenced by promissory notes secured by new and used automobiles, light duty trucks and vans, (ii) lease agreements for new and used automobiles, light duty trucks and vans and the related leased new and used automobiles, light duty trucks and vans, (iii) financing agreements, loans and other contractual arrangements with motor vehicle dealers secured by new and used automobile, light duty truck, van, program vehicle, medium and heavy duty truck, demonstrator and service loaner inventory of such motor vehicle dealers and other motor vehicle dealer assets, and (iv) other installment sale contracts, lease contracts, credit, debit or charge card receivables, in the case of each of the clauses (i), (ii), (iii) and (iv), that are purchased or originated in the ordinary course of business by the Company or any Subsidiary of the Company.

“Refinancing Indebtedness” means any indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other indebtedness of the Company or any of its Restricted Subsidiaries.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the date of the Indenture, by and among the Company, the Guarantor and the initial purchasers.

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Company or any Subsidiary based upon residual or subordinated interests in Securitization Entities and/or Credit Facility Entities.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not a Credit Facility Entity, Securitization Entity or Non-Domestic Entity.

“Securitization” means a public or private transfer of Receivables or securities backed by Receivables in the ordinary course of business and by which the Company or any of its Subsidiaries directly or indirectly securitizes a pool of specified Receivables including any such transaction involving the sale, transfer, pledge, or assignment of specified Receivables or securities backed by specified Receivables to a Securitization Entity.

“Securitization Debt” means indebtedness of a Securitization Entity outstanding under one or more Securitizations.

“Securitization Entity” means any Person (whether or not a Subsidiary of the Company) (i) established for the purpose of issuing asset-backed securities, regardless of whether such Person is an issuer of asset-backed securities, and (ii) any Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements, regardless of whether such Person is an issuer of securities.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any business trust in respect to which the Company or any other Subsidiary is the beneficial owner of the residual interest, and (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Triggering Indebtedness” means any Indebtedness incurred after the date of the Indenture to the extent that the principal amount of such Indebtedness exceeds $50 million; provided, however, that “Triggering Indebtedness” shall not include: (i) Indebtedness that is or would be permitted to be secured by a Permitted Lien (whether or not such Indebtedness is in fact so secured), (ii) Indebtedness owed to the Company or a Restricted Subsidiary; (iii) Acquired Indebtedness; and (iv) Indebtedness incurred for the purpose of extending, renewing or replacing in whole or in part Indebtedness permitted by any of clauses (i) through (iii) above.

REGISTRATION RIGHTS

The Company and the initial purchasers entered into the Registration Rights Agreement on the Closing Date. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission an exchange offer registration statement (the “Exchange Offer Registration Statement”) on the appropriate form under the Securities Act with respect to the Notes to be exchanged for the old notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the exchange offer (the “Exchange Offer”) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns old notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the old notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, “Transfer Restricted Securities” means each old note until (i) the date on which such old note has been exchanged by a Person other than a broker-dealer for a Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an old note for a Note, the date on which such Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such old note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such old note is distributed to the public pursuant to Rule 144 under the Securities Act.

The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 150 days after the Closing Date, (ii) the Company will use its commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 210 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Notes in exchange for all old notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its commercially reasonable efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises, provided that in no event shall the Company be required to file such Shelf Registration Statement prior to 150 days after the Closing Date, and to cause the Shelf Registration to be declared effective by the Commission on or prior to 210 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”), (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a “Registration Default”), then the Company will pay Liquidated Damages to each Holder of old notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of old notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each damages payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

Holders of old notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their old notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

We are making the exchange offer to comply with our obligations under the Registration Rights Agreement to register the exchange of the Notes for the old notes. In the Registration Rights Agreement, we also agreed under certain circumstances, described above, to file a shelf registration statement to register the resale of certain old notes and Notes. The preceding summary of the registration rights that are provided in the Registration Rights Agreement and the Notes is not complete. You should refer to the Registration Rights Agreement and the Notes for a full description of the registration rights that apply to the Notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This disclosure is limited to the U.S. federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the Notes. This tax disclosure was written in connection with the promotion or marketing by us of the Notes, and it cannot be used by any holder for the purpose of avoiding penalties that may be asserted against the holder under the Internal Revenue Code of 1986, as amended. Holders should seek their advice based on their particular circumstances from independent tax advisors.

CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL INCOME TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTER ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion summarizes certain United States federal income tax considerations that may be relevant to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary deals only with holders that will hold the Notes as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules such as dealers and certain traders in securities or currencies, financial institutions, life insurance companies, regulated investment companies, tax-exempt entities, persons holding the Notes as part of a hedging or conversion transaction, a straddle or a constructive sale, United States expatriates, United States Holders (as defined below) whose functional currency is not the United States dollar, and holders of Notes that did not acquire the Notes in this offering at their original issue price (i.e. the first price to investors (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of notes is sold for money). In addition, this discussion does not consider the effect of any estate, gift or other tax laws.

As used in this summary:

•	“United States Holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

is a trust if a United States court is able to exercise supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust; or a trust that was in existence on August 20, 1996, and on August 19, 1996 was treated as a domestic trust and has a valid election in effect to be treated as a U.S. person;

•	a “Foreign Holder” is a beneficial owner of the Notes who or that is, for U.S. federal income tax purposes an individual, corporation, estate or trust that is not a United States Holder;

•	“Code” means the United States Internal Revenue Code of 1986, as amended to date; and

•	“IRS” means the United States Internal Revenue Service.

For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity is attributed to its owners. Accordingly, if a partnership or other flow-through entity holds Notes, the U.S. federal income tax treatment of a partner in the partnership or owner of an equity interest in the flow-through entity will generally depend on the status of the partner or owner and the activities of the partnership or other flow-through entity.

Special rules may apply to certain Foreign Holders, such as “controlled foreign corporations” and “passive foreign investment companies” that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them or their shareholders.

THE DISCUSSION OF THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS BELOW IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, THE APPLICABLE TREASURY REGULATIONS PROMULGATED AND PROPOSED UNDER THE CODE, JUDICIAL DECISIONS AND ADMINISTRATIVE INTERPRETATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO YOUR PARTICULAR TAX SITUATION AND THE PARTICULAR TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Additional Interest

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the Notes. The interest rate on the Notes is subject to increase if the Notes are not registered with the SEC within prescribed time periods. See “Registration Rights.” In addition, we may redeem the Notes at any time, and upon such a redemption we may be required to pay amounts in excess of accrued interest and principal on the Notes as described in “Description of the Notes—Optional Redemption.” The possibility of such payments may implicate special rules under U.S. Treasury regulations governing “contingent payment debt instruments.” According to those United States treasury regulations, the possibility of an additional payment on the Notes may be disregarded for the purposes of determining the amount of interest on the Notes if on the date the Notes are issued the possibility of such a payment is incidental or remote. We believe that the possibility that the Notes will not be registered within the prescribed time periods is a remote or incidental contingency. In addition, the possibility of the optional redemption is also disregarded because we are presumed not to exercise such option under the current U.S. Treasury regulations. Therefore, we do not intend to treat the potential payment of these amounts as subjecting the Notes to the contingent payment debt rules.

Therefore, we have determined (and the remainder of this discussion assumes) that the Notes are not contingent payment debt instruments. Our determination is binding on each United States Holder unless the holder explicitly discloses in the manner required by applicable U.S. Treasury regulations that its determination is different from ours. Our determination is not, however, binding on the IRS. If the IRS were to challenge this determination, a U.S. Holder might be required to accrue income on its notes in excess of stated interest and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note.

United States Holders

Interest

A United States Holder will be required to include in gross income the interest on a Note at the time that such interest accrues or is received, in accordance with the United States Holder’s regular method of accounting for federal income tax purposes.

Sale, Exchange or Redemption of the Notes

A United States Holder’s tax basis in a Note will generally be its cost. Except as provided under “—Exchange Offer” below, a United States Holder generally will recognize gain or loss on the sale, exchange or retirement (including a redemption by us) of a Note in an amount equal to the difference between the amount of cash plus the fair market value of any property received (except to the extent attributable to accrued interest which is taxable as ordinary income to the extent not previously so taxed), and the United States Holder’s tax basis in the Note. Gain or loss recognized on the sale, exchange or retirement of a Note generally will be a capital gain or loss. Capital gain of a non-corporate United States Holder recognized before January 1, 2013 is generally taxed at a maximum rate of 15% where the property is held more than one year. The deductibility of capital losses is subject to certain limitations.

Medicare Tax on Net Investment Income

Recent enacted legislation, effective for taxable years beginning after December 31, 2012, generally imposes a new 3.8% Medicare contribution tax on the “net investment income” (which includes interest income on a Note and capital gain on the sale or other taxable disposition of a Note) of certain United States individuals, trusts and estates. United States Holders should consult their tax advisors regarding the possible effect of this legislation on their ownership and disposition of the Notes.

Exchange Offer

An exchange of old notes for Notes as described under “Registration Rights” should not result in a taxable exchange of the old notes for United States federal income tax purposes and holders should not recognize any gain or loss upon receipt of the Notes. Accordingly, the Notes should have the same issue price, adjusted tax basis and holding period in the Notes that the holder had in the old notes immediately before the Exchange Offer.

Foreign Holders

Stated Interest

Subject to the discussion below concerning backup withholding, payments of interest on a Note to a Foreign Holder will not be subject to United States federal withholding tax provided that:

•	the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•

the holder is not, for United States federal income tax purposes, a controlled foreign corporation (as defined in the Code) that is related to us, actually or by attribution, through stock ownership; and

•	the Foreign Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Code Section 881(c)(3)(A));

•

the interest is not effectively connected with the conduct by the Foreign Holder of a trade or business in the United States (or generally if a tax treaty applies, is not attributable to a permanent establishment maintained by the Foreign Holder within the United States); and

•	the U.S. payor does not have actual knowledge or reason to know that the Foreign Holder is a United States person and:

1.	the Foreign Holder has furnished to the U.S. payor an IRS Form W-8BEN or an acceptable substitute form upon which the Foreign Holder certifies, under penalties of perjury, that it is a non-United States person,

2.	in the case of payments made outside the United States to the Foreign Holder at an offshore account (generally, an account maintained by the Foreign Holder at a bank or other financial institution at any location outside the United States), the Foreign Holder has furnished to the U.S. payor documentation that establishes its identity and status as a non-United States person,

3.	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

•

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

•

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

•	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with United States treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

4.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

•

certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and the Foreign Holder, and

•	to which is attached a copy of the IRS Form W-8BEN or acceptable substitute form, or

5.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with United States Treasury regulations.

For purposes of this summary, we refer to this exemption from United States federal withholding tax as the “Portfolio Interest Exemption.”

The payments of interest to a Foreign Holder that does not qualify for the Portfolio Interest Exemption and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at the rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

A Foreign Holder will generally be subject to tax in the same manner as a United States Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the Foreign Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by the Foreign Holder. A corporate Foreign Holder’s effectively connected earnings, if profits attributable to such effectively connected income generally will be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate.

To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the Foreign Holder must provide a properly executed United States Treasury Form W-8BEN or Form W-8ECI (or a suitable substitute form), as applicable, prior to the payment of interest. Such certificate must contain, among other information, the name and address of the Foreign Holder.

Foreign Holders should consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

Sale, Exchange or Redemption of the Notes

A Foreign Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale or exchange of notes for cash unless:

•	the Foreign Holder is an individual who was present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met (“United States Resident”), or

•	the gain is “effectively connected” with the conduct of a trade or business of the Foreign Holder in the United States (“Effectively Connected Income”).

A United States Resident is subject to 30% U.S. federal income tax (or a lower applicable treaty rate) on a gain (net of certain U.S. source losses) realized. Effectively Connected Income received by a Foreign Holder will generally be subject to tax in the manner that would apply if the holder were a United States Holder unless an applicable income tax treaty provides otherwise and, if the Foreign Holder is a corporation, may in certain circumstances be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate.

Exchange Offer

An exchange of old notes for Notes as described under “Registration Rights” should not result in a taxable exchange of the old notes for United States federal income tax purposes and holders should not recognize any gain or loss upon receipt of the Notes. Accordingly, the Notes should have the same issue price, adjusted tax basis and holding period in the Notes that the holder had in the old notes immediately before the Exchange Offer.

Information Reporting and Backup Withholding

Certain non-corporate United States Holders may be subject to information reporting requirements on payments of principal and interest on a Note and payments of the proceeds of the sale (including a retirement or redemption) of a Note, and backup withholding tax (currently imposed at a rate of 28%) may apply to such payment if:

•	the United States Holder fails to furnish an accurate taxpayer identification number to the payor in the manner required,

•	the payor is notified by the IRS that the United States Holder has failed to report payments of interest or dividends properly, or

•	under certain circumstances, the United States Holder fails to comply with certain certification requirements.

Information reporting requirements will apply to payments of interest to Foreign Holders where such interest is subject to withholding or exempt from United States withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Foreign Holder resides.

Backup withholding (currently imposed at a rate of 28%) and information reporting will not apply to payments of principal on the Notes by us to a Foreign Holder if the Foreign Holder certifies as to its status as a Foreign Holder under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our paying agent has actual knowledge or reason to know that the Foreign Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

Payment of the proceeds from the disposition of Notes to or through the United States office of a broker will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the Foreign Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

Payment of the proceeds from the disposition of a note to or through a non-United States office of a non-United States broker that is not a United States related person generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:

•	a “controlled foreign corporation” for United States federal income tax purposes; or

•

a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons,” as defined in United States treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

2.	such foreign partnership is engaged in the conduct of a United States trade or business.

In the case of the payment of proceeds from the disposition of Notes to or through a non-United States office of a broker that is either a United States person or a United States related person, the payments may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a Foreign Holder and the broker has no actual knowledge or reason to know to the contrary. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder’s United States federal income tax liability provided certain required information is furnished to the IRS.

Holders of Notes should consult their tax advisors regarding the application of the information and reporting and backup withholding rules, including such treasury regulations.

THE ABOVE SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF HIS, HER OR ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF NOTES SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO THE HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT REVISIONS OF THESE TAX LAWS.

CERTAIN ERISA CONSIDERATIONS

The issuer’s notes may be acquired and held by an employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by an individual retirement account or other plan described in Section 4975(e)(1) of the Code. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of the Notes is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code, must also determine that its purchase and holding of the Notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the requirements of ERISA. Accordingly, assets of these plans may be invested in the Notes without regard to the ERISA considerations discussed herein. However, investment by such plans may be subject to the provisions of other federal, state, local, non-U.S. or other laws or requirements that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”). Furthermore, any governmental or church plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Each holder of the issuer’s Notes will be deemed to have represented and warranted by its acquisition and holding of the Notes that either (A) no portion of the assets used to acquire and hold the Notes constitutes assets of (i) any employee benefit plans that are subject to Title I of ERISA, (ii) plans, individual retirement accounts or other arrangements that are subject to Section 4975 of the Code or provisions under any Similar Laws, or (iii) entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA ) of such plans, accounts or arrangements (each, a “Plan”); or (B) its acquisition and holding of the Notes does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law. The sale of any Notes to any Plan is in no respect a representation by the issuer, the initial purchasers, the issuer’s subsidiary guarantors, or any of the issuer’s or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

Based on interpretations by the Staff set forth in no-action letters issued to third parties, including “Exxon Capital Holdings Corporation,” available May 13, 1988, “Morgan Stanley & Co. Incorporated,” available June 5, 1991, “Mary Kay Cosmetics, Inc.,” available June 5, 1991, and “Warnaco, Inc.,” available October 11, 1991, we believe that Notes issued in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders so long as such holder is not (i) our affiliate, (ii) a broker-dealer who acquired old notes directly from us or our affiliate or (iii) a broker-dealer who acquired old notes as a result of market-making or other trading activities. Offers, sales and transfers may be made without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Notes and that participating broker-dealers receiving Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such Notes. To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the old notes to the initial purchasers) with the prospectus contained in the registration statement relating to the exchange offer. Pursuant to the registration rights agreement, we have agreed to permit participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such Notes. We have agreed that, for a period of one year after the consummation of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealer that requests such documents in the letter of transmittal for the exchange offer. Each holder of the old notes who wishes to exchange its old notes for Notes in the exchange offer will be required to make certain representations to us as set forth in “The Exchange Offer.” In addition, each holder who is a broker-dealer and who receives Notes for its own account in exchange for the old notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Notes.

We will not receive any proceeds from any sale of Notes by broker-dealers. Notes received by brokers-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal for the exchange offer states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our participation in the exchange offer, other than underwriting discounts and commissions and transfer taxes, if any, of holders and will indemnify holders of the old notes, including any broker-dealers, against specified types of liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for Notes in the exchange offer, on terms that may differ from those contained in the registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding old notes have been exchanged for Notes pursuant to the terms and conditions herein.

VALIDITY OF THE NOTES

The validity of the Notes offered hereby will be passed upon on our behalf by Hunton & Williams LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to changes to the guarantor consolidating financial statements which occurred subsequent to the issuance of the 2010 financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2010 (Successor), June 30, 2010 (Predecessor) and 2009 (Predecessor)	F-3

Consolidated Statements of Operations and Comprehensive Operations for the Period from October  1, 2010 through December 31, 2010 (Successor), Period from July 1, 2010 through September 30, 2010 (Predecessor) and for the years ended June 30, 2010 (Predecessor), 2009 (Predecessor) and 2008 (Predecessor)

F-4

Consolidated Statements of Shareholders’ Equity for Period from October  1, 2010 through December 31, 2010 (Successor), Period from July 1, 2010 through September 30, 2010 (Predecessor) and for the years ended June 30, 2010 (Predecessor), 2009 (Predecessor) and 2008 (Predecessor)

F-5

Consolidated Statements of Cash Flows for Period from October 1, 2010 through December  31, 2010 (Successor), Period from July 1, 2010 through September 30, 2010 (Predecessor) and for the years ended June 30, 2010 (Predecessor), 2009 (Predecessor) and 2008 (Predecessor)

F-7
Notes to Consolidated Financial Statements	F-9
Consolidated Balance Sheets as of September 30, 2011 (Successor) and December 31, 2010 (Successor) (unaudited)	F-60
Consolidated Statements of Income and Comprehensive Income for three and nine months ended September 30, 2011 (Successor) and 2010 (Predecessor) (unaudited)	F-61
Consolidated Statements of Cash Flows for the nine months ended September 30, 2011 (Successor) and 2010 (Predecessor) (unaudited)	F-62
Notes to Consolidated Financial Statements	F-63

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

General Motors Financial Company, Inc.:

We have audited the accompanying consolidated balance sheets of General Motors Financial Company, Inc. and subsidiaries (the “Company”) as of December 31, 2010 (Successor), and June 30, 2010 and 2009 (Predecessor), and the related consolidated statements of operations and comprehensive operations, shareholders’ equity, and cash flows for the three month periods ended December 31, 2010 (Successor), and September 30, 2010 (Predecessor), and for each of the three years in the period ended June 30, 2010 (Predecessor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of General Motors Financial Company, Inc. and subsidiaries at December 31, 2010 (Successor), and June 30, 2010 and 2009 (Predecessor), and the results of their operations and their cash flows for the three month periods ended December 31, 2010 (Successor) and September 30, 2010 (Predecessor), and for each of the three years in the period ended June 30, 2010 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 23 to the consolidated financial statements, the accompanying 2010 financial statements have been retrospectively adjusted for all periods presented to reflect a change in the guarantor structure which occurred subsequent to the issuance of the 2010 financial statements.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 1, 2011 (September 12, 2011 as to the effects of the revisions to the guarantor consolidating financial statements discussed in Note 23)

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Successor	Predecessor
	December 31, 2010	June 30, 2010	June 30, 2009
Assets
Cash and cash equivalents	$194,554	$282,273	$193,287
Finance receivables, net	8,197,324	8,160,208	10,037,329
Restricted cash—securitization notes payable	926,082	930,155	851,606
Restricted cash—credit facilities	131,438	142,725	195,079
Property and equipment, net	47,290	37,734	44,195
Leased vehicles, net	46,780	94,677	156,387
Deferred income taxes	157,884	81,836	75,782
Goodwill	1,094,923
Intercompany subvention receivable	8,149
Other assets	114,314	151,425	404,662

Total assets	$10,918,738	$9,881,033	$11,958,327

Liabilities and Shareholders’ Equity
Liabilities:
Credit facilities	$831,802	$598,946	$1,630,133
Securitization notes payable	6,128,217	6,108,976	7,426,687
Senior notes	70,054	70,620	91,620
Convertible senior notes	1,446	414,068	392,514
Accounts payable and accrued expenses	97,169	141,052	98,213
Taxes payable	160,712	68,961	59,427
Intercompany taxes payable	42,214
Interest rate swap agreements	46,797	70,421	131,885
Other liabilities	10,219	7,565	20,540

Total liabilities	7,388,630	7,480,609	9,851,019

Commitments and contingencies (Note 13)

Shareholders’ equity:
Common stock, $.01 par value per share, Successor: 500 shares authorized and issued; Predecessor: 350,000,000 shares authorized 136,856,360 and 134,977,812 shares issued		1,369	1,350
Additional paid-in capital	3,453,917	327,095	284,961
Accumulated other comprehensive income (loss)	1,558	11,870	(21,099)
Retained earnings	74,633	2,099,005	1,878,459

	3,530,108	2,439,339	2,143,671
Treasury stock, at cost (Predecessor: 1,916,510 and 1,806,446 shares at June 30, 2010 and 2009, respectively)		(38,915)	(36,363)

Total shareholders’ equity	3,530,108	2,400,424	2,107,308

Total liabilities and shareholders’ equity	$10,918,738	$9,881,033	$11,958,327

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(dollars in thousands, except per share data)

	Successor		Predecessor
	Period From October 1, 2010 Through December 31, 2010		Period From July 1, 2010 Through September 30, 2010	For the Year Ended June 30,
				2010	2009	2008
Revenue
Finance charge income	$264,347		$342,349	$1,431,319	$1,902,684	$2,382,484
Other income	16,824		30,275	91,215	116,488	160,598
Gain on retirement of debt				283	48,152

	281,171		372,624	1,522,817	2,067,324	2,543,082

Costs and expenses
Operating expenses	70,441		68,855	288,791	308,803	397,814
Leased vehicles expenses	2,106		6,539	34,639	47,880	36,362
Provision for loan losses	26,352		74,618	388,058	972,381	1,130,962
Interest expense	36,684		89,364	457,222	726,560	858,874
Restructuring charges, net			(39)	668	11,847	20,116
Acquisition expenses	16,322		42,651
Impairment of goodwill						212,595

	151,905		281,988	1,169,378	2,067,471	2,656,723

Income (loss) before income taxes	129,266		90,636	353,439	(147)	(113,641)
Income tax provision (benefit)	54,633		39,336	132,893	10,742	(31,272)

Net income (loss)	74,633		51,300	220,546	(10,889)	(82,369)

Other comprehensive income (loss)
Unrealized (losses) gains on cash flow hedges	(412)		6,255	43,306	(26,871)	(84,404)
Foreign currency translation adjustment	1,819		2,055	8,230	750	5,855
Unrealized losses on credit enhancement assets						(232)
Income tax benefit (provision)	151		(3,027)	(18,567)	11,426	26,683

Other comprehensive income (loss)	1,558		5,283	32,969	(14,695)	(52,098)

Comprehensive income (loss)	$76,191		$56,583	$253,515	$(25,584)	$(134,467)

Earnings (loss) per share
Basic	(a	)	$0.38	$1.65	$(0.09)	$(0.72)

Diluted	(a	)	$0.37	$1.60	$(0.09)	$(0.72)

Weighted average shares
Basic	(a	)	135,232,827	133,845,238	125,239,241	114,962,241

Diluted	(a	)	140,302,755	138,179,945	125,239,241	114,962,241

(a)	As a result of the Merger, our common stock is no longer publicly traded and earnings per share is no longer required.

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(dollars in thousands)

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	For the Year Ended June 30,
			2010	2009	2008
Common Stock Shares
Balance at the beginning of period	500	136,856,360	134,977,812	118,766,250	120,590,473
Common stock issued on exercise of options		17,312	837,411	131,654	1,138,691
Common stock issued on the retirement of debt				15,122,670
Common stock issued on exercise of warrants		438,112			1,065,047
Common stock cancelled—restricted stock				(47,000)	(15,050)
Common stock issued for employee benefit plans		439,580	1,041,137	1,004,238	987,089
Retirement of treasury stock					(5,000,000)

Balance at the end of period	500	137,751,364	136,856,360	134,977,812	118,766,250

Common Stock Amount
Balance at the beginning of period		$1,369	$1,350	$1,188	$1,206
Common stock issued on exercise of options			8	1	11
Common stock issued on exercise of warrants		4			11
Common stock issued on the retirement of debt				151
Common stock issued for employee benefit plans		5	11	10	10
Retirement of treasury stock					(50)

Balance at the end of period	$	$1,378	$1,369	$1,350	$1,188

Additional Paid-in Capital
Balance at the beginning of period	$3,453,917	$327,095	$284,961	$134,064	$163,051
Common stock issued on exercise of options		282	11,597	1,053	12,561
Common stock issued on the retirement of debt				90,830
Income tax benefit from exercise of options, warrants and amortization of convertible note hedges		3,395	9,434	10,678	13,443
Common stock issued on exercise of warrants		(4)			8,581
Common stock issued for employee benefit plans		1,851	4,020	(11,029)	2,140
Cash settlement of share based awards		(16,062)
Retirement of treasury stock					(93,850)
Stock based compensation expense		5,019	15,115	14,264	17,945
Amortization of warrant costs			1,968	45,101	10,193

Balance at the end of period	$3,453,917	$321,576	$327,095	$284,961	$134,064

Accumulated Other Comprehensive Income (Loss)
Balance at the beginning of period		$11,870	$(21,099)	$(6,404)	$45,694
Other comprehensive income (loss), net of income tax benefit (provision) of $151, $(3,027), $(18,567), $11,426 and $26,683, respectively	$1,558	5,283	32,969	(14,695)	(52,098)

Balance at the end of period	$1,558	$17,153	$11,870	$(21,099)	$(6,404)

Retained Earnings
Balance at the beginning of period		$2,099,005	$1,878,459	$1,889,348	$1,989,780
Consolidation of Wachovia funding facilities		175
Uncertain tax position liability adjustment					(463)
Retirement of treasury stock					(17,600)
Net income (loss)	$74,633	51,300	220,546	(10,889)	(82,369)

Balance at the end of period	$74,633	$2,150,480	$2,099,005	$1,878,459	$1,889,348

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	For the Year Ended June 30,
			2010	2009	2008
Treasury Stock Shares
Balance at the beginning of period		1,916,510	1,806,446	2,454,534	1,934,061
Repurchase of common stock					5,734,850
Common stock issued for employee benefit plans		39,226	110,064	(648,088)	(214,377)
Retirement of treasury stock					(5,000,000)

Balance at the end of period		1,955,736	1,916,510	1,806,446	2,454,534

Treasury Stock Amount
Balance at the beginning of period		$(38,915)	$(36,363)	$(52,934)	$(43,139)
Repurchase of common stock					(127,901)
Common stock issued for employee benefit plans		(1,051)	(2,552)	16,571	6,606
Retirement of treasury stock					111,500

Balance at the end of period	$	$(39,966)	$(38,915)	$(36,363)	$(52,934)

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	For the Year Ended June 30,
			2010	2009	2008
Cash flows from operating activities
Net income (loss)	$74,633	$51,300	$220,546	$(10,889)	$(82,369)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,809	14,649	79,044	109,008	86,879
Provision for loan losses	26,352	74,618	388,058	972,381	1,130,962
Deferred income taxes	21,367	452	(24,567)	226,783	(146,361)
Stock based compensation expense		5,019	15,115	14,264	17,945
Amortization of carrying value adjustment	77,092
Amortization of purchase accounting premium	(27,458)
Amortization of warrant costs			1,968	45,101	10,193
Non-cash interest charges on convertible debt		5,625	21,554	22,506	22,062
Accretion and amortization of loan fees	1,111	(942)	4,791	19,094	29,435
Gain on retirement of debt			(283)	(48,907)
Impairment of goodwill					212,595
Other	(11,539)	(13,800)	(15,954)	2,773	6,126
Changes in assets and liabilities, net of assets and liabilities acquired:
Income tax receivable	(5,838)		197,402	(174,682)	(22,897)
Other assets	5,469	16,373	5,256	(6,704)	(15,627)
Accrued taxes and expenses	22,491	(8,552)	35,779	(52,113)	11,018

Net cash provided by operating activities	191,489	144,742	928,709	1,118,615	1,259,961

Cash flows from investing activities
Purchases of receivables	(947,318)	(940,763)	(2,090,602)	(1,280,291)	(6,260,198)
Principal collections and recoveries on receivables	870,862	883,807	3,606,680	4,257,637	6,108,690
Purchases of property and equipment	(2,429)	(312)	(1,581)	(1,003)	(8,463)
Change in restricted cash—securitization notes payable	49,860	(45,787)	(78,549)	131,064	31,683
Change in restricted cash—credit facilities	3,030	8,257	52,354	63,180	(92,754)
Change in other assets	13,236	40,193	43,875	12,960	(41,731)
Proceeds from money market fund			10,047	104,319
Investment in money market fund				(115,821)
Net purchases of leased vehicles	(10,655)				(198,826)
Net distributions from gain on sale Trusts					7,466

Net cash (used) provided by investing activities	(23,414)	(54,605)	1,542,224	3,172,045	(454,133)

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	For the Year Ended June 30,
			2010	2009	2008
Cash flows from financing activities
Borrowings on credit facilities	468,394	484,921	775,665	3,657,240	8,565,636
Payments on credit facilities	(256,362)	(552,951)	(1,806,852)	(4,935,357)	(8,180,025)
Issuance of securitization notes payable	700,000	1,050,000	2,352,493	1,000,000	4,250,000
Payments on securitization notes payable	(954,644)	(795,512)	(3,674,062)	(3,987,424)	(5,774,035)
Debt issuance costs	(4,314)	(7,686)	(24,754)	(32,609)	(39,347)
Net proceeds from issuance of common stock		2,138	15,635	3,741	25,174
Cash settlement of share based awards		(16,062)
Retirement of debt	(464,254)		(20,425)	(238,617)
Repurchase of common stock					(127,901)
Other net changes		313	645	(603)	323

Net cash (used) provided by financing activities	(511,180)	165,161	(2,381,655)	(4,533,629)	(1,280,175)

Net increase (decrease) in cash and cash equivalents	(343,105)	255,298	89,278	(242,969)	(474,347)
Effect of Canadian exchange rate changes on cash and cash equivalents	130	(42)	(292)	2,763	(2,464)
Cash and cash equivalents at beginning of period	537,529	282,273	193,287	433,493	910,304

Cash and cash equivalents at end of period	$194,554	$537,529	$282,273	$193,287	$433,493

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL MOTORS FINANCIAL COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

History and Operations

We were formed on August 1, 1986, and, since September 1992, have been in the business of purchasing and servicing automobile sales finance contracts. From January 2007 through May 2008 and starting again in December 2010, we also originated leases on automobiles.

Merger

On October 1, 2010, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 21, 2010, with General Motors Holdings LLC (“GM Holdings”), a Delaware limited liability company and a wholly owned subsidiary of General Motors Company (“GM”), and Goalie Texas Holdco Inc., a Texas corporation and a direct wholly owned subsidiary of GM Holdings (“Merger Sub”), GM Holdings completed its acquisition of AmeriCredit Corp. via the merger of Merger Sub with and into AmeriCredit Corp. (the “Merger”), with AmeriCredit Corp. continuing as the surviving company in the Merger and becoming a wholly-owned subsidiary of GM Holdings. After the Merger, AmeriCredit Corp. was renamed General Motors Financial Company, Inc. The accompanying consolidated financial statements for the six months ended December 31, 2010 are presented for two periods: July 1, 2010 through September 30, 2010, labeled “Predecessor”, and October 1, 2010 through December 31, 2010, labeled “Successor”, which relate to the period before the Merger and the period after the Merger, respectively. The consolidated financial statements of the Predecessor have been prepared on the same basis as the audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2010. The consolidated financial statements of the Successor reflect a change in basis from the application of “purchase accounting”.

Change in Fiscal Year

On December 9, 2010, we changed our fiscal year end to December 31 from June 30. We made this change to align our financial reporting period, as well as our annual planning and budgeting process, with the GM business cycle. As a result of this change, the Consolidated Financial Statements include our financial results for the three month transition period of July 1, 2010 through September 30, 2010, labeled “Predecessor” and the three month transition period of October 1, 2010 through December 31, 2010, labeled “Successor”. The years ended June 30, 2010, 2009 and 2008 reflect the twelve-month results of the respective fiscal year and are referred to herein as fiscal 2010, 2009 and 2008.

Basis of Presentation

The consolidated financial statements include our accounts and the accounts of our wholly-owned subsidiaries, including certain special purpose financing trusts utilized in securitization transactions (“Trusts”) which are considered variable interest entities (“VIE’s”). All intercompany transactions and accounts have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform to the current year presentation.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the amount of revenue and costs and expenses during the reporting periods. Actual results could differ from those estimates and those differences may be material. These estimates include, among other things, the determination of the allowance for loan losses on finance receivables, income taxes and the fair value of finance receivables, intangible assets and securitization notes payable.

Correction of Statement of Cash Flows

We corrected the presentation of borrowings on (payments on) credit facilities for the periods presented. Related amounts had previously been presented on a net basis, rather than on a gross basis in accordance with Accounting Standards Codification (“ASC”) 230. The correction had no effect on net cash used in financing activities, the net increase in cash and cash equivalents or end of period cash and cash equivalents.

Correction of Goodwill and Deferred Income Taxes

We corrected the presentation of goodwill and deferred income taxes for the December 31, 2010 consolidated balance sheet presented. Deferred income taxes were understated at the purchase date resulting in an overstatement of goodwill of $17 million.

Purchase Accounting

The Merger has been accounted for under the purchase method of accounting, whereby the total purchase price of the transaction was allocated to our identifiable tangible and intangible assets acquired and liabilities assumed based on their fair values, and the excess of the purchase price over the fair value of net assets acquired was recorded as goodwill. The allocation resulted in a significant amount of goodwill, an increase in the carrying value of net finance receivables, medium term note facility payable, Wachovia funding facilities payable, securitization notes payable, deferred tax assets and uncertain tax positions as well as new identifiable intangible assets. See Note 2—“Financial Statement Effects of the Merger” for additional information on the purchase price allocation.

Cash Equivalents

Investments in highly liquid securities with original maturities of 90 days or less are included in cash and cash equivalents.

Finance Receivables and the Allowance for Loan Losses

Pre-Acquisition Finance Receivables

Finance receivables originated prior to the acquisition were adjusted to fair value at October 1, 2010. As a result of purchase accounting for the Merger, the allowance for loan losses at October 1, 2010 was eliminated and a net discount was recorded on the receivables. The fair value of the receivables was less than the principal amount of those receivables, thus resulting in a discount to par. This discount was attributable, in part, to future credit losses that did not exist at the origination of the loans.

A non-accretable difference is the excess between a loan’s contractually required payments (undiscounted amount of all uncollected principal and contractual interest payments, both past due and scheduled for the future) and the amount of the loan’s cash flows expected to be collected. An accretable yield is the excess in the loan’s cash flows expected to be collected over the initial investment in the loan, which at October 1, 2010, was fair value.

As a result of purchase accounting for the Merger, we evaluated the common risk characteristics of the loan portfolio and split it into three pools. Once a pool of loans is assembled, the integrity of the pool shall be maintained. A loan shall be removed from a pool only if it is sold or assets have been received in satisfaction of the loan, or the loan is written off. Our policy is to remove a charged off loan individually from a pool based on comparing any amount received with its contractual amount. Any difference between these amounts is absorbed by the non-accretable difference. This removal method assumes that the amount received approximates pool performance expectations. The remaining accretable yield balance is unaffected and any material change in remaining effective yield caused by this removal method is addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full there is no release of the non-accretable difference for the pool because there is no difference between the amount received and the contractual amount of the loan.

Any deterioration in the performance of the pre-acquisition receivables will result in an incremental provision for loan losses being recorded. Improvements in the performance of the pre-acquisition receivables which results in significant increase in actual or expected cash flows will result first in the reversal of any incremental related allowance for loan losses and then in a transfer of the excess from the non-accretable difference to accretable yield, which will be recorded as finance charge income over the remaining life of the receivables.

Post-Acquisition Finance Receivables and Allowance for Loan Losses

Finance receivables originated since the acquisition are carried at amortized cost, net of allowance for loan losses. Provisions for loan losses are charged to operations in amounts sufficient to maintain the allowance for loan losses at levels considered adequate to cover probable credit losses inherent in our post-acquisition finance receivables.

The allowance for loan losses is established systematically based on the determination of the amount of probable credit losses inherent in the post-acquisition finance receivables as of the balance sheet date. We review charge-off experience factors, delinquency reports, historical collection rates, estimates of the value of the underlying collateral, economic trends, such as unemployment rates, and other information in order to make the necessary judgments as to the probable credit losses. We also use historical charge-off experience to determine the loss confirmation period, which is defined as the time between when an event, such as delinquency status, giving rise to a probable credit loss occurs with respect to a specific account and when such account is charged off. This loss confirmation period is applied to the forecasted probable credit losses to determine the amount of losses inherent in finance receivables at the balance sheet date. Assumptions regarding credit losses and loss confirmation periods are reviewed periodically and may be impacted by actual performance of finance receivables and changes in any of the factors discussed above. Should the credit loss assumption or loss confirmation period increase, there would be an increase in the amount of allowance for loan losses required, which would decrease the net carrying value of finance receivables and increase the amount of provision for loan losses recorded on the consolidated statements of operations.

Charge-off Policy

Our policy is to charge off an account in the month in which the account becomes 120 days contractually delinquent if we have not repossessed the related vehicle. We charge off accounts in repossession when the automobile is repossessed and legally available for disposition. A charge-off generally represents the difference between the estimated net sales proceeds and the amount of the delinquent contract, including accrued interest. Accounts in repossession that have been charged off have been removed from finance receivables and the related repossessed automobiles, aggregating $14.1 million, $12.4 million and $20.4 million at December 31, 2010, June 30, 2010 and 2009, respectively, are included in other assets on the consolidated balance sheets pending sale.

Variable Interest Entities—Securitizations and Credit Facilities

We finance our loan origination volume through the use of our credit facilities and execution of securitization transactions, which both utilize special purpose entities (“SPE’s”). In a credit facility, we transfer finance receivables to special purpose finance subsidiaries. These subsidiaries, in turn, issue notes to the agents, collateralized by such finance receivables and cash. The agents provide funding under the notes to the subsidiaries pursuant to an advance formula, and the subsidiaries forward the funds to us in consideration for the transfer of finance receivables.

In our securitizations, we, through wholly-owned subsidiaries, transfer automobile receivables to newly-formed SPE’s structured as securitization Trusts, which issue one or more classes of asset-backed securities. The asset-backed securities are in turn sold to investors.

Our continuing involvement with the credit facilities and Trusts are in the form of servicing loans held by the SPE’s and through holding a residual interest in the SPE. These transactions are structured without recourse. The SPE’s are considered VIE’s under U.S. Generally Accepted Accounting Principles (“GAAP”) and are consolidated because we have: (i) power over the significant activities of the entity and (ii) an obligation to absorb losses or the right to receive benefits from the VIE which are potentially significant to the VIE.

We have the power over the significant activities of those VIE’s in which we act as servicer of the financial assets held in the VIE. Our servicing fees are typically not considered potentially significant variable interests in the VIE; however, when we retain a residual interest in the SPE, either in the form of a debt security or equity interest, we will have an obligation to absorb losses or the right to receive benefits that would potentially be significant to the SPE. Accordingly, we are the primary beneficiary of the VIE and are required to consolidate it within our consolidated financial statements. Therefore, the finance receivables, borrowings under our credit facilities and, following a securitization, the related securitization notes payable remain on the consolidated balance sheets. See Note 5—“Finance Receivables”, Note 6—“Securitizations” and Note 8—“Credit Facilities” for further information.

We are not required, and do not currently intend, to provide any additional financial support to our credit facilities and securitization SPE’s. While these subsidiaries are included in our consolidated financial statements, these subsidiaries are separate legal entities and the finance receivables and other assets held by these subsidiaries are legally owned by them and are not available to our creditors or creditors of our other subsidiaries.

Except for purchase accounting adjustments, we recognize finance charge and fee income on the receivables and interest expense on the securities issued in a securitization transaction, and record a provision for loan losses to recognize probable loan losses inherent in the finance receivables. Cash pledged to support the securitization transaction is deposited to a restricted account and recorded on our consolidated balance sheets as restricted cash—securitization notes payable, which is invested in highly liquid securities with original maturities of 90 days or less or in highly rated guaranteed investment contracts.

Prior to October 1, 2002, we structured our securitization transactions to meet the accounting criteria for sales of finance receivables. We also acquired two securitization Trusts which were accounted for as sales of receivables. Such securitization transactions are referred to herein as gain on sale Trusts. We had no gain on sale Trusts outstanding as of December 31, 2010.

Property and Equipment

As a result of the Merger, on October 1, 2010, our property and equipment was adjusted to an estimated fair market value. Prior to the Merger, property and equipment was carried at amortized cost. Depreciation is generally provided on a straight-line basis over the estimated useful lives of the assets, which ranges from three to 25 years. The basis of assets sold or retired and the related accumulated depreciation are removed from the accounts at the time of disposition and any resulting gain or loss is included in operations. Maintenance, repairs and minor replacements are charged to operations as incurred; major replacements and betterments are capitalized.

Leased Vehicles

Leased vehicles consist of automobiles leased to consumers. As a result of the Merger, on October 1, 2010, these assets were adjusted to an estimated fair value. Prior to the Merger, leased vehicles were carried at amortized cost. Depreciation expense is recorded on a straight-line basis over the term of the lease. Leased vehicles are depreciated to the estimated residual value at the end of the lease term. Under the accounting for impairment or disposal of long-lived assets, residual values of operating leases are evaluated individually for impairment. When aggregate future cash flows from the operating lease, including the expected realizable fair value of the leased asset at the end of the lease, are less than the book value of the lease, an immediate impairment write-down is recognized if the difference is deemed not recoverable. Otherwise, reductions in the expected residual value result in additional depreciation of the leased asset over the remaining term of the lease. Upon disposition, a gain or loss is recorded for any difference between the net book value of the lease and the proceeds from the disposition of the asset, including any insurance proceeds.

Goodwill

Under the purchase method of accounting, our net assets are recorded at their estimated fair value at the date of the Merger. The excess cost of the acquisition over the fair value is recorded as goodwill. Goodwill is subject to impairment testing using a two-step process. The first step of the goodwill impairment test is to identify potential impairment by comparing the fair value of the reporting unit with its carrying amount, including goodwill. We have determined that we have only one reporting unit. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is not required. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value (i.e., the fair value of reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets) of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying value of goodwill exceeds its implied fair value, the excess is required to be recorded as an impairment charge in earnings. We will perform our annual goodwill impairment analysis during the fourth quarter.

Derivative Financial Instruments

We recognize all of our derivative financial instruments as either assets or liabilities on our consolidated balance sheets at fair value. The accounting for changes in the fair value of each derivative financial instrument depends on whether it has been designated and qualifies as an accounting hedge, as well as the type of hedging relationship identified.

Our special purpose finance subsidiaries are contractually required to purchase derivative instruments, which could include interest rate cap agreements and/or interest rate swap agreements which are further explained below, as credit enhancement in connection with securitization transactions and credit facilities.

Interest Rate Swap Agreements

We utilize interest rate swap agreements to convert floating rate exposures on securities issued in securitization transactions to fixed rates, thereby hedging the variability in interest expense paid. Our interest rate swap agreements are designated as cash flow hedges on the floating rate debt of our securitization notes payable and may qualify for hedge accounting treatment, while others do not qualify and are marked to market through interest expense in our consolidated statements of operations. Cash flows from derivatives used to manage interest rate risk are classified as operating activities.

For interest rate swap agreements designated as hedges, we formally document all relationships between the interest rate swap agreement and the underlying asset, liability or cash flows being hedged, as well as our risk management objective and strategy for undertaking the hedge transactions. At hedge inception and at least quarterly, we also formally assess whether the interest rate swap agreements that are used in hedging transactions have been highly effective in offsetting changes in the cash flows or fair value of the hedged items and whether those interest rate swap agreements may be expected to remain highly effective in future periods. In addition, we also assess the continued probability that the hedged cash flows will be realized.

We use regression analysis to assess hedge effectiveness of our cash flow hedges on a prospective and retrospective basis. A derivative financial instrument is deemed to be effective if the X-coefficient from the regression analysis is between a range of 0.80 and 1.25. At December 31, 2010, all of our interest rate swap agreements designated as cash flow hedges fall within this range and are deemed to be effective hedges for accounting purposes. We use the hypothetical derivative method to measure the amount of ineffectiveness and a net earnings impact occurs when the change in the value of a derivative instrument does not offset the change in the value of the underlying hedged item. Ineffectiveness of our hedges is not material.

The effective portion of the changes in the fair value of the interest rate swaps qualifying as cash flow hedges are included as a component of accumulated other comprehensive income (loss) as an unrealized gain or loss on cash flow hedges. These unrealized gains or losses are recognized as adjustments to income over the same period in which cash flows from the related hedged item affect earnings. Additionally, to the extent that any of these contracts are not considered to be perfectly effective in offsetting the change in the value of the cash flows being hedged, any changes in fair value relating to the ineffective portion of these contracts are recognized in interest expense on our consolidated statements of operations and comprehensive operations. We discontinue hedge accounting prospectively when it is determined that an interest rate swap agreement has ceased to be effective as an accounting hedge or if the underlying hedged cash flow is no longer probable of occurring.

Interest Rate Cap Agreements

Generally, we purchase interest rate cap agreements to limit floating rate exposures on securities issued in our credit facilities. As part of our interest rate risk management strategy and when economically feasible, we may simultaneously sell a corresponding interest rate cap agreement in order to offset the premium paid to purchase the interest rate cap agreement and thus retain the interest rate risk. Because the interest rate cap agreements entered into by us or our special purpose finance subsidiaries do not qualify for hedge accounting, changes in the fair value of interest rate cap agreements purchased by the special purpose finance subsidiaries and interest rate cap agreements sold by us are recorded in interest expense on our consolidated statements of operations and comprehensive operations.

We do not use derivative instruments for trading or speculative purposes.

Interest rate risk management contracts are generally expressed in notional principal or contract amounts that are much larger than the amounts potentially at risk for nonpayment by counterparties. Therefore, in the event of nonperformance by the counterparties, our credit exposure is limited to the uncollected interest and the market value related to the contracts that have become favorable to us. We manage the credit risk of such contracts by using highly rated counterparties, establishing risk limits and monitoring the credit ratings of the counterparties.

We maintain a policy of requiring that all derivative contracts be governed by an International Swaps and Derivatives Association Master Agreement. We enter into arrangements with individual counterparties that we believe are creditworthy and generally settle on a net basis. In addition, we perform a quarterly assessment of our counterparty credit risk, including a review of credit ratings, credit default swap rates and potential nonperformance of the counterparty. Based on our most recent quarterly assessment of our counterparty credit risk, we consider this risk to be low.

Tax Sharing Arrangement

Under the tax sharing arrangement with GM, we are responsible for our tax liabilities as if separate returns are filed.

Income Taxes

Deferred income taxes are provided in accordance with the asset and liability method of accounting for income taxes to recognize the tax effects of tax credits and temporary differences between financial statement and income tax accounting. A valuation allowance is recognized if it is more likely than not that some portion or the entire deferred tax asset will not be realized.

We account for uncertainty in income taxes in the financial statements. See Note 17—“Income Taxes” for a discussion of the accounting for uncertain tax positions.

Revenue Recognition

Finance Charge Income

Finance charge income related to pre-acquisition and post-acquisition finance receivables is recognized using the interest method. Accrual of finance charge income is suspended on accounts that are more than 60 days delinquent, accounts in bankruptcy, and accounts in repossession. Payments received on non-accrual loans are first applied to any fees due, then to any interest due and, finally, any remaining amounts received are recorded to principal. Interest accrual resumes once an account has received payments bringing the delinquency status to less than 60 days past due. Fees and commissions received and direct costs of originating loans are deferred and amortized over the term of the related finance receivables using the interest method and are removed from the consolidated balance sheets when the related finance receivables are sold, charged off or paid in full.

Operating Leases—deferred origination fees or costs

Net deferred origination fees or costs are amortized on a straight-line basis over the life of the lease to other income.

Stock Based Compensation—Predecessor

Share-based payment transactions were measured at fair value and recognized in the financial statements.

For the three months ended September 30, 2010, fiscal 2010, 2009, and 2008, we recorded total stock based compensation expense of $5.0 million ($2.8 million net of tax), $15.1 million ($9.4 million net of tax), $14.3 million ($9.2 million net of tax), and $17.9 million ($13.5 million net of tax), respectively.

The excess tax benefit of the stock based compensation expense related to the exercise of stock options of $0.4 million, $1.1 million and $1.3 million for the three months ended September 30, 2010, fiscal 2010 and 2008, respectively, has been included in other net changes as a cash inflow from financing activities on the consolidated statements of cash flows.

The fair value of each option granted or modified was estimated using an option-pricing model with the following weighted average assumptions:

	Predecessor
	Years Ended June 30,
	2010	2009	2008
Expected dividends	0	0	0
Expected volatility	65.7%	92.1%	60.8%
Risk-free interest rate	1.2%	1.7%	3.3%
Expected life	1.4 years	2.0 years	1.2 years

We have not paid out dividends historically, thus the dividend yields are estimated at zero percent.

Expected volatility reflects an average of the implied and historical volatility rates. Management believed that a combination of market-based measures was the best available indicator of expected volatility.

The risk-free interest rate is the implied yield available for zero-coupon U.S. government issues with a remaining term equal to the expected life of the options.

The expected lives of options were determined based on our historical option exercise experience and the term of the option.

Assumptions were reviewed each time there was a new grant or modification of a previous grant and would have been impacted by actual fluctuation in our stock price, movements in market interest rates and option terms. The use of different assumptions produces a different fair value for the options granted or modified and impacts the amount of compensation expense recognized on the consolidated statements of operations and comprehensive operations.

2.	Financial Statement Effects of the Merger

Purchase Price Allocation

The Merger has been accounted for under the purchase method of accounting, whereby the purchase price of the transaction was allocated to our identifiable assets acquired and liabilities assumed based upon their fair values. The estimates of the fair values recorded were determined based on the fair value measurement principles (see Note 12—“Fair Values of Assets and Liabilities” for additional information) and reflect significant assumptions and judgments. Material valuation inputs for our finance receivables included adjustments to monthly principal and finance charge cash flows for prepayments and credit loss expectations; servicing expenses; and discount rates developed based on the relative risk of the cash flows which considered loan type, market rates as of our valuation date, credit loss expectations and capital structure. Certain assumptions and judgments that were considered to be appropriate at the acquisition date may prove to be incorrect if market conditions change.

The results of the purchase price allocation included an increase in the total carrying value of net finance receivables, medium term note facility payable, Wachovia funding facilities payable, securitization notes payable, deferred tax assets and uncertain tax positions as well as intangible assets. Management believes all material intangible assets have been identified.

The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill. The goodwill amount was $1,094.9 million.

In accordance with the accounting for goodwill, goodwill is not amortized to net income, but is required to be tested for impairment at least annually. See Note 2—“Financial Statement Effects of the Merger” for additional information of the purchase price allocation.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed on October 1, 2010 (in thousands):

	September 30, 2010	Adjustments	October 1, 2010
Assets:
Cash and cash equivalents	$537,529		$537,529
Restricted cash—securitization notes payable	975,942		975,942
Restricted cash—credit facilities	134,468		134,468
Finance receivables	8,675,575	$(444,832)	8,230,743
Allowance for loan losses	(528,489)	528,489

Finance receivables, net	8,147,086	83,657	8,230,743

Property and equipment	36,592	10,282	46,874
Leased vehicles, net	54,730	(1,223)	53,507
Deferred income taxes	77,999	101,102	179,101
Other assets	143,064	(25,917)	117,147
Goodwill		1,094,923	1,094,923

Total assets	$10,107,410	$1,262,824	$11,370,234

Liabilities:
Credit facilities	$617,415	$3,684	$621,099
Senior notes	70,620	1,810	72,430
Convertible senior notes	419,693	42,015	461,708
Securitization notes payable	6,273,224	135,404	6,408,628
Other liabilities	275,837	76,615	352,452

Total liabilities	7,656,789	259,528	7,916,317

Shareholder’s equity:
Common stock	1,378	(1,378)
Additional paid-in capital	321,576	(321,576)
Accumulated other comprehensive income	17,153	(17,153)
Retained earnings	2,150,480	(2,150,480)

	2,490,587	(2,490,587)
Treasury stock	(39,966)	39,966

Total shareholder’s equity	2,450,621	(2,450,621)

Total liabilities and shareholder’s equity	$10,107,410	$(2,191,093)	$7,916,317

Purchase price			$3,453,917

3.	Transition Period Financial Information (dollars in thousands, except per share data):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Period From October 1, 2009 Through December 31, 2009	Period From July 1, 2009 Through September 30, 2009
			(unaudited)
Statements of Operations and Comprehensive Operations Data:
Revenue	$281,171	$372,624	$386,755	$413,284
Costs and expenses	151,905	281,988	314,540	367,034

Income before income taxes	129,266	90,636	72,215	46,250

Income tax provision	54,633	39,336	26,186	20,489

Net income	74,633	51,300	46,029	25,761

Other comprehensive income
Unrealized (losses) gains on cash flow hedges	(412)	6,255	17,087	7,411
Foreign currency translation adjustment	1,819	2,055	1,344	6,924
Income tax provision (benefit)	151	(3,027)	(6,701)	(5,176)

Other comprehensive income	1,558	5,283	11,730	9,159

Comprehensive income	$76,191	$56,583	$57,759	$34,920

Per Share Data:
Earnings per share
Basic	(a)	$0.38	$0.34	$0.19
Diluted	(a)	$0.37	$0.33	$0.19
Weighted average shares
Basic	(a)	135,232,827	133,492,069	133,229,960
Diluted	(a)	140,302,755	137,630,694	136,083,460
Balance Sheet Data:
Total assets	$10,918,738	$10,107,410	$10,289,504	$11,215,732
Total liabilities	7,388,630	7,656,789	8,071,112	9,065,459
Total shareholders’ equity	3,530,108	2,450,621	2,218,392	2,150,273

(a)	As a result of the Merger, our common stock is no longer publicly traded and earnings per share is no longer required.

4.	Goodwill

As noted above in Note 1—“Summary of Significant Accounting Policies—Purchase Accounting”, the Merger with GM resulted in goodwill attributable to the difference between the excess of the purchase price over the fair value of the assets and liabilities acquired. See Note 2—“Financial Statement Effects of the Merger” for details of the purchase price allocation.

On January 1, 2007, we acquired the stock of Long Beach Acceptance Corporation (“LBAC”). The total consideration in the all-cash transaction, including transaction costs, was approximately $287.7 million. We initially recorded goodwill of approximately $196.8 million, all of which is deductible for federal income tax purposes. On May 1, 2006, we acquired the stock of Bay View Acceptance Corporation (“BVAC”). The total consideration in the all-cash transaction, including transaction costs, was approximately $64.6 million. We initially recorded goodwill of approximately $14.4 million, which is not deductible for federal income tax purposes. Our annual goodwill impairment analysis performed during the fourth quarter of the year ended June 30, 2008 resulted in the determination that the Predecessor goodwill was fully impaired.

A summary of changes to goodwill is as follows (in thousands):

	Successor	Predecessor
	Three Months Ended December 31, 2010	Years Ended
		June 30, 2010	June 30, 2009	June 30, 2008
Balance at beginning of the period	$1,094,923				$208,435
Adjustments to goodwill					4,160
Impairment					(212,595)

Balance at end of the period	$1,094,923	$	$	$

5.	Finance Receivables

The pre-acquisition finance receivables consist of the following (in thousands):

Successor
October 1, 2010 Through December 31, 2010
Pre-acquisition finance receivables-outstanding balance
Balance at beginning of period	$8,698,018
Balance at end of period	$7,724,188
Pre-acquisition finance receivables-carrying value
Balance at beginning of period	$8,230,743
Balance at end of period	$7,299,963

The following table provides information related to the finance receivables acquired on October 1, 2010 (in thousands):

Contractually required payments receivable:	$10,672,143
Cash flows expected to be collected:	$9,666,755
Fair value:	$8,230,743

Finance receivables consist of the following (in thousands):

	Successor	Predecessor
	December 31, 2010	June 30, 2010	June 30, 2009
Pre-acquisition finance receivables-outstanding balance	$7,724,188
Less: carrying value adjustment	(424,225)

Pre-acquisition finance receivables-carrying value	7,299,963	$8,733,518	$10,927,969

Post-acquisition finance receivables, net of fees	923,713

	8,223,676	8,733,518	10,927,969
Less: allowance for loan losses	(26,352)	(573,310)	(890,640)

Total finance receivables, net	$8,197,324	$8,160,208	$10,037,329

A summary of our finance receivables is as follows (in thousands):

	Successor	Predecessor
	October 1, 2010 through December 31, 2010	July 1, 2010 through October 31, 2010	Years Ended June 30,
			2010	2009	2008
Pre-acquisition finance receivables, carrying value, beginning of period	$8,230,743	$8,733,518	$10,927,969	$14,981,412	$15,922,458
Loans purchased	934,812	959,004	2,137,620	1,285,091	6,075,412
Loans repurchased from gain on sale Trusts					18,401
Charge-offs	(221,046)	(217,520)	(1,249,298)	(1,659,099)	(1,670,353)
Principal collections and other	(763,883)	(799,427)	(3,082,773)	(3,679,435)	(5,364,506)
Change in carrying value adjustment on the pre-acquisition finance receivables	43,050

Balance at end of period	$8,223,676	$8,675,575	$8,733,518	$10,927,969	$14,981,412

Finance receivables are collateralized by vehicle titles and we have the right to repossess the vehicle in the event the consumer defaults on the payment terms of the contract.

The accrual of finance charge income has been suspended on $491.4 million, $491.2 million and $667.3 million of delinquent finance receivables (based on contractual amount due) as of December 31, 2010, June 30, 2010 and 2009, respectively.

Finance contracts are purchased by us from auto dealers without recourse, and accordingly, the dealer has no liability to us if the consumer defaults on the contract. Depending upon the contract structure and consumer credit attributes, we may pay dealers a participation fee or we may charge dealers a non-refundable acquisition fee when purchasing individual finance contracts. We record the amortization of participation fees and accretion of acquisition fees to finance charge income using the effective interest method.

A summary of the accretable yield is as follows (in thousands):

Successor
Period From October 1, 2010 Through December 31, 2010
Balance at beginning of period	$1,436,012
Accretion of accretable yield	(234,834)

Balance at end of period	$1,201,178

A summary of the allowance for loan losses is as follows (in thousands):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Years Ended
			June 30, 2010	June 30, 2009
Balance at beginning of period		$573,310	$890,640	$951,113
Provision for loan losses	$26,352	74,618	388,058	972,381
Recoveries		98,081	543,910	626,245
Charge-offs		(217,520)	(1,249,298)	(1,659,099)

Balance at end of period	$26,352	$528,489	$573,310	$890,640

Credit Risk

A summary of the credit risk profile by FICO score band of the finance receivables based on contractual amount due, determined at origination, is as follows (in thousands):

	Successor		Predecessor
	December 31, 2010		June 30, 2010	June 30, 2009
FICO Score less than 540	$1,328,011		$1,182,646	$1,374,459
FICO Score 540 to 599	3,395,736		3,182,866	3,643,157
FICO Score 600 to 659	2,757,771		2,934,690	3,760,471
FICO Score greater than 660	1,166,383		1,433,316	2,149,882

	$8,647,901	(a)	$8,733,578	$10,927,769

(a)	Finance receivables consist of pre-acquisition finance receivables – outstanding balance and post-acquisition finance receivables, net of fees.

Delinquency

An account is considered delinquent if a substantial portion of a scheduled payment has not been received by the date such payment was contractually due. The following is a summary of the contractual amounts of finance receivables that are (i) more than 30 days delinquent, but not yet in repossession, and (ii) in repossession, but not yet charged off (dollars in thousands):

	Successor		Predecessor
	December 31, 2010		June 30, 2010		June 30, 2009
	Amount	Percent of Contractual Amount Due	Amount	Percent of Contractual Amount Due	Amount	Percent of Contractual Amount Due
Delinquent contracts:
31 to 60 days	$535,263	6.2%	$542,655	6.2%	$753,086	6.9%
Greater-than-60 days	211,588	2.4	230,780	2.7	383,245	3.5

	746,851	8.6	773,435	8.9	1,136,331	10.4
In repossession	28,076	0.3	31,457	0.4	49,280	0.5

	$774,927	8.9%	$804,892	9.3%	$1,185,611	10.9%

The following is a summary of the recorded investment in finance receivables that are (i) more than 30 days delinquent, but not yet in repossession, and (ii) in repossession, but not yet charged off (dollars in thousands):

	Successor
	December 31, 2010
	Amount	Percent of Recorded Investment
Delinquent contracts:
31 to 60 days	$506,030	6.2%
Greater-than-60 days	199,976	2.4

	706,006	8.6
In repossession	28,076	0.3

	$734,082	8.9%

6.	Securitizations

A summary of our securitization activity and cash flows from special purpose entities used for securitizations is as follows (in thousands):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31,	Period From July 1, 2010 Through September 30,	Years Ended June 30,
	2010	2010	2010	2009	2008
Receivables securitized	$742,708	$1,164,267	$2,843,308	$1,289,082	$4,634,083
Net proceeds from securitization	700,000	1,050,000	2,352,493	1,000,000	4,250,000
Servicing fees:
Sold				28	168
Variable interest entities (a)	46,229	43,663	196,304	237,471	306,949
Net distributions from Trusts:
Sold					7,466
Variable interest entities	216,004	110,930	424,161	429,457	668,510

(a)	Cash flows received for servicing securitizations consolidated as VIE’s are included in finance charge income on the consolidated statements of operations and comprehensive operations.

We retain servicing responsibilities for receivables transferred to the Trusts. Included in finance charge income is a monthly base servicing fee earned on the outstanding principal balance of our securitized receivables and supplemental fees (such as late charges) for servicing the receivables.

As of December 31, 2010, and June 30, 2010 and 2009, we were servicing $7.2 billion, $7.2 billion and $8.4 billion, respectively, of finance receivables that have been transferred to securitization Trusts.

In April 2008, we entered into a one year, $2 billion forward purchase commitment agreement with Deutsche Bank (“Deutsche”). Under this agreement and subject to certain terms, Deutsche committed to purchase triple-A rated asset-backed securities issued by our AmeriCredit Automobile Receivables Trust (“AMCAR”) securitization platform in registered public offerings. We paid $20.0 million of upfront commitment fees and issued a warrant to purchase up to 7.5 million shares of our common stock valued at $48.9 million in connection with the agreement. We utilized $752.8 million of the commitment in conjunction with the execution of our AMCAR 2008-1 and 2008-2 transactions. Effective December 19, 2008, we entered into a letter agreement with Deutsche whereby the parties mutually agreed to terminate the forward purchase commitment agreement. The remaining unamortized warrant costs of $14.3 million and unamortized commitment fees of $5.8 million at the termination date were charged to interest expense during fiscal 2009. See Note 14—“Common Stock and Warrants” for a discussion of warrants issued by us in connection with this transaction.

In September 2008, we entered into agreements with Wachovia Capital Markets, LLC and Wachovia Bank, National Association (together, “Wachovia”), to establish two funding facilities under which Wachovia would provide total funding of $117.7 million, during the original one year term of the facilities, secured by asset-backed securities as collateral. In conjunction with our AMCAR 2008-1 transaction, we obtained funding under these facilities of $48.9 million by pledging double-A rated asset-backed securities (the “Class B Notes”) as collateral and $68.8 million by pledging single-A rated asset-backed securities (the “Class C Notes”) as collateral. Under these funding facilities, we retained the Class B Notes and the Class C Notes issued in the transaction and then sold the retained notes to a special purpose subsidiary, which in turn pledged such retained notes as collateral to secure the funding under the two facilities. The facilities were renewed for another one year term in September 2010. At the end of the one year term, the facilities, if not renewed, will amortize in accordance with the securitization transaction until paid off. We paid $1.9 million of upfront commitment fees and issued a warrant to purchase up to 1.0 million shares of our common stock valued at $8.3 million in connection with these facilities, which were amortized to interest expense over the original one year term of the facilities. See Note 14—“Common Stock and Warrants” for a discussion of warrants issued by us in connection with this transaction.

In November 2008, we entered into a purchase agreement with Fairholme Funds Inc. (“Fairholme”) under which Fairholme purchased $123.2 million of asset-backed securities, consisting of $50.6 million of Class B Notes and $72.6 million of Class C Notes in the AMCAR 2008-2 transaction. See Note 10—“Senior Notes and Convertible Senior Notes” for discussion of other transactions with Fairholme.

7.	Investment in Money Market Fund

We had an investment in the Reserve Primary Money Market Fund (the “Reserve Fund”), a money market fund which has subsequently liquidated its portfolio of investments. As of June 30, 2009, the investment was valued at the estimated net asset value of $0.97 per share as published by the Reserve Fund. Through December 31, 2010, we have received distributions from the Reserve Fund representing approximately $0.99 per share in total distributions.

8.	Credit Facilities

Amounts outstanding under our credit facilities are as follows (in thousands):

	Successor	Predecessor
	December 31, 2010	June 30, 2010	June 30, 2009
Medium term note facility (a)	$490,126	$598,946	$750,000
Syndicated warehouse facility	278,006		569,756
Wachovia funding facilities (a)	63,670
Prime/Near prime facility			250,377
Lease warehouse facility			60,000

	$831,802	$598,946	$1,630,133

(a)	Included in the amount outstanding as of December 31, 2010, are accounting adjustments of $0.8 million on the medium term note facility and $1.5 million on the Wachovia funding facilities that will be amortized into interest expense over the life of the debt.

Further detail regarding terms and availability of the credit facilities as of December 31, 2010, follows (in thousands):

Facility	Facility Amount	Advances Outstanding	Finance Receivables Pledged	Restricted Cash Pledged (e)
Syndicated warehouse facility (a):	$1,300,000	$278,006	$409,137	$8,299
GM revolving credit facility (b):	300,000
Medium term note facility (c):		490,126	539,245	94,628
Wachovia funding facilities (d):		63,670

		$831,802	$948,382	$102,927

(a)	In May 2012 when the revolving period ends and if the facility is not renewed, the outstanding balance will be repaid over time based on the amortization of the receivables pledged until May 2013 when the remaining balance will be due and payable.
(b)	On September 30, 2010, we entered into a six month unsecured revolving credit facility with General Motors Holdings LLC.

(c)	The revolving period under this facility ended in October 2009, and the outstanding debt balance will be repaid over time based on the amortization of the receivables pledged until October 2016 when any remaining amount outstanding will be due and payable.
(d)	Advances under the Wachovia funding facilities are currently secured by $65.4 million of asset-backed securities issued in the AMCAR 2008-1 securitization transaction. In accordance with the adoption of new accounting guidance regarding consolidation of VIE’s, the Wachovia funding facilities were consolidated effective July 1, 2010. These facilities are amortizing in accordance with the underlying securitization transaction.
(e)	These amounts do not include cash collected on finance receivables pledged of $28.5 million which is also included in restricted cash—credit facilities on the consolidated balance sheets.

Our syndicated warehouse and medium term note facilities are administered by agents on behalf of institutionally managed commercial paper or medium term note conduits. Under these funding agreements, we transfer finance receivables to our special purpose finance subsidiaries. These subsidiaries, in turn, issue notes to the agents, collateralized by such finance receivables and cash. The agents provide funding under the notes to the subsidiaries pursuant to an advance formula, and the subsidiaries forward the funds to us in consideration for the transfer of finance receivables. While these subsidiaries are included in our consolidated financial statements, these subsidiaries are separate legal entities and the finance receivables and other assets held by these subsidiaries are legally owned by these subsidiaries and are not available to our creditors or our other subsidiaries. Advances under the funding agreements generally bear interest at commercial paper, London Interbank Offered Rates (“LIBOR”) or prime rates plus a credit spread and specified fees depending upon the source of funds provided by the agents. We are required to hold certain funds in restricted cash accounts to provide additional collateral for borrowings under these credit facilities.

Our credit facilities, other than the GM revolving credit facility, contain various covenants requiring minimum financial ratios, asset quality and portfolio performance ratios (portfolio net loss and delinquency ratios, and pool level cumulative net loss ratios) as well as limits on deferment levels. Failure to meet any of these covenants could result in an event of default under these agreements. If an event of default occurs under these agreements, the lenders could elect to declare all amounts outstanding under these agreements to be immediately due and payable, enforce their interests against collateral pledged under these agreements or, with respect to the syndicated warehouse facility, restrict our ability to obtain additional borrowings. As of December 31, 2010, we were in compliance with all covenants in our credit facilities.

On January 31, 2011, we entered into a $600 million warehouse leasing facility.

On February 17, 2011, we extended the maturity date of the syndicated warehouse facility to May 2012 and increased the borrowing capacity to $2.0 billion from $1.3 billion.

Debt issuance costs of $0.1 million as of December 31, 2010, which are included in other assets on the consolidated balance sheets, are being amortized to interest expense over the expected term of the credit facilities. Debt issuance costs, which were $8.3 million and $16.1 million, and were included in other assets on the consolidated balance sheets as of June 30, 2010 and 2009, respectively, were eliminated at October 1, 2010 in connection with purchase accounting for the Merger.

9.	Securitization Notes Payable

Securitization notes payable represents debt issued by us in securitization transactions. In connection with the Merger, we recorded a purchase accounting premium of $132.8 million that is being amortized to interest expense over the expected term of the notes. At December 31, 2010, unamortized purchase accounting premium of $107.1 million is included in securitization notes payable on the consolidated balance sheets. Debt issuance costs of $3.8 million, as of December 31, 2010, which are included in other assets on the consolidated balance sheets, are being amortized to interest expense over the expected term of securitization notes payable.

Unamortized costs, which were $19.7 million and $13.9 million and were included in other assets on the consolidated balance sheets as of June 30, 2010 and 2009, respectively, were eliminated at October 1, 2010 in connection with purchase accounting for the Merger.

Securitization notes payable consists of the following (dollars in thousands):

Transaction	Maturity Date(e)	Original Note Amount	Original Weighted Average	Receivables Pledged	Note Balance at December 31, 2010	Note Balance at June 30, 2010	Note Balance at June 30, 2009
2004-D-F	July 2011	$750,000	3.1%				$48,301
2005-A-X	October 2011	900,000	3.7%				72,264
2005-1	May 2011	750,000	4.5%				57,059
2005-B-M	May 2012	1,350,000	4.1%				159,428
2005-C-F	June 2012	1,100,000	4.5%			$69,967	160,112
2005-D-A	November 2012	1,400,000	4.9%			118,645	245,084
2006-1	May 2013	945,000	5.3%	$68,210	$53,452	83,724	162,775
2006-R-M	January 2014	1,200,000	5.4%	194,508	175,803	253,467	452,604
2006-A-F	September 2013	1,350,000	5.6%	158,762	144,815	209,606	371,300
2006-B-G	September 2013	1,200,000	5.2%	178,570	163,510	227,503	386,480
2007-A-X	October 2013	1,200,000	5.2%	224,035	205,267	276,588	447,945
2007-B-F	December 2013	1,500,000	5.2%	333,997	307,137	410,193	650,889
2007-1	March 2016	1,000,000	5.4%	188,180	192,991	263,468	430,801
2007-C-M	April 2014	1,500,000	5.5%	401,602	369,511	481,155	742,002
2007-D-F	June 2014	1,000,000	5.5%	291,991	268,542	347,913	539,020
2007-2-M	March 2016	1,000,000	5.3%	274,748	266,267	347,739	535,200
2008-A-F	October 2014	750,000	6.0%	334,907	268,546	343,753	518,835
2008-1 (a)	January 2015	500,000	8.7%	279,503	79,320	221,952	388,355
2008-2	April 2015	500,000	10.5%	296,430	153,326	230,803	400,108
2009-1	January 2016	725,000	7.5%	537,969	364,533	450,998
2009-1 (APART)	July 2017	227,493	2.7%	177,203	129,828	163,350
2010-1	July 2017	600,000	3.7%	503,809	413,562	511,583
2010-A	July 2017	200,000	3.1%	193,320	152,943	187,162
2010-2	June 2016	600,000	3.8%	515,730	464,029	583,210
2010-B	November 2017	200,000	2.2%	213,433	175,722
2010-3	January 2018	850,000	2.5%	881,174	799,002
2010-4	November 2016	700,000	2.5%	706,723	677,556
BV2005-LJ-1 (b)	May 2012	232,100	5.1%	5,905	6,363	11,271	26,800
BV2005-LJ-2 (b)(d)	February 2014	185,596	4.6%	7,607	6,636	11,467	26,668
BV2005-3 (b)	June 2014	220,107	5.1%	13,969	14,869	22,359	43,065
LB2004-C (b)	July 2011	350,000	3.5%				23,543
LB2005-A (b)	April 2012	350,000	4.1%			15,708	41,040
LB2005-B (b)	June 2012	350,000	4.4%			22,293	53,157
LB2006-A (b)	May 2013	450,000	5.4%	35,618	29,200	49,638	97,058
LB2006-B (b)	September 2013	500,000	5.2%	56,305	58,321	83,194	148,167
LB2007-A	January 2014	486,000	5.0%	81,630	80,078	110,267	198,627

		$27,121,296		$7,155,838	$6,021,129

Purchase accounting premium					107,088

Total					$6,128,217	$6,108,976	$7,426,687

(a)	Note balance does not include $65.4 million of asset-backed securities pledged to the Wachovia funding facilities, which were consolidated effective July 1, 2010.
(b)	Transactions relate to securitization Trusts acquired by us.

(c)	Maturity date represents final legal maturity of securitization notes payable. Securitization notes payable are expected to be paid based on amortization of the finance receivables pledged to the Trusts. Expected principal payments are $2,961.4 million in fiscal 2011, $1,702.5 million in fiscal 2012, $659.4 million in fiscal 2013, $423.5 million in fiscal 2014, and $274.5 million in fiscal 2015.
(d)	Note balance does not include $1.4 million of asset-backed securities repurchased and retained by us.

At the time of securitization of finance receivables, we are required to pledge assets equal to a specified percentage of the securitization pool to support the securitization transaction. Typically, the assets pledged consist of cash deposited to a restricted account and additional receivables delivered to the Trust, which create overcollateralization. The securitization transactions require the percentage of assets pledged to support the transaction to increase until a specified level is attained. Excess cash flows generated by the Trusts are added to the restricted cash account or used to pay down outstanding debt in the Trusts, creating overcollateralization until the targeted percentage level of assets has been reached. Once the targeted percentage level of assets is reached and maintained, excess cash flows generated by the Trusts are released to us as distributions from Trusts. Additionally, as the balance of the securitization pool declines, the amount of pledged assets needed to maintain the required percentage level is reduced. Assets in excess of the required percentage are also released to us as distributions from Trusts.

With respect to our securitization transactions covered by a financial guaranty insurance policy, agreements with the insurers provide that if portfolio performance ratios (delinquency, cumulative default or cumulative net loss) in a Trust’s pool of receivables exceed certain targets, the specified credit enhancement levels would be increased.

Agreements with our financial guaranty insurance providers contain additional specified targeted portfolio performance ratios that are higher than those described in the preceding paragraph. If, at any measurement date, the targeted portfolio performance ratios with respect to any insured Trust were to exceed these higher levels, provisions of the agreements permit our financial guaranty insurance providers to declare the occurrence of an event of default and terminate our servicing rights to the receivables transferred to that Trust. As of December 31, 2010, no such servicing right termination events have occurred with respect to any of the Trusts formed by us.

During the six months ended December 31, 2010, and during fiscal 2010, 2009 and 2008, we exceeded certain portfolio performance ratios in several AMCAR and LBAC securitizations. Excess cash flows from these Trusts have been or are being used to build higher credit enhancement in each respective Trust instead of being distributed to us. We do not expect the trapping of excess cash flows from these Trusts to have a material adverse impact to our liquidity.

On January 22, 2010, we entered into an agreement with Assured to increase the levels of additional specified targeted portfolio performance ratios in the AMCAR 2007-D-F, AMCAR 2008-A-F, LB2006-B and LB2007-A securitizations. As part of this agreement, we deposited $38.0 million in the AMCAR 2007-D-F securitization restricted cash account and $57.0 million in the AMCAR 2008-A-F securitization restricted cash account. This cash is expected to be redistributed to us over time as the securitization notes pay down.

10.	Senior Notes and Convertible Senior Notes

Senior notes and convertible senior notes consist of the following (in thousands):

	Successor	Predecessor
	December 31, 2010	June 30, 2010	June 30, 2009
8.5% Senior Notes (due in July 2015)	$70,054	$70,620	$91,620

0.75% Convertible Senior Notes
(due in September 2011)	946	247,000	247,000
Debt discount (a)		(17,645)	(31,088)
2.125% Convertible Senior Notes
(due in September 2013)	500	215,017	215,017
Debt discount (a)		(30,304)	(38,415)

	$1,446	$414,068	$392,514

(a)	Prior to the Merger, we had adopted guidance regarding the accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). We separately accounted for the liability and equity components of the convertible senior notes due in September 2011 and 2013, retrospectively, based on our nonconvertible debt borrowing rate on the issuance date of approximately 7%. At issuance, the liability and equity components were $404.3 million and $145.7 million ($91.7 million net of deferred taxes), respectively. As a result of purchase accounting for the Merger, the debt discount that was being amortized to interest expense over the expected term of the notes based on the effective interest method was eliminated.

Interest expense related to the convertible senior notes consists of the following (in thousands):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31,	Period From July 1, 2010 Through September 30,	Years Ended June 30,
	2010	2010	2010	2009	2008
Premium/discount amortization		$5,625	$21,554	$22,506	$22,062
Contractual interest	$1,184	1,605	6,421	7,379	7,906

Total interest expense related to convertible senior notes	$1,184	$7,230	$27,975	$29,885	$29,968

Unamortized debt issuance costs, which were $0.9 million and $1.4 million related to the senior notes and $2.8 million and $4.2 million related to the convertible senior notes and were included in other assets on the consolidated balance sheets as of June 30, 2010 and 2009, respectively, were eliminated at October 1, 2010, as a result of the purchase accounting for the Merger.

Senior Notes

Interest on the senior notes is payable semiannually. The notes will be redeemable, at our option, in whole or in part, at any time on or after July 1, 2011, at specific redemption prices. The indenture pursuant to which the senior notes were issued contains certain restrictions including limitations on our ability to incur additional indebtedness, other than certain collateralized indebtedness, pay cash dividends and repurchase common stock.

In November 2008, we issued 15,122,670 shares of our common stock to Fairholme, in a non-cash transaction, in exchange for $108.4 million of our senior notes due 2015, held by Fairholme, at a price of $840 per $1,000 principal amount of the notes. We recognized a gain of $14.7 million, net of transaction costs, on retirement of debt in the exchange. Fairholme and its affiliates held approximately 19.8% of our outstanding common stock prior to the issuance of these shares.

During fiscal 2010, we repurchased on the open market $21.0 million of senior notes due in 2015 at an average price of 97.3% of the principal amount of the notes repurchased which resulted in a gain on retirement of debt of $0.3 million.

As a result of the Merger, the holders of the senior notes had the right to require us to repurchase some or all of their notes as provided in the indenture for such notes. The repurchase date for any notes tendered to us was December 3, 2010. The repurchase price was 101% of the principal amount of the notes plus accrued interest. Accordingly, during the three months ended December 31, 2010, we repurchased $2.2 million of the senior notes.

Convertible Senior Notes

Interest on the convertible senior notes is payable semiannually. Subject to certain conditions, the notes, which are uncollateralized, were convertible prior to maturity into shares of our common stock at an initial conversion price of $28.07 per share and $30.51 per share for the notes due in 2011 and 2013, respectively. Upon conversion, the conversion value would have been paid in: (i) cash equal to the principal amount of the notes and (ii) to the extent the conversion value would have exceeded the principal amount of the notes, shares of our common stock. The notes were convertible only in the following circumstances: (i) if the closing sale price of our common stock exceeded 130% of the conversion price during specified periods set forth in the indentures under which the notes were issued, (ii) if the average trading price per $1,000 principal amount of the notes was less than or equal to 98% of the average conversion value of the notes during specified periods set forth in the indentures under which the notes were issued or (iii) upon the occurrence of specific corporate transactions set forth in the indentures under which the notes were issued. At June 30, 2010 and 2009, the if-converted value did not exceed the principal amount of the convertible senior notes.

In connection with the issuance of the convertible senior notes due in 2011 and 2013, we purchased call options that entitled us to purchase shares of our common stock in an amount equal to the number of shares issued upon conversion of the notes at $28.07 per share and $30.51 per share for the notes due in 2011 and 2013, respectively. These call options were expected to allow us to offset the dilution of our shares if the conversion feature of the convertible senior notes was exercised.

We also sold warrants to purchase 9,796,408 shares of our common stock at $35.00 per share and 9,012,713 shares of our common stock at $40.00 per share for the notes due in 2011 and 2013, respectively. In no event were we required to deliver a number of shares in connection with the exercise of these warrants in excess of twice the aggregate number of shares initially issuable upon the exercise of the warrants.

We analyzed the conversion feature, call option and warrant transactions regarding accounting for derivative financial instruments indexed to and potentially settled in a company’s own stock and determined they met the criteria for classification as equity transactions. As a result, both the cost of the call options and the proceeds of the warrants were reflected in additional paid-in capital in the Predecessor consolidated balance sheets, and we did not recognize subsequent changes in their fair value.

In connection with the Merger, the call options and warrants were terminated.

During fiscal 2009, we repurchased on the open market $28.0 million par value of our convertible senior notes due in 2011 at an average price of 44.2% of the principal amount of the notes repurchased. We also repurchased $60.0 million par value of our convertible senior notes due in 2013 at an average price of 44.1% of the principal amount of the notes repurchased. In connection with these repurchases, we recorded a gain on retirement of debt of $32.7 million.

As a result of the Merger, the holders of the convertible senior notes had the right to require us to repurchase some or all of their notes as provided in the indentures for such notes. The repurchase date for any notes tendered to us was December 10, 2010. The repurchase price was the principal amount of the notes plus accrued interest. Also, pursuant to the terms of the convertible senior notes indentures a “make-whole” payment of $0.69 per $1,000 of principal amount of the convertible senior notes due in 2011 and $0.81 per $1,000 of principal amount of the convertible senior notes due in 2013 was made to those who elected to convert as a result of the Merger. Accordingly, during the three months ended December 31, 2010, we repurchased $460.6 million of convertible senior notes due in 2011 and 2013.

During fiscal 2009, we repurchased and retired all $200.0 million of our convertible notes due in November 2023 at an average price equal to 99.5% of the principal amount of notes redeemed. We recorded a gain on retirement of debt of $0.8 million.

11.	Derivative Financial Instruments and Hedging Activities

We are exposed to market risks arising from adverse changes in interest rates due to floating interest rate exposure on our credit facilities and on certain securitization notes payable. See Note 1—“Summary of Significant Accounting Policies—Derivative Financial Instruments” for more information regarding our derivative financial instruments and hedging activities.

Interest rate caps, swaps and foreign currency contracts consist of the following (in thousands):

	Successor		Predecessor
	December 31, 2010		June 30, 2010		June 30, 2009
	Notional	Fair Value	Notional	Fair Value	Notional	Fair Value
Assets
Interest rate swaps (a)	$1,227,305	$23,058	$1,682,182	$26,194	$2,592,548	$24,267
Interest rate caps (a)	946,353	7,899	774,456	3,188	1,914,886	15,858

Total assets	$2,173,658	$30,957	$2,456,638	$29,382	$4,507,434	$40,125

Liabilities
Interest rate swaps	$1,227,305	$46,797	$1,682,182	$70,421	$2,592,548	$131,885
Interest rate caps (b)	831,848	8,094	708,287	3,320	1,721,044	16,644
Foreign currency contracts (b)(c)	48,595	2,125	58,470	1,206

Total liabilities	$2,107,748	$57,016	$2,448,939	$74,947	$4,313,592	$148,529

(a)	Included in other assets on the consolidated balance sheets.
(b)	Included in other liabilities on the consolidated balance sheets.
(c)	Notional has been translated from Canadian dollars to U.S. dollars at the period end rate.

Interest rate swap agreements designated as hedges had unrealized losses of approximately $0.4 million in accumulated other comprehensive income (loss) at December 31, 2010. As a result of purchase accounting for the Merger, unrealized losses, which were $53.8 million and $97.1 million June 30, 2010 and 2009, respectively, were eliminated. The ineffectiveness related to the interest rate swap agreements was $1.1 million for the three months ended December 31, 2010, $0.1 million for the three months ended September 30, 2010, $0.4 million and $0.8 million for fiscal 2010 and 2009, respectively, and immaterial for fiscal 2008. We estimate approximately $0.4 million of unrealized losses included in accumulated other comprehensive loss will be reclassified into earnings within the next twelve months.

Interest rate swap agreements not designated as hedges had a change in fair value which resulted in gains of $1.2 million for the three months ended December 31, 2010, $5.4 million for the three months ended September 30, 2010, $12.6 million and $22.7 million for fiscal 2010 and 2009 included in interest expense on the consolidated statements of operations, respectively.

Under the terms of our derivative financial instruments, we are required to pledge certain funds to be held in restricted cash accounts as collateral for the outstanding derivative transactions. As of December 31, 2010, June 30, 2010 and 2009, these restricted cash accounts totaled $32.7 million, $26.7 million and $45.7 million, respectively, and are included in other assets on the consolidated balance sheets.

On September 15, 2008, Lehman Brothers Holdings Inc. (“LBHI”) and 16 additional affiliates of LBHI (together with LBHI, “Lehman”), filed petitions in bankruptcy court. Lehman was the hedge counterparty on interest rate swaps with notional amounts of $1.1 billion. In November 2008, we replaced Lehman as the counterparty on these interest rate swaps. Upon replacement we designated these new swaps as hedges. From July 1, 2008 until the hedge designation date of the replacement swaps, the change in fair value on these swap agreements resulted in a $34.1 million loss for fiscal 2009, and is included in interest expense in the consolidated statements of operations and comprehensive operations.

The following tables present information on the effect of derivative instruments on the consolidated statements of operations and comprehensive operations (in thousands):

	Income (Losses) Recognized In Income
	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,
			2010	2009	2008
Non-Designated hedges:
Interest rate contracts (a)	$1,060	$5,478	$13,248	$(12,463)	$6,891
Foreign currency contracts (b)	(535)	(383)	(1,206)

Total	$525	$5,095	$12,042	$(12,463)	$6,891

Designated hedges:
Interest rate contracts (a)	$(1,092)	$(85)	$394	$(781)	$

	(Losses) Recognized in Accumulated Other Comprehensive Income (Loss)
	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,
			2010	2009	2008
Designated hedges:
Interest rate contracts (a)	$(464)	$(8,218)	$(36,761)	$(109,115)	$(109,039)

	(Losses) Reclassified From Accumulated Other Comprehensive Income (Loss) into Income (c)
	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,
			2010	2009	2008
Designated hedges:
Interest rate contracts (a)	$(52)	$(14,473)	$(80,067)	$(82,244)	$(24,635)

(a)	Income (losses) recognized in income are included in interest expense.

(b)	Income (losses) recognized in income are included in operating expenses.
(c)	Losses reclassified from accumulated other comprehensive income (loss) into income for effective and ineffective portions are included in interest expense.

12.	Fair Values of Assets and Liabilities

Effective July 1, 2008, we adopted fair value measurement guidance which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Fair value measurement requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs and also establishes a fair value hierarchy which prioritizes the valuation inputs into three broad levels.

There are three general valuation techniques that may be used to measure fair value, as described below:

(i)	Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

(ii)	Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

(iii)	Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Assets and liabilities itemized below were measured at fair value on a recurring basis at December 31, 2010:

	Successor
	December 31, 2010 (in thousands)
	Fair Value Measurements Using
	Level 1 Quoted Prices In Active Markets for Identical Assets		Level 2 Significant Other Observable Inputs	Level 3 Significant Unobservable Inputs	Assets/ Liabilities At Fair Value
Fair Value
Assets
Money market funds (a)		$1,118,489			$1,118,489
Derivatives not designated as hedging instruments:
Interest rate caps (i)			$7,899		7,899
Interest rate swaps (iii)				$23,058	23,058

Total assets		$1,118,489	$7,899	$23,058	$1,149,446

Liabilities
Derivatives designated as hedging instruments:
Interest rate swaps (iii)				$46,797	$46,797
Derivatives not designated as hedging instruments:
Interest rate caps (i)			$8,094		8,094
Foreign currency contracts (i)			2,125		2,125

Total liabilities	$		$10,219	$46,797	$57,016

(a)	Excludes cash in banks and cash invested in Guaranteed Investment Contracts of $166.5 million.

Assets and liabilities itemized below were measured at fair value on a recurring basis at June 30, 2010:

	Predecessor
	June 30, 2010 (in thousands)
	Fair Value Measurements Using
	Level 1 Quoted Prices In Active Markets for Identical Assets		Level 2 Significant Other Observable Inputs	Level 3 Significant Unobservable Inputs	Assets/ Liabilities At Fair Value
Assets
Money market funds (a)		$1,195,297			$1,195,297
Derivatives not designated as hedging instruments:
Interest rate caps (i)			$3,188		3,188
Interest rate swaps (iii)				$26,194	26,194

Total assets		$1,195,297	$3,188	$26,194	$1,224,679

Liabilities
Derivatives designated as hedging instruments:
Interest rate swaps (iii)				$70,421	70,421
Derivatives not designated as hedging instruments:
Interest rate caps (i)			$3,320		3,320
Foreign currency contracts (i)			1,206		1,206

Total liabilities	$		$4,526	$70,421	$74,947

(a)	Excludes cash in banks and cash invested in Guaranteed Investment Contracts of $186.8 million.

Assets and liabilities itemized below were measured at fair value on a recurring basis at June 30, 2009:

	Predecessor
	June 30, 2009 (in thousands)
	Fair Value Measurements Using
	Level 1 Quoted Prices In Active Markets for Identical Assets		Level 2 Significant Other Observable Inputs	Level 3 Significant Unobservable Inputs	Assets/ Liabilities At Fair Value
Assets
Money market funds (a)		$1,072,877			$1,072,877
Investment in money market fund (i)				$8,027	8,027
Derivatives not designated as hedging instruments:
Interest rate caps (i)			$15,858		15,858
Interest rate swaps (iii)				24,267	24,267

Total assets		$1,072,877	$15,858	$32,294	$1,121,029

Liabilities
Derivatives designated as hedging instruments:
Interest rate swaps (iii)				$131,885	$131,885
Derivatives not designated as hedging instruments:
Interest rate caps (i)			$16,644		16,644

Total liabilities	$		$16,644	$131,885	$148,529

(a)	Excludes cash in banks and cash invested in Guaranteed Investment Contracts of $214.0 million.

Financial instruments are considered Level 1 when quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Financial instruments are considered Level 2 when inputs other than quoted prices are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Financial instruments are considered Level 3 when their values are determined using price models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation. A brief description of the valuation techniques used for our Level 3 assets and liabilities is provided below and in Note 6—“Investment in Money Market Fund”.

The table below presents a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the three months ended December 31, 2010, the three months ended September 30, 2010, fiscal 2010 and 2009 (in thousands):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010		June 30,
				2010		2009
Assets
Interest rate swap agreements
Balance at the beginning of period	$27,364		$26,194		$24,267	$3,572
Total realized and unrealized gains (losses)
Included in earnings	1,194		5,417		12,595	22,700
Settlements	(5,500)		(4,247)		(10,668)	(2,005)

Balance at the end of period	$23,058		$27,364		$26,194	$24,267

Investment in money market fund
Balance at the beginning of period					$8,027
Transfers into Level 3						$115,821
Total realized and unrealized gains (losses)
Included in earnings					2,020	(3,475)
Settlements					(10,047)	(104,319)

Balance at the end of period	$	$		$		$8,027

Liabilities
Interest rate swap agreements
Balance at the beginning of period	$(60,895)		$(70,421)		$(131,885)	$(76,269)
Total realized and unrealized gains (losses)
Included in earnings	(1,092)		(85)		394	(34,926)
Included in other comprehensive income	(464)		(8,218)		(36,761)	(109,115)
Settlements	15,654		17,829		97,831	88,425

Balance at the end of period	$(46,797)		$(60,895)		$(70,421)	$(131,885)

Derivatives

The fair values of our interest rate caps are valued based on quoted market prices received from bank counterparties and are classified as Level 2.

Our interest rate swaps are not exchange traded but instead trade in over-the-counter markets where quoted market prices are not readily available. The fair value is derived using models that use primarily market observable inputs, such as interest rate yield curves and credit curves. Any fair value measurements using significant assumptions that are unobservable are classified as Level 3, which include interest rate swaps whose remaining terms extend beyond market observable interest rate yield curves. The impacts of our and the counterparties’ non-performance risk to the derivative trades is considered when measuring the fair value of assets and liabilities.

13.	Commitments and Contingencies

Leases

Our credit centers are generally leased for terms of up to five years with certain rights to extend for additional periods. We also lease space for our administrative offices and loan servicing activities under leases with terms up to twelve years with renewal options. Certain leases contain lease escalation clauses for real estate taxes and other operating expenses and renewal option clauses calling for increased rents.

A summary of lease expense is as follows (in thousands):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1,2010 Through September 30, 2010	Years Ended June 30,
			2010	2009	2008
Lease expense	$2,710	$2,788	$12,948	$15,625	$18,489

Operating lease commitments for years ending December 31 are as follows (in thousands):

2011	$12,683
2012	12,384
2013	12,209
2014	11,974
2015	10,464
Thereafter	27,100

$86,814

Concentrations of Credit Risk

Financial instruments which potentially subject us to concentrations of credit risk are primarily cash equivalents, restricted cash, derivative financial instruments and finance receivables. Our cash equivalents and restricted cash represent investments in highly rated securities placed through various major financial institutions and highly rated investments in guaranteed investment contracts. The counterparties to our derivative financial instruments are various major financial institutions. Finance receivables represent contracts with consumers residing throughout the United States and, to a limited extent, in Canada, with borrowers located in Texas and California each accounting for 14% and 11%, respectively, of the finance receivables portfolio as of December 31, 2010. No other state accounted for more than 10% of finance receivables.

Limited Corporate Guarantees of Indebtedness

We guarantee the timely payment of interest and ultimate payment of principal on the Class B and Class C asset-backed securities issued in our AMCAR 2008-2 securitization transaction, up to a maximum of $50.0 million in the aggregate.

Guarantees of Indebtedness

The payments of principal and interest on our senior notes and convertible senior notes are guaranteed by certain of our subsidiaries. As of December 31, 2010, and June 30, 2010 and 2009, the par value of the senior notes and convertible senior notes was $69.8 million, $532.6 million and $553.6 million, respectively. See Note 23—“Guarantor Consolidating Financial Statements”.

Legal Proceedings

As a consumer finance company, we are subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against us could take the form of class action complaints by consumers and/or shareholders. As the assignee of finance contracts originated by dealers, we may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. We believe that we have taken prudent steps to address and mitigate the litigation risks associated with our business activities. However, any adverse resolution of litigation pending or threatened against us could have a material adverse affect on our financial condition, results of operations and cash flows.

On July 21, 2010, we entered into the Merger Agreement. The following litigation is continuing with respect to the Merger:

On July 27, 2010, an action styled Robert Hatfield, Derivatively on behalf of AmeriCredit Corp. vs. Clifton H. Morris, Jr., Daniel E. Berce, John Clay, Ian M. Cumming, A.R. Dike, James H. Greer, Douglas K. Higgins, Kenneth H. Jones, Jr., Robert B. Sturges, Justin R. Wheeler, General Motors Holdings LLC and General Motors Company, Defendants, and AmeriCredit Corp., Nominal Defendant, was filed in the District Court of Tarrant County, Texas, Cause No. 017 246937 10 (the “Hatfield Case”). In the Hatfield Case, the plaintiff alleges, among other allegations, that the individual defendants, who are or were members of our Board of Directors, breached their fiduciary duties with regards to the transaction between us and GM Holdings. Among other relief, the complaint sought to enjoin the closing of the transaction, and seeks to require us to rescind the transaction and the recovery of attorney fees and expenses.

On July 28, 2010, an action styled Labourers’ Pension Fund of Central and Eastern Canada, on behalf of itself and all others similarly situated v. AmeriCredit Corp., et al, was filed in the District Court of Tarrant County, Texas, Cause No. 236 246960 10 (the “Labourers’ Pension Fund Case”). The plaintiff sought class action status and alleged individual defendants (our officers and directors) breached their fiduciary duties in negotiating and approving the proposed transaction between us and GM and that GM aided and abetted the alleged breach of fiduciary duty. Among other relief, the complaint sought to enjoin both the transaction from closing as well as a shareholder vote on the pending transaction; however, no motion for an injunction was filed. On January 4, 2011, plaintiffs filed a notice of nonsuit, dismissing its claims without prejudice.

On August 6, 2010, an action styled Carla Butler, Derivatively on behalf of AmeriCredit Corp., Plaintiff vs. Clifton H. Morris, Jr., Daniel E. Berce, John Clay, Ian M. Cumming, A.R. Dike, James H. Greer, Douglas K. Higgins, Kenneth H. Jones, Jr., Robert B. Sturges, Justin R. Wheeler, General Motors Holdings LLC and General Motors Company, Defendants, and AmeriCredit Corp., Nominal Defendant, was filed in the District Court of Tarrant County, Texas, Cause No. 67 247227-10 (the “Butler Case”). In the Butler Case, like the Hatfield Case, the complaint alleges that our individual officers and certain current and former directors breached their fiduciary duties. Among other relief, the complaint sought to rescind the transaction and enjoin its consummation and also seeks an award of plaintiff costs and disbursements including attorneys’ and expert fees.

On September 1, 2010, an action styled Douglas Mogle, on behalf of himself and all others similarly stated vs. AmeriCredit Corp., et al, was filed in the District Court of Tarrant County, Texas, Cause No. 153 247833 10 (the “Mogle Case”). The complaint is similar to the Labourers’ Pension Fund Case complaint discussed above. On November 17, 2010, plaintiffs filed a notice of nonsuit, dismissing its claims without prejudice.

The Hatfield Case and the Butler Case have been consolidated for handling and the plaintiff has amended its complaint to seek damages. On January 7, 2011, the defendants filed a motion to dismiss the complaints, based on the court’s lack of subject matter jurisdiction over the consolidated case. We believe that the claims alleged in the Hatfield Case and the Butler Case are without merit and we intend to assert vigorous defenses to the litigation. Neither the likelihood of an unfavorable outcome nor the amount of ultimate liability, if any, with respect to this litigation can be determined at this time.

14.	Common Stock and Warrants—Predecessor

The following summarizes share repurchase activity:

Year Ended June 30,	2008
Number of shares	5,734,850
Average price per share	$22.30

In connection with the forward purchase commitment agreement with Deutsche (See Note 6—“Securitizations”), we issued a warrant to an affiliate of Deutsche under which it may purchase up to 7.5 million shares of our common stock. The warrant was exercisable on or before April 15, 2015 at an exercise price of $12.01 per share. In connection with the Merger, the warrant was settled in cash.

In connection with the closing of the Wachovia funding facilities (See Note 6—“Securitizations”), we issued a warrant to Wachovia under which they may purchase up to 1.0 million shares of common stock. The warrant was exercisable on or before September 24, 2015 at an exercise price of $13.55 per share. On August 10, 2010, Wachovia exercised the warrant at a price of $24.12 per share in a cashless exercise and received a net settlement of 438,112 shares of our common stock.

15.	Stock Based Compensation—Predecessor

General

We had certain stock based compensation plans for employees, non-employee directors and key executive officers. As a result of the Merger, our outstanding options and restricted stock were fully vested and settled accordingly to the terms of the award agreements and the Merger. As of October 1, 2010, we no longer have publicly traded stock and therefore no stock based compensation plans.

Stock Options

Compensation expense recognized for stock options was $0.3 million, $1.3 million, $2.1 million, and $1.0 million for the three months ended September 30, 2010, and for fiscal 2010, 2009 and 2008, respectively. As of June 30, 2010 and 2009, unamortized compensation expense related to stock options was $1.2 million, and $2.2 million, respectively.

Employee Plans

A summary of stock option activity under our employee plans was as follows (shares in thousands):

	Predecessor
	Period From July 1, 2010 Through September 30, 2010		Years Ended June 30,
			2010		2009		2008
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	1,324	$20.75	2,106	$18.02	2,127	$23.48	3,499	$18.83
Granted			42	20.96	942	8.03
Exercised	(17)	13.59	(757)	13.44	(132)	8.01	(1,119)	9.01
Canceled/forfeited	(30)	23.47	(67)	17.56	(831)	22.26	(253)	23.21

Outstanding at end of period	1,277	$20.75	1,324	$20.75	2,106	$18.02	2,127	$23.48

Options exercisable at end of period			1,033	$23.81	1,563	$21.33	2,055	$23.34

Weighted average fair value of options granted during period				$10.79		$4.50

Cash received from exercise of options for the three months ended September 30, 2010, and for fiscal 2010, 2009 and 2008 was $0.3 million, $10.2 million, $1.1 million and $10.1 million, respectively. The total intrinsic value of options exercised during the three months ended September 30, 2010, and during fiscal 2010, 2009 and 2008, was $0.1 million, $5.9 million, $0.4 million and $6.4 million, respectively.

Non-Employee Director Plans

A summary of stock option activity under our non-employee director plans was as follows (shares in thousands):

	Predecessor
	Years Ended June 30,
	2010			2009		2008
	Shares	Weighted Average Exercise Price		Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	80		$17.81	160	$16.35	220	$15.88
Exercised	(80)		17.81			(20)	14.63
Canceled/forfeited				(80)	14.88	(40)	14.63

Outstanding and exercisable at end of year		$		80	$17.81	160	$16.35

Cash received from exercise of options for fiscal 2010 and 2008 was $1.4 million and $0.3 million, respectively. The total intrinsic value of options exercised during fiscal 2010 and 2008 was $0.03 million and $0.1 million, respectively.

Restricted Stock Based Grants

Restricted stock grants totaling 5,596,600 shares with an approximate aggregate market value of $98.8 million at the time of grant had been issued under the employee plans. The market value of these restricted shares at the date of grant was amortizable into expense over a period that approximated the service period of three years.

Compensation expense recognized for restricted stock grants was $3.6 million, $10.1 million, $9.8 million and $11.9 million for the three months ended September 30, 2010, and for fiscal 2010, 2009 and 2008, respectively. As of June 30, 2010 and 2009, unamortized compensation expense related to the restricted stock awards was $14.4 million and $12.4 million, respectively. A summary of the status of non-vested restricted stock for the three months ended September 30, 2010, and for fiscal 2010, 2009 and 2008, is presented below (shares in thousands):

	Predecessor
	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,
		2010	2009	2008
Nonvested at beginning of period	1,810	2,253	1,301	2,421
Granted		415	2,143	61
Vested	(1,051)	(555)	(545)	(847)
Forfeited	(165)	(303)	(646)	(334)

Nonvested at end of period	594	1,810	2,253	1,301

Stock Appreciation Rights

Stock appreciation rights with respect to 680,600 shares with an approximate aggregate market value of $9.7 million at the time of grant had been issued under the employee plans. The market value of these rights at the date of grant were being amortized into expense over a period that approximated the service period of three years. Compensation expense recognized for stock appreciation rights was $2.5 million for fiscal 2008.

A summary of the status of non-vested stock appreciation rights for fiscal 2008, is presented below (shares in thousands):

Predecessor
Year ended June 30,
2008
Nonvested at beginning of year	337
Vested	(337)
Forfeited

Nonvested at end of year

16.	Employee Benefit Plans

We have a defined contribution retirement plan covering substantially all employees. We recognized $0.8 million, $1.0 million, $1.4 million, $2.7 million, and $5.6 million in compensation expense for the three months ended December 31, 2010, three months ended September 30, 2010, and for fiscal 2010, 2009 and 2008, respectively. Contributions to the plan were made in cash for the three months ended December 31, 2010, three months ended September 30, 2010, and for fiscal 2010 and in common stock in fiscal 2009 and 2008.

We also had an employee stock purchase plan that allowed participating employees to purchase, through payroll deductions, shares of our common stock at 85% of the market value at specified dates. A total of 8,000,000 shares had been reserved for issuance under the plan. We recognized $1.1 million, $3.7 million, $2.4 million, and $2.6 million in compensation expense for the three months ended September 30, 2010, and for fiscal 2010, 2009 and 2008, respectively, related to this plan. As of June 30, 2010, 2009 and 2008, unamortized compensation expense related to the employee stock purchase plan was $1.1 million, $2.0 million and $1.6 million, respectively. As a result of the Merger, this plan was terminated.

17.	Income Taxes

The income tax provision consists of the following (in thousands):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,
			2010	2009	2008
Current	$33,266	$38,884	$157,460	$(216,041)	$115,089
Deferred	21,367	452	(24,567)	226,783	(146,361)

	$54,633	$39,336	$132,893	$10,742	$(31,272)

Our effective income tax rate on income before income taxes differs from the U.S. statutory tax rate as follows:

	Successor	Predecessor
	Period From October 1 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,
			2010	2009 (a)	2008
U.S. statutory tax rate	35.0%	35.0%	35.0%	35.0%	35.0%
State and other income taxes	1.2	0.9	0.9	N/M	1.1
Deferred tax rate change	0.1	0.4	0.7	N/M	11.4
FIN 48 uncertain tax positions	1.7	1.6	1.1	N/M	(6.0)
Valuation allowance	(0.1)	(0.2)	0.3	N/M
Non-deductible acquisition expenses	4.6	4.5
Tax exempt interest					1.6
Investment in Canadian subsidiaries					(12.4)
Non-deductible impairment of goodwill					(2.6)
Other	(0.2)	1.2	(0.4)	N/M	(0.6)

	42.3%	43.4%	37.6%	N/M	27.5%

(a)	N/M = Not meaningful. Because the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) resulted in a loss before income taxes of $0.1 million and we recorded an income tax provision of $10.7 million, the effective income tax rate and the effect on such rate of the listed reconciling items is not meaningful.

The fiscal 2009 effective tax rate was negatively impacted by state and other income tax items of $4.0 million, deferred tax rate change of $3.3 million, state net operating losses limited under Section 382 of $2.1 million and other items of $0.9 million.

The tax effects of temporary differences that give rise to deferred tax liabilities and assets are as follows (in thousands):

	Successor	Predecessor
	December 31, 2010	June 30, 2010	June 30, 2009
Deferred tax liabilities:
Market value difference of loan portfolio		$(14,644)	$(104,984)
Capitalized direct loan origination costs	$(2,080)	(6,695)	(10,084)
Fee income	(30,815)
Fixed assets	(14,835)	(17,386)	(13,397)
Deferred gain on debt repurchase	(9,945)	(8,998)	(8,638)
Basis difference on convertible debt		(17,169)	(24,357)
Other	(3,781)	(38,208)	(6,606)

	(61,456)	(103,100)	(168,066)

Deferred tax assets:
	438	1,348	3,229
Net operating loss carryforward—U. S.			73,589
Net operating loss carryforward—state	2,050	3,280	9,685
Market value difference of loan portfolio	65,421
Unrealized swap valuation	17,512	19,842	31,745
Impairment of goodwill and other intangible amortization		60,191	62,748
Alternative minimum tax credit carryforward			12,131
Fair value adjustment—finance receivables	31,514
Purchase accounting premium—payables	45,764
Organizational costs	14,252
Unrecognized income tax benefits from uncertain tax positions	29,815	27,929	19,586
Other	14,124	74,105	31,869

	220,890	186,695	244,582

Valuation allowance	(1,550)	(1,759)	(734)

Net deferred tax asset	$157,884	$81,836	$75,782

Tax Accounting Change

During fiscal 2009, we filed an application for a change of accounting method for tax purposes under Internal Revenue Code (“IRC”) Section 475. We believe that, as a result of our business activities, certain assets must be marked-to-market for income tax purposes. Although this method change requires consent from the IRS, which is still pending, this change to a permissible method of accounting is generally considered to be perfunctory and should be granted. As a result of this change of accounting, we reported a taxable loss for fiscal 2009 of $803 million. Approximately $600 million of this loss was carried back to the prior two fiscal years to offset federal taxable income recognized in those years, resulting in an income tax refund of approximately $198 million.

On November 6, 2009, the Worker, Homeownership, and Business Assistance Act of 2009 was signed into law which provides an election to carryback a loss to the third, fourth or fifth year that precedes the year of loss. Because of this change in tax law, we elected to extend our U.S. federal fiscal 2009 net operating loss (“NOL”) carryback period which resulted in an additional income tax refund of approximately $81 million. We have fully utilized our federal NOL.

Deferred Tax Assets

As a part of our financial reporting process, we must assess the likelihood that our deferred tax assets can be recovered. Unless recovery is more likely than not, the income tax provision must be increased by recording a valuation allowance.

In evaluating the need for a valuation allowance, all available evidence, both positive and negative, is considered to determine whether, based on the weight of that evidence, a valuation allowance is needed. Future realization of the deferred tax assets depends in part on the existence of sufficient taxable income within the carryback and carryforward period available under the tax law. Other criteria which are considered in evaluating the need for a valuation allowance include the existence of deferred tax liabilities that can be used to realize deferred tax assets.

We have state NOL carryforwards resulting in a deferred tax asset of approximately $2.1 million which have carryforward periods ranging from 5 years to 20 years. Accordingly, any specific NOL carryforwards that remain unused will expire between fiscal 2015 and fiscal 2030, depending on the respective state laws. Management has determined based upon the positive and negative evidence in existence at December 31, 2010 that a valuation allowance in the amount of $1.6 million is necessary for these state deferred tax assets.

Based upon our review of all negative and positive evidence in existence at December 31, 2010, management believes it is more likely than not that all other deferred tax assets will be fully realized. Accordingly, no valuation allowance has been provided on deferred tax assets other than the state NOL assets.

Uncertain Tax Positions

We adopted the provisions of accounting for uncertain tax positions on July 1, 2007 which resulted in a decrease to retained earnings of $0.5 million, an increase in deferred income taxes of $53.1 million and an increase in accrued taxes of $53.6 million. Upon implementation, gross unrecognized tax benefits were $42.3 million.

A reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits is as follows (in thousands):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,
			2010	2009	2008
Gross unrecognized tax benefits at beginning of period	$139,068	$42,502	$34,971	$57,728	$42,312
Increase in tax positions for prior years	131		3,186	2,761	4,621
Decrease in tax positions for prior years	(12,012)		(4,901)	(24,254)	(14,536)
Increase in tax positions for current year	455	174	12,907	1,402	25,938
Lapse of statute of limitations			(218)	(245)	(420)
Settlements			(3,443)	(2,421)	(187)

Gross unrecognized tax benefits at end of period	$127,642	$42,676	$42,502	$34,971	$57,728

As of December 31, 2010, and June 30, 2010, 2009 and 2008, the amount of gross unrecognized tax benefits that would affect the effective income tax rate in future periods were $21.4 million, $17.6 million, $18.0 million and 11.3 million, respectively.

The fair value of liabilities associated with uncertain tax positions as of October 1, 2010 was based upon a change in settlement strategy as a result of the Merger.

At December 31, 2010, we believe that it is reasonably possible that the balance of the gross unrecognized tax benefits could decrease by $0.2 million to $15.8 million in the next twelve months due to ongoing activities with various taxing jurisdictions that we expect may give rise to settlements or the expiration of statute of limitations. We continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

We recognize accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. The changes regarding accrued interest and accrued penalties associated with uncertain tax positions for the three months ended December 31, 2010, three month ended September 30, 2010 and fiscal 2010, 2009 and 2008 are as follows (in thousands):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,
			2010	2009	2008
Accrued Interest
Balance at the beginning of period	$16,030	$12,097	$10,312	$9,508	$5,631
Changes	2,917	966	1,785	804	3,877

Balance at the end of period	18,947	13,063	12,097	10,312	9,508

Accrued Penalties
Balance at the beginning of period	9,102	8,474	7,887	7,421	6,869
Changes	(39)	199	587	466	552

Balance at the end of period	$9,063	$8,673	$8,474	$7,887	$7,421

We file income tax returns in the U.S. and various state, local, and foreign jurisdictions. For the three months ended December 31, 2010, we are included in GM’s consolidated U.S. federal income tax return. Similarly, we will also file unitary, combined or consolidated state and local tax returns with GM in certain jurisdictions. In some states, local, and federal taxing jurisdictions where filing a separate income tax return is mandated, we will continue to file separately. Our Predecessor consolidated federal income tax returns for fiscal 2006, 2007, 2008 and 2009 are under audit by the Internal Revenue Service (“IRS”). The IRS completed its examination of our Predecessor consolidated federal income tax returns for fiscal 2004 and 2005 in the second quarter of fiscal 2008. The returns for those years were subject to an appeals proceeding, which was concluded favorably to us in December 2009. The outcome of the appeals proceeding did not result in a material change to our financial position or results of operations. Our Predecessor federal income tax returns prior to fiscal 2004 are closed. Foreign and state jurisdictions have statutes of limitations that generally range from three to five years. Certain of our Predecessor tax returns are currently under examination in various state tax jurisdictions.

In the event we recognize taxable income in any period beginning on or after October 1, 2010, we would be obligated to pay GM for our separate federal or state tax liabilities. Likewise, GM is obligated to reimburse us for the tax effects of net operating losses to the extent such losses are carried back by us to a period beginning on or after October 1, 2010, determined as if we had filed separate income tax returns. Amounts owed to or from GM for income tax are accrued and recorded as an intercompany payable or receivable. Any difference between the amounts to be paid or received under our tax sharing arrangement with GM and our separate return basis used for financial reporting purposes is reported in the our consolidated financial statements through additional paid-in capital. As of December 31, 2010, we have recorded a liability to GM in the amount of $42.2 million, representing the tax effects of income earned subsequent to the Merger.

18.	Earnings per Share—Predecessor

A reconciliation of weighted average shares used to compute basic and diluted earnings per share is as follows (dollars in thousands, except per share data):

	Predecessor
	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,
		2010	2009	2008
Net income (loss)	$51,300	$220,546	$(10,889)	$(82,369)

Basic weighted average shares	135,232,827	133,845,238	125,239,241	114,962,241
Incremental shares resulting from assumed conversions:
Stock based compensation and warrants	5,069,928	4,334,707

Diluted weighted average shares	140,302,755	138,179,945	125,239,241	114,962,241

Earnings (loss) per share:
Basic	$0.38	$1.65	$(0.09)	$(0.72)

Diluted	$0.37	$1.60	$(0.09)	$(0.72)

As a result of the Merger, our stock is no longer publicly traded and earnings per share is no longer required.

Basic earnings (loss) per share was computed by dividing net income (loss) by weighted average shares outstanding.

Diluted earnings per share was computed by dividing net income by the diluted weighted average shares, including incremental shares. The treasury stock method was used to compute the assumed incremental shares related to our outstanding stock-based compensation and warrants. The average common stock market prices for the periods were used to determine the number of incremental shares. Options to purchase approximately 0.7 million shares of common stock for fiscal 2010, were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price of the common shares. Warrants to purchase approximately 18.8 million shares of common stock for fiscal 2010, were not included in the computation of diluted earnings per share because the exercise price was greater than the average market price of the common shares. For fiscal 2009 and 2008, diluted loss per share was computed by dividing net loss by the diluted weighted average shares, assuming no incremental shares because all potentially dilutive common stock equivalents are anti-dilutive.

19.	Supplemental Cash Flow Information

Cash payments for interest costs and income taxes consist of the following (in thousands):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,
			2010	2009	2008
Interest costs (none capitalized)	$66,399	$90,490	$446,699	$645,386	$835,698
Income taxes	16,974	28,904	190,825	2,501	79,926

Non-cash investing and financing activities, not otherwise disclosed, during fiscal 2009 and 2008, included $3.8 million and $5.8 million, respectively, of common stock issued for employee benefit plans.

Cash payments related to income taxes do not include $280.0 million, $21.9 million and $0.02 million in income tax refunds received during fiscal 2010, 2009 and 2008, respectively.

20.	Supplemental Disclosure for Accumulated Other Comprehensive Income (Loss)

A summary of changes in accumulated other comprehensive income (loss) is as follows (in thousands):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2020	Period From July 1, 2010 Through September 30, 2010	Years Ended June 30,
			2010	2009	2008
Unrealized (losses) gains on cash flow hedges:
Balance at beginning of period		$(34,818)	$(62,509)	$(44,676)	$8,345
Change in fair value associated with current period hedging activities, net of taxes of $(170), $(3,001), $(13,333) $(39,818), and $(40,595), respectively	$(294)	(5,217)	(23,428)	(69,297)	(68,444)
Reclassification into earnings, net of taxes of $19, $5,285, $28,948, $30,780, and $9,212, respectively	33	9,188	51,119	51,464	15,423

Balance at end of period	(261)	(30,847)	(34,818)	(62,509)	(44,676)

Foreign currency translation adjustment:
Balance at beginning of period		46,688	41,410	38,272	37,114
Translation gain net of taxes of $0, $743, $2,952, $(2,388), and $4,697, respectively	1,819	1,312	5,278	3,138	1,158

Balance at end of period	1,819	48,000	46,688	41,410	38,272

Net unrealized gains on credit enhancement assets:
Balance at beginning of period					235
Unrealized (losses) gains, net of taxes of $54					(114)
Reclassification into earnings, net of taxes of $(51)					(121)

Balance at end of period

Total accumulated other comprehensive income (loss)	$1,558	$17,153	$11,870	$(21,099)	$(6,404)

21.	Fair Value of Financial Instruments

FASB guidance regarding disclosures about fair value of financial instruments requires disclosure of fair value information about financial instruments, whether recognized or not in our consolidated balance sheets. Fair values are based on estimates using present value or other valuation techniques in cases where quoted market prices are not available. Those techniques are significantly affected by the assumptions used, including the discount rate and the estimated timing and amount of future cash flows. Therefore, the estimates of fair value may differ substantially from amounts that ultimately may be realized or paid at settlement or maturity of the financial instruments and those differences may be material. Disclosures about fair value of financial instruments exclude certain financial instruments and all non-financial instruments from our disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of our Company.

Estimated fair values, carrying values and various methods and assumptions used in valuing our financial instruments are set forth below (in thousands):

			Successor		Predecessor
			December 31, 2010		June 30, 2010		June 30, 2010
			Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Cash and cash equivalents	(a	)	$194,554	$194,554	$282,273	$282,273	$193,287	$193,287
Finance receivables, net	(b	)	8,197,324	8,185,854	8,160,208	8,110,223	10,037,329	9,717,655
Restricted cash—securitization notes payable	(a	)	926,082	926,082	930,155	930,155	851,606	851,606
Restricted cash—credit facilities	(a	)	131,438	131,438	142,725	142,725	195,079	195,079
Restricted cash—other	(a	)	32,920	32,920	26,960	26,960	46,905	46,905
Interest rate swap agreements	(d	)	23,058	23,058	26,194	26,194	24,267	24,267
Interest rate cap agreements purchased	(d	)	7,899	7,899	3,188	3,188	15,858	15,858
Investment in money market fund	(d	)					8,027	8,027
Financial liabilities:
Credit facilities	(c	)	831,802	832,054	598,946	598,946	1,630,133	1,630,133
Securitization notes payable	(d	)	6,128,217	6,106,963	6,108,976	6,230,902	7,426,687	6,879,245
Senior notes	(d	)	70,054	71,472	70,620	70,620	91,620	85,207
Convertible senior notes	(d	)	1,446	1,447	414,068	414,007	392,514	328,396
Interest rate swap agreements	(d	)	46,797	46,797	70,421	70,421	131,885	131,885
Interest rate cap agreements sold	(d	)	8,094	8,094	3,320	3,320	16,644	16,644
Foreign currency contracts	(d	)	2,125	2,125	1,206	1,206

(a)	The carrying value of cash and cash equivalents, restricted cash—securitization notes payable, restricted cash—credit facilities and restricted cash—other is considered to be a reasonable estimate of fair value since these investments bear interest at market rates and have maturities of less than 90 days.
(b)	The fair value of the finance receivables is estimated based upon forecasted cash flows on the receivables discounted using a pre-tax weighted average cost of capital. The forecast includes among other things items such as prepayment, defaults, recoveries and fee income assumptions.
(c)	Credit facilities have variable rates of interest and maturities of three years or less. Therefore, carrying value is considered to be a reasonable estimate of fair value.
(d)	The fair values of the interest rate cap and swap agreements, investment in money market fund, securitization notes payable, senior notes, convertible senior notes and foreign currency contracts are based on quoted market prices, when available. If quoted market prices are not available, the market value is estimated by discounting future net cash flows expected to be settled using a current risk-adjusted rate.

22.	Quarterly Financial Data (unaudited)

The following is a summary of quarterly financial results (dollars in thousands, except per share data):

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year Ended June 30, 2010
Total revenue	$413,284	$386,755	$361,105	$361,673
Income before income taxes	46,250	72,215	95,815	139,159
Net income	25,761	46,029	63,206	85,550
Basic earnings per share	0.19	0.34	0.47	0.64
Diluted earnings per share	0.19	0.33	0.45	0.61
Diluted weighted average shares	136,083,460	137,630,694	139,231,152	139,787,408

Year Ended June 30, 2009
Total revenue	$566,043	$558,597	$492,425	$450,259
Income (loss) before income taxes	(5,196)	(52,805)	11,590	46,264
Net income (loss)	(5,274)	(35,002)	(2,406)	31,793
Basic earnings (loss) per share	(0.05)	(0.29)	(0.02)	0.24
Diluted earnings (loss) per share	(0.05)	(0.29)	(0.02)	0.24
Diluted weighted average shares	116,271,119	120,106,666	131,914,885	133,523,867

23.	Guarantor Consolidating Financial Statements

The payment of principal and interest on the 6.75% senior notes issued in June 2011 are currently guaranteed solely by AmeriCredit Financial Services, Inc. (the “Guarantor”), our principal operating subsidiary, and none of our other subsidiaries (the “Non-Guarantor Subsidiaries”). Some of our “Non-Guarantor Subsidiaries” had previously guaranteed the payment of principal and interest on our senior notes and convertible senior notes that were outstanding prior to the issuance of the 6.75% senior notes. These previously outstanding senior notes have been repaid in full and the amount of convertible senior notes that currently remain outstanding under the previous guarantor structure is immaterial. As a result, the following consolidating financial statements have been recast to reflect the current guarantor structure for the 6.75% senior notes.

The consolidating financial statements present consolidating financial data for (i) General Motors Financial Company, Inc. (on a parent only basis), (ii) the Guarantor, (iii) the combined Non-Guarantor Subsidiaries, (iv) an elimination column for adjustments to arrive at the information for the parent company and our subsidiaries on a consolidated basis and (v) the parent company and our subsidiaries on a consolidated basis as of December 31, 2010, June 30, 2010 and 2009 and for the three month period ended December 31, 2010, the three month period ended September 30, 2010 and for each of the three years in the period ended June 30, 2010.

Investments in subsidiaries are accounted for by the parent company using the equity method for purposes of this presentation. Results of operations of subsidiaries are therefore reflected in the parent company’s investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING BALANCE SHEET

SUCCESSOR

December 31, 2010

(in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
ASSETS
Cash and cash equivalents		$185,004	$9,550		$194,554
Finance receivables, net		494,334	7,702,990		8,197,324
Restricted cash—securitization notes payable			926,082		926,082
Restricted cash—credit facilities			131,438		131,438
Property and equipment, net	$2,520	2,603	42,167		47,290
Leased vehicles, net			46,780		46,780
Deferred income taxes	126,593	48,730	(17,439)		157,884
Goodwill	1,094,923				1,094,923
Intercompany subvention receivable	8,149				8,149
Other assets	7,564	71,826	34,924		114,314
Due from affiliates	144,607		2,485,296	$(2,629,903)
Investment in affiliates	2,457,613	2,012,723		(4,470,336)

Total assets	$3,841,969	$2,815,220	$11,361,788	$(7,100,239)	$10,918,738

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities:
Credit facilities			$831,802		$831,802
Securitization notes payable			6,128,217		6,128,217
Senior notes	$70,054				70,054
Convertible senior notes	1,446				1,446
Accounts payable and accrued expenses	42,393	$11,795	42,981		97,169
Taxes payable	155,754	5,006	(48)		160,712
Intercompany taxes payable	42,214				42,214
Interest rate swap agreements			46,797		46,797
Other liabilities		10,219			10,219
Due to affiliates		2,629,903		$(2,629,903)

Total liabilities	311,861	2,656,923	7,049,749	(2,629,903)	7,388,630

Shareholders’ equity:
Common stock			90,474	(90,474)
Additional paid-in capital	3,453,917	63,421	723,616	(787,037)	3,453,917
Accumulated other comprehensive income	1,558		35,135	(35,135)	1,558
Retained earnings	74,633	94,876	3,462,814	(3,557,690)	74,633

Total shareholders’ equity	3,530,108	158,297	4,312,039	(4,470,336)	3,530,108

Total liabilities and shareholders’ equity	$3,841,969	$2,815,220	$11,361,788	$(7,100,239)	$10,918,738

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING BALANCE SHEET

PREDECESSOR

June 30, 2010

(in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
ASSETS
Cash and cash equivalents		$273,166	$9,107		$282,273
Finance receivables, net		755,239	7,404,969		8,160,208
Restricted cash—securitization notes payable			930,155		930,155
Restricted cash—credit facilities			142,725		142,725
Property and equipment, net	$5,194	1,834	30,706		37,734
Deferred income taxes	13,118	99,495	(30,777)		81,836
Leased vehicles, net			94,677		94,677
Other assets	3,751	93,790	53,884		151,425
Due from affiliates	741,354		1,853,717	$(2,595,071)
Investment in affiliates	2,256,871	3,624,402		(5,881,273)

Total assets	$3,020,288	$4,847,926	$10,489,163	$(8,476,344)	$9,881,033

Liabilities:
Credit facilities			$598,946		$598,946
Securitization notes payable			6,108,976		6,108,976
Senior notes	$70,620				70,620
Convertible senior notes	414,068				414,068
Accounts payable and accrued expenses	70,833	$25,455	44,764		141,052
Taxes payable	64,225	1,514	3,222		68,961
Interest rate swap agreements			70,421		70,421
Other liabilities	118	7,447			7,565
Due to affiliates		2,595,071		$(2,595,071)

Total liabilities	619,864	2,629,487	6,826,329	(2,595,071)	7,480,609

Shareholders’ equity:
Common stock	1,369		110,457	(110,457)	1,369
Additional paid-in capital	327,095	63,421	335,473	(398,894)	327,095
Accumulated other comprehensive income (loss)	11,870	(10,800)	21,238	(10,438)	11,870
Retained earnings	2,099,005	2,165,818	3,195,666	(5,361,484)	2,099,005

	2,439,339	2,218,439	3,662,834	(5,881,273)	2,439,339
Treasury stock	(38,915)				(38,915)

Total shareholders’ equity	2,400,424	2,218,439	3,662,834	(5,881,273)	2,400,424

Total liabilities and shareholders’ equity	$3,020,288	$4,847,926	$10,489,163	$(8,476,344)	$9,881,033

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING BALANCE SHEET

PREDECESSOR

June 30, 2009

(in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
ASSETS
Cash and cash equivalents		$183,009	$10,278		$193,287
Finance receivables, net		473,778	9,563,551		10,037,329
Restricted cash—securitization notes payable			851,606		851,606
Restricted cash—credit facilities			195,079		195,079
Property and equipment, net	$5,527	3,395	35,273		44,195
Leased vehicles, net			156,387		156,387
Deferred income taxes	97,657	262,122	(283,997)		75,782
Other assets	167,718	161,196	75,748		404,662
Due from affiliates	404,943		4,057,595	$(4,462,538)
Investment in affiliates	1,976,793	5,410,946		(7,387,739)

Total assets	$2,652,638	$6,494,446	$14,661,520	$(11,850,277)	$11,958,327

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Credit facilities			$1,630,133		$1,630,133
Securitization notes payable			7,426,687		7,426,687
Senior notes	$91,620				91,620
Convertible senior notes	392,514				392,514
Accounts payable and accrued expenses	7,660	$29,678	60,875		98,213
Taxes payable	52,936	205	6,286		59,427
Interest rate swap agreements		525	131,360		131,885
Other liabilities	600	19,940			20,540
Due to affiliates		4,462,538		$(4,462,538)

Total liabilities	545,330	4,512,886	9,255,341	(4,462,538)	9,851,019

Shareholders’ equity:
Common stock	1,350		172,368	(172,368)	1,350
Additional paid-in capital	284,961	63,421	2,438,640	(2,502,061)	284,961
Accumulated other comprehensive (loss) income	(21,099)	(10,800)	(25,699)	36,499	(21,099)
Retained earnings	1,878,459	1,928,939	2,820,870	(4,749,809)	1,878,459

	2,143,671	1,981,560	5,406,179	(7,387,739)	2,143,671
Treasury stock	(36,363)				(36,363)

Total shareholders’ equity	2,107,308	1,981,560	5,406,179	(7,387,739)	2,107,308

Total liabilities and shareholders’ equity	$2,652,638	$6,494,446	$14,661,520	$(11,850,277)	$11,958,327

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF OPERATIONS

SUCCESSOR

October 1, 2010—December 31, 2010

(in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
Revenue
Finance charge income		$15,402	$248,945		$264,347
Other income	$10,209	77,407	139,267	$(210,059)	16,824
Equity in income of affiliates	92,471	88,171		(180,642)

	102,680	180,980	388,212	(390,701)	281,171

Costs and expenses
Operating expenses	20,474	12,727	37,240		70,441
Leased vehicles expenses			2,106		2,106
Provision for loan losses		11,797	14,555		26,352
Interest expense	7,913	92,388	146,442	(210,059)	36,684
Acquisition expenses			16,322		16,322

	28,387	116,912	216,665	(210,059)	151,905

Income before income taxes	74,293	64,068	171,547	(180,642)	129,266
Income tax (benefit) provision	(340)	(30,808)	85,781		54,633

Net income	$74,633	$94,876	$85,766	$(180,642)	$74,633

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF OPERATIONS

PREDECESSOR

July 1, 2010—September 30, 2010

(in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
Revenue
Finance charge income		$38,255	$304,094		$342,349
Other income	$8,644	80,242	152,132	$(210,743)	30,275
Equity in income of affiliates	70,729	115,397		(186,126)

	79,373	233,894	456,226	(396,869)	372,624

Costs and expenses
Operating expenses	18,104	4,710	46,041		68,855
Leased vehicles expenses			6,539		6,539
Provision for loan losses		56,760	17,858		74,618
Interest expense	11,394	83,266	205,447	(210,743)	89,364
Acquisition expenses	6,199	36,452			42,651
Restructuring charges, net		15	(54)		(39)

	35,697	181,203	275,831	(210,743)	281,988

Income before income taxes	43,676	52,691	180,395	(186,126)	90,636
Income tax (benefit) provision	(7,624)	(17,673)	64,633		39,336

Net income	$51,300	$70,364	$115,762	$(186,126)	$51,300

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF OPERATIONS

Year Ended June 30, 2010

(in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
Revenue
Finance charge income		$98,707	$1,332,612		$1,431,319
Other income	$29,634	392,738	874,362	$(1,205,519)	91,215
Gain on retirement of debt	283				283
Equity in income of affiliates	243,078	369,120		(612,198)

	272,995	860,565	2,206,974	(1,817,717)	1,522,817

Costs and expenses
Operating expenses	17,771	65,141	205,879		288,791
Leased vehicles expenses			34,639		34,639
Provision for loan losses		166,706	221,352		388,058
Interest expense	45,950	459,162	1,157,629	(1,205,519)	457,222
Restructuring charges		859	(191)		668

	63,721	691,868	1,619,308	(1,205,519)	1,169,378

Income before income taxes	209,274	168,697	587,666	(612,198)	353,439
Income tax (benefit) provision	(11,272)	(68,182)	212,347		132,893

Net income	$220,546	$236,879	$375,319	$(612,198)	$220,546

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF OPERATIONS

PREDECESSOR

Year Ended June 30, 2009

(in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
Revenue
Finance charge income		$69,525	$1,833,159		$1,902,684
Other income	$38,193	842,603	1,812,581	$(2,576,889)	116,488
Gain on retirement of debt	48,152				48,152
Equity in income of affiliates	20,535	142,159		(162,694)

	106,880	1,054,287	3,645,740	(2,739,583)	2,067,324

Costs and expenses
Operating expenses	32,701	38,072	238,030		308,803
Leased vehicles expenses			47,880		47,880
Provision for loan losses		92,382	879,999		972,381
Interest expense	100,228	950,317	2,252,904	(2,576,889)	726,560
Restructuring charges		10,085	1,762		11,847

	132,929	1,090,856	3,420,575	(2,576,889)	2,067,471

(Loss) income before income taxes	(26,049)	(36,569)	225,165	(162,694)	(147)
Income tax (benefit) provision	(15,160)	(54,927)	80,829		10,742

Net (loss) income	$(10,889)	$18,358	$144,336	$(162,694)	$(10,889)

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF OPERATIONS

PREDECESSOR

Year Ended June 30, 2008

(in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
Revenue
Finance charge income		$57,529	$2,324,955		$2,382,484
Other income	$39,232	1,223,702	3,042,066	$(4,144,402)	160,598
Equity in income of affiliates	(57,110)	226,891		(169,781)

	(17,878)	1,508,122	5,367,021	(4,314,183)	2,543,082

Costs and expenses
Operating expenses	23,167	37,072	337,575		397,814
Leased vehicles expenses			36,362		36,362
Provision for loan losses		87,323	1,043,639		1,130,962
Interest expense	53,762	1,304,862	3,644,652	(4,144,402)	858,874
Restructuring charges		16,688	3,428		20,116
Impairment of goodwill		212,595			212,595

	76,929	1,658,540	5,065,656	(4,144,402)	2,656,723

(Loss) income before income taxes	(94,807)	(150,418)	301,365	(169,781)	(113,641)
Income tax (benefit) provision	(12,438)	(94,524)	75,690		(31,272)

Net (loss) income	$(82,369)	$(55,894)	$225,675	$(169,781)	$(82,369)

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

SUCCESSOR

October 1, 2010—December 31, 2010

(in thousands)

	General Motors Financial Company, Inc.		Guarantor	Non- Guarantors	Eliminations		Consolidated
Cash flows from operating activities:
Net income		$74,633	$94,876	$85,766		$(180,642)	$74,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		1,513	338	5,958			7,809
Provision for loan losses			11,797	14,555			26,352
Deferred income taxes		49,106	(48,730)	20,991			21,367
Amortization of carrying value adjustment			11,305	65,787			77,092
Amortization of purchase accounting premium		(42)		(27,416)			(27,458)
Accretion and amortization of loan fees			(11)	1,122			1,111
Other		242	4,841	(16,622)			(11,539)
Equity in income of affiliates		(92,471)	(88,171)			180,642
Changes in assets and liabilities, net of assets and liabilities acquired:
Income tax receivable		(2,067)		(3,771)			(5,838)
Other assets		(7,808)	19,127	(5,850)			5,469
Accrued taxes and expenses		7,827	(4,085)	18,749			22,491

Net cash provided by operating activities		30,933	1,287	159,269			191,489

Cash flows from investing activities:
Purchases of receivables			(947,318)	(1,001,126)		1,001,126	(947,318)
Principal collections and recoveries on receivables			(105)	870,967			870,862
Net proceeds from sale of receivables			1,001,126			(1,001,126)
Sales (purchases) of property and equipment		2,590	(617)	(4,402)			(2,429)
Change in restricted cash—securitization notes payable				49,860			49,860
Change in restricted cash—credit facilities				3,030			3,030
Change in other assets			(7,330)	20,566			13,236
Net purchases of leased vehicles				(10,655)			(10,655)
Net change in investment in affiliates		(31,756)	1,820,204			(1,788,448)

Net cash (used) provided by investing activities		(29,166)	1,865,960	(71,760)		(1,788,448)	(23,414)

Cash flows from financing activities:
Borrowings on credit facilities				468,394			468,394
Payments on credit facilities				(256,362)			(256,362)
Issuance of securitization notes payable				700,000			700,000
Payments on securitization notes payable				(954,644)			(954,644)
Debt issuance costs				(4,314)			(4,314)
Net capital contribution to subsidiaries			63,421	(1,885,434)		1,822,013
Retirement of debt		(464,254)					(464,254)
Other net changes
Net change in due (to) from affiliates		460,668	(2,271,579)	1,842,610		(31,699)

Net cash used by financing activities		(3,586)	(2,208,158)	(89,750)		1,790,314	(511,180)

Net decrease in cash and cash equivalents		(1,819)	(340,911)	(2,241)		1,866	(343,105)
Effect of Canadian exchange rate changes on cash and cash equivalents		1,819		177		(1,866)	130
Cash and cash equivalents at beginning of period			525,915	11,614			537,529

Cash and cash equivalents at end of period	$		$185,004	$9,550	$		$194,554

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

PREDECESSOR

July 1, 2010—September 30, 2010

(in thousands)

	General Motors Financial Company, Inc.		Guarantor	Non- Guarantors	Eliminations		Consolidated
Cash flows from operating activities:
Net income		$51,300	$70,364	$115,762		$(186,126)	$51,300
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Depreciation and amortization		486	225	13,938			14,649
Provision for loan losses			56,760	17,858			74,618
Deferred income taxes		(46,078)	(17,521)	64,051			452
Stock-based compensation expense		5,019					5,019
Non-cash interest charges on convertible debt		5,625					5,625
Accretion and amortization of loan fees			(646)	(296)			(942)
Other			(787)	(13,013)			(13,800)
Equity in income of affiliates		(70,729)	(115,397)			186,126
Changes in assets and liabilities:
Other assets		4,085	10,603	1,685			16,373
Accrued taxes and expenses		1,026	(339)	(9,239)			(8,552)

Net cash (used) provided by operating activities		(49,266)	3,262	190,746			144,742

Cash flows from investing activities:
Purchases of receivables			(940,763)	(1,155,695)		1,155,695	(940,763)
Principal collections and recoveries on receivables			(38,671)	922,478			883,807
Net proceeds from sale of receivables			1,155,695			(1,155,695)
Sales (purchases) of property and equipment		1	(212)	(101)			(312)
Change in restricted cash—securitization notes payable				(45,787)			(45,787)
Change in restricted cash—credit facilities				8,257			8,257
Change in other assets			1,370	38,823			40,193
Net change in investment in affiliates		(2,076)	(5,520)			7,596

Net cash (used) provided by investing activities		(2,075)	171,899	(232,025)		7,596	(54,605)

Cash flows from financing activities:
Borrowings on credit facilities				484,921			484,921
Payments on credit facilities				(552,951)			(552,951)
Issuance of securitization notes payable				1,050,000			1,050,000
Payments on securitization notes payable				(795,512)			(795,512)
Debt issuance costs				(7,686)			(7,686)
Proceeds from issuance of common stock		2,138		5,367		(5,367)	2,138
Cash settlement of share based awards		(16,062)					(16,062)
Other net changes		313					313
Net change in due (to) from affiliates		62,897	77,588	(140,434)		(51)

Net cash provided by financing activities		49,286	77,588	43,705		(5,418)	165,161

Net (decrease) increase in cash and cash equivalents		(2,055)	252,749	2,426		2,178	255,298
Effect of Canadian exchange rate changes on cash and cash equivalents		2,055		81		(2,178)	(42)
Cash and cash equivalents at beginning of period			273,166	9,107			282,273

Cash and cash equivalents at end of period	$		$525,915	$11,614	$		$537,529

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

Year Ended June 30, 2010

(in thousands)

	General Motors Financial Company, Inc.		Guarantor	Non- Guarantors	Eliminations		Consolidated
Cash flows from operating activities:
Net income		$220,546	$236,879	$375,319		$(612,198)	$220,546
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		1,688	1,766	75,590			79,044
Provision for loan losses			166,706	221,352			388,058
Deferred income taxes		81,395	162,627	(268,589)			(24,567)
Stock based compensation expense		15,115					15,115
Amortization of warrant costs		1,968					1,968
Non-cash interest charges on convertible Debt		21,554					21,554
Accretion and amortization of loan fees			(578)	5,369			4,791
Gain on retirement of debt		(283)					(283)
Other			(3,495)	(12,459)			(15,954)
Equity in income of affiliates		(243,078)	(369,120)			612,198
Changes in assets and liabilities, net of assets and liabilities acquired:
Income tax receivable		162,036		35,366			197,402
Other assets		7,941	(6,478)	3,793			5,256
Accrued taxes and expenses		70,942	6,781	(41,944)			35,779

Net cash provided by operating activities		339,824	195,088	393,797			928,709

Cash flows from investing activities:
Purchases of receivables			(2,090,602)	(1,606,156)		1,606,156	(2,090,602)
Principal collections and recoveries on receivables			61,906	3,544,774			3,606,680
Net proceeds from sale of receivables			1,606,156			(1,606,156)
Purchases of property and equipment			(580)	(1,001)			(1,581)
Change in restricted cash—securitization notes payable				(78,549)			(78,549)
Change in restricted cash—credit facilities				52,354			52,354
Change in other assets			19,945	23,930			43,875
Proceeds from money market fund			10,047				10,047
Net change in investment in affiliates		(9,308)	2,155,664			(2,146,356)

Net cash (used) provided by investing activities		(9,308)	1,762,536	1,935,352		(2,146,356)	1,542,224

Cash flows from financing activities:
Borrowings on credit facilities				775,665			775,665
Payments on credit facilities				(1,806,852)			(1,806,852)
Issuance of securitization notes payable				2,352,493			2,352,493
Payments on securitization notes payable				(3,674,062)			(3,674,062)
Debt issuance costs		1,810		(26,564)			(24,754)
Net proceeds from issuance of common stock		15,635		(2,158,877)		2,158,877	15,635
Retirement of debt		(20,425)					(20,425)
Other net changes		645					645
Net change in due (to) from affiliates		(336,411)	(1,867,467)	2,209,044		(5,166)

Net cash used by financing activities		(338,746)	(1,867,467)	(2,329,153)		2,153,711	(2,381,655)

Net (decrease) increase in cash and cash equivalents		(8,230)	90,157	(4)		7,355	89,278
Effect of Canadian exchange rate changes on cash and cash equivalents		8,230		(1,167)		(7,355)	(292)
Cash and cash equivalents at beginning of year			183,009	10,278			193,287

Cash and cash equivalents at end of year	$		$273,166	$9,107	$		$282,273

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

PREDECESSOR

Year Ended June 30, 2009

(in thousands)

	General Motors Financial Company, Inc.		Guarantor	Non- Guarantors	Eliminations		Consolidated
Cash flows from operating activities:
Net (loss) income		$(10,889)	$18,358	$144,336		$(162,694)	$(10,889)
Adjustments to reconcile net (loss) income to net cash (used) provided by operating activities:
Depreciation and amortization		2,634	4,347	102,027			109,008
Provision for loan losses			92,382	879,999			972,381
Deferred income taxes		(100,156)	(9,188)	336,127			226,783
Stock based compensation expense		14,264					14,264
Amortization of warrant costs		45,101					45,101
Non-cash interest charges on convertible debt		22,506					22,506
Accretion and amortization of loan fees			2,869	16,225			19,094
Gain on retirement of debt		(48,907)					(48,907)
Other			(16,834)	19,607			2,773
Equity in income of affiliates		(20,535)	(142,159)			162,694
Changes in assets and liabilities, net of assets and liabilities acquired:
Income tax receivable		(173,844)	(1,078)	240			(174,682)
Other assets		(1,901)	28,407	(33,210)			(6,704)
Accrued taxes and expenses		(23,386)	(5,307)	(23,420)			(52,113)

Net cash (used) provided by operating activities		(295,113)	(28,203)	1,441,931			1,118,615

Cash flows from investing activities:
Purchases of receivables			(1,280,291)	(537,349)		537,349	(1,280,291)
Principal collections and recoveries on receivables			299,379	3,958,258			4,257,637
Net proceeds from sale of receivables			537,349			(537,349)
(Purchases) sales of property and equipment			(1,202)	199			(1,003)
Change in restricted cash—securitization notes payable				131,064			131,064
Change in restricted cash—credit facilities				63,180			63,180
Change in other assets			7,268	5,692			12,960
Proceeds from money market fund			104,319				104,319
Investment in money market fund			(115,821)				(115,821)
Net change in investment in affiliates		(6,317)	(212,067)			218,384

Net cash (used) provided by investing activities		(6,317)	(661,066)	3,621,044		218,384	3,172,045

Cash flows from financing activities:
Borrowings on credit facilities				3,657,240			3,657,240
Payments on credit facilities				(4,935,357)			(4,935,357)
Issuance of securitization notes payable				1,000,000			1,000,000
Payments on securitization notes payable				(3,987,424)			(3,987,424)
Debt issuance costs		(56)	(2,163)	(30,390)			(32,609)
Net proceeds from issuance of common stock		3,741		242,253		(242,253)	3,741
Retirement of convertible debt		(238,617)					(238,617)
Other net changes		(603)					(603)
Net change in due (to) from affiliates		536,214	524,481	(1,081,410)		20,715

Net cash provided (used) by financing activities		300,679	522,318	(5,135,088)		(221,538)	(4,533,629)

Net decrease in cash and cash equivalents		(751)	(166,951)	(72,113)		(3,154)	(242,969)
Effect of Canadian exchange rate changes on cash and cash equivalents		751		(1,142)		3,154	2,763
Cash and cash equivalents at beginning of year			349,960	83,533			433,493

Cash and cash equivalents at end of year	$		$183,009	$10,278	$		$193,287

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

PREDECESSOR

Year Ended June 30, 2008

(in thousands)

	General Motors Financial Company, Inc.		Guarantor	Non- Guarantor	Eliminations		Consolidated
Cash flows from operating activities:
Net (loss) income		$(82,369)	$(55,894)	$225,675		$(169,781)	$(82,369)
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation and amortization		(266)	7,309	79,836			86,879
Provision for loan losses			87,323	1,043,639			1,130,962
Deferred income taxes		(64,561)	(143,179)	61,379			(146,361)
Stock based compensation expense		17,945					17,945
Amortization of warrant costs		10,193					10,193
Non-cash interest charges on convertible debt		22,062					22,062
Accretion and amortization of loan fees			3,839	25,596			29,435
Impairment of goodwill			212,595				212,595
Other			2,133	3,993			6,126
Equity in income of affiliates		57,110	(226,891)			169,781
Changes in assets and liabilities, net of assets and liabilities acquired:
Income tax receivable		11,808	(28,743)	(5,962)			(22,897)
Other assets		13,977	(32,845)	3,241			(15,627)
Accrued taxes and expenses		33,104	(21,715)	(371)			11,018

Net cash provided (used) by operating activities		19,003	(196,068)	1,437,026			1,259,961

Cash flows from investing activities:
Purchases of receivables			(6,204,546)	(6,000,223)		5,944,571	(6,260,198)
Principal collections and recoveries on receivables			83,305	6,025,385			6,108,690
Net proceeds from sale of receivables			5,944,571			(5,944,571)
Sales (purchases) of property and equipment		1,412	(2,724)	(7,151)			(8,463)
Change in restricted cash—securitization notes payable				31,683			31,683
Change in restricted cash—credit facilities				(92,754)			(92,754)
Change in other assets			(42,905)	1,174			(41,731)
Net purchases of leased vehicles				(198,826)			(198,826)
Net distributions from gain on sale Trusts				7,466			7,466
Net change in investment in affiliates		(7,457)	(897,701)			905,158

Net cash used by investing activities		(6,045)	(1,120,000)	(233,246)		905,158	(454,133)

Cash flows from financing activities:
Borrowings on credit facilities				8,565,636			8,565,636
Payments on credit facilities				(8,180,025)			(8,180,025)
Issuance of securitization notes payable				4,250,000			4,250,000
Payments on securitization notes payable				(5,774,035)			(5,774,035)
Debt issuance costs			(20,000)	(19,347)			(39,347)
Net proceeds from issuance of common stock		25,174		903,913		(903,913)	25,174
Repurchase of common stock		(127,901)					(127,901)
Other net changes		324		(1)			323
Net change in due (to) from affiliates		88,287	847,364	(938,879)		3,228

Net cash (used) provided by financing activities		(14,116)	827,364	(1,192,738)		(900,685)	(1,280,175)

Net (decrease) increase in cash and cash equivalents		(1,158)	(488,704)	11,042		4,473	(474,347)
Effect of Canadian exchange rate changes on cash and cash equivalents		1,158	(2,436)	3,287		(4,473)	(2,464)
Cash and cash equivalents at beginning of year			841,100	69,204			910,304

Cash and cash equivalents at end of year	$		$349,960	$83,533	$		$433,493

*******************************************************************************************

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, dollars in thousands)

	Successor
	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$307,215	$194,554
Finance receivables, net	8,917,970	8,197,324
Restricted cash—securitization notes payable	929,196	926,082
Restricted cash—credit facilities	124,979	131,438
Property and equipment, net	46,487	47,290
Leased vehicles, net	564,103	46,780
Deferred income taxes	119,017	157,884
Goodwill	1,107,684	1,094,923
Intercompany subvention receivable	23,603	8,149
Other assets	166,480	114,314

Total assets	$12,306,734	$10,918,738

Liabilities and Shareholder’s Equity
Liabilities:
Credit facilities	$552,871	$831,802
Securitization notes payable	6,901,572	6,128,217
Senior notes	500,000	70,054
Convertible senior notes	500	1,446
Accounts payable and accrued expenses	194,244	97,169
Taxes payable	83,231	160,712
Intercompany taxes payable	245,369	42,214
Interest rate swap agreements	16,050	46,797
Other liabilities	6,882	10,219

Total liabilities	8,500,719	7,388,630

Commitments and contingencies (Note 11)
Shareholder’s equity:
Common stock, $0.01 par value per share, 500 shares authorized and issued
Additional paid-in capital	3,463,502	3,453,917
Accumulated other comprehensive (loss) income	(13,983)	1,558
Retained earnings	356,496	74,633

Total shareholder’s equity	3,806,015	3,530,108

Total liabilities and shareholder’s equity	$12,306,734	$10,918,738

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(unaudited, dollars in thousands, except per share data)

	Successor		Predecessor
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2011		September 30, 2010
Revenue
Finance charge income	$348,285	$907,047	$342,349	$1,020,772
Other income	42,396	108,686	30,275	74,630

	390,681	1,015,733	372,624	1,095,402

Costs and expenses
Operating expenses	88,135	249,920	68,855	212,374
Leased vehicles expenses	17,864	39,446	6,539	20,847
Provision for loan losses	50,941	134,935	74,618	198,527
Interest expense	56,295	139,729	89,364	294,678
Acquisition expenses			42,651	42,651
Restructuring charges, net			(39)	715

	213,235	564,030	281,988	769,792

Income before income taxes	177,446	451,703	90,636	325,610
Income tax provision	68,639	169,840	39,336	125,554

Net income	108,807	281,863	51,300	200,056

Other comprehensive (loss) income
Unrealized (losses) gains on cash flow hedges	(185)	(38)	6,255	25,063
Foreign currency translation adjustment	(16,701)	(15,517)	2,055	2,017
Income tax benefit (provision)	68	14	(3,027)	(9,717)

Other comprehensive (loss) income	(16,818)	(15,541)	5,283	17,363

Comprehensive income	$91,989	$266,322	$56,583	$217,419

Earnings per share
Basic	(a)	(a)	$0.38	$1.49

Diluted	(a)	(a)	$0.37	$1.43

Weighted average shares
Basic	(a)	(a)	135,232,827	134,637,387

Diluted	(a)	(a)	140,302,755	139,776,263

(a)	As a result of the Merger, our common stock is no longer publicly traded and earnings per share is no longer required.

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Successor	Predecessor
	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
Cash flows from operating activities:
Net income	$281,863	$200,056
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,397	50,047
Accretion and amortization of loan and leasing fees	(14,910)	(163)
Amortization of carrying value adjustment	143,775
Amortization of purchase accounting premium	(57,698)
Provision for loan losses	134,935	198,527
Deferred income taxes	41,159	(68,692)
Stock-based compensation expense	9,585	13,228
Non-cash interest charges on convertible debt		16,588
Other	(23,148)	(21,745)
Changes in assets and liabilities:
Other assets	27,743	49,813
Accounts payable and accrued expenses	(500)	17,490
Taxes payable	(79,518)	13,311
Intercompany taxes payable	203,155

Net cash provided by operating activities	738,838	468,460

Cash flows from investing activities:
Purchases of receivables	(3,793,696)	(2,445,707)
Principal collections and recoveries on receivables	2,816,607	2,709,871
Purchases of leased vehicles	(584,726)
Proceeds from termination of leased vehicles	32,017
Purchases of property and equipment	(5,858)	(1,222)
Acquisition of FinanciaLinx	(9,601)
FinanciaLinx cash on hand at acquisition	9,283
Change in restricted cash—securitization notes payable	(3,114)	(125,730)
Change in restricted cash—credit facilities	6,359	(6,269)
Change in other assets	(24,221)	78,000

Net cash (used) provided by investing activities	(1,556,950)	208,943

Cash flows from financing activities:
Borrowings on credit facilities	2,717,534	634,926
Payments on credit facilities	(2,991,574)	(813,937)
Issuance of securitization notes payable	3,650,000	2,450,000
Payments on securitization notes payable	(2,821,473)	(2,678,946)
Issuance of senior notes	500,000
Debt issuance costs	(44,968)	(27,583)
Retirement of debt	(75,164)	(20,425)
Cash settlement of share based awards		(16,062)
Proceeds from issuance of common stock		10,994
Other net changes		1,197

Net cash provided (used) by financing activities	934,355	(459,836)

Net increase in cash and cash equivalents	116,243	217,567
Effect of Canadian exchange rate changes on cash and cash equivalents	(3,582)	318
Cash and cash equivalents at beginning of period	194,554	319,644

Cash and cash equivalents at end of period	$307,215	$537,529

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL MOTORS FINANCIAL COMPANY, INC.

Notes to Consolidated Financial Statements

(Unaudited)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Merger

On October 1, 2010, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 21, 2010, with General Motors Holdings LLC (“GM Holdings”), a wholly owned subsidiary of General Motors Company (“GM”), and Goalie Texas Holdco Inc., a direct wholly owned subsidiary of GM Holdings (“Merger Sub”), GM Holdings completed its acquisition of AmeriCredit Corp. via the merger of Merger Sub with and into AmeriCredit Corp. (the “Merger”), with AmeriCredit Corp. continuing as the surviving company in the Merger and becoming a wholly-owned subsidiary of GM Holdings. After the Merger, AmeriCredit Corp. was renamed General Motors Financial Company, Inc. (“GM Financial”).

On December 9, 2010, we changed our fiscal year end to December 31 from June 30. We made this change to align our financial reporting period, as well as our annual planning and budgeting process, with the GM business cycle.

The accompanying condensed consolidated statements of income and comprehensive income and cash flows are presented for four periods: three and nine months ended September 30, 2011 (“Successor”) and three and nine months ended September 30, 2010 (“Predecessor”), which relate to periods after and before the Merger, respectively. The consolidated financial statements of the Predecessor have been prepared on the same basis as the audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2010. The consolidated financial statements of the Successor reflect a change in basis from the application of “purchase accounting” and have been prepared on the same basis as the audited financial statements as of and for the three month period ended December 31, 2010 included in our Transition Report on Form 10-KT for the six month period ended December 31, 2010.

Basis of Presentation

The consolidated financial statements include our accounts and the accounts of our wholly-owned subsidiaries, including certain special purpose financing trusts utilized in securitization transactions (“Trusts”) and credit facilities which are considered variable interest entities (“VIE’s”). All intercompany transactions and accounts have been eliminated in consolidation.

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States of America requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the amount of revenue and costs and expenses during the reporting periods. Actual results could differ from those estimates and those differences may be material. These estimates include, among other things, the determination of the allowance for loan losses on finance receivables, leased vehicles, goodwill, intangible assets, income taxes and the fair value of finance receivables.

The consolidated financial statements as of September 30, 2011, and for the three and nine months ended September 30, 2011 and 2010, are unaudited, and in management’s opinion include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for such interim periods. Certain prior year amounts have been reclassified to conform to the current year presentation. The results for interim periods are not necessarily indicative of results for a full year.

The interim period consolidated financial statements, including the notes thereto, are condensed and do not include all disclosures required by GAAP in the United States of America. These interim period financial statements should be read in conjunction with our consolidated financial statements that are included in the Transition Report on Form 10-KT filed on March 1, 2011.

The Merger has been accounted for under the purchase method of accounting, whereby the total purchase price of the transaction was allocated to our identifiable tangible and intangible assets acquired and liabilities assumed based on their fair values, and the excess of the purchase price over the fair value of net assets acquired was recorded as goodwill. The allocation resulted in a significant amount of goodwill, an increase in the carrying value of net finance receivables, medium term note facility payable, Wachovia funding facility payable, securitization notes payable, deferred tax assets and uncertain tax positions, as well as new identifiable intangible assets.

Correction of Statement of Cash Flows

We corrected the presentation of borrowings on (payments on) credit facilities for the nine months ended September 30, 2010. Related amounts had previously been presented on a net basis, rather than on a gross basis in accordance with Accounting Standards Codification (“ASC”) 230. The correction had no effect on net cash used in financing activities, the net increase in cash and cash equivalents or end of period cash and cash equivalents.

The following disclosure presents the corrected amounts intended to be reflected in our Annual Report to be filed on Form 10-K for the year ending December 31, 2011 when filed (in thousands):

	Successor	Predecessor
	Period From October 1, 2010 Through December 31, 2010	Period From July 1, 2010 Through September 30, 2010	For The Year Ended June 30,
			2010	2009
As reported:
Net change in credit facilities	$212,032	$(68,030)	$(1,031,187)	$(1,278,117)
As corrected:
Borrowings on credit facilities	468,394	484,921	775,665	3,657,240
Repayments on credit facilities	(256,362)	(552,951)	(1,806,852)	(4,935,357)

Correction of Goodwill and Deferred Income Taxes

We corrected the presentation of goodwill and deferred income taxes for the December 31, 2010 consolidated balance sheet presented. Deferred income taxes were understated at the purchase date resulting in an overstatement of goodwill.

The following disclosure presents the corrected amounts reflected in our consolidated balance sheet at December 31, 2010 (in thousands):

	Successor
	December 31, 2010
	Goodwill	Deferred Income Taxes
As reported:	$1,112,284	$140,523
As corrected:	1,094,923	157,884

Related Party Transactions

We offer loan and lease finance products through GM dealers to consumers purchasing new and certain used vehicles manufactured by GM. GM makes cash payments to us for offering incentived rates and structures on these loan and lease finance products under a subvention program with GM. At September 30, 2011 and December 31, 2010, we have an intercompany subvention receivable from GM in the amount of $23.6 million and $8.1 million, respectively, representing payments due from GM under the subvention program. During the nine months ended September 30, 2011 and the three months ended December 31, 2010, we received subvention payments of $181.2 million and $23.4 million, respectively. As presented in Note 6—“Credit Facilities”, we have a $300 million revolving credit facility with GM. During the nine months ended September 30, 2011, we had borrowings and repayments of $200 million on the facility.

Recent Accounting Pronouncements

In April 2011, the Financial Accounting Standards Board (“FASB”) issued ASU (“2011-02”), A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring, which became effective for us during the period ended September 30, 2011. 2011-02 provides evaluation criteria for whether a restructuring constitutes a troubled debt restructuring. 2011-02 is intended to assist creditors in determining whether a modification of the terms of a loan meets the criteria to be considered a troubled debt restructuring, both for purposes of recording an impairment loss and for disclosure of troubled debt restructurings. In evaluating whether a restructuring constitutes a troubled debt restructuring, a creditor must separately conclude that both of the following exist: (a) the restructuring constitutes a concession; and (b) the debtor is experiencing financial difficulties. In accordance with our policies and guidelines, we, at times, offer payment deferrals to consumers. Each deferral allows the consumer to move up to two delinquent monthly payments to the end of the loan generally by paying a fee (approximately the interest portion of the payment deferred, except where state law provides for a lesser amount). We have concluded that a loan that is deferred two or more times would be considered significantly delayed and therefore meet the definition of a concession. We have concluded a loan currently in payment default as the result of being delinquent would also represent a debtor experiencing financial difficulties and therefore the deferments would be considered troubled debt restructurings and the loan impaired under the guidance of 2011-02. Accounts in Chapter 13 bankruptcy could also be considered troubled debt restructurings. As a result of adopting 2011-02, we assessed all restructurings that occurred on or after October 1, 2010, in the post-acquisition portfolio to identify any that qualified as troubled debt restructurings. The pre-acquisition portfolio is excluded from the provisions of 2011-02 since expected future credit losses were recognized on that portfolio at the date of purchase. As of September 30, 2011, there are no loans in the post-acquisition portfolio that have been deferred two or more times and therefore no loans meet the definition of a troubled debt restructuring. The adoption of 2011-02 has not had a material impact on our consolidated financial position, results of operations and cash flows.

In May 2011, ASU (“2011-04”), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, was issued effective for interim and annual periods beginning on or after December 15, 2011. The adoption of 2011-04 gives fair value the same meaning between GAAP and International Financial Reporting Standards (“IFRSs”), and improves consistency of disclosures relating to fair value. We are currently evaluating the impact that 2011-04 will have on our consolidated financial position, results of operations and cash flows.

In June 2011, ASU (“2011-05”), Comprehensive Income: Presentation of Comprehensive Income, was issued effective for interim and annual periods beginning after December 15, 2011, with early adoption permitted. 2011-05 amends current guidance on reporting comprehensive income and eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. The adoption of 2011-05 will not have an impact on our consolidated financial position, results of operations and cash flows.

In September 2011, ASU (“2011-08”), Testing Goodwill for Impairment, was issued effective for interim and annual periods beginning after December 15, 2011, with early adoption permitted. Under the revised guidance, entities testing for goodwill impairment have an option of performing a qualitative assessment before calculating the fair value for the reporting unit, i.e., Step 1 of the goodwill impairment test. If an entity determines, on a basis of qualitative factors, that the fair value of the reporting unit is more likely than not less than the carrying amount, the two-step impairment test would be required. If it is not more likely than not that the fair value of the reporting unit is less than the carrying value, then goodwill is not considered to be impaired. 2011-08 does not change how goodwill is calculated or assigned to reporting units, nor does it revise the requirement to test goodwill annually for impairment. We will adopt ASU 2011-08 effective October 1, 2011. We are currently evaluating the impact that 2011-08 will have on our consolidated financial position, results of operations and cash flows.

NOTE 2—ACQUISITION

On April 1, 2011, we acquired FinanciaLinx Corporation (“FinanciaLinx”), an independent auto lease provider in Canada. The total consideration we paid in the all-cash transaction was approximately $9.6 million. FinanciaLinx provides leasing programs to GM and other manufacturers through manufacturer subvention programs. Purchase accounting for the acquisition resulted in goodwill of $13.8 million.

NOTE 3—FINANCE RECEIVABLES

Finance receivables consist of the following (in thousands):

	Successor
	September 30, 2011	December 31, 2010
Pre-acquisition finance receivables-outstanding balance	$5,076,311	$7,724,188
Less: carrying value adjustment	(368,912)	(424,225)

Pre-acquisition finance receivables-carrying value	4,707,399	7,299,963
Post-acquisition finance receivables, net of fees	4,361,893	923,713

	9,069,292	8,223,676
Less: allowance for loan losses	(151,322)	(26,352)

Total finance receivables, net	$8,917,970	$8,197,324

A summary of our finance receivables is as follows (in thousands):

	Successor
	Three Months Ended	Nine Months Ended
	September 30, 2011
Pre-acquisition finance receivables-outstanding balance beginning of period	$5,471,957	$7,299,963
Post-acquisition finance receivables, beginning of period	3,222,584	923,713

	8,694,541	8,223,676

Loans purchased	1,358,115	3,845,258
Charge-offs	(153,330)	(466,777)
Principal collections and other	(875,993)	(2,588,178)
Change in carrying value adjustment on the pre-acquisition finance receivables	45,959	55,313

Balance at the end of the period	$9,069,292	$9,069,292

Finance receivables are collateralized by vehicle titles and we have the right to repossess the vehicle in the event the consumer defaults on the payment terms of the contract.

The accrual of finance charge income has been suspended on $447.8 million and $491.4 million of finance receivables (based on contractual amount due) as of September 30, 2011 and December 31, 2010, respectively.

Finance contracts are purchased by us from dealers without recourse, and accordingly, the dealer generally has no liability to us if the consumer defaults on the contract. Depending upon the contract structure and consumer credit attributes, we may pay dealers a participation fee or we may charge dealers a non-refundable acquisition fee when purchasing individual finance contracts. We record the amortization of participation fees and accretion of acquisition fees to finance charge income using the effective interest method.

We review our pre-acquisition portfolio for differences between contractual cash flows and the cash flows expected to be collected from our initial investment in the pre-acquisition portfolio to determine if the difference is attributable, at least in part, to credit quality. During the nine months ended September 30, 2011, as a result of improvements in the credit performance of the pre-acquisition portfolio, which resulted in an increase of expected cash flows of $196.8 million, we transferred this excess from the non-accretable discount to accretable yield. This excess will be amortized through finance charge income over the remaining life of the portfolio.

A summary of the accretable yield is as follows (in thousands):

	Successor
	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Balance at beginning of period	$1,006,178	$1,201,178
Accretion of accretable yield	(192,528)	(574,956)
Transfer from non-accretable discount	9,347	196,775

Balance at end of period	$822,997	$822,997

A summary of the allowance for post-acquisition loan losses (Successor) and allowance for loan losses (Predecessor) is as follows (in thousands):

	Successor		Predecessor
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2011		September 30, 2010
Balance at beginning of period	$107,526	$26,352	$573,310	$717,059
Provision for loan losses	50,941	134,935	74,618	198,527
Charge-offs	(20,246)	(28,793)	(217,520)	(730,241)
Recoveries	13,101	18,828	98,081	343,144

Balance at end of period	$151,322	$151,322	$528,489	$528,489

Credit Risk

A summary of the credit risk profile by FICO score band of the finance receivables based on contractual amount due, determined at origination, is as follows (in thousands):

	Successor
	September 30, 2011		December 31, 2010
FICO Score less than 540	$1,929,892		$1,328,011
FICO Score 540 to 599	4,008,254		3,395,736
FICO Score 600 to 659	2,657,582		2,757,771
FICO Score greater than 660	842,476		1,166,383

	$9,438,204	(a)	$8,647,901	(a)

(a)	Finance receivables consist of pre-acquisition finance receivables – outstanding balance and post-acquisition finance receivables, net of fees.

Delinquency

An account is considered delinquent if a substantial portion of a scheduled payment has not been received by the date such payment was contractually due. The following is a summary of the contractual amounts of finance receivables that are (a) more than 30 days delinquent, but not yet in repossession, and (b) in repossession, but not yet charged off (dollars in thousands):

	Successor		Predecessor
	September 30, 2011		September 30, 2010
	Amount	Percent of Contractual Amount Due	Amount	Percent of Contractual Amount Due
Delinquent contracts:
31 to 60 days	$441,069	4.7%	$535,827	6.2%
Greater-than-60 days	164,357	1.7	215,583	2.5

	605,426	6.4	751,410	8.7
In repossession	34,230	0.4	43,519	0.5

	$639,656	6.8%	$794,929	9.2%

The following is a summary of the recorded investment in finance receivables that are (i) more than 30 days delinquent, but not yet in repossession, and (ii) in repossession, but not yet charged off (dollars in thousands):

	Successor
	September 30, 2011
	Amount	Percent of Recorded Investment
Delinquent contracts:
31 to 60 days	414,797	4.6%
Greater-than-60-days	153,767	1.7%

	568,564	6.3%
In repossession	34,230	0.4%

	602,794	6.7%

Note 4—Leased Vehicles

Leased vehicles were as follows (in thousands):

	Successor
	September 30, 2011	December 31, 2010
Leased vehicles	$701,048	$51,515
Manufacturer incentives	(87,680)

	613,368	51,515
Less accumulated depreciation	(49,021)	(3,886)
Less purchase accounting discount	(244)	(849)

	$564,103	$46,780

A summary of our leased vehicles is as follows (in thousands):

	Successor		Predecessor
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2011		September 30, 2010
Balance at beginning of period	$468,540	$51,515	$190,300	$231,515
Leased vehicles purchased	188,706	688,137
Lease vehicles returned—end of term	(8,928)	(22,575)	(75,986)	(115,539)
Lease vehicles returned—default	(196)	(578)	(850)	(2,512)
Manufacturer incentives	(19,303)	(87,680)
Foreign currency translation adjustment	(15,451)	(15,451)

Balance at end of period	$613,368	$613,368	$113,464	$113,464

Our subsidiary, FinanciaLinx, originates leases that are recorded as operating leases on our consolidated balance sheets. Additionally, FinanciaLinx originates and sells leases to a third party with servicing retained. As of September 30, 2011, FinanciaLinx was servicing $1.0 billion of leased vehicles for this third-party, substantially all of which were originated prior to our acquisition of FinanciaLinx.

Note 5—Securitizations

A summary of our securitization activity and cash flows from special purpose entities used for securitizations is as follows (in thousands):

	Successor		Predecessor
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2011		September 30, 2010
Receivables securitized	$954,915	$3,872,703	$1,164,267	$2,732,029
Net proceeds from securitization	900,000	3,650,000	1,050,000	2,450,000
Servicing fees(a)	49,676	147,585	43,663	137,836
Net distributions from Trusts	202,647	636,903	110,930	405,456

(a)	Cash flows received for the servicing of securitizations consolidated as VIE’s are a component of finance charge income on the consolidated statements of income and comprehensive income.

We retain servicing responsibilities for receivables transferred to the Trusts. Included in finance charge income is a monthly base servicing fee earned on the outstanding principal balance of our securitized receivables and supplemental fees (such as late charges) for servicing the receivables.

As of September 30, 2011 and December 31, 2010, respectively, we were servicing $7.9 billion and $7.2 billion of finance receivables that have been transferred to the Trusts.

Note 6—Credit Facilities

Amounts outstanding under our credit facilities are as follows (in thousands):

	Successor
	September 30, 2011	December 31, 2010
Medium term note facility	$336,796	$490,126
Syndicated warehouse facility	117,436	278,006
Wachovia funding facility	26,100	63,670
Lease warehouse facility—Canada	72,539

	$552,871	$831,802

Further detail regarding terms and availability of the credit facilities as of September 30, 2011, follows (in thousands):

Facility	Facility Amount	Advances Outstanding	Assets Pledged (g)	Restricted Cash Pledged (h)
Syndicated warehouse facility(a)	$2,000,000	$117,436	$145,867	$2,985
Lease warehouse facility—U.S.(b)	600,000
Lease warehouse facility—Canada(c)	575,788	72,539	100,843	533
GM revolving credit facility(d)	300,000
Medium term note facility(e)		336,796	368,301	83,683
Wachovia funding facility(f)		26,100

		$552,871	$615,011	$87,201

(a)	In May 2012 when the revolving period ends, and if the facility is not renewed, the outstanding balance will be repaid over time based on the amortization of the receivables pledged until May 2013 when the remaining balance will be due and payable.
(b)	In January 2012 when the revolving period ends, and if the facility is not renewed, the outstanding balance will be repaid over time based on the amortization of the leasing related assets pledged until July 2017 when any remaining amount outstanding will be due and payable.
(c)	In July 2012 when the revolving period ends, and if the facility is not renewed, the outstanding balance will be repaid over time based on the amortization of the leasing related assets pledged until January 2018 when any remaining amount outstanding will be due and payable. This facility amount represents C$600.0 million, advances outstanding of C$75.6 million, assets pledged of C$105.1 million and restricted cash pledged of C$0.6 million at September 30, 2011.
(d)	On September 30, 2011, we renewed the unsecured revolving credit facility with GM Holdings, with a maturity date of September 30, 2012.
(e)	The revolving period under this facility ended in October 2009, and the outstanding debt balance will be repaid over time based on the amortization of the receivables pledged until October 2016 when any remaining amount outstanding will be due and payable.
(f)	Advances under the Wachovia funding facility are currently secured by $27.4 million of asset-backed securities issued in the AmeriCredit Automobile Receivables Trust (“AMCAR”) 2008-1 securitization transaction. This facility is amortizing in accordance with the underlying securitization transaction.
(g)	Borrowings on the warehouse facilities are collateralized by finance receivables, while borrowings on the lease warehouse facilities are collateralized by leasing related assets.
(h)	These amounts do not include cash collected on finance receivables and leasing related assets pledged of $37.8 million which is also included in restricted cash – credit facilities on the consolidated balance sheets.

Our syndicated warehouse, lease warehouse and medium term note facilities are either administered by agents on behalf of institutionally managed commercial paper or medium term note conduits or funded directly by the lenders. Under these funding agreements, we transfer finance receivables or leasing related assets to our special purpose finance subsidiaries. These subsidiaries, in turn, issue notes to the agents, collateralized by such assets and cash. The agents provide funding under the notes to the subsidiaries pursuant to an advance formula, and the subsidiaries forward the funds to us in consideration for the transfer of assets. While these subsidiaries are included in our consolidated financial statements, these subsidiaries are separate legal entities and the finance receivables, leasing related assets and other assets held by these subsidiaries are legally owned by these subsidiaries and are not available to our creditors or our other subsidiaries. Advances under the funding agreements generally bear interest at commercial paper, London Interbank Offered Rates (“LIBOR”), Canadian Dollar Offered Rate (“CDOR”) or prime rates plus a credit spread and specified fees depending upon the source of funds provided by the agents. In the syndicated warehouse, Canadian lease warehouse and the medium term note facilities we are required to hold certain funds in restricted cash accounts to provide additional collateral for borrowings under these credit facilities.

Our credit facilities, other than the GM revolving credit facility, contain various covenants requiring minimum financial ratios, asset quality and portfolio performance ratios (portfolio net loss and delinquency ratios, and pool level cumulative net loss ratios) as well as limits on deferment levels. Failure to meet any of these covenants could result in an event of default under these agreements. If an event of default occurs under these agreements, the lenders could elect to declare all amounts outstanding under these agreements to be immediately due and payable, enforce their interests against collateral pledged under these agreements, restrict our ability to obtain additional borrowings under these agreements and/or remove us as servicer. As of September 30, 2011, we were in compliance with all covenants in our credit facilities.

The following table presents the average amount outstanding, the weighted average interest rate and maximum amount outstanding on the syndicated warehouse and Canadian lease warehouse facilities during the three months ended September 30, 2011 (dollars in thousands):

Facility Type	Weighted Average Interest Rate	Average Amount Outstanding	Maximum Amount Outstanding
Syndicated warehouse facility	1.41%	$346,485	$817,845
Lease warehouse facility—Canada(a)	2.99%	17,346	72,539

(a)	Average amount outstanding and maximum amount outstanding represents C$18.1 million and C$75.6 million, respectively.

The following table presents the average amount outstanding, the weighted average interest rate and maximum amount outstanding on the syndicated warehouse and lease warehouse facilities during the nine months ended September 30, 2011 (dollars in thousands):

Facility Type	Weighted Average Interest Rate	Average Amount Outstanding	Maximum Amount Outstanding
Syndicated warehouse facility	1.58%	$350,450	$826,859
Lease warehouse facility—U.S.	1.60%	32,125	182,749
Lease warehouse facility—Canada(a)	2.99%	5,846	72,539

(a)	Average amount outstanding and maximum amount outstanding represents C$6.1 million and C$75.6 million, respectively.

Debt issuance costs are amortized to interest expense over the expected term of the credit facilities. Unamortized costs of $11.2 million and $0.1 million as of September 30, 2011 and December 31, 2010, respectively, are included in other assets.

Note 7—Securitization Notes Payable

Securitization notes payable represents debt issued by us in securitization transactions. In connection with the Merger, we recorded a purchase accounting premium that is being amortized to interest expense over the expected term of the notes. At September 30, 2011, unamortized purchase accounting premium of $52.1 million is included in securitization notes payable. Debt issuance costs of $14.9 million and $3.8 million, as of September 30, 2011 and December 31, 2010, respectively, which are included in other assets, are amortized to interest expense over the expected term of securitization notes payable.

Securitization notes payable as of September 30, 2011, consists of the following (dollars in thousands):

Transaction	Maturity Date (c)	Original Note Amount	Original Weighted Average Interest Rate	Receivables Pledged	Note Balance at September 30, 2011
2006-R-M	January 2014	$1,200,000	5.4%	$93,161	$84,928
2007-A-X	October 2013	1,200,000	5.2%	126,713	117,052
2007-B-F	December 2013	1,500,000	5.2%	193,084	178,925
2007-1 (APART)	March 2016	1,000,000	5.4%	106,152	107,796
2007-C-M	April 2014	1,500,000	5.5%	246,051	227,885
2007-D-F	June 2014	1,000,000	5.5%	183,474	169,591
2007-2-M (APART)	March 2016	1,000,000	5.3%	170,307	166,303
2008-A-F	October 2014	750,000	6.0%	214,591	172,509
2008-1 (a)	January 2015	500,000	8.7%	181,925	13,255
2008-2	April 2015	500,000	10.5%	193,364	42,854
2009-1	January 2016	725,000	7.5%	364,355	254,531
2009-1 (APART)	July 2017	227,493	2.7%	115,664	86,280
2010-1	July 2017	600,000	3.7%	358,240	298,143
2010-A	July 2017	200,000	3.1%	139,484	111,037
2010-2	June 2016	600,000	3.8%	369,650	337,068
2010-B	November 2017	200,000	2.2%	162,707	131,087
2010-3	January 2018	850,000	2.5%	695,740	597,910
2010-4	November 2016	700,000	2.5%	516,785	472,457
2011-1	February 2017	800,000	2.5%	695,293	630,137
2011-2	May 2017	950,000	2.6%	851,215	790,082
2011-3	July 2017	1,000,000	2.4%	962,174	910,641
2011-4	January 2019	900,000	2.5%	927,813	899,952
BV2005-3 (b)	June 2014	220,107	5.1%	6,213	6,525
LB2007-A	January 2014	486,000	5.0%	44,820	42,475

		$18,608,600		$7,918,975	$6,849,423

Purchase accounting premium					52,149

Total					$6,901,572

(a)	Note balance does not include $27.4 million of asset-backed securities pledged to the Wachovia funding facility.
(b)	Transactions relate to Trusts acquired by us.
(c)	Maturity date represents final legal maturity of securitization notes payable. Securitization notes payable are expected to be paid based on amortization of the finance receivables pledged to the Trusts.

At the time of securitization of finance receivables, we are required to pledge assets equal to a specified percentage of the securitization pool to support the securitization transaction. Typically, the assets pledged consist of cash deposited to a restricted account and additional receivables delivered to the Trust, which create overcollateralization. The securitization transactions require the percentage of assets pledged to support the transaction to increase until a specified level is attained. Excess cash flows generated by the Trusts are added to the restricted cash account or used to pay down outstanding debt in the Trusts, creating overcollateralization until the targeted percentage level of assets has been reached. Once the targeted percentage level of assets is reached and maintained, excess cash flows generated by the Trusts are distributed to us. Additionally, as the balance of the securitization pool declines, the amount of pledged assets needed to maintain the required percentage level is reduced. Assets in excess of the required percentage are also distributed to us.

With respect to our securitization transactions covered by a financial guaranty insurance policy, agreements with the insurers provide that if portfolio performance ratios (delinquency, cumulative default or cumulative net loss) in a Trust’s pool of receivables exceed certain targets, the specified credit enhancement levels would be increased. We have exceeded these ratios in several AMCAR and Long Beach Acceptance Corporation (“LBAC”) securitizations. Excess cash flows from these Trusts have been or are being used to build higher credit enhancement in each respective Trust instead of being distributed to us. We do not expect the trapping of excess cash flows from these Trusts to have a material adverse impact to our liquidity.

Agreements with our financial guaranty insurance providers contain additional specified targeted portfolio performance ratios that are higher than those described in the preceding paragraph. If, at any measurement date, the targeted portfolio performance ratios with respect to any insured Trust were to exceed these higher levels, provisions of the agreements permit our financial guaranty insurance providers to declare the occurrence of an event of default and terminate our servicing rights to the receivables transferred to that Trust. As of September 30, 2011, no such servicing right termination events have occurred with respect to any of the Trusts formed by us.

Note 8—Senior Notes

In June 2011, we issued $500 million of 6.75% senior notes which are due in June 2018 with interest payable semiannually. On July 1, 2011, proceeds of $71 million from this offering were used to redeem all of the outstanding 8.50% senior notes due in 2015. The 6.75% senior notes are guaranteed solely by AmeriCredit Financial Services, Inc., our principal operating subsidiary; none of our other subsidiaries are guarantors of the notes. See Note 16—“Guarantor Consolidating Financial Statements” for further discussion.

In connection with the issuance of the 6.75% senior notes, we entered into a registration rights agreement that requires us to file a registration statement relating to the registration with the SEC of an exchange offer with respect to the 6.75% senior notes and the subsidiary guaranty. We filed our registration statement on September 12, 2011. If the registration statement has not been declared effective by the SEC within 210 days from the original issuance of the notes or ceases to remain effective, we will be required to pay the 6.75% senior note holders a maximum amount of $0.50 per week of additional interest per $1,000 principal during the time that the registration statement is not effective.

Note 9—Derivative Financial Instruments and Hedging Activities

Interest rate caps, swaps and foreign currency exchange derivatives consist of the following (in thousands):

	Successor
	September 30, 2011		December 31, 2010
	Notional	Fair Value	Notional	Fair Value
Assets
Interest rate swaps (a)	$627,832	$8,660	$1,227,305	$23,058
Interest rate caps (a)	1,612,823	6,537	946,353	7,899

Total assets	$2,240,655	$15,197	$2,173,658	$30,957

Liabilities
Interest rate swaps	$627,832	$16,050	$1,227,305	$46,797
Interest rate caps (b)	1,566,657	6,882	831,848	8,094
Foreign currency exchange derivatives (b)(c)			48,595	2,125

Total liabilities	$2,194,489	$22,932	$2,107,748	$57,016

(a)	Included in other assets on the consolidated balance sheets.
(b)	Included in other liabilities on the consolidated balance sheets.
(c)	Notional has been translated from Canadian dollars to U.S. dollars at the period end rate.

Generally, we purchase interest rate cap agreements to limit floating rate exposures on securities issued in our credit facilities. We utilize interest rate swap agreements to convert floating rate exposures on securities issued in securitization transactions to fixed rates, thereby hedging the variability in interest expense paid. Interest rate swap agreements designated as hedges had unrealized losses of $0.4 million and $0.4 million included in accumulated other comprehensive income as of September 30, 2011 and December 31, 2010, respectively. The ineffectiveness gain (loss) related to the interest rate swap agreements was $23,000 and $0.3 million for the three and nine months ended September 30, 2011 and $(0.1) million and $0.1 million for the three and nine months ended September 30, 2010, respectively. We estimate approximately $0.4 million of unrealized losses included in accumulated other comprehensive income will be reclassified into earnings within the next twelve months.

Interest rate swap agreements not designated as hedges had a change in fair value which resulted in gains of $1.0 million and $1.1 million for the three and nine months ended September 30, 2011 and gains of $5.4 million and $12.0 million for the three and nine months ended September 30 2010, included in interest expense on the consolidated statements of income and comprehensive income, respectively.

Under the terms of our derivative financial instruments, we are required to pledge certain funds to be held in restricted cash accounts as collateral for the outstanding derivative transactions. As of September 30, 2011, and December 31, 2010, these restricted cash accounts totaled $35.5 million and $32.7 million, respectively, and are included in other assets on the consolidated balance sheets.

The following tables present information on the effect of derivative instruments on the consolidated statements of income and comprehensive income (in thousands):

	Income (Losses) Recognized In Income
	Successor		Predecessor
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2011		September 30, 2010
Non-Designated hedges:
Interest rate contracts (a)	$879	$912	$5,478	$12,275
Foreign currency contracts (b)	1,998	2,125	(383)	1,215

Total	$2,877	$3,037	$5,095	$13,490

Designated hedges:
Interest rate contracts (a)	$23	$260	$(85)	$139

	Losses Recognized In Accumulated Other Comprehensive Income
	Successor		Predecessor
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2011		September 30, 2010
Designated hedges:
Interest rate contracts	$(1,078)	$(1,930)	$(8,218)	$(24,843)

	Losses Reclassified From Accumulated Other Comprehensive Income Into Income
	Successor		Predecessor
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30, 2011		September 30, 2010
Designated hedges:
Interest rate contracts (a)	$893	$1,892	$14,473	$49,906

(a)	Income (losses) recognized in earnings are included in interest expense.
(b)	Income (losses) recognized in earnings are included in operating expenses.

NOTE 10—FAIR VALUES OF ASSETS AND LIABILITIES

ASC 820 provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Fair value measurement requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs and also establishes a fair value hierarchy which prioritizes the valuation inputs into three broad levels.

There are three general valuation techniques that may be used to measure fair value, as described below:

(i)	Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

(ii)	Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

(iii)	Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Assets and liabilities itemized below were measured at fair value on a recurring basis:

	Successor
	September 30, 2011 (in thousands)
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
	Quoted Prices In Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Assets/ Liabilities At Fair Value
Assets
Money market funds (i)(a)	$1,214,034			$1,214,034
Derivatives not designated as hedging instruments:
Interest rate caps (i)		$6,537		6,537
Interest rate swaps (iii)			$8,660	8,660

Total assets	$1,214,034	$6,537	$8,660	$1,229,231

Liabilities
Derivatives designated as hedging instruments:
Interest rate swaps (iii)			$16,050	$16,050
Derivatives not designated as hedging instruments:
Interest rate caps (i)		$6,882		6,882

Total liabilities	$	$6,882	$16,050	$22,932

(a)	Excludes cash in banks and cash invested in Guaranteed Investment Contracts of $217.3 million.

	Successor
	December 31, 2010 (in thousands)
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
	Quoted Prices In Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Assets/Liabilities At Fair Value
Assets
Money market funds (i) (a)	$1,118,489			$1,118,489
Derivatives not designated as hedging instruments:
Interest rate caps (i)		$7,899		7,899
Interest rate swaps (iii)			$23,058	23,058

Total assets	$1,118,489	$7,899	$23,058	$1,149,446

Liabilities
Derivatives designated as hedging instruments:
Interest rate swaps (iii)			$46,797	$46,797
Derivatives not designated as hedging instruments:
Interest rate caps (i)		$8,094		8,094
Foreign currency exchange derivatives(i)		2,125		2,125

Total liabilities	$	$10,219	$46,797	$57,016

(a)	Excludes cash in banks and cash invested in Guaranteed Investment Contracts of $166.5 million.

Financial instruments are considered Level 1 when quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Financial instruments are considered Level 2 when inputs other than quoted prices are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Financial instruments are considered Level 3 when their values are determined using price models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation. A brief description of the valuation techniques used for our Level 3 assets and liabilities is provided below.

The tables below present a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the three and nine months ended September 30, 2011 (Successor) (in thousands):

	Assets	Liabilities
	Interest Rate Swap Agreements	Interest Rate Swap Agreements
Balance at July 1, 2011	$12,577	$(23,720)
Total realized and unrealized gains
Included in earnings	1,005	23
Included in other comprehensive income		(1,078)
Settlements	(4,922)	8,725

Balance at September 30, 2011	$8,660	$(16,050)

	Assets	Liabilities
	Interest Rate Swap Agreements	Interest Rate Swap Agreements
Balance at January 1, 2011	$23,058	$(46,797)
Total realized and unrealized gains
Included in earnings	1,058	260
Included in other comprehensive income		(1,930)
Settlements	(15,456)	32,417

Balance at September 30, 2011	$8,660	$(16,050)

The tables below present a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the three and nine months ended September 30, 2010 (Predecessor) (in thousands):

	Assets	Liabilities
	Interest Rate Swap Agreements	Interest Rate Swap Agreements
Balance at July 1, 2010	$26,194	$(70,421)
Total realized and unrealized gains
Included in earnings	5,417	(85)
Included in other comprehensive income		(8,218)
Settlements	(4,247)	17,829

Balance at September 30, 2010	$27,364	$(60,895)

	Assets			Liabilities
	Interest Rate Swap Agreements	Investment In Money Market Fund		Interest Rate Swap Agreements
Balance at January 1, 2010	$26,637		$5,764	$(98,513)
Total realized and unrealized gains
Included in earnings	11,987		2,020	139
Included in other comprehensive income				(24,843)
Settlements	(11,260)		(7,784)	62,322

Balance at September 30, 2010	$27,364	$		$(60,895)

Derivatives

The fair values of our interest rate caps and foreign currency exchange derivatives are valued based on quoted market prices received from bank counterparties and are classified as Level 2.

Our interest rate swaps are not exchange traded but instead trade in over-the-counter markets where quoted market prices are not readily available. The fair value of derivatives is derived using models that use primarily market observable inputs, such as interest rate yield curves and credit curves. Any derivative fair value measurements using significant assumptions that are unobservable are classified as Level 3, which include interest rate swaps whose remaining terms extend beyond market observable interest rate yield curves. The impacts of the derivative liabilities for our and the counterparties’ non-performance risk to the derivative trades is considered when measuring the fair value of derivative liabilities.

NOTE 11—COMMITMENTS AND CONTINGENCIES

Guarantees of Indebtedness

The payments of principal and interest on our senior notes and convertible senior notes are guaranteed by certain of our subsidiaries. The par value of the senior notes and convertible senior notes was $500.5 million and $69.8 million as of September 30, 2011 and December 31, 2010, respectively. See guarantor consolidating financial statements in Note 16.

Limited Corporate Guarantees of Indebtedness

We guarantee the timely payment of interest and ultimate payment of principal on the Class B asset-backed securities issued in our AMCAR 2008-2 securitization transaction, up to a maximum of $50.0 million in the aggregate.

Legal Proceedings

As a consumer finance company, we are subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against us could take the form of class action complaints by consumers and/or former shareholders. As the assignee of finance contracts originated by dealers, we may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. We believe that we have taken prudent steps to address and mitigate the litigation risks associated with our business activities. However, any resolution of litigation pending or threatened against us could have a material adverse affect on our financial condition, results of operations and cash flows.

NOTE 12—INCOME TAXES

We had unrecognized tax benefits of $46.6 million and $127.6 million as of September 30, 2011 and December 31, 2010, respectively. The decrease is primarily attributable to the re-measurement of an unrecognized tax benefit as a result of published guidance released by a taxing authority. This decrease in the unrecognized tax benefit resulted in a corresponding decrease in a deferred tax asset. The amount of unrecognized tax benefits, if recognized, that would affect the effective tax rate is $25.7 million and $21.4 million at September 30, 2011 and December 31, 2010, respectively, which includes the federal benefit of state taxes.

At September 30, 2011, we believe that it is reasonably possible that the balance of the gross unrecognized tax benefits could decrease by $3.3 million to $15.7 million in the next twelve months due to ongoing activities with various taxing jurisdictions that we expect may give rise to settlements or the expiration of statutes of limitations. We continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax laws and new authoritative rulings.

We recognize accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. As of January 1, 2011, accrued interest and penalties associated with uncertain tax positions were $18.9 million and $9.1 million, respectively. During the nine months ended September 30, 2011, we accrued an additional $0.8 million in potential interest and an additional $0.6 million in potential penalties associated with uncertain tax positions.

We file income tax returns in the U.S. and various state, local, and foreign jurisdictions. For the three months ended December 31, 2010, we were included in GM’s consolidated U.S. federal income tax return and will continue to be included in subsequent year returns filed by GM. Similarly, we will also file unitary, combined or consolidated state and local tax returns with GM in certain jurisdictions. In some taxing jurisdictions where filing a separate income tax return is mandated, we will continue to file separately. Our predecessor consolidated federal income tax returns for fiscal 2006, 2007, 2008 and 2009 are under audit by the Internal Revenue Service (“IRS”). Our predecessor federal income tax returns prior to fiscal 2006 are closed. Foreign and state jurisdictions have statutes of limitations that generally range from three to five years. Certain of our predecessor tax returns are currently under examination in various state tax jurisdictions.

For taxable income recognized by us in any period beginning on or after October 1, 2010, we are obligated to pay GM for our separate federal or state tax liabilities. Likewise, GM is obligated to reimburse us for the tax effects of net operating losses to the extent such losses are carried back by us to a period beginning on or after October 1, 2010, determined as if we had filed separate income tax returns. Amounts owed to or from GM for income tax are accrued and recorded as an intercompany payable or receivable. Under our tax sharing arrangement with GM, payments for the tax years 2010 through 2013 are deferred for three years from their original due date. The total amount of deferral is not to exceed $650 million. Any difference between the amounts to be paid or received under our tax sharing arrangement with GM and our separate return basis used for financial reporting purposes is reported in our consolidated financial statements as additional paid-in capital. As of September 30, 2011, we have recorded intercompany taxes payable to GM in the amount of $245.4 million, representing the tax effects of income earned subsequent to the Merger.

Our effective income tax rate was 38.7% and 37.6% for the three and nine months ended September 30, 2011, respectively. Our effective income tax rate was 43.4% and 38.6% for the three and nine months ended September 30, 2010, respectively.

NOTE 13—EARNINGS PER SHARE—Predecessor

A reconciliation of weighted average shares used to compute basic and diluted earnings per share is as follows (dollars in thousands, except per share data):

	Predecessor
	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Net income	$51,300	$200,056

Basic weighted average shares	135,232,827	134,637,387
Incremental shares resulting from assumed conversions:
Stock-based compensation and warrants	5,069,928	5,138,876

Diluted weighted average shares	140,302,755	139,776,263
Earnings per share:
Basic	$0.38	$1.49

Diluted	$0.37	$1.43

As a result of the Merger, our stock is no longer publicly traded and earnings per share is no longer required.

Basic earnings per share was computed by dividing net income by weighted average shares outstanding.

Diluted earnings per share was computed by dividing net income by the weighted average shares and assumed incremental shares. The treasury stock method was used to compute the assumed incremental shares related to our outstanding stock-based compensation and warrants. The average market prices for the periods were used to determine the number of incremental shares. Options to purchase 0.4 million shares of common stock were not included in the computation of diluted earnings per share for the three and nine months ended September 30, 2010 because the option exercise price was greater than the average market price of the common shares. Warrants to purchase 18.8 million shares of common stock were not included in the computation of diluted earnings per share for the three months and nine months ended September 30, 2010, because the exercise price was greater than the average market price of the common shares.

NOTE 14—FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 820, Fair Value Measurements, requires disclosure of fair value information about financial instruments, whether recognized or not in our consolidated balance sheets. Fair values are based on estimates using present value or other valuation techniques in cases where quoted market prices are not available. Those techniques are significantly affected by the assumptions used, including the discount rate and the estimated timing and amount of future cash flows. Therefore, the estimates of fair value may differ substantially from amounts that ultimately may be realized or paid at settlement or maturity of the financial instruments and those differences may be material. Disclosures about fair value of financial instruments exclude certain financial instruments and all non-financial instruments from our disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of our Company.

Estimated fair values, carrying values and various methods and assumptions used in valuing our financial instruments are set forth below (in thousands):

			Successor
			September 30, 2011		December 31, 2010
			Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Cash and cash equivalents	(a	)	$307,215	$307,215	$194,554	$194,554
Finance receivables, net	(b	)	8,917,970	9,115,628	8,197,324	8,185,854
Restricted cash—securitization notes payable	(a	)	929,196	929,196	926,082	926,082
Restricted cash—credit facilities	(a	)	124,979	124,979	131,438	131,438
Restricted cash—other	(a	)	69,970	69,970	32,920	32,920
Interest rate swap agreements	(d	)	8,660	8,660	23,058	23,058
Interest rate cap agreements purchased	(d	)	6,537	6,537	7,899	7,899
Financial liabilities:
Syndicated and lease warehouse facilities	(c	)	189,975	189,975	278,006	278,006
Medium term note facility and Wachovia funding facility	(d	)	362,896	363,033	553,796	554,048
Securitization notes payable	(d	)	6,901,572	6,927,832	6,128,217	6,106,963
Senior notes	(d	)	500,000	480,000	70,054	71,472
Convertible senior notes	(d	)	500	500	1,446	1,447
Interest rate swap agreements	(d	)	16,050	16,050	46,797	46,797
Interest rate cap agreements sold	(d	)	6,882	6,882	8,094	8,094
Foreign currency exchange derivatives	(d	)			2,125	2,125

(a)	The carrying value of cash and cash equivalents, restricted cash—securitization notes payable, restricted cash—credit facilities and restricted cash—other is considered to be a reasonable estimate of fair value since these investments bear interest at market rates and have maturities of less than 90 days.
(b)	The fair value of the finance receivables is estimated based upon forecasted cash flows on the receivables discounted using a pre-tax weighted average cost of capital. The forecast includes among other things items such as prepayment, defaults, recoveries and fee income assumptions.
(c)	The syndicated and lease warehouse facilities have variable rates of interest and maturities of approximately one year. Therefore, carrying value is considered to be a reasonable estimate of fair value.
(d)	The fair values of the interest rate cap and swap agreements, medium term note facility and Wachovia funding facility, securitization notes payable, senior notes, convertible senior notes and foreign currency exchange derivatives are based on quoted market prices, when available. If quoted market prices are not available, the market value is estimated by discounting future net cash flows expected to be settled using a current risk-adjusted rate.

Note 15—Supplemental Cash Flow Information

Cash payments for interest costs and income taxes consist of the following (in thousands):

	Successor	Predecessor
	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
Interest costs (none capitalized)	$210,765	$300,021
Income taxes	4,526	190,306

We received $81.2 million in income tax refunds in the nine months ended September 30, 2010.

We had a non-cash investing activity as the result of the receivable from the GM subvention program for the nine months ended September 30, 2011 of $23.6 million.

Note 16—Guarantor Consolidating Financial Statements

The payment of principal and interest on the 6.75% senior notes issued in June 2011 are currently guaranteed solely by AmeriCredit Financial Services, Inc. (the “Guarantor”), our principal operating subsidiary, and none of our other subsidiaries (the “Non-Guarantor Subsidiaries”). The separate financial statements of the Guarantor are not included herein because the Guarantor is a wholly-owned consolidated subsidiary and is jointly, severally, fully and unconditionally liable for the obligations represented by the senior notes. Some of our “Non-Guarantor Subsidiaries” had previously guaranteed the payment of principal and interest on our senior notes and convertible senior notes that were outstanding prior to the issuance of the 6.75% senior notes. These previously outstanding senior notes have been repaid in full and the amount of convertible senior notes that currently remain outstanding under the previous guarantor structure is immaterial. As a result, the following consolidating financial statements have been recast to reflect the current guarantor structure for the 6.75% senior notes.

The consolidating financial statements present consolidating financial data for (a) General Motors Financial Company, Inc. (on a parent only basis), (b) the Guarantor, (c) the combined Non-Guarantor Subsidiaries, (d) an elimination column for adjustments to arrive at the information for the parent company and our subsidiaries on a consolidated basis and (e) the parent company and our subsidiaries on a consolidated basis as of December 31, 2010, September 30, 2011 and for the three and nine month periods ended September 30, 2011 and 2010.

Investments in subsidiaries are accounted for by the parent company using the equity method for purposes of this presentation. Results of operations of subsidiaries are therefore reflected in the parent company’s investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING BALANCE SHEET

SUCCESSOR

September 30, 2011

(unaudited, in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
ASSETS
Cash and cash equivalents		$262,754	$44,461		$307,215
Finance receivables, net		516,456	8,401,514		8,917,970
Restricted cash—securitization notes payable			929,196		929,196
Restricted cash—credit facilities			124,979		124,979
Property and equipment, net	$220	3,575	42,692		46,487
Leased vehicles, net			564,103		564,103
Deferred income taxes	23,158	57,112	38,747		119,017
Goodwill	1,094,923		12,761		1,107,684
Intercompany subvention receivable	17,392		6,211		23,603
Other assets	5,713	61,556	99,211		166,480
Due from affiliates	747,049		2,053,964	$(2,801,013)	—
Investment in affiliates	2,753,316	2,416,704		(5,170,020)	—

Total assets	$4,641,771	$3,318,157	$12,317,839	$(7,971,033)	$12,306,734

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities:
Credit facilities			$552,871		$552,871
Securitization notes payable			6,901,572		6,901,572
Senior notes	$500,000				500,000
Convertible senior notes	500				500
Accounts payable and accrued expenses	13,448	$63,385	117,411		194,244
Taxes payable	76,439	5,086	1,706		83,231
Intercompany taxes payable	245,369				245,369
Interest rate swap agreements			16,050		16,050
Other liabilities		6,882			6,882
Due to affiliates		2,801,013		$(2,801,013)	—

Total liabilities	835,756	2,876,366	7,589,610	(2,801,013)	8,500,719

Shareholder’s equity:
Common stock			502,187	(502,187)	—
Additional paid-in capital	3,463,502	63,421	475,614	(539,035)	3,463,502
Accumulated other comprehensive (loss) income	(13,983)		(35,658)	35,658	(13,983)
Retained earnings	356,496	378,370	3,786,086	(4,164,456)	356,496

Total shareholder’s equity	3,806,015	441,791	4,728,229	(5,170,020)	3,806,015

Total liabilities and shareholder’s equity	$4,641,771	$3,318,157	$12,317,839	$(7,971,033)	$12,306,734

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING BALANCE SHEET

SUCCESSOR

December 31, 2010

(in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
ASSETS
Cash and cash equivalents		$185,004	$9,550		$194,554
Finance receivables, net		494,334	7,702,990		8,197,324
Restricted cash—securitization notes payable			926,082		926,082
Restricted cash—credit facilities			131,438		131,438
Property and equipment, net	$2,520	2,603	42,167		47,290
Leased vehicles, net			46,780		46,780
Deferred income taxes	126,593	48,730	(17,439)		157,884
Goodwill	1,094,923				1,094,923
Intercompany subvention receivable	8,149				8,149
Other assets	7,564	71,826	34,924		114,314
Due from affiliates	144,607		2,485,296	$(2,629,903)	—
Investment in affiliates	2,457,613	2,012,723		(4,470,336)	—

Total assets	$3,841,969	$2,815,220	$11,361,788	$(7,100,239)	$10,918,738

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities:
Credit facilities			$831,802		$831,802
Securitization notes payable			6,128,217		6,128,217
Senior notes	$70,054				70,054
Convertible senior notes	1,446				1,446
Accounts payable and accrued expenses	42,393	$11,795	42,981		97,169
Taxes payable	155,754	5,006	(48)		160,712
Intercompany taxes payable	42,214				42,214
Interest rate swap agreements			46,797		46,797
Other liabilities		10,219			10,219
Due to affiliates		2,629,903		$(2,629,903)	—

Total liabilities	311,861	2,656,923	7,049,749	(2,629,903)	7,388,630

Shareholder’s equity:
Common stock			90,474	(90,474)	—
Additional paid-in capital	3,453,917	63,421	723,616	(787,037)	3,453,917
Accumulated other comprehensive income	1,558		35,135	(35,135)	1,558
Retained earnings	74,633	94,876	3,462,814	(3,557,690)	74,633

Total shareholder’s equity	3,530,108	158,297	4,312,039	(4,470,336)	3,530,108

Total liabilities and shareholder’s equity	$3,841,969	$2,815,220	$11,361,788	$(7,100,239)	$10,918,738

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF INCOME

SUCCESSOR

Three Months Ended September 30, 2011

(unaudited, in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
Revenue
Finance charge income		$35,372	$312,913		$348,285
Other income	$11,766	61,458	144,570	$(175,398)	42,396
Equity in income of affiliates	115,205	133,112		(248,317)	—

	126,971	229,942	457,483	(423,715)	390,681

Costs and expenses
Operating expenses	3,178	23,851	61,106		88,135
Leased vehicles expenses			17,864		17,864
Provision for loan losses		47,129	3,812		50,941
Interest expense	15,853	69,023	146,817	(175,398)	56,295

	19,031	140,003	229,599	(175,398)	213,235

Income before income taxes	107,940	89,939	227,884	(248,317)	177,446
Income tax (benefit) provision	(867)	(13,985)	83,491		68,639

Net income	$108,807	$103,924	$144,393	$(248,317)	$108,807

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF INCOME

SUCCESSOR

Nine Months Ended September 30, 2011

(unaudited, in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
Revenue
Finance charge income		$46,821	$860,226		$907,047
Other income	$40,346	232,652	478,107	$(642,419)	108,686
Equity in income of affiliates	295,761	377,504		(673,265)	—

	336,107	656,977	1,338,333	(1,315,684)	1,015,733

Costs and expenses
Operating expenses	14,511	66,383	169,026		249,920
Leased vehicles expenses			39,446		39,446
Provision for loan losses		113,051	21,884		134,935
Interest expense	45,478	247,432	489,238	(642,419)	139,729

	59,989	426,866	719,594	(642,419)	564,030

Income before income taxes	276,118	230,111	618,739	(673,265)	451,703
Income tax (benefit) provision	(5,745)	(53,383)	228,968		169,840

Net income	$281,863	$283,494	$389,771	$(673,265)	$281,863

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF INCOME

PREDECESSOR

Three Months Ended September 30, 2010

(unaudited, in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
Revenue
Finance charge income		$38,255	$304,094		$342,349
Other income	$8,644	80,242	152,132	$(210,743)	30,275
Equity in income of affiliates	70,729	115,397		(186,126)	—

	79,373	233,894	456,226	(396,869)	372,624

Costs and expenses
Operating expenses	18,104	4,710	46,041		68,855
Leased vehicles expenses			6,539		6,539
Provision for loan losses		56,760	17,858		74,618
Interest expense	11,394	83,266	205,447	(210,743)	89,364
Acquisition expenses	6,199	36,452			42,651
Restructuring charges, net		15	(54)		(39)

	35,697	181,203	275,831	(210,743)	281,988

Income before income taxes	43,676	52,691	180,395	(186,126)	90,636
Income tax (benefit) provision	(7,624)	(17,673)	64,633		39,336

Net income	$51,300	$70,364	$115,762	$(186,126)	$51,300

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF INCOME

PREDECESSOR

Nine Months Ended September 30, 2010

(unaudited, in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
Revenue
Finance charge income		$93,686	$927,086		$1,020,772
Other income	$26,517	296,944	610,858	$(859,689)	74,630
Equity in income of affiliates	228,334	336,776		(565,110)	—

	254,851	727,406	1,537,944	(1,424,799)	1,095,402

Costs and expenses
Operating expenses	28,505	42,093	141,776		212,374
Leased vehicles expenses			20,847		20,847
Provision for loan losses		158,716	39,811		198,527
Interest expense	33,437	331,853	789,077	(859,689)	294,678
Acquisition expenses	6,199	36,452			42,651
Restructuring charges, net		766	(51)		715

	68,141	569,880	991,460	(859,689)	769,792

Income before income taxes	186,710	157,526	546,484	(565,110)	325,610
Income tax (benefit) provision	(13,346)	(59,965)	198,865		125,554

Net income	$200,056	$217,491	$347,619	$(565,110)	$200,056

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

SUCCESSOR

Nine Months Ended September 30, 2011

(unaudited, in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net income	$281,863	$283,494	$389,771	$(673,265)	$281,863
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,277	1,316	65,804		72,397
Accretion and amortization of loan and leasing fees		(917)	(13,993)		(14,910)
Amortization of carrying value adjustment		30,582	113,193		143,775
Amortization of purchase accounting premium	(183)		(57,515)		(57,698)
Provision for loan losses		113,051	21,884		134,935
Deferred income taxes	103,435	(8,383)	(53,893)		41,159
Stock-based compensation expense	9,585				9,585
Other	1,436	12,273	(36,857)		(23,148)
Equity in income of affiliates	(295,761)	(377,504)		673,265	—
Changes in assets and liabilities:
Other assets	4,572	(2,436)	25,607		27,743
Accounts payable and accrued expenses	(26,034)	29,002	(3,468)		(500)
Taxes payable	(79,315)	5,086	(5,289)		(79,518)
Intercompany taxes payables	203,155				203,155

Net cash provided by operating activities	208,030	85,564	445,244	—	738,838

Cash flows from investing activities:
Purchases of receivables		(3,793,696)	(3,645,522)	3,645,522	(3,793,696)
Principal collections and recoveries on receivables		854	2,815,753		2,816,607
Net proceeds from sale of receivables		3,645,522		(3,645,522)	—
Purchases of leased vehicles			(584,726)		(584,726)
Proceeds from termination of leased vehicles			32,017		32,017
Purchases of property and equipment	1,924	(2,288)	(5,494)		(5,858)
Acquisition of FinanciaLinx			(9,601)		(9,601)
FinanciaLinx cash on hand at acquisition			9,283		9,283
Change in restricted cash—securitization notes payable			(3,114)		(3,114)
Change in restricted cash—credit facilities			6,359		6,359
Change in other assets		(2,840)	(21,381)		(24,221)
Net change in investment in affiliates	33	167,819		(167,852)	—

Net cash provided (used) by investing activities	1,957	15,371	(1,406,426)	(167,852)	(1,556,950)

Cash flows from financing activities:
Borrowings on credit facilities			2,717,534		2,717,534
Payments on credit facilities			(2,991,574)		(2,991,574)
Issuance of securitization notes payable			3,650,000		3,650,000
Payments on securitization notes payable			(2,821,473)		(2,821,473)
Issuance of senior notes	500,000				500,000
Debt issuance costs	(7,622)		(37,346)		(44,968)
Retirement of debt	(75,164)				(75,164)
Net capital contribution to subsidiaries			16,625	(16,625)	—
Net change in due (to) from affiliates	(611,684)	(23,185)	471,631	163,238	—

Net cash (used) provided by financing activities	(194,470)	(23,185)	1,005,397	146,613	934,355

Net increase (decrease) in cash and cash equivalents	15,517	77,750	44,215	(21,239)	116,243
Effect of Canadian exchange rate changes on cash and cash equivalents	(15,517)		(9,304)	21,239	(3,582)
Cash and cash equivalents at beginning of period		185,004	9,550		194,554

Cash and cash equivalents at end of period	$—	$262,754	$44,461	$—	$307,215

GENERAL MOTORS FINANCIAL COMPANY, INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

PREDECESSOR

Nine Months Ended September 30, 2010

(unaudited, in thousands)

	General Motors Financial Company, Inc.	Guarantor	Non- Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net income	$200,056	$217,491	$347,619	$(565,110)	$200,056
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,175	985	47,887		50,047
Accretion and amortization of loan fees		(744)	581		(163)
Provision for loan losses		158,716	39,811		198,527
Deferred income taxes	42,465	130,853	(242,010)		(68,692)
Stock-based compensation expense	13,228				13,228
Non-cash interest charges on convertible debt	16,588				16,588
Other	(283)	(3,815)	(17,647)		(21,745)
Equity in income of affiliates	(228,334)	(336,776)		565,110	—
Changes in assets and liabilities:
Other assets	5,738	8,067	36,008		49,813
Accounts payable and accrued expenses	60,392	(844)	(42,058)		17,490
Taxes payable	12,568	5,751	(5,008)		13,311

Net cash provided by operating activities	123,593	179,684	165,183	—	468,460

Cash flows from investing activities:
Purchases of receivables		(2,445,707)	(2,501,233)	2,501,233	(2,445,707)
Principal collections and recoveries on receivables		(63,690)	2,773,561		2,709,871
Net proceeds from sale of receivables		2,501,233		(2,501,233)	—
Purchases of property and equipment	1	(485)	(738)		(1,222)
Change in restricted cash—securitization notes payable			(125,730)		(125,730)
Change in restricted cash—credit facilities			(6,269)		(6,269)
Change in other assets		19,790	58,210		78,000
Net change in investment in affiliates	(4,456)	787,981		(783,525)	—

Net cash (used) provided by investing activities	(4,455)	799,122	197,801	(783,525)	208,943

Cash flows from financing activities:
Borrowings on credit facilities			634,926		634,926
Payments on credit facilities			(813,937)		(813,937)
Issuance of securitization notes payable			2,450,000		2,450,000
Payments on securitization notes payable			(2,678,946)		(2,678,946)
Debt issuance costs	292		(27,875)		(27,583)
Retirement of debt	(20,425)				(20,425)
Cash settlement of share based awards	(16,062)				(16,062)
Proceeds from issuance of common stock	10,994		(790,101)	790,101	10,994
Other net changes	1,197				1,197
Net change in due (to) from affiliates	(97,152)	(762,756)	866,146	(6,238)	—

Net cash used by financing activities	(121,156)	(762,756)	(359,787)	783,863	(459,836)

Net (decrease) increase in cash and cash equivalents	(2,018)	216,050	3,197	338	217,567
Effect of Canadian exchange rate changes on cash and cash equivalents	2,018		(1,362)	(338)	318
Cash and cash equivalents at beginning of period		309,865	9,779		319,644

Cash and cash equivalents at end of period	$—	$525,915	$11,614	$—	$537,529

$500,000,000

Offer to Exchange up to $500,000,000 aggregate principal amount of new

6.75% Senior Notes due 2018,

which have been registered under the Securities Act,

for any and all of its outstanding unregistered 6.75% Senior Notes due 2018

PRELIMINARY PROSPECTUS

                    , 2011

All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent at the numbers and address below. Requests for assistance and for additional copies of the prospectus, the letter of transmittal and other related documents should also be directed to the exchange agent.

The exchange agent for the exchange offers is:

Deutsche Bank Trust Company Americas

By Regular, Registered or Certified Mail,

By Overnight Courier or By Hand:

By Mail:

DB Services Americas, Inc.

MS JCK01-0218

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

By Overnight Mail or Courier:

DB Services Americas, Inc.

MS JCK01-0218

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

DB.Reorg@db.com

Fax: 615-866-3889

Information (800) 735-7777 (Option #1)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

(a) The certificate of formation, as amended to date (the “Certificate of Formation”), of General Motors Financial Company, Inc. (the “Company”), together with its bylaws, provide that the Company shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

(b) The Company has also adopted provisions in its Certificate of Formation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. In addition, the Company has entered into indemnification agreements with its directors. Under the Company’s Certificate of Formation, and as permitted by the laws of the State of Texas, a director is not liable to the Company or its shareholders for breach of fiduciary duty. Such limitation does not affect liability for: (i) a breach of the director’s duty of loyalty to the Company or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 21, 2010, among General Motors Holdings LLC, Goalie Texas Holdco Inc. and AmeriCredit Corp. and incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2010.

3.1	Articles of Incorporation of the Company, filed May 18, 1988, and Articles of Amendment to Articles of Incorporation, filed August 24, 1988, and incorporated herein by reference to Exhibit 3.1 to Registration Statement No. 33-31220 on Form S-1 filed with the Securities and Exchange Commission.

3.2	Amendment to Articles of Incorporation, filed October 18, 1989, and incorporated herein by reference to Exhibit 3.2 to Registration Statement No. 33-31220 on Form S-1 filed with the Securities and Exchange Commission.

3.3	Articles of Amendment to Articles of Incorporation of the Company, filed November 12, 1992, and incorporated herein by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1992, filed with the Securities and Exchange Commission.

3.4	Amended & Restated Bylaws of the Company incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010.

3.5	Amended and Restated Certificate of Formation of General Motors Financial Company, Inc. (formerly known as AmeriCredit Corp.) incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

Exhibit No.	Description

4.1	Certificate of Merger merging Goalie Texas Holdco Inc. with and into AmeriCredit Corp. incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

4.2	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors party thereto, and HSBC Bank USA, National Association, entered into in connection with AmeriCredit’s $250,000,000 0.75% Convertible Senior Notes due 2011 incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

4.3	Supplemental Indenture, dated October 1, 2010, by and among AmeriCredit Corp., the guarantors and HSBC Bank USA, National Association, relating to the Company’s 0.75% Convertible Senior Notes due 2011 incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

4.3.1	Fundamental Change Company Notice and Notice of Conversion Procedure, dated October 21, 2010, relating to the Company’s 0.75% Convertible Senior Notes due 2011 incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2010.

4.4	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors party thereto, and HSBC Bank USA, National Association, entered into in connection with AmeriCredit’s $250,000,000 2.125% Convertible Senior Notes due 2013 incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

4.5	Supplemental Indenture, dated October 1, 2010, by and among AmeriCredit Corp., the guarantors and HSBC Bank USA, National Association, relating to the Company’s 2.125% Convertible Senior Notes due 2013 incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

4.5.1	Fundamental Change Company Notice and Notice of Conversion Procedure, dated October 21, 2010, relating to the Company’s 2.125% Convertible Senior Notes due 2013 incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2010.

4.6	Indenture, dated June 1, 2011, between General Motors Financial Company, Inc., the guarantor named on the signature pages thereto and Deutsche Bank Trust Company Americas, as trustee, entered into in connection with the Company’s $500,000,000 6.75% Senior Notes due 2018 incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.

5.1**	Opinion of Hunton & Williams LLP

10.1	Employment Agreement, dated September 30, 2010, between the Company and Daniel E. Berce incorporated herein by reference to Exhibit 10.1 to the Current report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

10.2	Employment Agreement, dated September 30, 2010, between the Company and Chris A. Choate incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

10.3	Employment Agreement, dated September 30, 2010, between the Company and Steven P. Bowman incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

Exhibit No.	Description

10.4	Employment Agreement, dated September 30, 2010, between the Company and Kyle R. Birch incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

10.5	Employment Agreement, dated September 30, 2010, between the Company and Brian S. Mock incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

10.6	Loan and Security Agreement, dated September 25, 2008, among AmeriCredit Class B Note Funding Trust, AmeriCredit Financial Services, Inc., AFS SenSub Corp., Wachovia Bank, National Association, Wachovia Capital Markets, LLC and Wells Fargo Bank, National Association incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2008.

10.8	Sale and Servicing Agreement, dated as of February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, AmeriCredit Funding Corp. XI, AmeriCredit Financial Services, Inc., Deutsche Bank AG, New York Branch and Wells Fargo Bank, NA incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2010.

10.8.1	Indenture, dated February 26, 2010, among AmeriCredit Syndicated warehouse Trust, Deutsche Bank AG, New York Branch and Wells Fargo Bank, NA incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2010.

10.8.2	Note Purchase Agreement, dated February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, AmeriCredit Funding Corp. XI, AmeriCredit Financial Services, Inc., Deutsche Bank AG, New York Branch and Wells Fargo Bank, NA incorporated herein by reference to Exhibit 99.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2010.

10.8.3	First Supplemental Indenture, dated August 20, 2010, between AmeriCredit Syndicated Warehouse Trust and Wells Fargo Bank, NA, filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 27, 2010.

10.8.4	Amendment No. 1, dated August 20, 2010, to Sale and Servicing Agreement, dated February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, AmeriCredit Funding Corp. XI, AmeriCredit Financial Services, Inc., Deutsche Bank AG New York Branch and Wells Fargo Bank, NA, filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 27, 2010.

10.12	Security Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank incorporated herein by reference to Exhibit 99.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

10.12.1	Servicing and Custodian Agreement dated as of October 3, 2006, among AmeriCredit Financial Services, Inc., AmeriCredit MTN Receivables Trust V and Wells Fargo Bank incorporated herein by reference to Exhibit 99.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

10.12.2	Master Receivables Purchase Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank incorporated herein by reference to Exhibit 99.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

Exhibit No.	Description

10.12.3	Insurance Agreement dated as of October 3, 2006, among MBIA Insurance Corporation, AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank incorporated herein by reference to Exhibit 99.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

10.12.4	Note Purchase Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., Meridian Funding Company, LLC and MBIA Insurance Corporation incorporated herein by reference to Exhibit 99.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

10.12.5	Omnibus Amendment No. 1, dated March 5, 2009, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial services, Inc., AmeriCredit MTN Corp. V, MBIA Insurance Corporation, Meridian Funding Company, LLC, Wilmington Trust Company and Wells Fargo Bank, National Association incorporated herein by reference to Exhibit 99.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2009.

10.13	Note Purchase Agreement, dated November 24, 2008, among AmeriCredit Corp., AmeriCredit Financial Services, Inc, AmeriCredit SenSub Corp. and Fairholme Funds, Inc. incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2008.

10.14.1	Limited Guaranty, dated November 24, 2008, issued by AmeriCredit Corp. to Wells Fargo Bank, National Association incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2008.

10.14.2	Registration Rights Agreement, dated November 26, 2008, among AmeriCredit Corp., AmeriCredit Financial Services, Inc, AmeriCredit SenSub Corp. and Fairholme Funds, Inc. incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2008.

10.15	Registration Rights Agreement, dated June 1, 2011, between General Motors Financial Company, Inc., the guarantor named on the signature pages thereto, Deutsche Bank Securities Inc. and J. P. Morgan Securities LLC incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.

10.16	2011-A Servicing Supplement, dated as of July 15, 2011, among GM Financial Canada Leasing Ltd., as the Company, FinanciaLinx Corporation, as Servicer, GMF Canada Leasing Trust, as Issuer, Deutsche Bank, AG, Canada branch, as an Administrative Agent, and BMO Nesbitt Burns, Inc., as an Administrative Agent, incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.

10.16.1	Series 2011-A Indenture Supplement, dated as of July 15, 2011, between ComputerShare Trust Company of Canada, acting not in its individual capacity but solely in its capacity as trustee of GMF Canada Leasing Trust, BNY Trust Company of Canada, as Indenture Trustee, Deutsche Bank AG, Canada Branch, as an Administrative Agent, and BMO Nesbitt Burns Inc., as an Administrative Agent, incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.

10.16.2	Note Purchase Agreement, dated as of July 15, 2011, among GMF Canada Leasing Trust, as Issuer, FinanciaLinx Corporation, as Servicer, GM Financial Canada Leasing Ltd., as Borrower, the Purchasers Parties thereto, the Agents Parties thereto, Deutsche Bank AG, Canada Branch, as an Administrative Agent, BMO Nesbitt Burns Inc., as an Administrative Agent and BNY Trust Company, as Indenture Trustee, incorporated herein by reference to Exhibit 99.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.

Exhibit No.	Description

10.17	2011-A Servicing Supplement, dated as of January 31, 2011, among ACAR Leasing Ltd., AmeriCredit Financial Services, Inc., as Servicer, APGO Trust, as Settlor, and Wells Fargo Bank, National Association, as Backup Servicer, Collateral Agent and Indenture Trustee, incorporated herein by reference to Exhibit 99.1. to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011.

10.17.1	Indenture, dated as of January 31, 2011, by and between GMF Leasing Warehouse Trust, as Issuer, Wells Fargo Bank, National Association, as Indenture Trustee, AmeriCredit Financial Services, Inc., as Servicer, Deutsche Bank AG, New York Branch, as an Indenture Administrative Agent, and JPMorgan Chase Bank, N.A., as an Indenture Administrative Agent, incorporated herein by reference to Exhibit 99.2. to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011.

10.17.2	Note Purchase Agreement, dated as of January 31, 2011, among GMF Leasing Warehouse Trust, as Issuer, AmeriCredit Financial Services, Inc., as Servicer, GMF Leasing LLC, as Seller, the Purchasers Parties thereto, Deutsche Bank AG, New York Branch, as an Administrative Agent, JPMorgan Chase Bank, N.A., as an Administrative Agent, the Agents Parties thereto and Wells Fargo Bank, National Association, as Trustee, incorporated herein by reference to Exhibit 99.3. to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011.

12.1(@)	Statement Re: Computation of Ratios

21.1(@)	Subsidiaries of General Motors Financial Company, Inc.

23.1(@)	Consent of Deloitte & Touche LLP

23.2**	Consent of Hunton & Williams LLP (contained in their opinion filed as Exhibit 5.1)

24.1**	Power of Attorney (included on the signature pages hereto)

25.1**	Statement of Eligibility of Trustee on Form T-1

99.1(@)	Form of Letter of Transmittal

(@)	Filed herewith.
**	Previously filed.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 9, 2011.

General Motors Financial Company, Inc.

By:	/s/ Chris A. Choate
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel E. Berce	Director, President and Chairman of the Board	December 9, 2011

/s/ Chris A. Choate Chris A. Choate	Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	December 9, 2011

* Daniel Ammann	Director	December 9, 2011

* Stephen J. Girsky	Director	December 9, 2011

By:	/s/ Chris A. Choate
Agent and Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 9, 2011.

AmeriCredit Financial Services, Inc.

By:	/s/ Chris A. Choate
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 9, 2011

/s/ Chris A. Choate Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	December 9, 2011

* J. Michael May	Director, Executive Vice President, Chief Legal Officer and Secretary	December 9, 2011

By:	/s/ Chris A. Choate
Agent and Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 21, 2010, among General Motors Holdings LLC, Goalie Texas Holdco Inc. and AmeriCredit Corp. and incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2010.

3.1	Articles of Incorporation of the Company, filed May 18, 1988, and Articles of Amendment to Articles of Incorporation, filed August 24, 1988, and incorporated herein by reference to Exhibit 3.1 to Registration Statement No. 33-31220 on Form S-1 filed with the Securities and Exchange Commission.

3.2	Amendment to Articles of Incorporation, filed October 18, 1989, and incorporated herein by reference to Exhibit 3.2 to Registration Statement No. 33-31220 on Form S-1 filed with the Securities and Exchange Commission.

3.3	Articles of Amendment to Articles of Incorporation of the Company, filed November 12, 1992, and incorporated herein by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1992, filed with the Securities and Exchange Commission.

3.4	Amended & Restated Bylaws of the Company incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010.

3.5	Amended and Restated Certificate of Formation of General Motors Financial Company, Inc. (formerly known as AmeriCredit Corp.) incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

4.1	Certificate of Merger merging Goalie Texas Holdco Inc. with and into AmeriCredit Corp. incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

4.2	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors party thereto, and HSBC Bank USA, National Association, entered into in connection with AmeriCredit’s $250,000,000 0.75% Convertible Senior Notes due 2011 incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

4.3	Supplemental Indenture, dated October 1, 2010, by and among AmeriCredit Corp., the guarantors and HSBC Bank USA, National Association, relating to the Company’s 0.75% Convertible Senior Notes due 2011 incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

4.3.1	Fundamental Change Company Notice and Notice of Conversion Procedure, dated October 21, 2010, relating to the Company’s 0.75% Convertible Senior Notes due 2011 incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2010.

4.4	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors party thereto, and HSBC Bank USA, National Association, entered into in connection with AmeriCredit’s $250,000,000 2.125% Convertible Senior Notes due 2013 incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

Exhibit No.	Description

4.5	Supplemental Indenture, dated October 1, 2010, by and among AmeriCredit Corp., the guarantors and HSBC Bank USA, National Association, relating to the Company’s 2.125% Convertible Senior Notes due 2013 incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

4.5.1	Fundamental Change Company Notice and Notice of Conversion Procedure, dated October 21, 2010, relating to the Company’s 2.125% Convertible Senior Notes due 2013 incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2010.

4.6	Indenture, dated June 1, 2011, between General Motors Financial Company, Inc., the guarantor named on the signature pages thereto and Deutsche Bank Trust Company Americas, as trustee, entered into in connection with the Company’s $500,000,000 6.75% Senior Notes due 2018 incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.

5.1**	Opinion of Hunton & Williams LLP

10.1	Employment Agreement, dated September 30, 2010, between the Company and Daniel E. Berce incorporated herein by reference to Exhibit 10.1 to the Current report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

10.2	Employment Agreement, dated September 30, 2010, between the Company and Chris A. Choate incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

10.3	Employment Agreement, dated September 30, 2010, between the Company and Steven P. Bowman incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

10.4	Employment Agreement, dated September 30, 2010, between the Company and Kyle R. Birch incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

10.5	Employment Agreement, dated September 30, 2010, between the Company and Brian S. Mock incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

10.6	Loan and Security Agreement, dated September 25, 2008, among AmeriCredit Class B Note Funding Trust, AmeriCredit Financial Services, Inc., AFS SenSub Corp., Wachovia Bank, National Association, Wachovia Capital Markets, LLC and Wells Fargo Bank, National Association incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2008.

10.8	Sale and Servicing Agreement, dated as of February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, AmeriCredit Funding Corp. XI, AmeriCredit Financial Services, Inc., Deutsche Bank AG, New York Branch and Wells Fargo Bank, NA incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2010.

10.8.1	Indenture, dated February 26, 2010, among AmeriCredit Syndicated warehouse Trust, Deutsche Bank AG, New York Branch and Wells Fargo Bank, NA incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2010.

Exhibit No.	Description

10.8.2	Note Purchase Agreement, dated February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, AmeriCredit Funding Corp. XI, AmeriCredit Financial Services, Inc., Deutsche Bank AG, New York Branch and Wells Fargo Bank, NA incorporated herein by reference to Exhibit 99.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2010.

10.8.3	First Supplemental Indenture, dated August 20, 2010, between AmeriCredit Syndicated Warehouse Trust and Wells Fargo Bank, NA, filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 27, 2010.

10.8.4	Amendment No. 1, dated August 20, 2010, to Sale and Servicing Agreement, dated February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, AmeriCredit Funding Corp. XI, AmeriCredit Financial Services, Inc., Deutsche Bank AG New York Branch and Wells Fargo Bank, NA, filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 27, 2010.

10.12	Security Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank incorporated herein by reference to Exhibit 99.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

10.12.1	Servicing and Custodian Agreement dated as of October 3, 2006, among AmeriCredit Financial Services, Inc., AmeriCredit MTN Receivables Trust V and Wells Fargo Bank incorporated herein by reference to Exhibit 99.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

10.12.2	Master Receivables Purchase Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank incorporated herein by reference to Exhibit 99.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

10.12.3	Insurance Agreement dated as of October 3, 2006, among MBIA Insurance Corporation, AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank incorporated herein by reference to Exhibit 99.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

10.12.4	Note Purchase Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., Meridian Funding Company, LLC and MBIA Insurance Corporation incorporated herein by reference to Exhibit 99.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed with the Securities and Exchange Commission.

10.12.5	Omnibus Amendment No. 1, dated March 5, 2009, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial services, Inc., AmeriCredit MTN Corp. V, MBIA Insurance Corporation, Meridian Funding Company, LLC, Wilmington Trust Company and Wells Fargo Bank, National Association incorporated herein by reference to Exhibit 99.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2009.

10.13	Note Purchase Agreement, dated November 24, 2008, among AmeriCredit Corp., AmeriCredit Financial Services, Inc, AmeriCredit SenSub Corp. and Fairholme Funds, Inc. incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2008.

Exhibit No.	Description

10.14.1	Limited Guaranty, dated November 24, 2008, issued by AmeriCredit Corp. to Wells Fargo Bank, National Association incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2008.

10.14.2	Registration Rights Agreement, dated November 26, 2008, among AmeriCredit Corp., AmeriCredit Financial Services, Inc, AmeriCredit SenSub Corp. and Fairholme Funds, Inc. incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2008.

10.15	Registration Rights Agreement, dated June 1, 2011, between General Motors Financial Company, Inc., the guarantor named on the signature pages thereto, Deutsche Bank Securities Inc. and J. P. Morgan Securities LLC incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.

10.16	2011-A Servicing Supplement, dated as of July 15, 2011, among GM Financial Canada Leasing Ltd., as the Company, FinanciaLinx Corporation, as Servicer, GMF Canada Leasing Trust, as Issuer, Deutsche Bank, AG, Canada branch, as an Administrative Agent, and BMO Nesbitt Burns, Inc., as an Administrative Agent, incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.

10.16.1	Series 2011-A Indenture Supplement, dated as of July 15, 2011, between ComputerShare Trust Company of Canada, acting not in its individual capacity but solely in its capacity as trustee of GMF Canada Leasing Trust, BNY Trust Company of Canada, as Indenture Trustee, Deutsche Bank AG, Canada Branch, as an Administrative Agent, and BMO Nesbitt Burns Inc., as an Administrative Agent, incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.

10.16.2	Note Purchase Agreement, dated as of July 15, 2011, among GMF Canada Leasing Trust, as Issuer, FinanciaLinx Corporation, as Servicer, GM Financial Canada Leasing Ltd., as Borrower, the Purchasers Parties thereto, the Agents Parties thereto, Deutsche Bank AG, Canada Branch, as an Administrative Agent, BMO Nesbitt Burns Inc., as an Administrative Agent and BNY Trust Company, as Indenture Trustee, incorporated herein by reference to Exhibit 99.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.

10.17	2011-A Servicing Supplement, dated as of January 31, 2011, among ACAR Leasing Ltd., AmeriCredit Financial Services, Inc., as Servicer, APGO Trust, as Settlor, and Wells Fargo Bank, National Association, as Backup Servicer, Collateral Agent and Indenture Trustee, incorporated herein by reference to Exhibit 99.1. to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011.

10.17.1	Indenture, dated as of January 31, 2011, by and between GMF Leasing Warehouse Trust, as Issuer, Wells Fargo Bank, National Association, as Indenture Trustee, AmeriCredit Financial Services, Inc., as Servicer, Deutsche Bank AG, New York Branch, as an Indenture Administrative Agent, and JPMorgan Chase Bank, N.A., as an Indenture Administrative Agent, incorporated herein by reference to Exhibit 99.2. to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011.

10.17.2	Note Purchase Agreement, dated as of January 31, 2011, among GMF Leasing Warehouse Trust, as Issuer, AmeriCredit Financial Services, Inc., as Servicer, GMF Leasing LLC, as Seller, the Purchasers Parties thereto, Deutsche Bank AG, New York Branch, as an Administrative Agent, JPMorgan Chase Bank, N.A., as an Administrative Agent, the Agents Parties thereto and Wells Fargo Bank, National Association, as Trustee, incorporated herein by reference to Exhibit 99.3. to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011.

Exhibit No.	Description

12.1(@)	Statement Re: Computation of Ratios

21.1(@)	Subsidiaries of General Motors Financial Company, Inc.

23.1(@)	Consent of Deloitte & Touche LLP

23.2**	Consent of Hunton & Williams LLP (contained in their opinion filed as Exhibit 5.1)

24.1**	Power of Attorney (included on the signature pages hereto)

25.1**	Statement of Eligibility of Trustee on Form T-1

99.1(@)	Form of Letter of Transmittal

(@)	Filed herewith.
**	Previously filed.